As filed with the Securities and Exchange Commission on August 2, 1999


                                                      Registration No. 333-75585
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              -------------------

                           PENN LAUREL FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)


          Pennsylvania                        6711                        25-1525451
-------------------------------    ----------------------------     --------------------
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)     Classification Code Number)      Identification No.)

                                                       Larry W. Brubaker, President
         PENN LAUREL FINANCIAL CORP.                    PENN LAUREL FINANCIAL CORP.
              434 State Street                               434 State Street
      Curwensville, Pennsylvania 16833               Curwensville, Pennsylvania 16833
               (814) 236-2550                                  (814) 236-2552
--------------------------------------------      ---------------------------------------------
 (Address, including ZIP Code, and telephone      (Address, including ZIP Code, and telephone
number, including area code, of registrant's      number, including area code, of registrant's
        principal executive offices)                     principal executive offices)

              With a Copy to:                                    With a Copy to:
       Nicholas Bybel, Jr., Esquire                        William T. Harvey, Esquire
           SHUMAKER WILLIAMS, P.C.                           TUCKER ARENSBERG, P.C.
               P.O. Box 88                                     1500 One PPG Place
      Harrisburg, Pennsylvania 17108                      Pittsburgh, Pennsylvania 15222
              (717) 763-1121                                     (412) 594-5550
-------------------------------------------       --------------------------------------------

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____


                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
    Title of Each Class             Amount              Proposed Maximum          Proposed Maximum           Amount of
     of Securities to                to be               Offering Price              Aggregate             Registration
      be Registered               Registered                                       Offering Price             Fee (2)
                                  Per Share
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$5.00 per share                     559,505                  $62.50(1)               $34,969,062.50            $9,721.40
-------------------------------------------------------------------------------------------------------------------------


(1)  Shares to be issued in the merger computed in accordance with Rule 457
     (f)(1), solely for the purpose of calculating the registration fee, at March 29, 1999, the latest practicable date prior to the date of filing of this Registration Statement.

(2)  Fee paid prior to original filing on April 2, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

================================================================================

Proxy Statement/Prospectus


                           PENN LAUREL FINANCIAL CORP.
                                 PROXY STATEMENT
                                       AND
                                 PROSPECTUS FOR
                           559,505 SHARES COMMON STOCK
                              TRADING SYMBOL: PELA


                         CLEARFIELD BANK & TRUST COMPANY
                                 PROXY STATEMENT


We provide this proxy statement/prospectus to you in connection with the solicitation of proxies to be used at a special meeting of shareholders of each of Clearfield Bank & Trust Company and Penn Laurel Financial Corp. to be held on September 8, 1999, where shareholders will vote on the merger of CSB Bank, a subsidiary of Penn Laurel Financial Corp., into Clearfield Bank & Trust Company.

If the merger takes place, shareholders of Clearfield will have the right to receive 0.97 shares of common stock of Penn Laurel for each share of Clearfield common stock they own. On July 28, 1999, the closing sale price of Penn Laurel common stock was $52.00, making the trading value of .97 shares of Penn Laurel common stock equal to $50.44 on that date.


Penn Laurel common stock is traded on a very limited basis in the over-the-counter market and is quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The shares of Penn Laurel common stock offered in this proxy statement/ prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.



         The date of this proxy statement/prospectus is August 2, 1999.

We have not authorized any person to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, you should not rely on any such information or representation as being authorized by management of Clearfield or Penn Laurel. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS


SUMMARY  .................................................................................
         The Meetings.....................................................................
         Clearfield Bank & Trust Company..................................................
         Penn Laurel Financial Corp.......................................................
         The Merger.......................................................................
         Material Conditions to the Merger................................................
         Comparison of Shareholder Rights.................................................
         Federal Income Tax Consequences of the Merger....................................
         Accounting Treatment.............................................................
         Dissenters' Rights...............................................................
         Required Vote....................................................................
         Regulatory Approvals.............................................................
         Management and Operations Following the Merger...................................
         Adjournment of the Meeting.......................................................
         Opinion of Financial Advisors....................................................
         Recommendation of the Board of Directors.........................................

FORWARD LOOKING STATEMENTS................................................................

COMPARATIVE PER SHARE DATA................................................................
         General  ........................................................................
         Market Value of Securities.......................................................
         Pro Forma Per Share Information..................................................

SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION.........................................

THE MEETINGS..............................................................................
         General  ........................................................................
         Voting, Revocation and Solicitation of Proxies...................................
         Voting Securities and Securities Ownership.......................................
         Interests of Certain Persons in the Merger.......................................

APPROVAL OF THE MERGER....................................................................
         Background of the Merger, Reasons and Recommendation
           of the Boards of Directors.....................................................
         Clearfield Background............................................................
         Penn Laurel Background...........................................................
         Reasons for the Merger as Determined by Both Boards of Directors.................
         Preliminary Discussions..........................................................
         The Boards' Determination About the Merger.......................................

OPINION OF FINANCIAL ADVISORS.............................................................

         General..........................................................................
         Ryan, Beck's Initial Analysis....................................................
         Analysis of Historical Results...................................................
         Detailed Comparison of Clearfield and Penn Laurel................................
         Market Share Analysis............................................................
         Determination of the Exchange Ratio..............................................
         Exchange Ratio of 0.94 to 0.99 Shares for 1.00...................................
         Potential Cost Savings...........................................................
         Clearfield Opinion of Financial Advisor..........................................

INFORMATION ABOUT THE MERGER..............................................................
         Penn Laurel Opinion of Financial Advisor.........................................
         Dissenters' Rights...............................................................
         Terms of the Merger..............................................................
         Business Pending the Merger......................................................
         Conditions, Amendment and Termination............................................
         Effective Date...................................................................
         Management and Operations Following the Merger...................................
         Estimates of Future Operations...................................................
         Federal Income Tax Consequences..................................................
         Investment Agreement.............................................................
         Accounting Treatment.............................................................
         Restriction on Resale of Stock Held By Affiliates................................

COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS....................
         No Established Market for Shares.................................................
         Common Stock of Clearfield.......................................................
         Common Stock of Penn Laurel......................................................

INFORMATION CONCERNING CLEARFIELD BANK & TRUST COMPANY....................................
         Information Concerning Clearfield................................................
         Description of Business and Property.............................................
         Employees........................................................................
         Legal Proceedings................................................................
         Dividends........................................................................
         Information about Beneficial Ownership of Significant Shareholders, Directors
           and Executive Officers.........................................................
         Executive Compensation...........................................................
         Defined Benefit Pension Plan.....................................................
         Profit Sharing Plan..............................................................
         Director Compensation............................................................
         Loans    ........................................................................
         Description of Clearfield Common Stock...........................................
         Liquidation......................................................................
         Anti-takeover Provisions.........................................................

         Indemnification..................................................................
INFORMATION CONCERNING PENN LAUREL FINANCIAL CORP.........................................
         Information Concerning Penn Laurel...............................................
         Description of Business and Property.............................................
         Employees........................................................................
         Legal Proceedings................................................................
         Dividends........................................................................
         Information about Beneficial Ownership of Significant Shareholders, Directors
           and Executive Officers.........................................................
         Executive Compensation...........................................................
         KSOP Plan........................................................................
         Employment Contracts.............................................................
         Executive Supplemental Income Agreement..........................................
         Compensation of Directors........................................................
         Directors' Deferred Compensation Plan............................................
         Loans.............................................................................
         Description of Penn Laurel Common Stock..........................................
         Liquidation......................................................................
         Anti-takeover Provisions.........................................................
         Indemnification..................................................................

COMPARISON OF SHAREHOLDER RIGHTS..........................................................

YEAR 2000 ISSUES..........................................................................
         Clearfield.......................................................................
         Penn Laurel......................................................................
         Readiness Efforts................................................................
         Current Status..................................................................
         Costs...........................................................................
         Risk Assessment.................................................................
         Contingency Plan................................................................

CLEARFIELD BANK & TRUST COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
  OPERATIONS AND FINANCIAL CONDITION.....................................................
         Balance Sheet Analysis..........................................................
         Investment Securities...........................................................
         Interest Rate Risk..............................................................
         Loans    .......................................................................
         Allowance for Possible Loan Losses..............................................
         Premises and Equipment..........................................................
         Deposits .......................................................................
         Capital  .......................................................................
         Results of Operations...........................................................
         Net Interest Income.............................................................
         Provision for Loan Losses.......................................................
         Other Income....................................................................
         Other Operating Expenses........................................................
         Income Tax......................................................................

PENN LAUREL FINANCIAL CORP. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
  OPERATIONS AND FINANCIAL CONDITION.....................................................
         Balance Sheet Analysis..........................................................
         Investment Securities...........................................................
         Interest Rate Sensitivity.......................................................
         Loans...........................................................................
         Allowance for Possible Loan Losses..............................................
         Deposits .......................................................................
         Capital  .......................................................................
         Results of Operations...........................................................
         Net Interest Income.............................................................
         Provision for Loan Losses.......................................................
         Other Income....................................................................
         Other Operating Expenses........................................................

ADJOURNMENT OF THE MEETING...............................................................

EXPERTS  ................................................................................

LEGAL OPINIONS...........................................................................

OTHER MATTERS............................................................................

AVAILABLE INFORMATION....................................................................



CLEARFIELD BANK & TRUST COMPANY--INDEX TO FINANCIAL STATEMENTS
AND SUPPLEMENTARY FINANCIAL INFORMATION

PENN LAUREL FINANCIAL CORP.--INDEX TO FINANCIAL STATEMENTS
AND SUPPLEMENTARY FINANCIAL INFORMATION

ANNEXES
Annex A-Agreement and Plan of Reorganization.
Annex B-Ryan, Beck & Co., Inc. Fairness Opinion.
Annex C-Garland McPherson & Associates, Inc. Fairness Opinion.
Annex D-Statutes Regarding Dissenters' Rights.
Annex E-Restated Articles of Incorporation of Penn Laurel Financial Corp.
Annex F-Amended and Restated Bylaws of Penn Laurel Financial Corp.
Annex G-Tax Opinion of Shumaker Williams, P.C.

                                     SUMMARY

     This summary of the transaction does not contain all of the information in the proxy statement/prospectus. It is a summary of the most significant aspects of the merger transaction. The remainder of the proxy statement/prospectus and the attached Annexes contain more detailed information about the merger. We urge you to read the entire proxy statement/prospectus, including the Annexes, in order to fully understand the merger transaction.

The Meetings


     Clearfield Bank & Trust Company. The Board of Directors of Clearfield has called a special meeting of shareholders for Wednesday, September 8, 1999, at 1:00 p.m. at The Knights of Columbus, 512 Arnold Avenue, Clearfield, Pennsylvania 16830. Only shareholders whose ownership appears on the records of Clearfield at the close of business on Wednesday, July 28, 1999, will be able to attend and vote at the meeting. The main purpose of the meeting is to vote on the merger of CSB Bank, a subsidiary of Penn Laurel with and into Clearfield. If we complete the merger, shareholders of Clearfield will receive 0.97 shares of Penn Laurel common stock in exchange for each share of Clearfield common stock they hold.

     Penn Laurel Financial Corp. The Board of Directors of Penn Laurel has called a special meeting of shareholders for Wednesday, September 8, 1999, at 9 a.m. at 434 State Street, Curwensville, Pennsylvania 16833. Only shareholders whose ownership appears on the records of Penn Laurel at the close of business on Wednesday, July 28, 1999, will be able to attend and vote at the meeting. The main purpose of the meeting is to vote on the merger of CSB Bank, a subsidiary of Penn Laurel, with and into Clearfield.


Clearfield Bank & Trust Company

     Clearfield is a Pennsylvania chartered bank and trust company. Clearfield was chartered on December 17, 1901, and is headquartered in Clearfield, Pennsylvania. The bank conducts business through 6 offices. The offices are located in Clearfield County, Pennsylvania. The bank's deposits are insured by the FDIC. As a full-service commercial bank, the bank offers checking, savings and time deposits and commercial, consumer and mortgage loans. The bank's executive offices are located at 11 North Second Street, Clearfield, Pennsylvania 16830, and the telephone number is (814) 765-7551. As of March 31, 1999, the bank had total assets of approximately $183.4 million, total deposits of approximately $161.6 million and shareholders' equity of approximately $20.4 million.

Penn Laurel Financial Corp.

     Penn Laurel is a Pennsylvania business corporation and a registered bank holding company. Its principal offices are located at 434 State Street, Curwensville, Pennsylvania 16833. Penn Laurel was incorporated on May 30, 1986. Penn Laurel, through CSB Bank, its subsidiary, engages in general commercial and retail banking services. CSB Bank operates 5 banking offices in Clearfield County, Pennsylvania. The bank's principal office is located at 434 State Street, Clearfield, Pennsylvania 16833, and the telephone number is (814) 236-2550. As of March 31, 1999, Penn Laurel had consolidated total assets of approximately $134.9 million, total deposits of approximately $114.4 million and shareholders' equity of $14.8 million.

The Merger

     The proposed merger provides that CSB Bank will merge into Clearfield. CSB Bank will cease to exist when the merger is complete. Clearfield will continue operations after the merger, as a subsidiary of Penn Laurel. In addition, Clearfield will change its name to "Penn Laurel Bank & Trust Company." The location of its principal office will remain at 11 North Second Street, Clearfield, Pennsylvania 16830. Shareholders of Penn Laurel will continue to own Penn Laurel common stock after the merger. Penn Laurel will hold all the outstanding shares of the combined banks. Shareholders of Clearfield will receive 0.97 shares of Penn Laurel common stock in exchange for each share of Clearfield common stock they hold, and become shareholders of Penn Laurel.

     Clearfield shareholders will not receive any fractional shares of Penn Laurel common stock in the merger. Instead, Penn Laurel will issue a cash payment for any fractional share of Penn Laurel common stock that a shareholder would be entitled to receive in the merger.

     Penn Laurel should issue approximately 559,505 shares of Penn Laurel common stock in this transaction. When the merger is complete, the former Clearfield shareholders will hold approximately 61.03% of all outstanding Penn Laurel common stock and the current Penn Laurel shareholders will hold approximately 38.97% of the combined entity.

     We attach a copy of the agreement as Annex A to this proxy statement/ prospectus. Please read the agreement carefully.

Material Conditions to the Merger

     The merger is subject to various conditions, including, among others:

     o   approval by Clearfield's shareholders;

     o   approval by Penn Laurel's shareholders; and

     o   approval by certain banking regulatory agencies.


     There are other conditions to the transaction contained in the agreement. These conditions include that the merger qualify for a certain type of accounting treatment. In the event that more than 10% of the outstanding shares of Clearfield exercise dissenters' rights, the accounting condition will not be met. If this occurs, the merger will not be completed. See "APPROVAL OF THE MERGER--Accounting Treatment."

     Penn Laurel and Clearfield may agree to amend the agreement. After the shareholders vote, no amendment can affect the number of shares to be received by Clearfield shareholders without the shareholders' approval. The agreement will terminate on October 31, 1999, unless extended by the mutual agreement of the parties. See "APPROVAL OF THE MERGER -- Business Pending the Merger."

Comparison of Shareholder Rights

     On the day the merger is completed, the shareholders of Clearfield will become shareholders of Penn Laurel. Clearfield is a Pennsylvania chartered bank and trust company. Penn Laurel is a Pennsylvania business corporation. After the merger is completed, the rights of former shareholders of Clearfield will be governed by Pennsylvania corporate law as well as the articles of incorporation and bylaws of Penn Laurel. Differences exist in the rights of the shareholders of Clearfield and of Penn Laurel. These differences are due, in part, to the differences in the articles of incorporation and bylaws of Clearfield and the articles of incorporation and bylaws of Penn Laurel, as well as to the differences in Pennsylvania corporate law and Pennsylvania banking law.

     Some of the material differences between the rights of the shareholders of Clearfield and of shareholders of Penn Laurel are:

     o Penn Laurel has 2,500,000 authorized shares -- Clearfield has 617,600;
       and

     o Mergers require approval of 66 2/3% of the outstanding shares at Clearfield and 75% at Penn Laurel.

     See "COMPARISON OF SHAREHOLDER RIGHTS" for disclosure of the material differences in shareholder rights.

Federal Income Tax Consequences of the Merger


     Clearfield and Penn Laurel structured the transaction to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. Under the Internal Revenue Code, Clearfield shareholders will not recognize taxable gain or loss upon the receipt of Penn Laurel common stock in exchange for Clearfield common stock. Clearfield shareholders who receive cash for fractional shares of Penn Laurel common stock will recognize taxable gain or loss, based upon the amount of cash received. Clearfield shareholders who exercise dissenters' rights also will recognize taxable gain or loss based on the difference between the amount of cash received by the shareholders in exercise of dissenters' rights and the adjusted tax basis of the shares as to which dissenters' rights are exercised. Shumaker Williams, P. C. will provide an opinion, on the date of the merger, confirming these and certain other federal income tax consequences of the merger. In addition, Shumaker Williams has issued a tax opinion, dated the date of this proxy statement/prospectus, which is attached for your review as Annex G. You should consult with your own tax advisers regarding the tax consequences of the merger that apply to your particular circumstances. See, "APPROVAL OF THE MERGER -- Federal Income Tax Consequences."


Accounting Treatment

     Clearfield and Penn Laurel intend to account for the transaction as a pooling of interests for financial reporting purposes. This means that we will treat the companies as if they had always been combined for accounting and financial reporting purposes.

Dissenters' Rights

     The Pennsylvania Banking Code of 1965 and the Pennsylvania Business Corporation Law of 1988 provide Clearfield and Penn Laurel shareholders with the right to dissent from the merger and to demand and receive the "fair value" of their shares of stock rather than enter into the merger. In order to assert these dissenters' rights, shareholders must:

     o file a written notice of intent to dissent with Clearfield or Penn Laurel prior to the shareholder vote at the meeting;

     o  not vote in favor of the merger;

     o file a written demand for payment and deposit the stock certificates that represent their shares as requested by the notice to demand payment that will be sent by Clearfield or Penn Laurel; and

     o  comply with other statutory procedures set forth in Pennsylvania law.

If you sign and return your proxy without voting instructions, your proxy will be voted in favor of the merger and you will lose any dissenters' rights that you may have as a result of the merger. A copy of the applicable sections of the Pennsylvania Banking Code and the Pennsylvania Business Corporation Law are attached to this proxy statement/prospectus as Annex C. If you do not follow the procedures set forth in the statutory provisions of the Pennsylvania law, you may lose your dissenters' rights with respect to the merger. We urge you to read carefully "APPROVAL OF THE MERGER -- Dissenters' Rights" and Annex C to this proxy statement/prospectus.

Required Vote


     In order for the merger to occur, the shareholders of each of Clearfield and of Penn Laurel must approve the agreement. By approving the agreement, shareholders are approving the merger. Approval of the merger requires the affirmative vote of at least 66 2/3% of the outstanding Clearfield common stock and 75% of the outstanding Penn Laurel common stock. On July 28, 1999, the directors and officers of Clearfield and persons or entities that they control own 100,519 shares of Clearfield common stock, or 17.43% of the outstanding shares, and the directors and officers of Penn Laurel and persons or entities that they control own 64,482 shares of Penn Laurel common stock, or 18.05% of the outstanding shares.

     The Directors of Clearfield and of Penn Laurel each entered into agreements to vote the shares they own "FOR" the merger. However, the agreements do not include shares owned by others that may be included in the beneficial ownership tables on pages 76 and 84, below. Each company expects its directors and officers to vote "FOR" approval of the merger.

     Each share entitled to vote at the meetings is entitled to one vote. At least a majority of the total number of shares of Clearfield common stock outstanding as of July 28, 1999, will be necessary to have a quorum at the Clearfield meeting. At least a majority of the total number of shares of Penn Laurel common stock outstanding as of July 28, 1999, will be necessary to have a quorum at the Penn Laurel meeting. A quorum is necessary so that actions taken at the meeting are valid. In addition to voting to approve the merger, you may also be asked to vote on other matters that may properly come before the meetings or any adjournments of the meetings.


Regulatory Approvals

     The parties must file applications or notices to approve the merger with certain banking regulatory agencies. These agencies are the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

Management and Operations Following the Merger


     The agreement states that, following the merger, the Board of Directors of Penn Laurel and Penn Laurel Bank & Trust will consist of all people who were members of the Boards of Directors of Penn Laurel or Clearfield on December 31, 1998, and Wesley M. Weymers. One director from each board, however, chose not to continue as a director of his respective company after the 1999 Annual Meeting of Shareholders and, therefore, will not to be on the board of Penn Laurel or Penn Laurel Bank & Trust. In addition, Sherwood C. Moody, President, Chief Executive Officer and a director of Clearfield, resigned, effective June 25, 1999, to become President and Chief Executive Officer of a banking institution in Maine, and will not be on the Boards of Penn Laurel or Penn Laurel Bank & Trust. The rest of the persons, who were directors on December 31, 1998, will serve until their successor's are elected and assume office. In addition, Clearfield's Board of Directors appointed William E. Wood, who has replaced Mr. Moody as President and Chief Executive Officer of Clearfield, to serve the remainder of Mr. Moody's term on the Board of Directors. In order for Penn Laurel Bank & Trust to accommodate 22 persons on its Board of Directors, management intends to amend the articles of incorporation to increase the permissible size of the Board of Directors to 25 on the day of merger. In addition, Penn Laurel will amend its bylaws where appropriate to accommodate the new board members.


         The following table lists the members of the boards following the merger:

                               Board of Directors
                    Penn Laurel and Penn Laurel Bank & Trust
                                 George L. Beard
                               William L. Bertram
                                Larry W. Brubaker
                                D. Stephen Butler
                                 Robert W. Dotts
                                Donald R. Fezell
                                  Guy A. Graham
                                  Craig L. Hile
                              Frank J. Hoffman, Jr.
                             Barbara J. Hugney-Shope
                              Robert M. Kurtz, Jr.
                                 Joseph P. Leyo
                              Richard L. Lininnger
                                Michael R. Lytle
                               Laurance B. Seaman
                                 Joseph A. Shaw
                               Darrell G. Spencer
                                  Ray S. Walker
                                Wesley M. Weymers
                              Richard A. Wilkinson
                                 William E. Wood
                             H. Rembrandt Woolridge

         After the merger, the following people will hold the following offices at Penn Laurel and at Penn Laurel Bank & Trust:


     William L. Bertram      Chairman of the Board of Directors of Penn Laurel
                             and of Penn Laurel Bank & Trust
     Larry W. Brubaker       President and Chief Executive Officer of Penn
                             Laurel and Penn Laurel Bank & Trust

     Wesley M. Weymers       Executive Vice President of Penn Laurel and Penn
                             Laurel Bank & Trust
     William E.  Wood        Executive Vice President of Penn Laurel and
                             Penn Laurel Bank & Trust


Messrs. Brubaker, Wood and Weymers entered into employment agreements in connection with the transaction. Mr. Bertram has entered into a consulting agreement in connection with the transaction. For a description of these contracts, see "APPROVAL OF THE MERGER -- Interests of Certain Persons in the Merger and -- Management and Operations Following the Merger."

Adjournment of the Meeting

     If not enough votes are present to approve the merger, at either meeting, the Boards of Directors intend to postpone or adjourn the meeting to a later date to obtain additional affirmative votes. The affirmative vote of a majority of the outstanding shares, present in person or by proxy, is required to approve an adjournment of the Clearfield meeting or of the Penn Laurel meeting. The Board of Directors of each of Clearfield and Penn Laurel recommends that shareholders vote "FOR" the proposal to adjourn the meeting, if necessary, to permit additional votes to be obtained to approve the agreement.

Opinion of Financial Advisors

     Clearfield. The Clearfield Board of Directors asked Ryan, Beck & Co., Inc., its investment banking firm located at 220 South Orange Avenue, Livingston, New Jersey 07039, to provide investment banking services in regard to the merger. These services included providing a fairness opinion that the exchange ratio is "fair" to Clearfield shareholders, from a financial point of view. In providing its opinion dated December 31, 1998, Ryan, Beck did not approve or disapprove the financial or other terms of the merger. In writing its opinion, Ryan, Beck considered various factors, including Clearfield and Penn Laurel's operating results, current financial condition and perceived future prospects. Ryan, Beck has updated its opinion to the day of this proxy statement/prospectus. We recommend that you read the updated Ryan, Beck opinion, which is attached to this proxy statement/prospectus as Annex B. You should read the opinion in its entirety and pay particular attention to the assumptions made and other matters considered by Ryan, Beck in rendering its opinion. See "APPROVAL OF THE
MERGER -- Opinion of Financial Advisors."

     Penn Laurel. The Penn Laurel Board of Directors asked Garland McPherson & Associates, Inc., its investment banking firm located at 1122 Kenilworth Drive, Suite 508, Baltimore, Maryland 21204-2188, to provide investment banking services in regard to the merger. These services included providing a fairness opinion, dated December 30, 1998, and updated to the day of this proxy statement/prospectus, that the value of the Penn Laurel common stock to be paid by the company to the Clearfield shareholders in the merger is fair, from a financial point of view. Garland McPherson did not approve or disapprove the financial or other terms of the merger. In writing its opinion Garland McPherson considered various factors, including Penn Laurel and Clearfield's operating results, current financial condition and perceived future prospects. We recommend that you read the updated Garland McPherson opinion, which is attached to this proxy statement/prospectus as Annex
C. You should read the opinion in its entirety and pay particular attention to the assumptions made and other matters considered by Garland McPherson in rendering its opinion. See "APPROVAL OF THE MERGER -- Opinion of Financial Advisors."

Recommendation of the Board of Directors

     The Clearfield Board of Directors believes that the merger is in the best interests of its shareholders and recommends that the shareholders vote "FOR" approval of the merger.

     The Penn Laurel Board of Directors believes that the merger is in the best interests of its shareholders and recommends that the shareholders vote "FOR" approval of the merger.

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements including statements regarding intent, belief or current expectations about matters (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) that may or may not occur in the future. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include:

     o the risk that projected trends for the continued growth of the business of Penn Laurel and Clearfield will not occur;

     o the risk that the combined companies will not realize anticipated revenues, profitability and cost savings; and

     o  other risks and uncertainties.

If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, actual results, performance or achievements for the companies in 1999 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.


                           COMPARATIVE PER SHARE DATA

General

     The following tables show per share financial information for Clearfield and Penn Laurel individually, on an historical basis, and together on a pro forma basis, for the last five years and for the first quarter of 1999 and of 1998. You should read this information in conjunction with the historical financial statements and related notes attached to this proxy statement/ prospectus. The pro forma information assumes that Clearfield and Penn Laurel had always been combined for accounting and financial reporting purposes throughout the periods presented. The Penn Laurel pro forma information gives effect to the merger, accounted for as a pooling of interests, assuming that .97 shares of Penn Laurel common stock were issued for each outstanding share of Clearfield common stock. Clearfield equivalent share amounts are calculated by multiplying the pro forma basic and diluted earnings per share, historical per share dividend and historical shareholders' equity by the exchange ratio of .97 shares of Penn Laurel common stock so that the per share amounts equate to the respective values for one share of Clearfield common stock. The combined pro forma per share equivalent information is based on average shares outstanding during the period, except for book value per share, which is based on period end shares outstanding.

     The information shows how a share of stock that you had would have participated in the income from continuing operations, cash dividends and book value if the merger had been completed. You should not rely on the pro forma information as being indicative of the historical results that Clearfield and Penn Laurel would have had if they had been combined or the future results that they will experience after the merger. The pro forma information does not include any expense savings anticipated as a result of the merger or any one time merger related expenses.




                         SELECTED HISTORICAL, PRO FORMA
                     COMBINED AND EQUIVALENT PER SHARE DATA



                                       As of and for
                                     the Three Months
                                      Ended March 31,                    As of and for the Years Ended December 31,
                                    ------------------     ---------------------------------------------------------------
                                        (unaudited)
                                     1999        1998       1998         1997          1996          1995          1994
                                    ------      ------     ------       ------       -------        -------       -------
                                                                                                                    ?
Penn Laurel Financial Corp.
Historical Per Common
Share:
         Average Shares
         Outstanding:
            Basic                  357,259     345,735    346,048       345,932      346,915        346,915       346,915
            Diluted                357,259     345,735    346,048       345,932      346,915        346,915       346,915
         Book Value                 $41.36      $39.42     $41.20        $38.80       $33.21         $30.89        $26.83
         Cash Dividends                .30         .29       1.32          1.26         1.05            .95           .90
         Net Income
            Basic                     1.04        1.94       3.70          3.82         3.16           2.98          2.62
            Diluted                   1.04        1.94       3.70          3.82         3.16           2.98          2.62

Clearfield, Penn Laurel
Combined Pro Forma
Equivalent
Per Common Share:
         Average Shares
         Outstanding:
            Basic                  916,764     905,240    905,553       905,437      906,420        906,420       906,420
            Diluted                916,764     905,240    905,553       905,437      906,420        906,420       906,420
         Book Value                 $38.37      $36.56     $38.23        $36.11       $32.75         $31.24        $27.22
         Cash Dividends                .30         .29       1.32          1.26         1.05            .95           .90
         Net Income
            Basic                      .87        1.16       3.54          3.44         3.18           3.02          2.96
            Diluted                    .87        1.16       3.54          3.44         3.18           3.02          2.96

                         SELECTED HISTORICAL, PRO FORMA
                     COMBINED AND EQUIVALENT PER SHARE DATA


                                      As of and for
                                    the Three Months
                                     Ended March 31,                    As of and for the Years Ended December 31,
                                     -------------------     ----------------------------------------------------------------
                                        (unaudited)
                                      1999        1998         1998           1997          1996           1995          1994
                                     ------      -------     -------        -------       -------        ------        -------
Clearfield Bank & Trust
Company
Historical Per Common Share:
     Average Shares
     Outstanding:
          Basic                      576,809     576,809     576,809        576,809       576,809        576,809       576,809
          Diluted                    576,809     576,809     576,809        576,809       576,809        576,809       576,809
     Book Value                       $35.37      $33.75      $35.30         $33.42        $31.49         $30.51        $26.64
     Cash Dividends                      .31         .31        1.64           1.60          1.56           1.51          1.45
     Net Income
          Basic                          .74         .66        3.33           3.10          3.09           2.96          3.08
          Diluted                        .74         .66        3.33           3.10          3.09           2.96          3.08

Combined Pro Forma
Equivalent Per Common Share
of Clearfield:
     Book Value                       $37.32      $35.46      $37.08         $35.03        $31.77         $30.30        $26.40
     Cash Dividends                      .29         .28        1.28           1.22          1.02            .92           .87
     Net Income
          Basic                          .84        1.13        3.43           3.33          3.08           2.93          2.87
          Diluted                        .84        1.13        3.43           3.33          3.08           2.93          2.87


Market Value of Securities


     Based in part on the advise of their financial advisors, the managements of Clearfield and of Penn Laurel believe that, because of the limited trades in each company's common stock, the trading values of the companies' shares may not be indicative of fair value. The last reported sale of Clearfield common stock before public announcement of the agreement and related merger was a trade of 400 shares at $55.50 per share on December 9, 1998. The last reported sale of Clearfield common stock, prior to July 28, 1999, as reported to Clearfield management, was 400 shares at $49.00 per share on July 26, 1999.

     The last reported sale of Penn Laurel common stock before public announcement of the agreement and related merger was a trade of 100 shares at $46.25 per share on December 7, 1998. The last reported sale of Penn Laurel common stock, prior to July 28, 1999, as reported to Penn Laurel management, was 200 shares at $52.00 per share on July 19, 1999.

Pro Forma Price Per Share Information

     Both the Penn Laurel common stock and the Clearfield common stock have historically traded on a very limited basis in the over-the-counter market and are quoted, and transactions are reported, on the OTC Bulletin Board and in privately negotiated transactions. Consequently, the stock prices may not reflect fair market value.

     On December 30, 1998, the last trading date before public announcement of the agreement and related merger, the per share closing bid and asked quotations for Clearfield common stock were $54.00 and $55.50 as reported by the OTC Bulletin Board and the per share closing bid and asked quotations for Penn Laurel common stock were $45.25 and $46.25, as reported by the OTC Bulletin Board. On July 28, 1999, the closing sale price of Penn Laurel common stock was $52.00, making the value of .97 shares of Penn Laurel common stock equal to $50.44, if the merger had taken place on that date.


     The pro forma equivalent price per share of common stock for each company for December 30, 1998 (the day before the merger) has been calculated as if:

     o  the merger had taken place on December 30; and

     o  shares of Clearfield common stock were exchanged for Penn
        Laurel common stock at a rate of one share of Clearfield stock for .97 shares of Penn Laurel common stock.


     The pro forma equivalent per share closing bid and asked quotations for December 30, 1998, for each share of Clearfield common stock are $52.38 and $53.84.

     The pro forma equivalent per share closing bid and asked quotations for Clearfield and Penn Laurel on December 30, 1998, are in the table, below.



                            Comparative Stock Prices
                                December 30, 1998


                                                                                 Pro Forma
                                              Historical Price                Equivalent Price
                                                 Per Share                       Per Share
                                              ----------------                ----------------

Clearfield Bank & Trust Company                   $54.00                        $52.38
December 30, 1998, Bid                             55.50                         53.84
December 30, 1998, Asked

Penn Laurel Financial Corp
December 30, 1998, Bid                             $45.25                       N/A
December 30, 1998, Asked                            46.25                       N/A

                           SELECTED FINANCIAL DATA AND
                              PRO FORMA INFORMATION

     We provide the following financial information to aid you in your analysis of the financial aspects of the merger. These tables contain certain selected historical and pro forma summary financial data, for the periods and as of the dates indicated, for Penn Laurel and for Clearfield. This data is derived from and should be read in conjunction with, and is qualified by the financial statements of Clearfield and Penn Laurel, including the notes to those financial statements, appearing elsewhere in this proxy statement/prospectus. The pro forma data is not necessarily indicative of results that would have been achieved had the transaction been consummated and should not be construed as representative of future operations. The pro forma data also does not include the impact of merger-related cost savings or expenses.

                         CLEARFIELD BANK & TRUST COMPANY
                             SELECTED FINANCIAL DATA

(Dollars in thousands, except per share    As of and for
data)                                     the Three Months                  As of and for the twelve months ended
                                          Ended March 31,                                December 31
                                            (unaudited)
                                                                    ---------------------------------------------------------
                                            1999          1998        1998         1997        1996        1995         1994
                                           ------        ------     -------      -------     -------      ------       ------

Income & Expense:
Interest income                            $2,957        $2,988     $12,165      $11,957     $10,472      $9,990       $9,670
Interest expense                            1,437         1,493       5,985        5,866       5,024       4,733        3,918
                                           ------        ------      ------       ------      ------      ------       ------
Net interest income                         1,520         1,495       6,180        6,091       5,448       5,257        5,752
Loan loss provision                           (90)          (54)       (341)        (257)       (140)        (81)        (210)
                                           ------        ------      ------       ------      ------      ------       ------
Net interest income after loan loss
     provision                              1,430         1,441       5,839        5,834       5,308       5,176        5,542
Noninterest income                            281           246       1,018          972         836         978          831
Noninterest expense                         1,167         1,172       4,376        4,489       3,818       3,906        3,888
                                           ------        ------      ------       ------      ------      ------       ------
Income before income taxes                    544           515       2,481        2,317       2,326       2,248        2,485
Income taxes                                  120           132         559          527         545         543          621
Cumulative Effect of Change in
     Accounting  Principles                     0             0           0            0           0           0          (88)
                                           ------        ------      ------       ------      ------      ------       ------
Net income                                   $424          $383      $1,922       $1,790      $1,781      $1,705       $1,776
                                           ======        ======     =======       ======     =======      ======       ======
Per share:
Earnings per Share: Basic                    $.74          $.66       $3.33        $3.10       $3.09       $2.96        $3.08
Earnings per Share: Diluted                   .74           .66        3.33         3.10        3.09        2.96         3.08
Cash dividends paid                           .31           .31        1.64         1.60        1.56        1.51         1.45
Weighted average number of common
     shares:
     Basic                                576,809       576,809     576,809      576,809     576,809     576,809      576,809
     Diluted                              576,809       576,809     576,809      576,809     576,809     576,809      576,809
Book Value                                  35.37         33.75       35.30        33.42       31.49       30.51        26.64


Average Balance Sheet:
Total Assets                             $183,169      $176,707    $179,688     $173,492    $155,463    $146,821     $146,316
Investments & Money Market Investments
                                           51,041        58,113      55,677       62,359      66,010      62,282       61,525
Federal Funds Sold                          3,171         2,837       2,170        1,265       1,122       1,197          410
Loans (Net of Unearned Income)            115,800       102,969     108,763       97,655      77,955      72,722       73,110
Deposits                                  161,225       154,891     157,775      151,101     136,367     128,475      127,968
Borrowings                                      0         1,000         412        2,117         165         882        1,819
Shareholders' equity                       20,633        19,501      19,999       18,889      17,791      16,560       15,839

Balance Sheet at Period End:
Total Assets                             $183,420      $178,526    $184,703     $175,115    $162,654    $151,660     $147,407
Investments & Money Market Investments
                                           50,895        58,073      50,761       57,690      63,883      63,783       61,896
Federal Funds Sold                          3,725         3,159       3,481        2,700           0       4,900            0
Loans (Net of Unearned Income)            115,796       102,768     114,689      102,575      89,168      73,007       72,286
Deposits                                  161,563       156,491     162,806      153,251     140,399     132,713      127,468
Borrowings                                      0         1,000           0        1,000       2,700           0        2,000
Shareholders' equity                       20,403        19,465      20,362       19,278      18,164      17,600       15,365


Selected Operating Ratios:
Return on average assets                     .94%          .88%       1.07%        1.03%       1.14%       1.16%        1.21%
Return on average shareholders' equity
                                            8.33%         7.97%       9.61%        9.29%       9.98%      10.30%       11.21%
Leverage (shareholders' equity/assets)
                                           10.55%        10.32%      10.38%       10.31%      11.48%      11.50%       11.17%
Average total loans as a percentage of
     average deposits                      71.83%        66.48%      68.93%       64.63%      57.17%      56.60%       57.13%
Net interest margin*                        3.88%         3.98%       3.99%        4.05%       4.16%       4.05%        4.52%
Net interest spread*                        3.18%         3.45%       3.27%        3.31%       3.54%       3.68%        4.14%



Selected Asset Quality Ratios:
Nonperforming Assets/Total loans &
     OREO                                    .16%          .38%        .43%         .42%        .54%        .43%         .34%
Nonperforming loans/Gross loans              .14%          .38%        .41%         .42%        .54%        .41%         .31%
Net Charge-offs/Average loans                .01%          .02%        .31%         .11%        .08%        .04%         .32%
Loan Loss Reserve/Total loans               1.02%         1.05%        .96%        1.07%       1.06%       1.19%        1.13%
Loan Loss Reserve/Nonperforming loans     752.23%       276.53%     233.05%      252.18%     216.17%     287.42%      366.37%


------------
* Tax Equivalent Basis

                           PENN LAUREL FINANCIAL CORP.
                             SELECTED FINANCIAL DATA

(Dollars in thousands, except per         As of and for
share data)                             the Three Months                 As of and for the twelve months ended
                                         Ended March 31,                                 December 31
                                           (unaudited)
                                                                  -------------------------------------------------------
                                         1999         1998         1998        1997         1996        1995         1994
                                        ------       ------       ------      ------       ------      ------       -----

Income & Expense:
Interest income                         $2,450       $2,352       $9,973      $9,375       $8,536      $8,154       $7,053
Interest expense                         1,205        1,128        4,827       4,426        3,961       3,897        2,935
                                        ------       ------       ------      ------       ------      ------       ------
Net interest income                      1,245        1,224        5,146       4,949        4,575       4,257        4,118
Loan loss provision                        (72)         (65)        (319)       (300)        (232)       (161)        (178)
                                        ------       ------       ------      ------       ------      ------       ------
Net interest income after loan loss
     provision                           1,173        1,159        4,827       4,649        4,343       4,096        3,940
Noninterest income                         319          627        1,247         586          517         565          477
Noninterest expense                      1,033        1,000        4,365       3,465        3,404       3,306        3,167
                                        ------       ------       ------      ------       ------      ------       ------
Income before income taxes                 459          786        1,709       1,770        1,456       1,355        1,250
Income taxes                                86          116          427         448          359         322          340
                                        ------       ------       ------      ------       ------      ------       ------
Net income                                $373         $670       $1,282      $1,322       $1,097      $1,033         $910
                                        ======       ======      =======      ======       ======      ======       ======
Per share:
Earnings per Share: Basic                $1.04        $1.94        $3.70       $3.82        $3.16       $2.98        $2.62
Earnings per Share: Diluted               1.04         1.94         3.70        3.82         3.16        2.98         2.62
Cash dividends paid                        .30          .29         1.32        1.26         1.05         .95          .90
Weighted average number of common shares:
     Basic                             357,259      345,735      346,048     345,932      346,915     346,915      346,915
     Diluted                           357,259      345,735      346,048     345,932      346,915     346,915      346,915
Book Value                               41.36        39.42        41.20       38.80        33.21       30.89        26.83

Average Balance Sheet:
Total assets                          $133,812     $122,432     $128,362    $119,196     $109,032    $101,655      $94,667
Investments & Money Market
     Investments                        33,126       32,664       33,852      31,998       28,268      26,590       27,947
Loans (Net of Unearned Income)          93,428       82,270       87,244      80,163       74,184      68,383       60,186
Deposits                               113,376      106,500      110,390     104,649       95,318      89,687       84,083
Borrowings                               3,574           16        2,269         682          614         546          531
Shareholders' equity                    14,748       13,522       14,010      12,467       11,118      10,012        8,971

Balance Sheet at Period End:
Total assets                          $134,888     $124,603     $135,181    $121,543     $114,245    $103,819      $99,490
Investments & Money Market
     Investments                        32,793       34,036       35,093      32,611       30,857      25,679       27,501
Loans (Net of Unearned Income)          94,206       83,017       91,369      81,880       77,197      71,170       65,595
Deposits                               114,372      108,347      113,845     105,587       99,770      90,866       88,508
Borrowings                               3,461        2,628        4,307         486        1,127         565          527
Shareholders' equity                    14,777       13,522       14,718      13,414       11,520      10,717        9,306


Selected Operating Ratios:
Return on average assets                 1.11%        2.19%        1.00%       1.11%        1.01%       1.02%         .96%
Return on average shareholders' equity
                                        10.12%       19.82%        9.15%      10.60%        9.87%      10.32%       10.14%
Leverage (shareholders' equity/assets)  11.02%       11.04%       10.87%      11.04%       10.08%      10.32%        9.35%
Average total loans as a percentage of
    average deposits                    82.41%       77.25%       79.03%      76.60%       77.83%      76.25%       71.58%
Net interest margin*                     4.13%        4.42%        4.48%       4.64%        4.66%       4.68%        4.90%
Net interest spread*                     3.82%        4.11%        4.19%       4.38%        4.40%       4.46%        4.76%


Selected Asset Quality Ratios:
Nonperforming Assets/Total loans &
     OREO                                 .28%         .89%         .12%        .91%         .37%        .21%         .04%
Nonperforming loans/Gross loans           .28%         .88%         .12%        .86%         .37%        .21%         .04%
Net Charge-offs/Average loans             .06%         .09%         .38%        .29%         .33%        .11%         .09%
Loan Loss Reserve/Total loans             .83%         .93%         .84%        .96%         .93%       1.01%         .96%
Loan Loss Reserve/Nonperforming
loans                                  294.03%      105.41%      713.89%     157.49%      550.38%     472.55%     2200.00%


-------------
*Tax Equivalent Basis

                           SELECTED PRO FORMA COMBINED
                                 (In Thousands)
                                 March 31, 1999

                                                   Clearfield
                                                     Bank &      Penn Laurel
                                                     Trust        Financial   Adjustments     Pro Forma
                                                    Company         Corp.         (1)          Combined
                                                   ----------    -----------  -----------     ----------

Average Balance Sheet Totals:
     Total Assets                                   $183,169       $133,812       $-           $316,981
     Investment Securities and Money
        Market Investments                            51,041         33,126        -             84,167
     Loans and Leases (Net of Unearned
        Income)                                      115,800         93,428        -            209,228
     Total Deposits                                  161,225        113,376        -            274,601
     Borrowings                                            0          3,574        -              3,574
     Shareholders' Equity                             20,633         14,748     ($500)           34,881
Period End:
    Total Assets                                    $183,420       $134,888       $-           $318,308
     Investment Securities and Money
        Market Investments                            50,895         32,793        -             83,688
     Loans and Leases (Net of unearned
        Income)                                      115,796         94,206        -            210,002
    Total Deposits                                   161,563        114,372        -            275,935
     Borrowings                                            0          3,461        -              3,461
     Shareholders' Equity                             20,403         14,777     ($500)           34,680



---------------
(1) Reflects one time merger related expenses

                           SELECTED PRO FORMA COMBINED
                                 (In Thousands)
                                December 31, 1998

                                                    Clearfield
                                                       Bank &     Penn Laurel                    Pro
                                                       Trust       Financial   Adjustments      Forma
                                                      Company        Corp.         (1)         Combined
                                                    -----------   -----------  -----------     --------

Average Balance Sheet Totals:
     Total Assets                                    $179,688       $128,362       $-          $308,050
     Investment Securities and Money
        Market Investments                             55,677         33,852        -            89,529
     Loans and Leases (Net of Unearned
        Income)                                       108,763         87,244        -           196,007
     Total Deposits                                   157,775        110,390        -           268,165
     Borrowings                                           412          2,269        -             2,681
     Shareholders' Equity                              19,999         14,010     ($500)          33,509
Period End:
     Total Assets                                    $184,703       $135,181       $-          $319,884
     Investment Securities and Money
        Market Investments                             50,761         35,093        -            85,854
     Loans and Leases (Net of unearned
        Income)                                       114,689         91,369        -           206,058
     Total Deposits                                   162,806        113,845        -           276,651
     Borrowings                                             0          4,307        -             4,307
     Shareholders' Equity                              20,362         14,718     ($500)          34,580


-----------
(1) Reflects one time merger related expenses


                                      As of and for
                                     the Three Months
                                      Ended March 31,                     As of and for the Years Ended December 31,
                                 ------------------------         --------------------------------------------------------
                                        (unaudited)
                                     1999           1998          1998          1997        1996         1995       1994
                                    ------         ------        -------      -------     -------      -------     -------
Interest Income                     $5,407         $5,340        $22,138      $21,332     $19,008      $18,144     $16,723
Interest Expense                     2,642          2,621         10,812       10,292       8,985        8,630       6,853
                                    ------         ------        -------      -------     -------      -------     -------
Net Interest Income                 $2,765         $2,719        $11,326      $11,040     $10,023       $9,514      $9,870
Provision for Possible
  Loan Losses                         (162)          (119)          (660)        (557)       (372)        (242)       (388)
                                    ------         ------        -------      -------     -------      -------     -------
Total Other Income                     600            873          2,265        1,558       1,353        1,543       1,308
Total Other Expense                  2,200          2,172          8,741        7,954       7,222        7,212       7,055
                                    ------         ------        -------      -------     -------      -------     -------
Income Before Income
  Taxes                             $1,003         $1,301         $4,190       $4,087      $3,782       $3,603      $3,735
Income Taxes                           206            248            986          975         904          865         961
Cumulative Effect of
  Change in Accounting
  Principles                             0              0              0            0           0            0         (88)
                                    ------         ------        -------      -------     -------      -------     -------
Net Income                            $797         $1,053         $3,204       $3,112      $2,878       $2,738      $2,686
                                    ======         ======        =======      =======     =======      =======     =======
Diluted Earnings Per
  Share
Income before
  Cumulative Effect of
  Change in Accounting
  Principles                          $.87          $1.16          $3.54        $3.44       $3.18        $3.02       $3.06
Cumulative Effect of
  Change in Accounting
  Principles                          0.00           0.00           0.00         0.00        0.00         0.00         .10
                                    ------         ------        -------      -------     -------      -------     -------
Net Income                            $.87          $1.16          $3.54        $3.44       $3.18        $3.02       $2.96
                                    ======         ======        =======      =======     =======      =======     =======

                                  THE MEETINGS

General


     The Board of Directors of Clearfield provides this joint proxy statement/prospectus to Clearfield's shareholders for a meeting that will be held at The Knights of Columbus, 512 Arnold Avenue, Clearfield, Pennsylvania, on Wednesday, September 8, 1999, at 1:00 p.m.

     The Board of Directors of Penn Laurel provides this joint proxy statement/prospectus to Penn Laurel's shareholders for a meeting that will be held at 434 State Street, Curwensville, Pennsylvania, on Wednesday, September 8, 1999, at 9:00 a.m.



     At the meetings, shareholders of each company will consider and vote on:

     o  the approval and adoption of the agreement that provides for the merger;

     o the approval of the adjournment or postponement of the meetings, in the event there are not enough votes to approve the agreement; and

     o other matters that properly come before the meetings or any adjournments of the meetings.

     If shareholders approve the merger, CSB Bank, Penn Laurel's subsidiary bank, will merge into Clearfield. When the merger is completed, CSB Bank will cease to exist and Clearfield's shareholders will receive 0.97 shares of Penn Laurel common stock in exchange for each share of Clearfield common stock that they hold. A vote for approval of the agreement is a vote for approval of the merger of CSB Bank into Clearfield and for the exchange of Clearfield common stock for Penn Laurel common stock.

     To complete the merger, at least 66 2/3% of the outstanding shares of Clearfield must approve the agreement and at least 75% of the outstanding shares of Penn Laurel must vote to approve the agreement.

Voting, Revocation and Solicitation of Proxies


     At least a majority of the total number of shares of Clearfield common stock and of Penn Laurel common stock, outstanding on July 28, 1999, is required for a quorum at each of the meetings. These shares may be represented by a shareholder in person or by completing and returning the enclosed proxy.


     Revocation. If you execute a proxy, you can revoke it at any time until after shareholders vote on the merger. Unless revoked, shares represented by proxies will be voted at the meeting and at all adjournments or postponements of the meeting. Your attendance at the meeting will not revoke your proxy. Proxies may be revoked by:

     o  delivery of a notice of revocation or of a later-dated proxy to:


           William A. Shiner, Senior Vice President-Lending and Secretary of Clearfield Bank & Trust Company, at 11 North Second Street, Post Office Box 171, Clearfield, Pennsylvania 16830-0171, if you are a shareholder of Clearfield; or

           Janice E. Kephart, Secretary of Penn Laurel Financial Corp., at 434 State Street, Post Office Box 29, Curwensville, Pennsylvania 16833-0029, if you are a shareholder of Penn Laurel; or

     o your attendance at the meeting and your notification to the person in charge of the meeting that you wish to vote your shares in person.

     If a quorum is not present at the beginning of either meeting, the Board of Directors of Clearfield or of Penn Laurel, as the case may be, intends to adjourn the meeting to another place and time without further notice to the shareholders. If for any other reason the Board of Directors of one of the companies believes additional time should be allowed to obtain proxies, the Board may adjourn the meeting with a vote of a majority of the shares present at the meeting. If there is a proposal to adjourn, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of the adjournment. A proxy that withholds authority or that is voted against the merger will not be voted in favor of any adjournment or postponement of a meeting.

     Voting. The proxyholders will vote signed and returned proxies as instructed by the shareholders. If no instructions are indicated, the proxyholders will vote the proxies in favor of the merger and in favor of adjournment, if necessary. A proxy also gives the persons named as proxyholders the right to vote on other matters incidental to the conduct of the meeting. If any other matters are properly brought before the meeting, any proxy given by you will be voted in accordance with the recommendations of the management of the company. Proxies marked as abstentions will not be counted as votes cast. Shares held by brokerage companies or in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes:

     o will be treated as shares present for purposes of determining whether a quorum is present; and

     o  will have the same effect as a vote against the merger.

     In connection with the solicitation of proxies, each company will:

     o  bear the cost of soliciting proxies;

     o reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

     o may, if they so decide, solicit proxies personally or by telegraph or telephone.

Voting Securities and Securities Ownership


     Clearfield. Only those shareholders whose ownership appears on the shareholder record of Clearfield as of the close of business on July 28, 1999, are entitled to vote at the meeting. Each share of Clearfield common stock is entitled to one vote. On July 28, 1999, there were 576,809 shares of Clearfield common stock outstanding. Common stock is the only issued and outstanding class of stock of Clearfield. Except as shown on the table on page 76, Clearfield's Board of Directors is not aware of any individual, entity or group that owns more than 10% of the Clearfield common stock.

     Penn Laurel. Only those shareholders whose ownership appears on the shareholder record of Penn Laurel as of the close of business on July 28, 1999, are entitled to vote at the meeting. Each share of Penn Laurel common stock is entitled to one vote. On July 28, 1999, there were 357,259 shares of Penn Laurel common stock outstanding. Common stock is the only issued and outstanding class of stock of Penn Laurel. Penn Laurel's Board of Directors is not aware of any individual, entity or group that owns more than 10% of the Penn Laurel common stock.


Interests of Certain Persons in the Merger

     When considering the recommendations of the Boards of Directors of Clearfield and Penn Laurel, you should be aware that some executive officers and directors of Clearfield and Penn Laurel may have interests in the transaction in addition to their interests as shareholders, generally. These include, among other things, provisions in the agreement relating to indemnification and employment. Mr. Wood, President and Chief Executive Officer of Clearfield, receives an employment agreement and Mr. Bertram, Chairman of the Board of Clearfield, receives a consulting agreement. Messrs. Brubaker, President and Chief Executive Officer of Penn Laurel, and Weymers, President and Chief Executive Officer of CSB Bank, each receive a new employment agreement.

     Differences exist between Mr. Brubaker's current and new employment agreements. The new agreement increases his base salary from $114,664 per year to $143,688 per year. In the event of a change in control of Penn Laurel, Mr. Brubaker will receive payments equal to 2.99 times his salary plus average bonus for the past three years under his new employment agreement. Under his current agreement, Mr. Brubaker will receive 2.5 times his annual salary plus bonus in the event of a change in control. In addition, under his new employment agreement, if Mr. Brubaker resigns for good reason or is terminated without cause, he will receive the greater of 2.99 times his compensation or his compensation due for the remainder of the employment agreement. Under his current contract, Mr. Brubaker will receive the greater of his current compensation for one year or his compensation due for the remainder of the agreement under similar circumstances.

     Mr. Wood's base salary under his new employment agreement will increase to $101,004 from his current salary of $75,000 and he will be eligible for a performance bonus. In addition, in the event of a change in control of Penn Laurel, Mr. Wood will receive compensation calculated by the same method as Mr. Brubaker, and, if Mr. Wood resigns for good reason or if he is terminated without cause, he will receive the greater of his compensation due for the remainder of his agreement or his compensation for one year. Neither of these provisions is a feature of his current agreement. Under his new agreement, he will receive 2.99 times his compensation, if there is a change in control.

     Mr. Weymers's base salary under his new employment agreement will increase to $101,004 from his current salary of $88,620. Under his current agreement, if there is a change in control of Penn Laurel, if he resigns for good reason or if he is terminated without cause, Mr. Weymers receives compensation calculated in the same manner as in Mr. Brubaker's current agreement. Under his new agreement, he will receive 2.99 times his compensation, if there is a change in control.


     Mr. Bertram receives $20,500 for his services as Chairman of the Board under his new consulting agreement, as compared to $18,000 under his old agreement. In addition, he receives $33,500 as compensation for his non-compete covenant, as compared to $29,000 under his current agreement.


     The Boards of Directors were aware of these factors and considered them, among other matters, in approving the agreement and the transactions contemplated by the agreement. As of July 28, 1999, the directors and executive officers of Clearfield beneficially own 84,764 shares of Clearfield common stock. As of July 28, 1999, the directors and executive officers of Penn Laurel beneficially own 64,482 shares of Penn Laurel common stock.


     For a description of the additional terms of the new agreements, see "APPROVAL OF THE MERGER--Management and Operations Following the Merger," and for a description of the additional terms of the current agreements of Messrs, Brubaker and Weymers, see "INFORMATION CONCERNING PENN LAUREL FINANCIAL CORP.--Employment Contracts."

                             APPROVAL OF THE MERGER

     In this section we describe the material terms and provisions of the proposed merger. A copy of the agreement that provides for the merger is attached to this proxy statement/prospectus as Annex A. This is only a discussion of the material terms of the merger and we qualify it in its entirety by reference to the full text of the agreement. We urge all shareholders of Clearfield and of Penn Laurel to read the agreement.

     The agreement provides that:

     o  CSB Bank will merge into Clearfield; and

     o Shareholders of Clearfield will receive 0.97 shares of Penn Laurel common stock for each share of Clearfield that they own when the merger is complete.

     CSB Bank will cease to exist. Clearfield, the surviving bank will become a wholly owned subsidiary of Penn Laurel. The parties propose to change the name of Clearfield Bank & Trust Company, after the merger, to "Penn Laurel Bank & Trust Company." This name is subject to necessary regulatory approval. In connection with the merger, the parties will amend the Articles of Incorporation of the surviving bank to permit an increase in the Board of Directors to 25 persons. The Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation will regulate the surviving bank. Penn Laurel will continue to be a registered holding company, regulated by the Board of Governors of the Federal Reserve System and will hold all shares of Penn Laurel Bank & Trust. In addition, Penn Laurel will become a Section 12 reporting company, and as such, will be subject to the Commission's periodic reporting, proxy solicitation and insider trading requirements. Pursuant to these requirements, Penn Laurel will make a significant amount of information available to shareholders, potential investors and the general public, in the form of proxy statements, periodic reports and other Commission filings. Directors, executive officers and 10% beneficial shareholder of Penn Laurel will also be subject to the insider trading reporting requirements and short-swing profit recapture provisions of Section 16 of the Securities Act.

     The Boards of Directors of each of Clearfield and Penn Laurel have approved and adopted the agreement and the plan of merger. They believe the merger is in the best interests of the shareholders of each company. The Boards of Directors recommend that shareholders vote "FOR" the following resolutions that will be presented at the meetings:

          RESOLVED, that the Agreement and Plan of Reorganization, dated as of December 31, 1998, by and among Penn Laurel Financial Corp., CSB Bank and Clearfield Bank & Trust Company (the "Agreement"), entered into among the respective entities, approved and adopted by the Board of Directors of the respective entities, providing, among other things, for the merger of CSB Bank into Clearfield Bank & Trust Company, the amendment of Article 6 of the surviving bank's Articles of Incorporation to permit 25 persons to sit on the Board of Directors, and providing that each outstanding share of the common stock of Clearfield Bank & Trust Company shall be converted into the right to receive 0.97 shares of Penn Laurel Financial Corp. common stock, in accordance with the terms of the Agreement, is hereby approved, adopted, ratified and confirmed by the shareholders; and

          FURTHER RESOLVED, that the proper officers and directors of the company are hereby authorized, empowered, directed and ordered, in the name and on behalf of the company, to execute all such documents and take all such other actions, as they, in their discretion, may in their discretion deem necessary, appropriate or desirable to carry out the intent and the purposes contemplated by the Agreement and the foregoing resolution.

Background of the Merger, Reasons and Recommendation of the Boards of Directors

     Clearfield Background. Clearfield's Board of Directors, as an ongoing part of its long-range planning practices, annually reviews and evaluates various strategic options and alternatives available to maximize the economic benefits for Clearfield and its shareholders. This review and evaluation generally includes the impact a merger might have on the institution, its shareholders, employees and the community. The Board of Directors has considered, among other things, the merits of maintaining Clearfield's independence or combining with a smaller or similar size bank or bank holding company. The Board of Directors of Clearfield has also considered the alternative of being acquired by a larger out-of-town entity. This alternative was rejected for the following reasons:


     o It would not necessarily result in a increase in market share in the community, reducing the long term prospects for continued growth.


     o It would tend to move certain of the merged bank's services, and the related jobs, out of the community.

     o It runs counter to one way in which Clearfield has differentiated itself in the market--being a local bank for the local community.


     o It runs counter to the long range goals of the Board of Directors of enhancing shareholder value and contributing to the company's other constituencies by either remaining independent or merging with another local bank.


     At its most recent annual review, the Board considered its long-range plan in light of current economic, financial and regulatory conditions and their impact on and likely future ramifications for Clearfield and the local financial services industry. After careful analysis, and based on expert advice, the Board of Directors concluded that, in today's financial services environment, Clearfield could compete more effectively in its market area if it combined with another local bank. The combined institution will have sufficient financial resources to compete effectively and profitably in the future. The resulting bank should have the largest market share by total deposits of any bank in Clearfield County. The resulting bank will have the potential to create earnings growth, cost savings and shareholder value in excess of what either entity could do by itself. In addition, each institution offers unique products and services that will be made available to the customers of the banks.


     The Board of Directors of Clearfield received a letter dated May 10, 1999 from an out-of-town bank indicating that the out-of-town bank had an interest in acquiring the outstanding stock of Clearfield. The Clearfield Board of Directors determined not to respond to the letter and reaffirmed its commitment to complete its merger with Penn Laurel at the Board of Directors Meeting held May 25, 1999. In addition to the reasons stated above, the Board of Directors noted that:


     o the letter was only an indication of interest and did not contain any binding commitment to acquire Clearfield common stock;

     o the letter was, by its terms, to be considered only if the merger with Penn Laurel were not to occur; and

     o Clearfield had entered into the agreement with Penn Laurel and did not wish to be in breach of that agreement, one term of which prohibits Clearfield from discussing a merger acquisition with a third party.

     The Board continues to believe that the merger with Penn Laurel, a local bank, which is profitable and expanding, is in the best interests of Clearfield, its shareholders, its customers, its employees and the community.

     Penn Laurel Background. As part of its long-range planning, Penn Laurel's Board of Directors periodically reviews and evaluates various strategic options and alternatives available to maximize economic benefits for Penn Laurel and its shareholders, including the impact that a merger might have on Penn Laurel, its shareholders, employees and the community. The Board has considered the merits of maintaining Penn Laurel's independence, Penn Laurel combining with a smaller or similar size bank or bank holding company, or merging Penn Laurel with a larger community or regional financial institution. Management evaluates and updates the long-range plan annually in light of economic, financial and regulatory conditions and their impact and likely future ramifications for Penn Laurel, specifically, and the local financial services industry, in general.

     For many years, the strategy of the Penn Laurel Board of Directors was to increase profitability on an annual basis as a means of building long-term value for the Penn Laurel shareholders. The continuation of Penn Laurel as an independent institution with the ability to compete effectively in the increasingly competitive market for financial services and products was implicit in this strategy. In the past several years, Penn Laurel has been able to fulfill its strategy by expanding through acquisition of an insurance agency in 1998 as well as through internal growth in its market place and the effective management of its net interest margin. The Board adopted and followed this strategy recognizing that Penn Laurel's ability to continue to increase shareholder value depended upon, among other things, the ability to accelerate its loan and deposit growth in its market area and the ability to selectively pursue other acquisitions that would enhance long term shareholder value.

     The Penn Laurel Board has long recognized that, in order for Penn Laurel to achieve the requisite scale and scope of operations necessary to remain an effective competitor in the dramatically changing market for banking and financial services, the Board should look to a strategic combination with another entity that shares the culture and philosophy of Penn Laurel with a similar commitment to long term shareholder value. The Board also realized that the ability to grow deposits and loans in a meaningful fashion without subsequent acquisitions would require the Board to incur substantial capital expenditures to build or acquire branches in higher growth adjoining markets. In addition to growth by branch banking, the technologies required to remain competitive necessitate capital expenditures. After evaluating internal growth methods, the Board of Directors of Penn Laurel determined that it should evaluate potential acquisitions of institutions with similar goals and objectives and evaluate a business combination or affiliation with a similarly sized company with complimentary goals and objectives.

Reasons for the Merger as Determined by both Boards of Directors

     The Boards of Directors of both Clearfield and Penn Laurel believe that the merger represents a unique opportunity to form a strong community bank and financial services organization. Following the merger, the combined company will also have a substantially larger capital base to fund new products and a significantly expanded retail customer base.

     In addition, although no assurances can be given that any specific level of expense savings will be achieved, the managements of Clearfield and Penn Laurel have identified potential annual pretax expense savings and revenue enhancements of $1.6 million expected to be achieved by the end of the second year after the merger by consolidating certain operations, facilities and business lines and eliminating redundant costs. We cannot assure that the Penn Laurel Bank & Trust Company, the combined company, will be able to achieve these anticipated expense savings within the time periods contemplated or otherwise.

     In determining to approve the merger agreement, the Boards of Directors of each of Clearfield and Penn Laurel also considered, among others, the following factors:

     o The Financial and Other Terms of the Merger Agreement. The Boards of Directors of each of Clearfield and Penn Laurel considered the terms of the merger agreement, including the terms of the investment agreements. Each Board considered the fairness of the exchange ratio. Although each Board took into account the historical trading ranges for the common stock of both Clearfield and Penn Laurel in determining the exchange ratio, they considered the trading ranges to be less important than other factors. The advisors of each company noted that the trading volume of each company's common stock was so small that the prices may not accurately indicate relative value. Instead, both boards considered other factors in determining the exchange ratio. The Boards considered:

        o the relative contribution that each company's earnings was projected to contribute to the earnings of the combined company;

        o the premium-to-book value and the multiple of earnings implied by the exchange ratio;

        o the potential impact of the merger on the price of the merged company's common stock over the next five years;

        o the resulting relative interests of Clearfield and Penn Laurel shareholders in the equity of the combined company;

        o the potential for increased earnings and book value per share for its shareholders; and

         o the existence of the option granted by the terms of each investment agreement and certain other provisions in the merger agreement that might discourage third parties from seeking to acquire the companies prior to the merger.

      o Advice of Financial Advisors and Fairness Opinion. Each Board considered advice received from its financial advisor at their Board meetings and reviewed the detailed financial analyses, pro forma results and other information presented by the advisors. For a discussion of the fairness opinion of each company's financial advisor see "Opinion of Financial Advisors," below.

     o Certain Financial and Other Information. Each Board reviewed the historical financial results of the other party, the projected financial results provided by the other party's management, and reviewed information with respect to the other party's business, operations, financial condition and future prospects. Each Board also considered, in particular, the relative strengths and weaknesses of the other party's businesses.

     o Due Diligence Review. Each Board considered the results of the due diligence review conducted by its advisors, including, among other things, a review of the other party's credit policies, asset quality and interest rate risk profile.

     o The Tax and Accounting Treatment of the Transaction. Each Board considered that the merger is expected to be tax-free (other than with respect to cash paid in lieu of fractional shares) to shareholders for federal income tax purposes and to be accounted for under the pooling of interests method of accounting for business combinations.

     o  Operating Environment.  Each Board took into account:

        o the current and prospective economic and competitive environment facing the financial services industry, generally, and each of Clearfield and Penn Laurel, in particular;

        o the increasing importance of size and market share as key indicators of shareholder value;

        o the ability of larger institutions to invest in technology and leverage fixed costs over larger markets; and

        o  the changing legal environment for banking and financial services.

     o Continuity of Management. Each Board considered the fact that a balance has been achieved in designating the management of the merged company. All of the continuing members of each board would continue as directors of the combined entity. This gives each party equal representation on the board of directors. William L. Bertram is appointed as Chairman of the Board of Directors of Penn

        Laurel and Penn Laurel Bank & Trust, Larry W. Brubaker is appointed as the President and Chief Executive Officer of Penn Laurel and Penn Laurel Bank & Trust, and Messrs. Wood and Weymers are appointed as Executive Vice Presidents of Penn Laurel and Penn Laurel Bank & Trust. The Boards believe that these roles will enable each company's board and management to have balanced input in the decisions concerning the future of Penn Laurel Bank & Trust.


     o Impact on Constituencies. Each Board considered the possible negative impact the merger would have on the various constituencies served by their respective company, including potential job loss and the economic effect of the merger on the communities served by each of them. Each Board took into account that the combined entity would be able to offer a more extensive range of products and banking services to their customers.

     o Alternatives to the Merger Agreement. Each Board considered the effect on depositors, employees, customers and the communities of their respective company continuing as a stand-alone entity or combining with other potential merger partners, compared to the effect of its combining pursuant to the proposed merger agreement, and determined that the merger under the merger agreement presented the best opportunity for achieving each Board's long-term strategic objectives.

     The foregoing discussion of the information and factors considered by each Board of Directors is not intended to be exhaustive, but it does include all material factors considered by each Board. In making its decision, each Board necessarily relied on estimates and other forward looking information on the possible benefits of the merger. We cannot assure that these benefits will be achieved. In reaching its determination to approve the merger agreement, neither Board assigned any relative or specific weights to the various factors considered by it nor did either board specifically characterize any factor as positive or negative, except as described above, and individual directors may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others.

Preliminary Discussions

     The Boards of Directors of Penn Laurel and Clearfield held preliminary discussions in 1996 and 1997. None of these discussions resulted in an agreement as to the terms of a potential combination until more formal discussion between Clearfield and Penn Laurel began in August 1998. These discussions led to the execution of the agreement on December 31, 1998. By general direction of the boards of each company, Messrs. Bertram and Brubaker met to discuss the advantages and issues of a potential combination between Penn Laurel and Clearfield. The discussions covered:

        o  corporate culture and operating philosophy;

        o  corporate goals and objectives; and

        o long term impact of a combination on the relevant constituencies.

The parties did not agree to specific terms but decided it would be advantageous to continue an open dialogue and discussions.

     The Boards of Directors of each of Penn Laurel and Clearfield formed committees to investigate a possible combination between the two companies. Each committee met with its company's Board of Directors to analyze the advantages and issues of a combination. The committees discussed:

     o  corporate culture and operating philosophy;

     o  corporate goals and objectives;

     o  long term impact of a combination on the relevant constituencies;

     o  structure;

     o  management; and

     o  the Board of Directors.

The board committees from Penn Laurel and Clearfield met jointly on at least three occasions and on each occasion talked about an individual issue. In one case the committee discussed:

        o joint goals and objectives;

        o addressing relevant constituencies; and

        o operating cultures and philosophies.


At the second meeting, the Board of Directors structure was considered as well as the size of the Board of Directors, its composition and membership. The committees also discussed age restrictions and retirement provisions. The committees discussed the advantages and disadvantages of using the Penn Laurel holding company structure. They agreed that, because Penn Laurel had already formed a holding company, it would be most advantageous to continue Penn Laurel as the holding company for the combined entity. At the third meeting of the committees, the members discussed both short term management and long term management of the combined entity. Committee members also discussed management philosophy, leadership qualities of the various executive officers and ways to ensure the executive officers' continuing participation in the combined institution, going forward. These discussions led to the proposed management structure and the employment contracts and the consulting contract for the post-merger positions of Chairman of the Board, President and Chief Executive Officer and Executive Vice Presidents.


     Finally, the members discussed how to provide and plan for the requisite shareholder value for the resulting company. The Board of Directors of Clearfield and Penn Laurel each viewed the transaction from the best interests of its company as well as the best interests of the resulting company. The members of the committees jointly developed a number of assumptions regarding growth, cost savings and synergies necessary to provide long term value to shareholders.


     To assist in these discussions Clearfield and Penn Laurel jointly engaged Ryan, Beck. The primary purpose of the Ryan, Beck engagement was to examine the assumptions necessary for successful merger of the two companies and to test those assumptions and how they would affect long term shareholder value. The key element of the Ryan, Beck study was to establish the parameters, financial and otherwise, to aid the resulting company to enhance shareholder value within the context of the cultural and political structure that the companies thought was in the best interest of shareholders. Ryan, Beck outlined a number of assumptions. Given the historical growth rates, historical income levels, expected future income levels and other assumptions for each company and for the resulting company, Ryan, Beck developed an exchange ratio range of .94 to .99 shares of Penn Laurel for each share of Clearfield. Ryan, Beck then determined a definitive ratio of .96, which attempted to balance the anticipated benefits of the transaction to the companies going forward. The Boards of Directors of Clearfield and Penn Laurel negotiated the exchange ratio after review of Ryan, Beck's report. Eventually, the Boards of Directors agreed to an exchange ratio of .97 shares of Penn Laurel common stock for each share of Clearfield common stock.


     Clearfield and Penn Laurel determined that they should each have an independent financial advisor to review the terms of the transaction and to ascertain that the terms were fair to the shareholders of the respective companies, from a financial point of view. Penn Laurel engaged Garland McPherson and Clearfield engaged Ryan, Beck. The terms of the transaction were reviewed by the Boards of Directors of Penn Laurel and Clearfield on December 16, 1998, and on December 23, 1998. The Boards of Directors made certain modifications to the terms of the transaction, including providing that Clearfield would survive the merger and change its name to "Penn Laurel Bank & Trust Company." Garland McPherson provided a fairness opinion to Penn Laurel and Ryan, Beck provided a fairness opinion to Clearfield. The agreement was executed by the parties as of December 31, 1998. The Boards of Clearfield and Penn Laurel approved the merger agreement, as modified, on December 30 and December 31, 1998.

The Boards' Determination About The Merger

     For the reasons outlined in "Reasons for the Merger Determined by both Boards of Directors," above, and in "Opinion of Financial Advisors," below, the Clearfield Board agreed to recommend the merger transaction for shareholder approval. The Board of Directors has received an opinion from Ryan, Beck to the effect that the exchange ratio is "fair" to the shareholders of Clearfield from a financial point of view. See "APPROVAL OF THE MERGER--Opinion of Financial Advisors."

     For the reasons outlined in "Reasons for the Merger Determined by both Boards of Directors," above, and in "Opinion of Financial Advisors," below, the Penn Laurel Board agreed to recommend the merger transaction for shareholder approval. The Board of Directors has received an opinion from Garland McPherson & Associates, Inc. to the effect that the terms of the agreement with Clearfield are fair to the shareholders of Penn Laurel from a financial point of view. See "APPROVAL OF THE MERGER--Opinion of Financial Advisors."

         The Boards of Directors of each of Clearfield and Penn Laurel believe that the terms of the transaction are fair to, and in the best interests of, each company and its shareholders and have approved the merger agreement. The Board of Directors of Clearfield recommend that their shareholders approve the merger agreement.

                          OPINION OF FINANCIAL ADVISORS

General


     During preliminary negotiations, Clearfield and Penn Laurel engaged Ryan, Beck to give an initial analysis of a proposed transaction. Later, the Clearfield Board of Directors engaged Ryan, Beck to provide financial advisory and investment banking services to Clearfield. Penn Laurel engaged Garland McPherson to provide financial advisory and investment banking services to Penn Laurel and its subsidiary, CSB Bank. The terms of the engagements were contained in letters dated December 9, 1998, and December 10, 1998.


Ryan, Beck's Initial Analysis


     On October 12, 1998, Penn Laurel and Clearfield formally engaged Ryan, Beck to:

     o develop a full understanding of the business and characteristics of each of the companies;

     o  create a "fair" exchange ratio for the transaction; and

     o  create a list of potential cost savings.

     The projections furnished to Ryan, Beck were prepared by the respective managements of Penn Laurel and Clearfield without input or guidance by Ryan, Beck. Penn Laurel and Clearfield do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. These projections were not prepared with a view towards public disclosure. The public disclosure of these projections could be misleading because the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Ryan, Beck, Clearfield or Penn Laurel. Any estimates contained in the analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold.

Analysis of Historical Results

     Ryan, Beck analyzed the historical trends of Penn Laurel and Clearfield's income statement and balance sheets for fiscal years ended December 31, 1993, through the nine months ended September 30, 1998, and made certain observations based on these historical operating trends.

     The compounded annual growth rates for the 4.75 year period from December 31, 1993, to September 30, 1998, for certain balance sheet categories were as follows:

                                                                        Penn
                                                      Clearfield       Laurel
                                                      ----------       ------
Total Assets                                              4.64%          8.55%
One to Four Family Mortgages                              6.85          12.75
Nonfarm/Nonresidential Mortgage Loans                    10.25          12.55
Commercial & Industrial Loans                            11.82          16.87
Total Loans                                               9.48          11.67
Transaction Accounts                                     (0.96)          2.95
Money Market Deposit Accounts                             3.06          12.70
Savings Accounts                                         (3.32)         (3.25)
Certificates of Deposit                                  10.98          11.30
Certificates of Deposit >$100K                           11.26          27.88
Total Deposits                                            4.41           7.38
Total Shareholders' Equity                                6.05          10.69

     Ryan, Beck noted that Penn Laurel's total asset growth rate for the
4.75 year period from December 31, 1993 to September 30, 1998 was superior to that of Clearfield and much of this growth was due to the growth in Penn Laurel's loan portfolio. Penn Laurel's total deposit growth over the 4.75 year period was also superior to the total deposit growth of Clearfield. The fastest growing deposit category for both Penn Laurel and Clearfield was Certificates of Deposit greater than $100,000.

     The compounded annual growth rates for the period ended December 31, 1993 to annualized year to date September 30, 1998 income statement results are as follows:

                                                                         Penn
                                                        Clearfield       Laurel
                                                        ----------       ------
Net Interest Income                                        2.87%          5.43%
Non Interest Income                                        8.64          12.30
Non Interest Expenses                                      2.62           7.16
Net Income Before Extraordinary Items                      3.55           6.45
Net Income                                                 2.24%          4.10%



     Ryan, Beck noted that, in 1998, Clearfield benefited from a reassessment of loan origination costs for FASB 91 purposes. This had the net effect of increasing income by approximately $170,000 versus the nine months ended December 31, 1997. Ryan, Beck also "normalized" Penn Laurel's 1998 earnings by excluding securities gains and deducting certain non-recurring expenses.

Detailed Comparison of Clearfield and Penn Laurel

     Ryan, Beck made the following observations about Penn Laurel and
Clearfield:

Loan Portfolio

     o Clearfield and Penn Laurel's ratio of total loans to total assets was 62.3% and 70.4%, respectively, as of September 30, 1998.

     o  Clearfield's loan portfolio is dominated by real estate loans
        (66.6% of the portfolio) with 1-4 family loans comprising 39.6% of the portfolio and commercial mortgages comprising 24.9% of the portfolio.

     o Penn Laurel has a more diversified and evenly balanced loan portfolio between 1-4 family, consumer, commercial and industrial, and commercial real estate loans.

     o Consumer loans equaled 32.8% of total loans at Penn Laurel compared to 18.1% at Clearfield.

     o Penn Laurel had superior loan origination capabilities as evidenced by the compound growth rate in loans over the last 4.75 years of 11.7% as compared to 9.5% for Clearfield. A significant factor in Penn Laurel's strong loan growth was the 16.9% compound growth rate in commercial and industrial loans and the 12.7% compound growth rate in 1-4 family mortgages.

     o Clearfield's loan growth has been aided by the purchase of loan participations.

Deposits

     o  Deposit structure between the two organizations is very similar.

     o Penn Laurel has experienced stronger deposit growth than Clearfield over the past 4.75 years, with a compound growth rate of 7.4% as compared to a compound growth rate of 4.4% at Clearfield.

     o  Certificates of deposit in excess of $100,000, which have grown at a
        4.75 year compound growth rate of 27.9%, have been the fastest growing source of deposits at Penn Laurel.

     o Certificates of deposit have generated much of the deposit growth of both organizations.

     o The addition of the Goldenrod branch, which was purchased in 1997 with approximately $13 million in deposits, contributed to Clearfield's deposit growth.

Non-Performing Assets

     o Clearfield experienced a significant increase in the level of nonperforming assets in the nine months ended September 30, 1998, with nonperforming assets as a percent of loans plus OREO increasing to 0.79% at September 30, 1998 from 0.42% at December 31, 1997.

     o Penn Laurel experienced a significant increase in the level of nonperforming assets as a percent of loans plus OREO at December 31, 1997, with an increase to 0.91% as compared to 0.37% at December 31, 1996. By September 30, 1998, the level of nonperforming assets as a percent of loans plus OREO had declined to 0.43%.

Comparison of Benefit Expense

     o Clearfield's employee benefits expense, as a percentage of salaries and wages, has been approximately twice as much as Penn Laurel's.

     o In the financial analysis included in this proxy statement/prospectus, Ryan, Beck has assumed that the benefits cost to the new combined company will not exceed the sum of the benefits cost of each of the combining companies.

     o Ryan, Beck recommended that the combined company retain an employee benefits consulting firm to establish benefits plans for the combined company.

Market Share Analysis

Clearfield County

     o As separate entities, Clearfield ranked third in market share and Penn Laurel ranked fifth in market share in Clearfield County.

     o On a pro forma basis, the combined company would rank first out of eight financial institutions in market share in Clearfield County with $270.8 million in deposits and a combined market share of 25.91%.

     o The organizations each operate five branches in Clearfield County; There are branch overlaps in Clearfield, Curwensville and DuBois.

Centre County

     o On a pro forma basis, the combined company will operate one branch in Philipsburg that ranks 10th out of 13 financial institutions with 1.44% of the Centre County market share.

Determination of the Exchange Ratio

     Ryan, Beck began its analysis to determine the appropriate exchange ratio by focusing on the three most widely accepted methods of calculating an exchange ratio in a merger of equals context. These methods are:

     o  Market Value for Market Value, in other words, the Market
        Capitalization Basis;

     o  Book Value for Book Value, in other words, the  Equity Basis; and

     o  Earnings for Earnings, in other words, the Earnings Basis

     In addition to the three most common methods, Ryan, Beck also used five other methods to establish preliminary exchange ratios. These were:

     o Estimated 1999 Earnings Excluding Benefits Expense -- Ryan, Beck made this calculation because of the significant disparity in benefits cost between Clearfield and Penn Laurel.

     o Equity Excluding Unrealized Security Gains -- Both Clearfield's and Penn Laurel's equity was reduced by an amount equal to their unrealized security gains (net of deferred tax). Ryan, Beck calculated this ratio because of the sensitivity of unrealized security gains to conditions in either the equity or debt markets.

     o Diluted Estimated 1999 Earnings -- This assumes exercise of Penn Laurel's stock options, earnings on the proceeds of the stock options and that the shares are outstanding. Ryan, Beck calculated this ratio because Penn Laurel had stock options and Clearfield did not.

     o Diluted Equity Basis -- Equity including proceeds from assumed exercise of Penn Laurel's stock options. Ryan, Beck calculated this ratio because Penn Laurel had stock options and Clearfield did not.

     o Diluted Equity Basis (Excluding Unrealized Security Gains) -- Equity includes proceeds from assumed exercise of Penn Laurel's stock options but excludes unrealized security gains for both Clearfield and Penn Laurel. This ratio was also calculated because Penn Laurel had stock options and Clearfield did not.

     The results of this analysis produced exchange ratios ranging from
0.876 to 1.177 shares of Penn Laurel for each share of Clearfield as shown below:


           Basis of Calculation                           Exchange Ratio
           --------------------                           --------------
Market Capitalization                                          1.177
Equity                                                         0.879

Earnings                                                       0.962
Earnings (Excluding Benefits)                                  1.044
Equity (Excluding Unrealized Securities Gains)                 0.956
Diluted Earnings                                               0.990
Diluted Equity                                                 0.876
Diluted Equity (Excluding Unrealized Securities                0.946
Gains)

     Ryan, Beck eliminated the Market Capitalization Basis from consideration after it reviewed the trading volume of Clearfield's and Penn Laurel's shares. Ryan, Beck noted that an average weekly trading volume of 217 shares for Clearfield and 59 shares for Penn Laurel did not provide sufficient liquidity for the Market Capitalization Basis to produce a meaningful exchange ratio.

Exchange Ratio of 0.94 to 0.99 Shares for 1.00

     Based on the results of the previous analysis, Ryan, Beck prepared a detailed analysis of the impact of an exchange ratio of between 0.94 and 0.99 shares of Penn Laurel for each share of Clearfield. As a result of this analysis, Ryan, Beck recommended an exchange ratio of 0.96 shares of Penn Laurel common stock for each share of Clearfield common stock. Ryan, Beck recommended an exchange ratio of 0.96 to attempt to achieve a relative balance in the expected benefits of the transaction to the shareholders of each of Penn Laurel and Clearfield. In addition to the material discussed in this section, Ryan, Beck's initial analysis contained peer group data and discounted dividend analysis data substantially in the form discussed below, under "Clearfield Opinion of Financial Advisor."

Potential Cost Savings

     For a discussion of the potential cost savings, please see "Potential Cost Savings" on page 65, below.

Clearfield Opinion Of Financial Advisor

     On December 9, 1998, Clearfield formally retained Ryan, Beck to render a fairness opinion with respect to a merger of equals between Penn Laurel and Clearfield. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the Mid-Atlantic banking market and banking organizations operating within this market, and was selected by Clearfield because of its knowledge of, experience with, and reputation in the financial services industry.

     In its capacity as Clearfield's financial advisor, Ryan, Beck did not participate in the negotiations with respect to the determination of the exchange ratio and other terms and conditions of the merger. The decision as to whether to accept the merger proposal and the final pricing of the merger was ultimately made by the Board of Directors of Clearfield. Ryan, Beck rendered a formal written opinion on December 31, 1998, and rendered an additional written opinion dated the date of this joint proxy statement/prospectus, based on and subject to the assumptions, factors, and limitations set forth in the Ryan, Beck opinion and described below, that the exchange ratio is "fair" to Clearfield's shareholders from a financial point of view. No limitations were imposed by the Clearfield Board of Directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

     The full text of the Ryan, Beck opinion, which sets forth assumptions made and matters considered, is attached as Annex B to this joint proxy statement/prospectus. Shareholders of Clearfield are urged to read the Ryan, Beck opinion in its entirety. The Ryan, Beck opinion is directed only to the financial fairness of the exchange ratio and does not constitute a recommendation to any Clearfield shareholder as to how such shareholder should vote at the meeting. Ryan, Beck qualifies the summary of the opinion in its entirety by reference to the full text of the opinion. In rendering its opinions, Ryan, Beck does not admit that it is an expert within the meaning of the term "expert" as used within the Securities Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

     In rendering its opinion, Ryan, Beck:

     o  Reviewed, among other things:

        o  the merger agreement and related documents;

        o  the joint proxy statement/prospectus;

        o Penn Laurel's Annual Report to Shareholders for the years ended December 31, 1998, 1997, 1996 and 1995;

        o Penn Laurel's Quarterly Call Reports to the FDIC for the periods ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31, 1998;

        o Clearfield's Annual Report to Shareholders for the years ended December 31, 1998, 1997, 1996 and 1995;

        o Clearfield's Quarterly Call Reports to the FDIC for the periods ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31, 1998; and

        o Certain operating and financial information provided by the managements of Penn Laurel and of Clearfield, relating to their business and prospects;

        o Held discussions with members of senior management of Penn Laurel and Clearfield regarding:

        o  past and current business operations;

        o  financial projections for the year ending December 31, 1999;

        o  strategic plans;

        o  regulatory standing;

        o  financial condition; and

        o future prospects of the respective companies, including potential synergies arising from the merger of equals;

     o Reviewed the historical stock prices and trading volume of Penn Laurel and of Clearfield common stock;

     o Reviewed the publicly available financial data of commercial banking organizations, which Ryan, Beck deemed generally comparable to Penn Laurel;

     o Reviewed the publicly available financial data of commercial banking organizations, which Ryan, Beck deemed generally comparable to Clearfield; and

     o Conducted other studies and analyses, inquiries and examinations as Ryan, Beck deemed appropriate.

     In connection with its review, Ryan, Beck relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to it by the companies or that was publicly available and have not assumed any responsibility for independently verifying such information. Ryan, Beck relied upon the management of Clearfield and Penn Laurel with respect to whether the financial and operating forecasts and projections (and the assumptions and bases for them) were reasonable and achievable. In certain instances Ryan, Beck made certain adjustments to the financial and operating forecasts that, in its judgment, were appropriate under the circumstances. In addition, Ryan, Beck assumed, with the consent of both Clearfield and Penn Laurel, that the forecasts and projections (including expense savings) reflect the best currently available estimates and judgments of the companies' managements. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck does not assume any responsibility for making an independent valuation of the adequacy of the allowances for loan losses reflected in the balance sheets of Penn Laurel and of Clearfield at March 31, 1999. Ryan, Beck assumed that the allowances were adequate and comply fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan, Beck also assumed that the merger of equals, in all respects, is, and will be consummated, in compliance with all laws and regulations applicable to Penn Laurel and to Clearfield. Ryan, Beck has not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Penn Laurel or Clearfield or their respective subsidiaries, nor has it reviewed any individual loan files of Clearfield or of Penn Laurel, including its subsidiary bank.

     In conducting its analysis and arriving at the Ryan, Beck opinion, Ryan, Beck considered financial and other factors that it deemed appropriate in the circumstances. It assumed that, in the course of obtaining the necessary regulatory approvals for the merger and the transactions contemplated by the merger agreement, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the merger or the transactions contemplated by the merger agreement to Clearfield. Ryan, Beck did not express any opinion as to the price or range of prices at which Penn Laurel common stock might trade subsequent to the merger. The Ryan, Beck opinion as to the fairness of the exchange ratio addresses the ownership position in the combined company to be received by the holders of shares of Clearfield pursuant to the exchange ratio on the terms set forth in the merger agreement. The Ryan, Beck opinion does not address the relative merits of the merger and alternative business strategies. In that regard, Ryan, Beck was not asked to, and did not, solicit third party indications of interest in acquiring Clearfield or in engaging in a business combination or any other strategic transaction with Clearfield. Ryan, Beck was asked only to evaluate from a financial point of view the fairness of the exchange ratio to Clearfield shareholders; and therefore, did not consider, the third-party indication of interest received by Clearfield, in May 1999, after the parties entered into the merger agreement.


     The preparation of a fairness opinion on a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of these analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

     The projections furnished to Ryan, Beck were prepared by the respective managements of Penn Laurel and Clearfield without input or guidance by Ryan, Beck. Penn Laurel and Clearfield do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. These projections were not prepared with a view towards public disclosure. The public disclosure of these projections could be misleading because the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Ryan, Beck, Clearfield or Penn Laurel. Any estimates contained in the analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold.

     After giving effect to the merger, Clearfield and Penn Laurel shareholders would have a fully diluted ownership interest of approximately 61.7% and 38.3% in the pro forma combined company, based on the 0.97 exchange ratio.

     The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at the Ryan, Beck opinion.

     Impact Analysis: Ryan, Beck analyzed the merger in terms of its effect on Penn Laurel's projected 1999, 2000 and 2001 earnings per share, stated book value and tangible book value based on Clearfield's projected 1999, 2000 and 2001 earnings that Ryan, Beck derived from information provided by the managements of each of Clearfield and Penn Laurel.

     Based upon certain assumptions, including those with respect to cost savings and other synergies from the merger and the stand-alone earnings projections provided by Clearfield and Penn Laurel, the impact analysis showed that the merger would be accretive to Penn Laurel's projected 1999, 2000 and 2001 fiscal year earnings per share by approximately 24.50%, 25.27% and 23.33%. The analysis further showed that the merger would be dilutive to Penn Laurel's book value per share by approximately 7.36% and dilutive to Penn Laurel's tangible book value by approximately 10.15%. Ryan, Beck analyzed the impact of the merger on Penn Laurel values per Clearfield share based on the exchange ratio of 0.97 shares of Penn Laurel common stock for each share of Clearfield common stock using pro forma projected 1999, 2000 and 2001 fiscal year earnings per share, pro forma stated book value per share, pro forma tangible book value per share and dividends per share at September 30, 1998. That analysis found that, based on the exchange ratio, Clearfield's equivalent projected 1999 earnings per share would increase by approximately 25.33%, equivalent projected 2000 earnings per share would increase by approximately 29.78% and equivalent projected 2001 earnings per share would increase by approximately 31.49%. Equivalent stated book value would increase by approximately 2.52% and equivalent tangible book value would increase by approximately 4.67%. Additionally, Clearfield's shareholders, based on an anticipated increase in Penn Laurel's dividend level, would receive annual dividends equal to those currently received. Many factors beyond the control of Penn Laurel and/or Clearfield, may affect these forward looking projections, including:

     o  the future direction of interest rates;

     o  economic conditions in the companies' market place;


     o the actual amount and timing of cost savings achieved through the merger;

     o the actual level of revenue enhancements brought about through the merger;

     o future regulatory changes; and

     o various other factors.


The actual results achieved may vary from the projected results and the variations may be material.

     Discounted Dividend Analysis - Clearfield. Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend streams that Clearfield could produce in perpetuity. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results that may be significantly more or less favorable than suggested by the projections. In producing a range of per share Clearfield values, Ryan, Beck used the following assumptions:


     o  discount rates range from 11.0% to 13.0%; and
     o terminal price/earnings multiples range from 13.0x to 15.0x, which when applied to terminal year estimated earnings produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates.


The discounted dividend analysis produced the range of net present values per share of Clearfield common stock illustrated in the chart below:


Discount Rate:                           11.00%         12.00%          13.00%
Terminal Year             13.00X         $50.28         $48.78          $47.37
Multiple                  14.00X         $52.22         $50.63          $49.13
Of Earnings               15.00X         $54.16         $52.48          $50.89

     These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Clearfield common stock. Ryan, Beck notes that the discounted dividend analysis is a widely used valuation methodology, but it relies on numerous assumptions, including dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than the assumptions. Any variation from these assumptions would most likely produce different results.

     Discounted Dividend Analysis - Pro Forma Combined Company. Ryan, Beck also estimated, for comparison purposes, the present value of the future dividend streams that the pro forma combined company created by the combination of Clearfield and Penn Laurel could produce in perpetuity. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results that may be significantly more or less favorable than suggested by the projections. In producing a range of per share pro forma combined company values, Ryan, Beck used the following assumptions:

     o    discount rates range from 11.0% to 13.0%;
     o terminal price/earnings multiples range from 13.0x to 15.0x, which when applied to terminal year estimated earnings produces a value that approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates; and
     o earnings that include estimated savings in the pro forma combined company's non-interest expense equal to 15% in 1999 and 17.5%, in the aggregate, in 2000, with an assumed 5% growth in synergies in years thereafter.

The discounted dividend analysis produced the range of net present values per share of the pro forma combined company common stock illustrated in the chart below:


Discount Rate:                      11.00%            12.00%             13.00%
-------------                       ------            ------             ------
Terminal Year        13.00X         $64.17            $62.14             $60.21
Multiple             14.00X         $66.88            $64.72             $62.68
Of Earnings          15.00X         $69.60            $67.31             $65.14

     Ryan, Beck multiplied the 0.97 exchange ratio by the pro forma combined company common values in the chart above to produce a range of net present values per equivalent Clearfield share as illustrated in the chart below:


Discount Rate:                      11.00%            12.00%             13.00%
-------------                       ------            ------             ------
Terminal Year        13.00X         $62.24            $60.28             $58.40
Multiple             14.00X         $64.87            $62.78             $60.80
Of Earnings          15.00X         $67.51            $65.29             $63.19

     The analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of the pro forma combined company's common stock. Ryan, Beck notes that the discounted dividend analysis is a widely used valuation methodology, but it relies on numerous assumptions, including, in the pro forma analysis, expense savings levels and synergies growth as well as the assumptions used in the stand-alone analysis of Clearfield, the future values of which may be significantly more or less than the assumptions. Any variation from these assumptions would most likely produce different results.

     Contribution Analysis. Ryan, Beck reviewed the relative contributions of Clearfield and Penn Laurel to the combined company based on financial data as of September 30, 1998. Ryan, Beck compared the pro forma equity ownership interest of Clearfield and Penn Laurel of 61.70% and 38.30% with the following Clearfield and Penn Laurel relative contribution table:

                                                    Clearfield      Penn Laurel
                                                    ----------      -----------
Total Assets                                           57.73%          42.27%
Loans, net unearned income                             54.72           45.28
Loan Loss Reserve                                      58.84           41.16
Deposits                                               58.74           41.26
Total Equity                                           59.39           40.61
Tangible Common Equity                                 58.14           41.86
Market Capitalization                                  66.58           33.42
Nonperforming Loans                                    74.02           25.98
Nonperforming Assets                                   69.13           30.87
Last Twelve Months (9/30/98) Net Income                62.11           37.89
Estimated 1999 Net Income                              61.54           38.46

     Peer Group Analysis - Individually. Ryan, Beck also compared Clearfield's and Penn Laurel's reported financial data as of June 30, 1998, with that of a peer group of 14 selected commercial banks located in the Mid-Atlantic region of the United States with assets between $100 million and $250 million for which public trading and pricing information was available.

     The following 14 companies make up the peer group used in this analysis:

                         Abigail Adams National Bancorp
                         Annapolis National Bancorp
                         Bridge View Bancorp
                         Century Bancshares, Inc.
                         First Leesport Bancorp, Inc.
                         First Philson Financial Corp.
                         Intervest Bancshares Corp
                         Jeffersonville Bancorp
                         Long Island Commercial Bank
                         Madison Bancshares Group, Ltd.
                         Mid Penn Bancorp Inc.
                         Suburban Bancshares, Inc.
                         Sussex Bancorp
                         Unity Bancorp, Inc.

Ryan, Beck deemed this group to be generally comparable to both Penn Laurel and Clearfield. The following table compares selected statistics of Penn Laurel and Clearfield with the median ratios and average ratios for the fourteen selected commercial banks in the peer group:


                                                                           Peer Group      Peer Group
                                             Clearfield     Penn Laurel     Average          Median
                                             ----------     -----------    ----------      ----------

Total Equity/Total Assets                       10.84%          9.18%          9.67%          9.87%
Return on Average Assets*                        1.06           1.33           0.80           0.77
Return on Average Equity*                        9.41          13.74           8.22           8.10
Net Interest Margin                              3.75           4.35           4.61           4.73
Yield on Interest Earning Assets                 7.40           8.39           8.23           8.22
Cost of Interest Bearing Liabilities             4.34           4.64           4.43           4.52
Non-Performing Loans/Total Loans                 0.30           0.37           1.08           0.93
Loan Loss Reserves/Non Performing Loans        335.84         218.48         220.07         116.69
Total Loans/Total Assets                        59.27          68.95          60.19          59.10
Total Loans/Deposits                            67.77          79.75          70.66          68.15
1-4 Family Loans/Total Loans                    39.60          29.96          30.50          26.47
Commercial Loans/Total Loans                    13.31          17.70          19.63          17.71
Consumer Loans/Total Loans                      18.14          33.22           6.08           4.06
Price/Latest Twelve Months Earnings*            17.09X          9.99X         21.47X         19.08X
Price/Book Value                               156.17%        114.32%        168.51%        150.06%
Dividend Yield                                   2.94           2.85           1.44           1.53


----------
*  Penn Laurel's net income includes $504,000 in non recurring securities gains.

     Ryan, Beck noted that the performance of Clearfield, as measured by return on average assets and return on average equity, was superior to that of the peer group. Clearfield's yield on interest earning assets was less than that of the companies in the peer group. Additionally, Clearfield had a slightly lower cost of interest bearing liabilities than the peer group. Clearfield's net interest margin was less than its peers primarily due to its relatively lower yielding interest earning assets. Ryan, Beck also noted that Clearfield has a lower level of nonperforming loans than the peer group and a higher loan loss reserve when measured as a percent of nonperforming loans. Based on Clearfield stock price of $55.50 per share as of December 21, 1998, Clearfield's price to latest twelve months earnings per share was less than the peer group. Clearfield's price to book value was greater than the peer group median and less than the peer group average.

     Penn Laurel's yield on interest earning assets was superior to that of Clearfield reflecting the higher level of total loans to total assets, total loans to total deposits and composition of the loan portfolio at Penn Laurel as compared to Clearfield. Additionally, Penn Laurel had a higher cost of interest bearing liabilities than Clearfield. Penn Laurel's net interest margin was greater than Clearfield's primarily due to its higher yielding interest earning assets. Ryan, Beck also noted that Clearfield has a higher loan loss reserve as a percent of non-performing loans as compared to Penn Laurel. Based on Penn Laurel's stock price of $46.25 per share and Clearfield's stock price of $55.50 as of December 21, 1998, Clearfield's price to latest twelve months earnings per share greatly exceeded Penn Laurel's and Clearfield's price to book value was also greater than Penn Laurel's. Ryan, Beck noted that the common stock of both Penn Laurel and Clearfield both traded infrequently and that the current stock prices of both Penn Laurel and Clearfield may not be indicative of fair market value. Ryan, Beck also noted that Penn Laurel's stock trades less frequently than Clearfield's.

     Peer Group Analysis - Combined. Ryan, Beck also compared the pro forma combined company's pro forma financial data as of June 30, 1998, with that of a group of 17 selected commercial banks located in the Mid-Atlantic region of the United States with assets between $250 million and $450 million for which public trading and pricing information was available.

     The following 17 companies make up the peer group used in this analysis:

                          Bryn Mawr Bank Corp.
                          Carrollton Bancorp
                          Codorus Valley Bancorp, Inc.
                          Columbia Bancorp
                          Comm Bancorp, Inc.
                          Commerce Bank/Harrisburg NA
                          Commercial National Financial
                          First Colonial Group, Inc.
                          First Mariner Bancorp
                          Greater Community Bancorp
                          High Point Financial Corp.
                          Lake Ariel Bancorp, Inc.

                          Letchworth Independent BS Corp.
                          Norwood Financial Corp.
                          NSD Bancorp, Inc.
                          Ramapo Financial Corp.
                          Royal Bancshares of PA

The pro forma financial data does not include any expense savings anticipated as a result of the merger. Ryan, Beck deemed this group to be generally comparable to the pro forma combined company. The following table compares selected statistics of the pro forma combined company with the median ratios and average ratios for the seventeen selected commercial banks comprising the combined peer group:


                                              Pro Forma      Combined      Combined
                                              Combined      Peer Group    Peer Group
                                               Company        Average       Median
                                              ---------     ----------    ----------
Total Equity/Total Assets                       10.16%         10.36%         9.55%
Return on Average Assets*                        1.15           1.16          1.14
Return on Average Equity*                       10.81          11.09         11.47
Net Interest Margin                              3.99           4.83          4.74
Yield on Interest Earning Assets                 7.80           8.27          8.13
Cost of Interest Bearing Liabilities             4.45           4.25          4.34
Non-Performing Loans/Total Loans                 0.33           0.74          0.54
Loan Loss Reserves/Non Performing Loans        277.34         276.84        244.63
Total Loans/Deposits                            72.64          77.15         77.24

----------
*    Includes $504,000 in non recurring securities gains.

     Ryan, Beck noted that the performance of the pro forma combined company without synergies, as measured by return on average assets, was approximately equal to the combined peer group and return on average equity was slightly less than the combined peer group. If synergies are included, the pro forma combined company's return on average assets and return on average equity would exceed that of the combined peer group. The pro forma combined company's yield on interest earning assets was less than that of the companies comprising the combined peer group and its cost of interest bearing liabilities was higher than that of the combined peer group. The net effect is that the pro forma combined company had a lower net interest margin than that of the combined peer group. Ryan, Beck also noted that the pro forma combined company has a lower level of non-performing loans than the combined peer group and a higher loan loss reserve when measured as a percent of non-performing loans.

     Financial Advisory Fees. The Board of Directors of Clearfield retained Ryan, Beck as an independent contractor to act as financial advisor to Clearfield with respect to the merger. Ryan,

Beck received a fee for its services. Ryan, Beck, in October 1998, was jointly engaged by Penn Laurel and Clearfield to develop a full understanding of the business and characteristics of Penn Laurel and Clearfield to facilitate the merger of equals by developing a suggested appropriate exchange ratio. A detailed discussion of Ryan, Beck's analysis for this engagement is in "Ryan, Beck's Initial Analysis," above. In December 1998, when that engagement was complete, after the exchange ratio was negotiated by the parties and with the consent of Penn Laurel and Clearfield, Clearfield engaged Ryan, Beck to provide a fairness opinion with respect to the merger. Ryan, Beck has had no other investment banking relationship with either Penn Laurel or Clearfield.

     With regard to Ryan, Beck's services with respect to facilitating the merger, Clearfield and Penn Laurel each agreed to each pay Ryan, Beck a retainer fee of $5,000 plus each company would pay Ryan, Beck an additional fee equal to $15,000 at the time of the announcement of the transaction. In addition, Clearfield and Penn Laurel have agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which expense cannot exceed $7,500 without the prior consent of Clearfield or Penn Laurel. Ryan, Beck was paid all fees. Clearfield and Penn Laurel also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services, including the determination of the exchange ratio. The amounts of Ryan, Beck's fees were determined by negotiation between Ryan, Beck, Clearfield and Penn Laurel.

     With regard to Ryan, Beck's services in connection with the merger, Clearfield has agreed to pay Ryan, Beck a retainer fee of $7,500 plus an additional fee equal to $17,500 upon delivery of the fairness opinion. In addition, Clearfield has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which expenses cannot exceed $7,500 without the prior consent of Clearfield. Ryan, Beck was paid all fees. Clearfield has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services, including the fairness opinion. The amounts of Ryan, Beck's fees were determined by negotiation between Clearfield and Ryan, Beck.

     Ryan, Beck is a market maker for both Penn Laurel's and Clearfield's common stock. Ryan, Beck's research department does not cover either Penn Laurel or Clearfield.

Penn Laurel Opinion Of Financial Advisor

     Pursuant to an engagement letter dated December 10, 1998 and accepted on December 15, 1998, the Penn Laurel Board of Directors retained Garland McPherson to render financial advisory and investment banking services to Penn Laurel in connection with the possible merger of Penn Laurel with Clearfield. According to the terms of the engagement letter, Garland McPherson was not engaged to, and did not,

     o    solicit third party indications of interest in acquiring Penn Laurel;
          or
     o    assist Penn Laurel in negotiating the terms of the proposed merger.


     Garland McPherson, as part of its investment banking and bank consulting business, engages in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in merger and acquisition transactions. The Penn Laurel Board selected Garland McPherson on the basis of its experience in and knowledge of the banking industry and its ability to evaluate the fairness of the transaction from a financial point of view. Garland McPherson issued its fairness opinion on December 24, 1998. Garland McPherson updated the opinion on the date of this proxy statement/prospectus. The updated opinion is attached as Annex C. Garland McPherson acted exclusively for the Penn Laurel Board of Directors in rendering its fairness opinion and has received fees from Penn Laurel in rendering its fairness opinion and its services. There are no other material relationships between Garland McPherson, its affiliates and representatives and Penn Laurel or its affiliates.


     The full text of the opinion is attached as Annex C to this joint proxy statement/prospectus. We urge you to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Garland McPherson. We qualify the following summary of the opinion in its entirety by the full text of the opinion. The exchange ratio was determined by negotiation between Penn Laurel and Clearfield and was not determined by Garland McPherson.

     In rendering the opinion, Garland McPherson:

     o reviewed the historical financial performances, current financial positions and general prospects of Penn Laurel and Clearfield;

     o    reviewed the agreement;

     o    reviewed the proxy statement/prospectus;

     o reviewed and analyzed the stock market performance of Penn Laurel and Clearfield;

     o reviewed the respective history of dividends paid by the two institutions;

     o considered the terms and conditions of the proposed transaction as compared with the terms and conditions of comparable bank mergers and acquisitions;

     o discussed the foregoing with various senior officers of Penn Laurel and Clearfield as well as other matters it believed relevant to its opinion; and

     o conducted other analyses, studies and investigations that it deemed appropriate.

     Garland McPherson relied, without independent verification, upon the accuracy and completeness of all the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the Penn Laurel and Clearfield financial forecasts reviewed in rendering its opinion, Garland McPherson assumed that the financial forecasts were reasonably prepared reflecting the best currently available estimates and judgments of the respective managements as to the future financial performance of the companies. Garland McPherson did not make an independent evaluation or appraisal of the assets, including loans, or liabilities of Penn Laurel or Clearfield nor was it furnished with any appraisal. Garland McPherson also did not independently verify, and has relied on and assumed, the adequacy all allowances for loan losses set forth in the balance sheets of Penn Laurel and of Clearfield and that the allowances for loan losses comply with all applicable law, regulatory policy and sound banking practice as of the date of the financial statements.


     In connection with rendering the opinion, Garland McPherson performed a variety of financial analyses. Garland McPherson used Clearfield's budgeted 1999 earnings of $2.0 million for the first year of financial projections and based projected income for subsequent years on the premise that future earnings would increase approximately $100,000 per year, which appeared reasonable given historical results. Although the evaluation of the fairness, from a financial point of view, of the transaction and of the consideration to be paid in the transaction was to some extent a subjective one based on the experience and judgment of Garland McPherson and not merely the result of mathematical analysis of financial data, Garland McPherson principally relied on the financial evaluation methodologies summarized below to reach its determination. Garland McPherson believes its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by Garland McPherson without considering all the analyses and factors could create an incomplete view of the process underlying Garland McPherson's opinion. In its analysis, Garland McPherson made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, the attainment which are beyond Penn Laurel's and Clearfield's control. Any estimates contained in Garland McPherson's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable then the estimates.


     A summary of selective analyses prepared and analyzed by Garland McPherson follows.

     Comparable Company Analysis. Garland McPherson compared selected financial and operating data for Penn Laurel with those of Clearfield and a peer group consisting of all FDIC insured commercial banking institutions with assets between $100 and $300 million with three or more banking offices located in a non-metropolitan area. This data includes, but was not limited to:

     o    return on average assets;

     o    return on average equity;

     o    certain capital adequacy ratios; and

     o    certain asset quality ratios.

Garland McPherson excluded securities gains and items of non-recurring nature in computing profitability ratios. The analysis is set forth in tabular form, below.

                           COMPARABLE COMPANY ANALYSIS


                                         Clearfield     Penn Laurel       Peers
                                         ----------     -----------       -----
Return on Average Assets                    1.1%            1.0%           1.3%
Return on Average Equity                    9.8%            9.2%          13.2%
Leverage Ratio                             10.8%           10.6%           9.4%
Non-performing Loan/Total Loans             0.7%            0.3%           0.9%
Loan Loss Reserve/Nonaccrual Loans          151%           1251%           248%


     Stock Trading History. Garland McPherson reviewed the history of the trading price and volume of Penn Laurel and Clearfield common stock. Garland McPherson noted that the trading volume of each institution is limited and that, accordingly, there could be no assurance that their trading prices reflect the true underlying value of their respective organizations.

     Analysis of Key Valuation Indices. Garland McPherson computed the tangible book value multiples and price/earnings for a sample group of selected Pennsylvania super community banking institutions. As a preliminary step in computing price/earnings ratios for these institutions, Garland McPherson adjusted earnings to eliminate the effect of securities gains and non-recurring items based on data provided by SNL Securities, a nationally recognized company. Multiplying the median tangible book value multiple of the sample group by the tangible book values of Penn Laurel and Clearfield implied a value of $92.51 per share for Penn Laurel and $81.54 for Clearfield. Multiplying the median price earnings ratio per share of the sample group by the relevant financial data for Penn Laurel and Clearfield indicates values of $59.81 and $58.67.


     Discounted Dividend Analysis. Using discounted dividend analysis, Garland McPherson estimated the present value of the future dividend streams that Penn Laurel could produce over a 5-year period under three earnings growth scenarios. Garland McPherson premised the moderate scenario on earnings per share increasing from $3.64 to $4.95 over a five-year period based on estimates by Penn Laurel's management. They premised the optimistic scenario on earnings per share exceeding the moderate scenario by 5% in all years. The conservative scenario assumes earnings per share fall short of the moderate scenario by 5%. Garland McPherson also estimated the terminal value for Penn Laurel by applying an earnings multiple of eighteen. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 9.0% to 11.0%. The discounted dividend analysis indicated a range of per share values from $55.38 to $66.84.

     Garland McPherson also used discounted dividend analysis to estimate the present value of the future dividend streams that Clearfield could produce over a 5-year period under three growth scenarios. Garland McPherson premised the moderate scenario on earnings per share increasing from $3.47 to $4.17 over a 5-year period based on estimates by Clearfield's management. They premised the optimistic scenario on earnings per share exceeding the moderate scenario by 5% in all years. The conservative scenario assumes earnings per share fall short of the moderate scenario by 5%. The discounted dividend analysis indicated a range of per share values from $49.61 to $59.72.


     Pro Forma Merger Analysis. Garland McPherson analyzed, using projections based on discussions with management of Penn Laurel and Clearfield, certain pro forma effects resulting from the transaction. The analysis examined the projected impact on earnings per share, including management's estimates of transaction related savings, and the book value per share of Clearfield. In computing pro forma combined earnings per share, Garland McPherson incorporated Ryan Beck's estimate of merger economies, which appear reasonable to Garland McPherson. While the combination is dilutive to Penn Laurel shareholders in terms of book value per share, pro forma earnings per share increase 7.6% and dividends per share increase 20.7%.

     Garland McPherson applied a price/earnings ratio of 18.0 to the pro forma combined earnings per share, which produced an implied value of $78.58 per share. This compares to a value of $59.78 indicated by the price/earnings approach for Penn Laurel on a stand-alone basis. The indicated value on a pro forma combined basis is significantly higher than that on a stand-alone basis, providing evidence that the exchange ratio is fair to Penn Laurel shareholders.

     Using discounted dividend analysis, Garland McPherson estimated the present value of the future dividend streams that the pro forma combined entity could produce over a 5 year period under the moderate earnings growth scenario. The discounted dividend analysis indicated a range of per share values from $66.40 to $72.35. This compares to a range of discounted cash flow values of $58.33 to $63.66 per share for Penn Laurel on a stand-alone basis under the moderate earnings growth scenario. The range of values on a pro forma combined basis are significantly higher than those on a stand-alone basis, providing evidence that the exchange ratio is fair to Penn Laurel shareholders.


     In reaching its opinion as to fairness, Garland McPherson did not assign a greater significance to any of the analyses. As a result of its consideration of all factors present and all analyses performed, Garland McPherson reached the conclusion, and opines, that the consideration, as set forth in the agreement, is fair, from a financial point of view, to holders of Penn Laurel's securities.


     In connection with delivering the updated Garland McPherson opinion, included in Annex C, Garland McPherson updated certain of its analyses and reviewed the assumptions on which the analyses were based and the factors considered.

     In delivering its opinion, Garland McPherson assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the transaction, no restrictions will be imposed on Penn Laurel or Clearfield that would have a material adverse affect on the contemplated benefits of the transaction. Garland McPherson also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects of operations of Clearfield after the effective date of the transaction. Pursuant to the terms of the engagement letter, Penn Laurel has paid Garland McPherson $25,000 and has agreed to reimburse Garland McPherson for its reasonable out-of-pocket expenses. Whether or not the merger is consummated, Penn Laurel has agreed to indemnify Garland McPherson and certain related persons against certain liabilities relating to or arising out of its engagement.

     The full text of the Garland McPherson opinion, as of the date of this proxy statement/prospectus, which sets forth assumptions made and matters considered, is attached as Annex C to this proxy statement/prospectus. We urge you to read the opinion in its entirety. Garland McPherson's opinion is directed only to the consideration to be received by shareholders in the transaction and does not constitute a recommendation as to how a shareholder should vote at the meeting.


                          INFORMATION ABOUT THE MERGER


Dissenters' Rights

     General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of Clearfield common stock, have the right to dissent from the merger and to obtain payment of the "fair value" of their shares in the event we complete the merger. The Pennsylvania Business Corporation Law of 1988 also grants shareholders of Penn Laurel the right to dissent from the transaction and receive the "fair value" of their shares.

     If you are a shareholder of Clearfield or Penn Laurel and you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Annex C. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.

     Before the day of the shareholders meeting, send any written notice or demand, required concerning your exercise of dissenters' rights to William A. Shiner, Senior Vice President- Lending and Secretary, Clearfield Bank & Trust Company, 11 North Second Street, Post Office Box 171, Clearfield, Pennsylvania 16830-0171 or to Janice E. Kephart, Secretary, Penn Laurel Financial Corp., 434 State Street, Post Office Box 29, Curwensville, Pennsylvania 16833-0029.

     Fair Value. The term "fair value" means the value of a share of Clearfield or, if you are a Penn Laurel shareholder, Penn Laurel, common stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

     Notice of Intention to Dissent. If you wish to dissent, you must:

     o file a written notice of intention to demand payment of the fair value of your shares if the merger is effected with Clearfield or Penn Laurel, prior to the vote of shareholders on the merger at the meeting;
     o make no change in your beneficial ownership of stock from the date you give notice through the day of the merger; and
     o    not vote your stock for approval of the agreement.

     Neither a proxy nor a vote against approval of the merger satisfies the necessary written notice of intention to dissent.

     Notice to Demand Payment. If the merger is approved by the required vote of shareholders, Clearfield or Penn Laurel will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive 0.97 shares of Penn Laurel common stock for each share of Clearfield common stock that you hold or, if you are a Penn Laurel shareholder, you will continue to hold Penn Laurel common stock after the merger.

     Payment of Fair Value of Shares. Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, Penn Laurel will send dissenters, who have deposited their stock certificates, the amount that Penn Laurel estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

     o a closing balance sheet and statement of income of Clearfield or Penn Laurel for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;
     o a statement of Penn Laurel's estimate of the fair value of the Clearfield common stock or Penn Laurel common stock; and
     o a notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.


     Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by Penn Laurel is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to Penn Laurel. If Penn Laurel remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Penn Laurel of its remittance, the dissenter will be entitled to no more than the amount remitted by Penn Laurel.


     Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:


     o    the merger;
     o timely receipt by Clearfield or Penn Laurel, as the case may be, of any demands for payment; or
     o timely receipt by Clearfield or Penn Laurel, as the case may be, of any estimates by dissenters of the fair value,


then, Penn Laurel may file an application, in the Court of Common Pleas of Clearfield County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

     If Penn Laurel fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Penn Laurel, may file an application in the name of Penn Laurel at any time within the 30-day period after the expiration of the 60-day period and request that the Clearfield County Court determine the fair value of the shares. The fair value determined by the Clearfield County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Penn Laurel's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Clearfield County Court finds fair and equitable.

     Penn Laurel intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Penn Laurel intends to file an application requesting that the fair value of the common stock be determined by the Clearfield County Court.

     Costs and Expenses. The costs and expenses of any valuation proceedings in the Clearfield County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Penn Laurel except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Terms of the Merger

     We discuss the material terms of the merger below. Our description is not complete. We qualify the discussion in its entirety by reference to the agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We urge you to read the agreement.

     Effect of the Merger. CSB Bank will merge into Clearfield. CSB Bank will cease to exist. Clearfield plans to change its name to "Penn Laurel Bank & Trust Company," and continue business as a wholly owned subsidiary of Penn Laurel.

     Exchange of Shares. On the day of the merger, each outstanding share of Clearfield common stock will become a right to receive 0.97 shares of Penn Laurel common stock, subject to adjustment for certain stock dividends, stock splits and similar transactions.

     Penn Laurel will not issue fractional shares of common stock in the merger. Each former shareholder of Clearfield will receive cash in an amount equal to the fair market value of any fractional share interest.

     Penn Laurel and Clearfield anticipate that the merger will occur during the third or fourth quarter of 1999, assuming no difficulties are encountered in obtaining the required regulatory approvals and shareholder approval, and all other conditions to closing are satisfied without unexpected delay. If for any reason, however, the merger does not occur by October 31, 1999, and the parties have not agreed otherwise prior to that date, the agreement will terminate automatically. See, "Business Pending the Merger -- Conditions, Amendment and Termination" for a discussion of the various termination provisions.

     Following the merger, former shareholders of Clearfield will be required to surrender their Clearfield common stock certificates to Penn Laurel. Each Clearfield shareholder will receive detailed instructions concerning the procedure for surrendering the certificates. Upon proper surrender of the certificates, each former shareholder of Clearfield will receive a stock certificate representing the number of whole shares of Penn Laurel common stock into which the shares of Clearfield common stock were converted. Each shareholder will also receive a check in the amount of any cash to which he or she is entitled instead of a fractional share. Shareholders of Clearfield should not surrender their Clearfield common stock certificates for exchange until they receive written instructions to do so.

     Following the merger and until properly requested and surrendered, each Clearfield common stock certificate will be deemed for all corporate purposes to represent the number of whole shares of Penn Laurel common stock that the holder would be entitled to receive upon its surrender. However, Penn Laurel, at its option, may withhold dividends payable after the merger to any former shareholder of Clearfield who has received written instructions from Penn Laurel but has not surrendered Clearfield stock certificates. Penn Laurel will pay any dividends withheld, without interest, to former shareholders of Clearfield upon the proper surrender of the Clearfield common stock certificates.

     Clearfield shareholders must surrender all Clearfield stock certificates to Penn Laurel within two years after the merger. In the event that any former shareholder of Clearfield does not properly surrender his or her certificates within that time, Penn Laurel may sell the shares of Penn Laurel common stock that would otherwise have been issued and hold the net proceeds of the sale, together with the cash (if any) to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a non-interest bearing account for the shareholder's benefit. After the sale, the former Clearfield shareholder's sole right is the right to collect the net proceeds, cash and accumulated dividends. Subject to laws of escheat, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of Clearfield, without interest, upon proper surrender of the Clearfield stock certificates.

Business Pending the Merger

     Clearfield and Penn Laurel agreed to conduct business in the usual, regular and ordinary course, consistent with prudent business judgment, pending the merger. Among other things, they will:

     o    not amend their Articles of Incorporation or Bylaws;

     o only pay regular quarterly cash dividends in amounts and on dates consistent with past practice;

     o not authorize, purchase, issue or sell any shares of common stock or other equity or securities or any securities convertible into common stock of Clearfield or Penn Laurel;

     o not change the presently outstanding number of shares or declare or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

     o not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator;

     o not make any loan or other credit facility commitment in excess of $400,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

     o not enter into any swap or similar commitment, agreement or arrangement, which is not consistent with past practice and which increases the credit or interest rate risks over the levels existing at September 30, 1998;


     o not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices; and


     o not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other then pursuant to policy agreed upon from time to time by the parties.

     There have been no material contracts or other transactions between Clearfield and Penn Laurel since the signing of the agreement, nor have there been any material contracts, arrangements, relationships or transactions between Clearfield and Penn Laurel during the past five years, other than in connection with the agreement and as described in this proxy statement/prospectus.

Conditions, Amendment and Termination

     The obligations of Clearfield and Penn Laurel to complete the merger are subject to a number of conditions and contingencies. These are stated in the agreement. The most significant of these conditions include:

     o    approval by the shareholders of Clearfield;

     o    approval by the shareholders of Penn Laurel;

     o approval by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking;

     o receipt of a favorable opinion from Shumaker Williams, P.C. concerning certain federal income tax consequences relating to the transaction;

     o continued effectiveness of the Registration Statement containing this proxy statement/prospectus;

     o determination that the merger can be accounted for as a pooling of interests for financial reporting purposes;

     o determination of compliance with all applicable federal and state securities and anti-trust laws; and

     o exercise by the dissenting shareholders of dissenter's rights, which, when added to the fractional shares required to be purchased, would require Penn Laurel to pay cash for less than 10% of the issued and outstanding shares of Clearfield common stock.

     In connection with the required regulatory approvals, Clearfield and Penn Laurel have filed:

     o a Notice with respect to the transaction with the Board of Governors of the Federal Reserve System, on April 10, 1999, pursuant to Section 3(a)(3) of the Bank Holding Company Act, which the Federal Reserve Bank of Philadelphia approved by letter dated May 19, 1999;


     o    an Application with the Pennsylvania Department of Banking pursuant to
          Section 115 of the Pennsylvania Banking Code, on April 19, 1999, and an Application to Merge on July 8, 1999;


     o    an Application for Merger with the FDIC on May 28, 1999; and

     o an Application for Merger with the Pennsylvania Department of Banking, on July 8, 1999.


     By letter dated May 18, 1999, the Board of Governors approved the notification. We await final action from the FDIC and The Pennsylvania Department of Banking.


     Any term or condition of the merger agreement may be waived by the party that would benefit from the term at any time before the completion of the transaction, whether before or after approval of the agreement by shareholders of Clearfield and Penn Laurel. However, the parties may not adopt a change in the amount of consideration to be received by the Clearfield shareholders unless the shareholders of Clearfield and Penn Laurel approve the change. In addition, the parties may not amend the agreement and materially adversely affect Clearfield or Penn Laurel shareholders rights without shareholder approval of the change.


     One of the conditions to the consummation of the merger, the approval of the FDIC, has not yet occurred and may not occur prior to October 31. If timely approval is not received from the FDIC, the merger agreement would terminate regardless of whether the shareholders have approved the merger, unless both parties agree to extend the termination date. The parties have not agreed to do so as of the date of this proxy statement/prospectus.



     The merger agreement may be terminated at any time before the effective date, whether before or after its approval and adoption by the shareholders of Clearfield and Penn Laurel, by:

     o    agreement of all the parties;

     o unilateral action either party if a material breach by the other party of any representation, warranty or covenant is not cured within 30 days or, through no fault of the terminating party, a condition precedent to the terminating party's obligation to close the transaction is not satisfied by October 31, 1999; or

     o automatically, in the event of a failure to close the transaction by October 31, 1999, unless extended by the parties, in writing, prior to that date.

Effective Date

     The agreement provides that the merger of CSB Bank into Clearfield will take place under the terms of an agreement and plan of merger. The agreement and plan of merger is attached as Exhibit A to the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

     The transaction will close at a time and place agreed upon by the parties, within 30 days after:

     o receipt of all regulatory approvals and expiration of any applicable waiting periods;

     o the lifting, discharge or dismissal of any stay of any governmental approval or of any injunction against the transaction; and

     o    receipt of all shareholder approvals.

     The agreement will automatically terminate and the transaction will be canceled if all applicable conditions have not been satisfied by October 31, 1999, unless the parties have agreed prior to that date to extend the termination date of the merger agreement.

Management and Operations Following the Merger

     Following the merger, the Board of Directors of Penn Laurel and Penn Laurel Bank & Trust will consist of all people who were members of the Boards of Directors of Clearfield and of Penn Laurel on December 31, 1998, and Wesley M. Weymers, except that one director from each board elected not to continue as a director of his respective company after the 1999 Annual Meeting of Shareholders and will not be on the board of Penn Laurel or Penn Laurel Bank & Trust. Mr. William T. Davis of the Clearfield Board of Directors did not stand for re-election due to his health and Mr. Henry A. Peterson of the Penn Laurel Board of Directors reached the mandatory retirement age of 72. Neither Mr. Davis nor Mr. Peterson will receive any severance or other payments as a result of their departure from their respective Boards of Directors. In addition, Sherwood C. Moody, a director and the President and Chief Executive Officer of Clearfield resigned, effective June 25, 1999, to become President and Chief Executive Officer of a savings bank in Maine. The Clearfield Board of Directors appointed William E. Wood as President and Chief Executive Officer and as a director of Clearfield. Mr. Wood will serve as an Executive Vice President and a director of Penn Laurel and Penn Laurel Bank & Trust. The rest of the persons will serve as directors until their successors are elected and qualified.

     In order for Penn Laurel Bank & Trust to accommodate 22 persons on its Board of Directors, management intends to amend the articles of incorporation to increase the permissible size of the Board of Directors to 25 members on the day of the merger. Penn Laurel will also amend its bylaws to permit individuals over age 72 to serve on the Board of Directors.


     The following table lists the members of the Board of Directors of Penn Laurel & Penn Laurel Bank & Trust following the merger, their ages, their principal occupation for the past five years and the length of their service as directors:


                                                 Principal Occupation
                                  Age as of      for Past Five Years and          Director
Name                                May 1        Positions Held                     Since
----                              ---------      -----------------------          --------
George L. Beard                      63          Retired;                           1989
                                                 Director of Clearfield

William L. Bertram                   66          Chairman of the                    1972
                                                 Clearfield Board

Larry W. Brubaker                    63          President and CEO                  1986
                                                 of Penn Laurel

D. Stephen Butler                    56          President, Butler Trucking;        1985
                                                 Director of Clearfield

Robert W. Dotts                      75          President, Dotts Motor             1956
                                                 Company; Director of
                                                 Clearfield

Donald R. Fezell                     60          Owner, Fezell Enterprise           1996
                                                 I, II, III; Director of
                                                 Penn Laurel

Guy A. Graham                        58          President, Clearfield              1990
                                                 Foundation; Director of
                                                 Penn Laurel

Craig L. Hile                        49          Vice President, Bloom              1986
                                                 Insurance; Director of
                                                 Clearfield

Frank J. Hoffman, Jr.                79          Chairman of the Board of           1990
                                                 Penn Laurel

Barbara J. Hugney-Shope              59          Attorney-at-law; Director          1989
                                                 of Clearfield

Robert M. Kurz, Jr.                  66          President, Chairman and            1962
                                                 CEO, Kurz Bros.;
                                                 Director of Clearfield

Joseph P. Leyo                       64          President, Leyo's Inc.;            1986
                                                 Director of Penn Laurel

Richard L. Lininger                  71          Retired;                           1986
                                                 Director of Penn Laurel

Michael R. Lytle                     49          Commissioner;                      1990
                                                 Director of Clearfield


                                                 Principal Occupation
                                   Age as of     for Past Five Years and          Director
Name                                 May 1       Positions Held                     Since
----                               ---------     -----------------------          --------
Laurance B. Seaman                   52          Attorney-at-Law, Gates             1986
                                                 & Seaman; Director of
                                                 Penn Laurel

Joseph A. Shaw                       68          Retired;                           1986
                                                 Director of Penn Laurel

Darrell G. Spencer                   71          Director, Hepburnia Coal           1986
                                                 Co., Inc.;
                                                 Partner, Spencer Land Co.;
                                                 Director of Penn Laurel

Ray S. Walker                        87          President, Walker Foundation;      1962
                                                 Director of Clearfield

Wesley M. Weymers                    41          Director of Penn Laurel            1994
                                                 and President and CEO of
                                                 CSB Bank since January,
                                                 1999; prior thereto, Vice
                                                 President of Penn Laurel

Richard A. Wilkinson                 64          Auto Dealer, Wilkinson's           1986
                                                 Subaru, Inc.;
                                                 Director of Penn Laurel

William E.  Wood                     51          President, CEO and                 1997
                                                 Director of Clearfield
                                                 since June, 1999; prior
                                                 thereto, Assistant Vice
                                                 President and Commercial
                                                 Loan Officer for Clearfield
                                                 from 1997; prior thereto,
                                                 Senior Vice President U.S.
                                                 Bank and investment
                                                 representative at Paine Webber

H. Rembrandt Woolridge               85          President, Moshannon               1962
                                                 Falls Mining;
                                                 Director of Clearfield


     Messrs. Bertram, Brubaker, Wood and Weymers will serve as executive officers of Penn Laurel and Penn Laurel Bank & Trust. William L. Bertram will be Chairman of the Board of Directors of Penn Laurel and of Penn Laurel Bank & Trust. Larry W. Brubaker will be President and Chief Executive Officer of Penn Laurel and of Penn Laurel Bank & Trust. Messrs. Wood and Weymers will serve as Executive Vice Presidents.


     Mr. Brubaker, entered into an employment agreement with Penn Laurel in connection with the transaction. Mr. Bertram entered into a consulting agreement with Penn Laurel and Penn Laurel Bank & Trust Company. The agreements are effective on the date of merger.

     These agreements will replace any employment or consulting agreements existing with Penn Laurel or Clearfield on the day of the merger. Mr. Brubaker's agreement is for a term of three years with automatic renewals for one year terms. His salary is $143,688 per year. If Mr. Brubaker is terminated for cause, all payments and benefits under the agreement cease. If Mr. Brubaker is terminated without cause, or he resigns for good reason, he will receive the greater of 2.99 times his compensation or his compensation due for the remainder of the employment agreement. This benefit is payable in 36 equal monthly installments. Mr. Brubaker would also receive health and welfare benefits for 36 months subsequent to termination. The agreement contains a "change of control" clause, which provides for a severance allowance, as defined in the agreement, as 2.99 times his compensation, payable in 36 monthly installments and including health and welfare benefits for 36 months. If Mr. Brubaker is disabled under the terms of the agreement, he will receive 70% his compensation until he returns to work, reaches age 65, dies or his employment ends.


     Messrs. Wood and Weymers also entered into employment agreements with Penn Laurel and Penn Laurel Bank & Trust Company. The terms of their agreements are the same as those of Mr. Brubaker's except that:

     o    their annual salary is $101,004 per year, and

     o their termination without cause provision provides for the greater of the agreed upon compensation due for the remainder of the term of the agreement or one times their compensation payable in 12 equal monthly installments, with health and welfare benefits payable for 12 months.

     Mr. Bertram's agreement:

     o    has a 3 year term;

     o provides for compensation to Mr. Bertram of $20,500 per year, for 2 years for services rendered;

     o contemplates that Mr. Bertram will act as Chairman of the Board of Directors of Penn Laurel and Penn Laurel Bank & Trust for 2 years;

     o includes a covenant not to compete under which Mr. Bertram will receive $33,500 in each of the 3 years of the agreement; and

     o    does not include any "change of control" clause.


Estimates of Future Operations

     Ryan, Beck, as part of its engagement, was asked to estimate the potential cost savings that would result from a combination of Clearfield and Penn Laurel. Ryan, Beck had oral discussions with Penn Laurel's management regarding the future performance of Penn Laurel for the year ending December 31, 1999. These discussions were based on assumptions that Penn Laurel's management believed reasonable at the time relating to the interest rate environment and to Penn Laurel's loan portfolio growth, asset growth and deposit growth. Penn Laurel's management's belief as to the reasonableness of its assumptions was based on Penn Laurel's history of operations. Penn Laurel's management indicated to Ryan, Beck that it believed that Penn Laurel's net income in 1999 would be approximately $1.25 million, which excluded approximately $250,000 in pre-tax security gains and excluded the expenses related to the opening of the St. Mary's branch office.



     The expectations of future performance made by Penn Laurel did not give effect to the merger or to merger related expenses. These expectations should be read together with the unaudited pro forma condensed combined consolidated financial information contained in this joint proxy statement/prospectus. The expectations of future performance made by Penn Laurel were not prepared with a view to public disclosure. The expectations are included in this joint proxy statement/prospectus solely because the information was discussed by Penn Laurel. Penn Laurel's independent auditors have not examined the expectations.

     The expectations as to future operations are forward-looking statements and Penn Laurel assumes no responsibility for the accuracy of the expectations. There can be no assurance that the expectations will be realized. The expectations are inherently subject to significant economic and competitive risks and uncertainties many of which are beyond Penn Laurel's control. These risks and uncertainties could cause actual results or performance to differ materially from our expectations as to future performance. We have described some of the risks and uncertainties that could materially impact our respective businesses and our expectations as to future performance under the heading "Forward Looking Statements."


     Ryan, Beck's analysis estimated that potential cost savings could range from 15% to 19% of pro forma combined non-interest expenses and included the following:

     o    Branch consolidations
          o Overlapping branches are located in Clearfield, Curwensville and DuBois

     o    Executive and administrative personnel
          o    Includes the elimination of duplicate non-branch personnel

     o    Non-Personnel related expense savings
          o    Includes accounting, legal and certain marketing expenses

     A summary of the total potential savings is presented in the table below:

                                                  Low                   High
                                              ----------             ----------
Branch Savings                                $  683,858      to     $  738,359
Non-Branch Salaries and Benefits Savings         522,876      to        593,741
Non-Personnel Savings                            304,500      to        304,500
                                              ----------             ----------
Total Savings                                 $1,511,234      to     $1,636,600
                                              ==========             ==========

     Management of Clearfield and Penn Laurel reviewed the cost savings and determined that they were reasonable and achievable. Each company's belief that cost savings are achievable is a forward-looking statement that is inherently uncertain. We cannot assure that these potential cost savings or any cost savings or synergies will be achieved as a result of the merger or as to the timing of any actual cost savings that may be achieved. Any actual cost savings will depend on future expense levels and operating results and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined company.

Federal Income Tax Consequences

     The following discussion summarizes the anticipated material federal income tax consequences of the merger. These are the material Federal tax consequences of the merger, if the merger were to take place on the date of this proxy statement/prospectus. This is only a general description of the federal income tax consequences of the merger. We attach the opinion of Shumaker Williams, P.C. as to the income tax consequences of the merger if the merger had taken place on the date of this proxy statement/prospectus as Annex G. We recommend that you read the opinion. However, the opinion does not consider the particular facts and circumstances of your situation. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of the transaction and/or any sale of Penn Laurel common stock received in the merger. We do not anticipate that the law will change before closing.

     The following is a summary of the opinion of Shumaker Williams, P.C.:


     o    the merger will constitute a reorganization within the meaning of
          Section 368(a) of the Internal Revenue Code of 1986, and Clearfield and Penn Laurel will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

     o neither Clearfield nor Penn Laurel will recognize any gain or loss by reason of the merger;

     o except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by Clearfield shareholders on the exchange of their shares of Clearfield common stock for shares of Penn Laurel common stock;

     o the basis of the Penn Laurel common stock to be received by the Clearfield shareholders generally will be, in each instance, the same as the basis of the Clearfield common stock surrendered in exchange therefor;

     o the holding period of the Penn Laurel common stock to be received by the shareholders of Clearfield, generally, will include the period during which the surrendered Clearfield common stock was held, provided that the Clearfield common stock surrendered is held as a capital asset on the date of the exchange pursuant to the merger; and

     o the payment of cash to the Clearfield shareholders in lieu of their fractional share interests of Penn Laurel common stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Penn Laurel common stock which the shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

     The obligations of the parties to close the transaction are conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel substantially to the effect that the federal income tax consequences of the merger are as summarized in this section. Unlike a ruling from the IRS, an opinion of counsel would have no binding effect on the IRS. The ruling or opinion will not deal with all of the tax considerations that may be relevant to particular Clearfield shareholders, such as shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. The ruling or opinion will not address any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

Investment Agreement

     Concurrently with the execution and delivery of the agreement, Clearfield and Penn Laurel each entered into an investment agreement. The investment agreements are attached as exhibits to the agreement which is attached to this proxy statement/prospectus as Annex A. These agreements protect the parties from interference from a third party during the period of time between execution of the agreement and merger of the companies.

     As a condition of the agreement and as an inducement to entering the agreement, Clearfield and Penn Laurel each entered into an investment agreement, dated as of December 31, 1998, pursuant to which:

     o Penn Laurel granted Clearfield a warrant to purchase up to 20,815 shares of Penn Laurel common stock at a purchase price of $44.00 per share; and

     o Clearfield granted Penn Laurel a warrant to purchase up to 40,791 shares of Clearfield common stock at $52.00 per share.

The terms of the investment agreements are identical in all material respects other than with respect to the shares that may be purchased and the exercise prices.

     The warrants are exercisable upon the occurrence of the following events:

     o The issuer's willful breach of the agreement that would permit the warrantholder to terminate the agreement;

     o The issuer's shareholders failing to approve the merger after an announcement by a third party of an offer or proposal to acquire 15% or more of the issuer's common stock, to merge with the issuer or to purchase substantially all of the issuer's assets;

     o A third party's acquisition of 15% or more of the issuer's common stock exclusive of any of the issuer's shares of common stock sold to the third party, directly or indirectly, by the warrantholder;

     o A third party beginning a tender or exchange offer for the issuer's common stock that would result in the third party acquiring or having the right to acquire 15% or more of the issuer's common stock;

     o Application by a third party with a bank regulatory authority to begin a tender or exchange offer for the issuer's common stock that would result in the third party acquiring or having the right to acquire 15% or more of the issuer's common stock; or

     o A third party's entrance into an agreement with the issuer to acquire the issuer by any method.

     The parties may exercise all or only some of their warrants.

     Redemption rights are also granted to the warrantholder. These rights permit the warrantholder to require the company to redeem some or all of the shares acquired by the warrantholder upon exercise of the warrant at a redemption price equal to:

     o    110% of the exercise price;

     o the highest price paid or agreed to be paid for a share of stock by an acquiring person, as defined; and

     o in the event of sale of all or substantially all of the company's assets, the sum of the price paid for the assets and the current market value the remaining assets of the company, as determined by a recognized banking firm, divided by the number of shares of common stock then outstanding.

     The redemption rights are exercisable upon the occurrence of either of the following events:

     o a third party acquiring 50% or more of the Clearfield common stock exclusive of any shares resulting from the exercise of the warrant or shares of Clearfield common stock purchased from Penn Laurel; or

     o a third party entering into an agreement with Clearfield to acquire Clearfield by any method.

     In addition, the investment agreements provide for adjustment of the warrants in the event of a change in the common stock of the particular issuer by reason of a stock dividend, stock split, recapitalization, combination, conversion, division, or exchange of shares. In each case, the number and kind of shares issuable under the applicable warrant is adjusted appropriately.

Accounting Treatment

     The agreement contemplates that the merger will be treated as a pooling of interests for financial accounting purposes. This accounting treatment is different from a purchase transaction. Under this accounting method, the assets and liabilities of CSB Bank will be combined with Clearfield at their historical recorded bases. Results of operations of Penn Laurel Bank & Trust will include the results of both companies for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for Penn Laurel Bank & Trust.

     If Penn Laurel were required to purchase more than 10% of the outstanding shares of Clearfield common stock for cash, due to the purchase of fractional shares and the exercise of dissenters' rights by Clearfield shareholders, or if other conditions arise that would prevent the merger from being treated as a pooling of interests for financial accounting purposes, Clearfield and Penn Laurel have the right to terminate the agreement and to cancel the merger.

Restriction on Resale of Stock Held By Affiliates

     The shares of Penn Laurel common stock to be issued upon completion of the merger will be registered with the Commission under the Securities Act. Following the merger, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed "affiliates" of Clearfield, within the meaning of Commission Rules 144 and 145. In general terms, any person who is an executive officer, director or 10% shareholder of Clearfield at the time of the shareholders meeting may be deemed to be an affiliate of Clearfield for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of Penn Laurel common stock to be issued to affiliates of Clearfield in connection with the transaction.

     Penn Laurel common stock received by persons who are deemed to be affiliates of Clearfield may be resold only:

     o    in compliance with the provisions of Commission Rule 145(d);
     o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or
     o pursuant to an effective registration statement filed with the Commission.

In general terms, Commission Rule 145(d) permits an affiliate of Clearfield to sell shares of Penn Laurel common stock received by him or her in ordinary brokerage transactions subject to certain limitations on the number of shares that may be resold in any consecutive three month period. An affiliate of Clearfield may not, as a general rule and subject to an exception in a case of certain de minimis sales:

     o sell any shares of Clearfield common stock during the 30-day period immediately preceding the day of the merger; or

     o sell any shares of Penn Laurel common stock received by him or her in exchange for shares of Clearfield common stock until after the publication of financial results covering at least 30 days of post-merger combined operations.

     The ability of affiliates to resell shares of Penn Laurel common stock received in the transaction under Rule 144 or Rule 145 is subject to Penn Laurel's having satisfied its Exchange Act reporting requirements, if any, for specified periods prior to the time of sale. Affiliates are also permitted to resell Penn Laurel common stock received in the transaction pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations requirements. This proxy statement/prospectus does not cover any resales of Penn Laurel common stock received by persons who may be deemed to be affiliates of Penn Laurel or Clearfield.

     Each person who may be an affiliate of Clearfield is required, prior to the closing, to provide Penn Laurel with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Penn Laurel common stock that the shareholder will receive in the merger.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

No Established Market for Shares

     There is no established trading market for either company's common shares. A review of the record of the trades for the shares of each company indicates that for the period from January 4, 1998 through December 4, 1998 (47 weeks) no trades were made in Clearfield common stock for 32 of the 47 weeks and no trades were made in Penn Laurel common stock in 41 of the 47 weeks.

Common Stock of Clearfield


     The last reported sale of Clearfield common stock as reported on the OTC Bulletin Board before the record date was 400 shares at $49.00 per share on July 26, 1999. Clearfield common stock is quoted on the OTC Bulletin Board under the symbol "CLFD." Clearfield common stock has historically traded on a very limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions. The table below shows, for the periods indicated, the high and low bid quotations for Clearfield common stock as reported on the OTC Bulletin Board, and cash dividends paid per share. The quotations in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. We have adjusted all information for stock dividends and splits throughout the periods.


                                                                 Cash Dividends
1999                            High              Low            Paid Per Share
----                           ------            ------          --------------
First Quarter                  $54.00            $51.50               $.31
Second Quarter                  54.50             49.00                .32
Third Quarter                                                          .32*
Fourth Quarter

1998
----
First Quarter                  $52.25            $46.25               $.31
Second Quarter                  53.00             52.20                .31
Third Quarter                   54.75             53.00                .31
Fourth Quarter                  55.50             54.25                .71

1997
----
First Quarter                  $39.50            $36.50               $.30
Second Quarter                  42.00             38.50                .30
Third Quarter                   44.88             40.00                .30
Fourth Quarter                  46.75             42.75                .70

----------
*  as of July 20, 1999

     As of July 28, 1999, Clearfield common stock was held by approximately 458 holders of record. Clearfield has in the past paid regular quarterly dividends to its shareholders on or about January 20, April 20, July 20 and October 20, of each year. Clearfield, historically, has also paid a special dividend on December 20 of each year.

Common Stock of Penn Laurel


     The last reported sale of Penn Laurel common stock as reported on the OTC Bulletin Board before the record date was 200 shares at $52.00 per share on July 19, 1999. Penn Laurel common stock is quoted on the OTC Bulletin Board under the symbol "PELA." Penn Laurel common stock has historically traded on a very limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions. The table below shows, for the periods indicated, the high and low bid quotations for Penn Laurel common stock as reported on the OTC Bulletin Board, and cash dividends paid per share. The quotations in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions.



                                                                 Cash Dividends
1999                            High              Low            Paid Per Share
----                           ------            ------          --------------
First Quarter                  $59.50            $51.50               $.30
Second Quarter                  59.50             53.00                .30
Third Quarter
Fourth Quarter

1998
----
First Quarter                  $41.00            $39.50               $.29
Second Quarter                  41.25             40.50                .29
Third Quarter                   44.25             44.25                .29
Fourth Quarter                  46.25             45.25                .45

1997
----
First Quarter                  $31.38            $38.38               $.27
Second Quarter                  36.25             31.63                .27
Third Quarter                   38.00             37.00                .27
Fourth Quarter                  39.00             38.00                .45

     As of July 28, 1999, Penn Laurel common stock was held by approximately 327 holders of record. Penn Laurel Financial Corp. has in the past paid regular quarterly cash dividends to its shareholders on or about January 1, April 1, July 1 and October 1, of each year. Penn Laurel has also, historically, paid a special dividend in the fourth quarter.

             INFORMATION CONCERNING CLEARFIELD BANK & TRUST COMPANY

Information Concerning Clearfield

     Clearfield engages in the general commercial and retail banking business. The bank operates 6 banking offices in Clearfield County, Pennsylvania. The Pennsylvania Department of Banking and the FDIC regulate the bank. The bank also has a wholly owned subsidiary, Diamond Financial Services. Diamond Financial Services is a Pennsylvania corporation that sells mutual funds and annuities.

     The principal executive offices of Clearfield are located in Clearfield, Pennsylvania.

Description of Business and Property

     Below is a schedule of all Clearfield's properties, all of which are owned by the bank.

Nature of Bank Office
    or Facility               Address                          Date Acquired
---------------------         -------                          -------------
Main Office                   11 North Second Street           June 18, 1903
                              Clearfield, PA 16830

Bridge Street Office          Corners of North Second &        July 16, 1960
                              Bridge Streets
                              Clearfield, PA 16830

Philipsburg Office            Irvin Drive Extension            August 23, 1993
                              Philipsburg, PA 16866

Curwensville Office           407 Walnut Street                January 21, 1980
                              Curwensville, PA 16833

DuBois Office                 91 Beaver Drive                  September 8, 1988
                              DuBois, PA 15801

Goldenrod Office              1935 Daisy Street                March 7, 1997
                              Clearfield, PA 16830

     Clearfield is a full service commercial bank and trust company that offers a large range of commercial and retail banking services to its customers, including personal and business checking, NOW accounts, commercial sweep accounts, money market accounts, savings accounts, IRA accounts, and certificates of deposit. The bank also offers credit cards, installment loans, home equity loans, lines of credit, letters of credit, revolving credit, commercial term and mortgage loans, first-time home buyer mortgages, as well as residential and commercial construction loans.

     In addition, Clearfield provides debit cards, safe deposit boxes, traveler checks, money orders, wire transfers of funds and direct deposits of social security and payroll checks. The bank also provides credit card processing services to local merchants and retailers and is a member of "MAC" system and provides customers with access to this automated teller machine network.

     In the event that loan requests may exceed Clearfield's lending limit to any one customer, the bank seeks to arrange loans on a participation basis with other financial institutions. The offering or continuation of the above enumerated services are periodically evaluated.

     Clearfield's Trust Department offers a full line of services such as guardianships, personal trusts, estate planning, IRA and KEOGH plans, pension and profit sharing plan administration and investment counseling.

     Clearfield's wholly owned subsidiary, Diamond Financial Services, Inc. offers nontraditional banking products such as fixed and variable rate annuities, mutual funds and stock transactions.

     Clearfield competes with other commercial banks and savings and loan associations, most of which are larger than Clearfield. The bank also competes with major regional banking and financial institutions headquartered elsewhere. Clearfield generates the overwhelming majority of its deposit and loan volume within its primary service area, i.e. Clearfield County, Pennsylvania. The majority of the residents and business and employees within Clearfield's primary service area are within driving time - 30 minutes from each banking office. There are 37 offices of commercial banks headquartered or that have a presence in the greater Clearfield area. The bank also competes with branch offices of numerous banks and financial institutions that are headquartered elsewhere.

     The primary service area constitutes the community delineated for Clearfield's Community Reinvestment Act Statement that states the bank intends to meet the credit needs of the entire local community. It is the bank's policy to evaluate all applications for credit without regard to the applicant's race, color, creed, sex, age or marital status.

     Clearfield's primary service area includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes and service institutions. The Clearfield County area has a large number of established businesses.

Employees

     As of June 30, 1999, Clearfield had 88 full-time equivalent employees.

Legal Proceedings

     The nature of the business of Clearfield generates a certain amount of litigation involving matters in the ordinary course of business. In the opinion of Clearfield's management, there are no proceedings pending to which Clearfield is a party or to which its property is subject, which, if determined adversely to the bank, would be material in relation to Clearfield's undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to the business of Clearfield. In addition, no material proceedings are pending or are known to be threatened or contemplated against Clearfield by government authorities or others.

Dividends

     Clearfield shareholders are entitled to receive the dividends when, as and if declared by the Board of Directors out of legally available funds. Clearfield has historically paid quarterly cash dividends to its shareholders on or about January 20, April 20, July 20 and October 20 of each year, and has, historically, paid a special dividend on December 20.


     The ability of Clearfield to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of the bank. Clearfield expects to have funds available for the payment of dividends on common stock, for the foreseeable future. These dividends are subject to certain statutory limitations. In accordance with the regulatory restrictions, as of June 30, 1999, Clearfield had approximately $16,068,247 available for the payment of dividends. The agreement permits Clearfield to make normal dividend payments during 1999 to its shareholders, consistent with past practice.

     Clearfield paid cash dividends of $1.64 per share in 1998, and $0.31 for the first quarter and $0.32 for the second and third quarters of 1999.


Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers


     The following table sets forth information, as of July 28, 1999, with respect to the following beneficial owners of Clearfield common stock:


o each person who owns of record or who is known by the board of directors of Clearfield to own more than 5% of its outstanding common stock; and

o each executive officer, each director and all executive officers and directors as a group.

     Clearfield determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of any common stock:

     o owned by or for the person's spouse, minor children or any other relative sharing the person's home;

     o of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and


     o investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after July 28, 1999, the record date of the meeting.


     Beneficial ownership may be disclaimed as to certain of the securities.


                                       Beneficial Ownership Table

                                                 Shares                     Percent of Outstanding
Name and Address of 5% Holder              Beneficially Owned           Common Stock Beneficially Owned
-----------------------------              ------------------           -------------------------------
Cleartru Company                               104,852(1)                          18.18%
11 North Second Street
P.O. Box 171
Clearfield, PA 16830

Directors and Executive Officers
--------------------------------
George L. Beard                                 10,015(2)                           1.74%


William L. Bertram                               6,000(3)                           1.04%


D. Stephen Butler                                5,500(4)                           0.95%

Robert W. Dotts                                  1,100                              0.19%


Craig L. Hile                                    1,100(5)                           0.19%


Barbara J. Hugney-Shope                          1,660                              0.29%


Robert M. Kurtz, Jr.                             8,630(6)                           1.50%

Michael R. Lytle                                10,075(7)                           1.75%


Ray S. Walker                                    9,884                              1.71%


William E. Wood                                    -0-                              0.00%


                                      -76-



H. Rembrandt Woolridge                          30,130(8)                           5.22%


All directors and executive officers            84,764                             14.70%
  as a group (14 people)



----------
 (1) 101,262 shares of common stock beneficially owned by the bank are held by the Bank's Trust and Security Department in its fiduciary capacity. The Trust Department does not hold sole voting and disposition power over these shares, except for sole voting power over 11,499 shares held by the trust department on behalf of the bank's pension and profit sharing plans, the bank's trust department intends to permit the shares over which it has shared voting power to be voted by the other holder of the power. The trust department intends to obtain the advice of an independent investment adviser in voting the shares over which it has sole voting power. The amount also includes 30,130 shares beneficially owned by Mr. & Mrs. Woolridge.
 (2) Includes 10,015 shares owned jointly by Mr. Beard and his spouse.
 (3) Includes 3,700 shares owned individually by Mr. Bertram; 1,800 shares owned individually by his spouse; and 500 shares under a trust agreement.
 (4) Includes 2,000 shares owned individually by Mr. Butler; 1,000 shares owned jointly with his spouse; and 2,500 shares owned by Butler Trucking Company Profit Sharing Plan.
 (5) Includes 100 shares owned jointly with his spouse and 1,000 shares owned by Bloom Insurance Agency.
 (6) Includes 7,630 shares owned individually and 1,000 shares owned by Kurtz Bros.
 (7) Includes 10,075 shares owned jointly with his spouse.
 (8) Includes 8,130 shares held under a trust agreement for Mr. Woolridge and 22,000 shares held under a trust agreement for his spouse.


Executive Compensation

     The following table sets forth information concerning the annual compensation for services in all capacities to Clearfield for the fiscal years ended December 31, 1998, 1997 and 1996 of the Chief Executive Officer at December 31, 1998. There were no other executive officers of Clearfield whose total annual salary and bonus exceeded $100,000.


                                         CLEARFIELD SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------

                                 Annual Compensation                                Long-Term Compensation
                       ----------------------------------------      ----------------------------------------------------
                                                                              Awards                      Payout
                                                                     ------------------------     -----------------------
(a)                     (b)        (c)       (d)         (e)            (f)            (g)         (h)           (i)
-------------------------------------------------------------------------------------------------------------------------
                                                        Other                                                 All other
                                                        Annual       Restricted                                Compen-
                                                        Compen-        Stock          Options                  sation ($)
    Name and                     Salary     Bonus       sation         Awards          /SARs      Payouts    (1)(2)(3)(4)
Principal Position     Year       ($)        ($)         ($)            ($)             (#)         ($)
-------------------------------------------------------------------------------------------------------------------------
Sherwood C. Moody      1998      95,417                                                                          24,194
 President and         1997      88,583                                                                          22,846
 Chief Executive       1996      80,667                                                                          21,205
 Officer(5)
-------------------------------------------------------------------------------------------------------------------------


(1) Includes company's contributions to the Profit Sharing Plan of $14,313, $13,288 and $12,100 for 1998, 1997 and 1996


(2) Includes Life Insurance Premiums of $1,287, $1,194 and $1,067 for 1998, 1997 and 1996


(3) Includes the payment of club dues in the amount of $727, $726 and $626 for each of 1998, 1997 and 1996

(4) Includes company's contributions to the Defined Benefit Contribution Plan of $7,867, $7,638 and $7,412 for 1998, 1997 and 1996.

(5) Mr. Moody resigned as President and Chief Executive Officer of Clearfield effective June 25, 1999. William E. Wood presently serves in that position.


Defined Benefit Pension Plan

     Clearfield has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and employee's compensation during the three highest consecutive years of employment. Clearfield's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service date, but also for those expected to be earned in the future.

Profit Sharing Plan

     Clearfield employees become eligible to participate in the profit sharing plan upon meeting the attained age and service requirements. The annual contribution to the trust fund established under the plan is authorized by the Board of Directors. The contribution was $271,134 in 1998, $244,255 in 1997 and $212,325 in 1996.

Director Compensation


     During 1998, Clearfield's Board of Director's held 25 meetings. Each outside director receives a fee of $11,000 per year, payable in installments of $2,750 each quarter. Each director is permitted 4 absences per year. Directors quarterly installment payments are reduced by $417 for each meeting missed in excess of 4. The bank also provides life and health insurance for directors. Mr. Bertram currently receives $18,000 annually for his services as Chairman of the Clearfield Board of Directors and $29,000 annually as compensation for his covenant not to compete.


Loans

     Clearfield grants loans and makes other credit available to the general public. The bank structures the extensions of credit to meet the varying needs of businesses, individuals, and institutional customers. The bank's loans include mortgages, lines of credit, term loans, leases and letters of credit. The interest income generated by loans comprises a major source of revenue for the bank and also exposes Clearfield to potential losses upon borrower default. To minimize loss, the bank follows strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, the bank places primary emphasis on borrowers' underlying ability to pay. Clearfield, generally, confines its lending activity to customers who live or are based in its primary trade area, Clearfield County and the contiguous counties surrounding Clearfield County. By limiting lending activities to a general geographic area, the bank's staff becomes more knowledgeable about local market conditions and can make better credit risk assessments and, consequently, more prudent lending decisions.

Clearfield believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

     The bank does participate in loans with other financial institutions that meet the terms and conditions under the bank's lending policy.

Description of Clearfield Common Stock


     Clearfield is authorized to issue 617,600 shares of common stock of which 576,809 shares were issued and outstanding as of July 28, 1999.


Liquidation

     In the event of liquidation, dissolution or winding up of the bank shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

Anti-takeover Provisions

     Clearfield's Articles of Incorporation and Bylaws, Pennsylvania's Banking Code of 1965, as well as certain applicable provisions of Pennsylvania Business Corporation Law of 1988, contain provisions that may be deemed to be "anti-takeover" in nature.

     For example Clearfield's Articles of Incorporation eliminate cumulative voting. Cumulative voting permits a shareholder with a large minority holding of common stock to elect one or more persons to the Board of Directors. Elimination of cumulative voting prevents a minority shareholder from electing one or more persons to the Board of Directors.

     In addition, Clearfield's Bylaws require that nominations to the Board of Directors must comply with extensive notice and information requirements. This provision gives the Board of Directors advance warning of a possible proxy contest enabling the Board to prepare to fight it.

     The Pennsylvania Banking Code requires that at least 66 2/3% of the outstanding shares approve a bank merger.

     Clearfield elects directors for staggered terms of office (a classified board). The Board of Directors believes that a classified board consisting of three classes helps ensure continuity and stability of corporate leadership and policy. In addition, a classified board will help moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, since this extension of time also tends to discourage a tender offer or takeover bid, this provision may also be deemed to be anti-takeover in nature. In addition, a classified board makes it more difficult for a majority of the shareholders to change the composition of the Board of Directors even though this may be considered desirable by them.

     Clearfield's Articles of Incorporation and Bylaws contain an additional anti-takeover provision that enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit. Based on the Board's responsibilities to certain constituent groups, including Clearfield's subsidiaries and the communities that they serve, the Board may consider factors such as:

     o    the impact the acquisition of Clearfield would have on the community;
     o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and
     o    the reputation and business practices of the tender offeror.

     Anti-takeover provisions may prolong the terms of the existing Board of Directors giving management a veto power over certain acquisitions regardless of whether the acquisition is desired by, or beneficial to, a majority of the shareholders, assisting management in retaining its present position. Also, the super-majority voting requirements of the Pennsylvania Banking Code can give the holders of a minority of the bank's outstanding shares a veto power over any merger of consolidation of Clearfield, even if management and/or a majority of the shareholders believes the transaction to be desirable and beneficial.

Indemnification

     Clearfield's bylaws provide for indemnification of its directors, officers, employees and agents provided that the person seeking indemnification acted in a manner that does not constitute self-dealing, willful misconduct or recklessness.

               INFORMATION CONCERNING PENN LAUREL FINANCIAL CORP.

Information Concerning Penn Laurel

     Through its subsidiary, CSB Bank, Penn Laurel engages in the general commercial and retail banking business. CSB Bank operates 5 banking offices in Clearfield County, Pennsylvania. The Pennsylvania Department of Banking and the FDIC regulate the bank. CSB Bank has a wholly owned subsidiary, CSB Financial Corporation, a Pennsylvania corporation that sells various lines of insurance.

     As a registered bank holding company, Penn Laurel is subject to regulation under the Bank Holding Company Act of 1956, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a bank holding company, such as Penn Laurel is expected to act as a source of financial strength to each of its subsidiary bank and to commit resources to support the bank in circumstances when it might not do so absent such a policy.

     The principal executive offices of Penn Laurel are located in Curwensville, Pennsylvania.

Description of Business and Property


     Penn Laurel was incorporated on October 10, 1986, to act as a holding company for Curwensville State Bank of Curwensville, PA. The Curwensville State Bank commenced operations on August 4, 1924, as a state banking association chartered under the laws of the Commonwealth of Pennsylvania. On March 8, 1995, Curwensville State Bank changed its name to CSB Bank. As a state chartered bank, CSB Bank is subject to regulation and periodic examination by Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. CSB Bank's deposits are insured by the Federal Deposit Insurance Corporation. CSB Bank's principal executive offices are located at 424 State Street, Curwensville, PA 16833.


     Below is a schedule of all Penn Laurel's properties, all of which are owned by the bank with the exception of the DuBois Office. Penn Laurel leases this branch to CSB Bank.


Nature of Office or Facility    Address                                 Date Acquired
----------------------------    -------                                 -------------
Main Office                     434 State Street                        August 4, 1924
                                Curwensville, PA 16833

Target Square Office            Route 879                               February 24, 1974
                                Clearfield Curwensville Highway
                                Clearfield, PA 16830


Nature of Office or Facility    Address                                 Date Acquired
----------------------------    -------                                 -------------
Coalport Office                 Main Street                             October 18, 1976
                                P.O. Box 354
                                Coalport, PA 16627

K-Mart Plaza Office             River Road                              October 28, 1991
                                R.D. Box 257 A-1
                                Clearfield, PA 16830

DuBois Office                   Corner Maple Avenue & Shaffer Road      December 20, 1993
                                P.O. Box 465
                                DuBois, PA 15801

     CSB Bank, Penn Laurel's wholly owned subsidiary, is a full service commercial bank that offers a large range of commercial and retail banking services to its customers, including personal and business checking, NOW accounts, money market accounts, savings accounts, IRA accounts, and certificates of deposit. The bank also offers installment loans, home equity loans, lines of credit, letters of credit, revolving credit, term loans and commercial mortgage loans, as well as residential and commercial construction loans. In addition, CSB Bank provides safe deposit boxes, traveler checks, money orders, wire transfers of funds and direct deposits of social security and payroll checks. The bank also provides credit card processing services to local merchants and retailers and is a member of "MAC" system. In the event that loan requests may exceed Penn Laurel's lending limit to any one customer, the bank seeks to arrange the loans on a participation basis with other financial institutions. Penn Laurel's management periodically evaluates the offering or continuation of these services.

     CSB Bank competes with other commercial banks and savings and loan associations, most of which are larger than CSB Bank. The bank also competes with major regional banking and financial institutions headquartered elsewhere. The bank generates the overwhelming majority of its deposit and loan volume within its primary service area, i.e. Clearfield County, Pennsylvania. The majority of the residents and business and employees within the bank's primary service area are within 30 minutes driving time from the bank. There are 37 offices of commercial banks headquartered or which have a presence in the greater Clearfield/DuBois area where the bank is located.

     The primary service area constitutes the community delineated for CSB Bank's Community Reinvestment Act Statement that states the bank intends to meet the credit needs of the entire local community. It is the policy of the bank to evaluate all applications for credit without regard to the applicant's race, color, creed, sex, age or marital status.

     The primary service area includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes and service institutions. The Clearfield County area has a large number of established businesses and a substantial employment base.

Employees

     As of June 30, 1999, Penn Laurel and CSB Bank had 55 full-time equivalent employees.

Legal Proceedings

     The nature of Penn Laurel's business generates a certain amount of litigation involving matters in the ordinary course of business. In the opinion of Penn Laurel's management, there are no proceedings pending to which Penn Laurel or CSB Bank are a party or to which their property is subject, which, if determined adversely to Penn Laurel or the bank, would be material in relation to Penn Laurel's undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to the business of Penn Laurel or the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against Penn Laurel or the bank by government authorities or others.

Dividends

     Penn Laurel shareholders are entitled to receive the dividends when, as and if declared by the Board of Directors out of legally available funds. Penn Laurel has paid quarterly cash dividends to its shareholders on or about January 1, April 1, July 1, and October 1 of each year. In addition, Penn Laurel has, historically, paid a special dividend in the fourth quarter.

     The ability of Penn Laurel to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of CSB Bank. Penn Laurel expects to obtain funds from the payment of dividends on Penn Laurel common stock, for the foreseeable future, primarily from dividends paid to Penn Laurel by the bank. These dividends are subject to certain statutory limitations. In accordance with the regulatory restrictions, as of June 30, 1999, Penn Laurel had approximately $9,764,809 available for the payment of dividends. The merger agreement permits Penn Laurel to make normal dividend payments, during 1999 to its shareholders, consistent with past practices.

     Penn Laurel paid cash dividends of $1.32 per share in 1998, and $.30 for the first and second quarters of 1999.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers


     The following table sets forth information, as of July 28, 1999, with respect to the following beneficial owners of Penn Laurel common stock:


     o each person who owns of record or who is known by the board of directors of Penn Laurel to own more than 5% of its outstanding common stock; and

     o each executive officer, each director and all executive officers and directors as a group.

     Penn Laurel determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of any common stock:

     o owned by or for the person's spouse, minor children or any other relative sharing the person's home;

     o of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and


     o investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after July 28, 1999, the record date of the meeting.


     Beneficial ownership may be disclaimed as to certain of the securities.


                                       Beneficial Ownership Table

                                                 Shares                     Percent of Outstanding
Name and Address of 5% Holder              Beneficially Owned           Common Stock Beneficially Owned
-----------------------------              ------------------           -------------------------------

Co-Bank Company                                 26,460                               7.41%
c/o County National Bank
P.O. Box 42
Clearfield, PA 16830

Director and Officer Share Ownership
------------------------------------
Name of Director
----------------
Larry W. Brubaker                                9,438(1)                            2.64%

Richard L. Lininger                                600(2)                            0.17%

Darrell G. Spencer                              14,364(3)                            4.02%

Guy A. Graham                                    3,287(4)                            0.92%

Frank J. Hoffman, Jr.                            5,927(5)                            1.66%

Henry A. Peterson                                6,109(6)                            1.71%

Joseph A. Shaw                                   2,750(7)                            0.77%

Donald R. Fezell                                   400(8)                            0.11%

Joseph P. Leyo                                   6,107(9)                            1.71%

Laurance B. Seaman                               2,749(10)                           0.77%

Wesley M. Weymers                                  428(11)                           0.12%

Richard A. Wilkinson                            12,323(12)                           3.45%

All directors and executive                     64,482                              18.05%
  officers as a group (14 persons)


----------
 (1) Includes 2,877 shares held in KSOP, 2,001 shares held jointly with Mr. Brubaker's spouse and 36 shares held individually by his spouse.
 (2) Includes 200 shares held jointly with Mr. Lininger's spouse.
 (3) Includes 1,715 shares held jointly with Mr. Spencer's daughter; 9,856 shares held individually by his spouse; 800 shares held jointly with his grandchildren; and 1,453 shares held jointly by his spouse and their daughter.
 (4) Includes 3,087 shares held jointly with Mr. Graham's spouse.
 (5) Includes 4,902 shares held jointly with Mr. Hoffman's spouse.
 (6) Includes 5,609 shares held jointly with Mr. Peterson's spouse and 300 shares held jointly with his son.
 (7) Includes 2,550 shares held jointly with Mr. Shaw's spouse.
 (8) Includes 100 shares held jointly with Mr. Fezell's spouse.
 (9) Includes 4,329 shares held jointly with Mr. Leyo's spouse and 141 shares held individually by his spouse.
(10) Includes 1,209 shares held jointly with Mr. Seaman's spouse and 900 shares held individually by his spouse.
(11) Includes 228 shares held in KSOP.
(12) Includes 8,650 shares held jointly with Mr. Wilkinson's spouse; 500 shares held by Wilkinson's Subaru, Inc.; and 2,973 shares held by his spouse.


Executive Compensation

     The following table sets forth information concerning the annual compensation for services in all capacities to Penn Laurel for the fiscal years ended December 31, 1998, 1997 and 1996 of the Chief Executive Officer at December 31, 1998. There were no other executive officers of the company whose total annual salary and bonus exceeded $100,000.


                                         PENN LAUREL SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------


                                 Annual Compensation                                Long-Term Compensation
                       ----------------------------------------      ----------------------------------------------------
                                                                              Awards                      Payout
                                                                     ------------------------     -----------------------
(a)                     (b)        (c)       (d)         (e)            (f)            (g)         (h)           (i)
-------------------------------------------------------------------------------------------------------------------------
                                                        Other                                                 All other
                                                        Annual       Restricted                                Compen-
                                                        Compen-        Stock          Options                  sation ($)
    Name and                     Salary     Bonus       sation         Awards          /SARs      Payouts      (1)(2)(3)
Principal Position     Year       ($)        ($)         ($)            ($)             (#)         ($)
-------------------------------------------------------------------------------------------------------------------------
Larry W. Brubaker      1998     114,664     6,027                                                              12,733
 President and         1997     100,659     1,621                                                              10,800
 Chief Executive       1996      93,427     1,098                                                               9,121
 Officer
-------------------------------------------------------------------------------------------------------------------------


(1) Includes company's contribution to 401(k) Plan of $3,688, $3,105 and $2,637 for 1998, 1997 and 1996.
(2) Includes Life Insurance Premiums of $1,383, $1,358 and $755 for 1998, 1997 and 1996.
(3) Includes the payment of club dues in the amount of $3,846, $2,521 and $2,379 for each of 1998, 1997 and 1996, as well as the value of Mr. Brubaker's use of a vehicle, estimated at $3,816 for each of 1998 and 1997 and $3,350 for 1996.

KSOP Plan

     During 1998, Penn Laurel adopted an Employee Stock Ownership Plan that contains 401(k) provisions. We refer to this plan as a KSOP. The KSOP is a plan of deferred compensation in which Penn Laurel contributions provide participating employees with stock in Penn Laurel. The KSOP also provides that participants may make contributions to the plan on a before-tax basis, under Internal Revenue Code Section 401(k). As contributions are made to the KSOP, shares of Penn Laurel common stock, or other investments, are credited to accounts set up for employee participants. To be eligible, participants must be 18 years of age and employed in a full-time position requiring the completion of at least 1,000 hours of service for the plan year.

     During 1998, CSB Bank made a total contribution of $70,189 to the KSOP Plan. The amounts allocated to the five most highly compensated officers pursuant to the KSOP Plan in 1998 are as follows: Mr. Brubaker, $6,388; Mr. Capatch, $3,090; Mr. Mullins, $3,015; Mr. Weymers, $5,627; and Mr. Johnson, $3,154. These amounts do not include additional discretionary contributions.

Employment Contracts

     Wesley M. Weymers has an Employment Agreement with Penn Laurel and CSB Bank. The agreement is for 2 years, beginning January 1, 1999 and ending January 1, 2001. Mr. Weymers serves as the President and Chief Operating Officer of CSB Bank and as a member of the Board of Directors of Penn Laurel and CSB Bank. Mr. Weymers will devote substantially all his working time to the business of Penn Laurel and CSB Bank. He agreed not to enter into any business arrangement deemed to be competitive to Penn Laurel's interest. The Board of Directors determines Mr. Weymers base salary for 1999 and 2000. The Board of Directors may also pay a bonus to Mr. Weymers. Mr. Weymers receives fringe benefits equal to benefits received by other employees of the bank.

     If Mr. Weymers' employment is terminated without cause, or he resigns for good reason, he can receive the greater of 12 months' salary or an amount equal to the payment of his salary from the date of termination through the remaining term of the agreement. The agreement also contains a noncompete provision, under which Mr. Weymers agrees to keep certain information confidential and not compete with Penn Laurel for 3 years.

     The agreement contains a "change of control" clause that provides a severance allowance, as defined in the agreement, equal to 2 1/2 times his annual salary, including any bonus, for the most recent 12 month period, if Penn Laurel undergoes a "change of control." The agreement defines a "change of control" as:

     o the acquisition of the beneficial ownership of at least 25% of Penn Laurel's voting securities other than by Penn Laurel or a person or persons who are officers or directors of Penn Laurel; and

     o during any period of 2 consecutive terms of this agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Penn Laurel cease, for any reason, to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least 2/3 of the directors then in office who were directors at the beginning of the period.

     An Addendum to the Agreement excludes a merger with Clearfield from the definition of a "change of control."

     Larry W. Brubaker also entered into an employment agreement with Penn Laurel and CSB Bank. The terms of Mr. Brubaker's agreement are the same as those of Mr. Weymers, except that:

     o Mr. Brubaker serves as Chief Executive Officer of Penn Laurel and of CSB Bank;

     o The bank will purchase or lease a vehicle for Mr. Brubaker and reimburse him for certain operating expenses; and

     o    Mr. Brubaker's noncompete provision is for a term of 2 years.


     After the merger, the agreements described on page 87, between Penn Laurel, Penn Laurel Bank & Trust Company and each of Messrs. Brubaker and Weymers, will supercede these agreements.


Executive Supplemental Income Agreement

     In 1998, CSB Bank entered into an Executive Supplemental Income Agreement with a select management group at CSB Bank. The bank employs the covered officers in a management capacity. CSB Bank determined that the bank should try to retain the valuable services of these officers and to encourage them to remain with CSB Bank in an executive or management capacity. Retention of these officers should protect the bank from a possible financial loss, if an officer were to leave and enter the employ of a competitor. The plan encourages continuous service by these officers until retirement age and provides increased retirement benefit levels as years of service increase.

     The plan contains a pre-retirement death benefit, which will pay an officer's beneficiary, if the officer dies prior to retirement age. If the officer attains retirement age, the benefit is fully vested. Retirement benefits are paid in 12 monthly payments after retirement. The plan also contains provisions for early retirement and for disability.

     Officers covered under the plan may not engage in any activity or similar employment capacity for any business enterprise, which competes to a substantial degree with the bank, while employed or while receiving benefits. In the event of violation of this provision, all future benefits are canceled and payments discontinued.

     The agreement provides that upon a change of control, the officer shall be fully vested in the benefit.

     The bank's obligation under this agreement is an unfunded and an unsecured promise to pay. The bank is not required under any circumstances to fund its obligation under this agreement. The rights of the officer or the beneficiary are solely those of an unsecured general creditor of the bank. The bank purchased life insurance contracts to fund the death benefit, should the officer die prior to retirement. In the event that the officer is discharged for cause, the agreement is terminated and neither the officer nor the officer's beneficiary have any claim against the bank. The bank paid a total of $258,486 in life insurance premiums during 1998 in order to fund the plan.

Compensation of Directors


     During 1998, Penn Laurel's Directors held 17 meetings. Directors of the CSB Bank held 25 meetings during 1998. Directors were paid $282 per meeting. In addition, the members of committees of the Board of Directors were paid $54 per hour with a maximum of $162 per committee meeting attended. In the aggregate, Directors received $117,621 in Directors fee's and committee fees for meetings of Penn Laurel and CSB Bank in 1998.


Director's Deferred Compensation Plan

     The Bank maintains two deferred income plans for the directors.

     In Plan 1, each participating director has an account balance equal to the director's fees deferred plus compounded interest. These funds will be disbursed to the participating director or his designated beneficiary during a period of 10 years after the director reaches age 65.

     In Plan 2, which was formed in 1998, each participating director has the opportunity to defer the next five years of directors compensation. The deferred fees will be retained and compounded until the selected pay-out age. The deferred and compounded fees will be paid out over a 10 year period beginning at the directors selected pay-out age.

Loans

     Penn Laurel, through CSB Bank, grants loans and makes other credit available to the general public. These extensions of credit are structured to meet the varying needs of businesses, individuals, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity comprises a major source of revenue for CSB Bank and it also exposes Penn Laurel and CSB Bank to potential losses upon borrower default. In order to minimize the occurrence of loss, CSB Bank follows strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, primary emphasis is placed upon borrowers' underlying ability to pay. CSB Bank confines its lending activity to customers who live or are based in its market area. By limiting lending activities to a specific geographic area, the bank's staff becomes more knowledgeable about local market conditions and can thereby make better credit risk assessments and consequently more prudent lending decisions. Penn Laurel believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

Description of Penn Laurel Common Stock


     Penn Laurel is authorized to issue 2,500,000 shares of Penn Laurel common stock of which 357,259 shares were issued and outstanding as of July 28, 1999.

Liquidation

     In the event of liquidation, dissolution or winding up of Penn Laurel shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

Anti-takeover Provisions

     The Pennsylvania Business Corporation Law of 1988 and Penn Laurel's amended articles of incorporation and amended bylaws provide numerous provisions that may be deemed to be anti-takeover in nature, both as to purpose and effect.

     The overall effect of the various anti-takeover provisions might be to deter a tender offer that a majority of the company's shareholders might view to be in their best interests. The offer could include, among other things, a substantial premium over the market price of Penn Laurel common stock at that time. In addition, anti-takeover provisions may have the effect of assisting Penn Laurel's current management in retaining its position and placing it in a better position to resist changes that shareholders want to make if they were dissatisfied with the conduct of Penn Laurel's business.

     Penn Laurel's articles of incorporation and bylaws contain a number of provisions that could be considered anti-takeover in purpose and effect. These provisions include:

     o    authorization of 2,500,000 shares of Penn Laurel common stock; and

     o lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.

These anti-takeover provisions generally permit the Board of Directors to have as much flexibility as possible to issue additional shares, without further shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. These additional shares may, however, also be used by the Board of Directors to deter future attempts to gain control over Penn Laurel.

     In addition, the following bylaw provisions may be considered anti-takeover in nature:


     o the necessity for the affirmative vote of the holders of 75% of Penn Laurel's common stock to approve an amendment to Penn Laurel's bylaws or to change an amendment to its bylaws that was approved by the Board of Directors; and

     o the necessity for the affirmative vote of the holders of 75% of Penn Laurel's common stock to approve a merger, consolidation, liquidation, or sale of substantially all assets.

These provisions could give the holders of a minority of Penn Laurel's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of Penn Laurel, the sale of all or substantially all of its assets or an amendment to its bylaws unless 75% of the shareholders believe that the transaction is desirable and beneficial. Without these provisions in Penn Laurel's articles of incorporation and bylaws, the affirmative vote of at least a majority of Penn Laurel's common stock outstanding and entitled to vote would be required to approve any merger, consolidation, dissolution, liquidation, the sale of all of its assets or an amendment to the bylaws.


     Provisions for a classified or staggered board are included in Penn Laurel's bylaws. A classified board has the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. This provision may also be deemed to be anti-takeover in nature. In addition, a classified board makes it more difficult for a majority of the shareholders to promptly change the composition of the board of directors even though such prompt change may be considered desirable for them.

     Penn Laurel's Articles of Incorporation contain an additional anti-takeover provision that enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit. Based on the Board's responsibilities to certain constituent groups, including Penn Laurel's subsidiaries and the communities that they serve, the Board may consider factors such as:

     o    the impact the acquisition of Penn Laurel would have on the community;
     o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and
     o    the reputation and business practices of the tender offeror.

     At this time, Penn Laurel's common stock is not registered under Section 12(g) of the Securities Exchange Act of 1934, and therefore, Penn Laurel does not file periodic reports with the SEC. The shares that Penn Laurel proposes to issue in connection with the merger are registered on a Registration Statement filed under the Securities Act of 1933. Upon consummation of the merger, Section 15(d) of the Securities Exchange Act of 1934 requires Penn Laurel to file periodic reports with the SEC under Section 13. In addition, Penn Laurel will be required to register with the SEC under Section 12 of the Securities Exchange Act of 1934 within 120 days of the end of the calender year 1999 because it will have more than 500 shareholders of record. Penn Laurel may voluntarily register under Section 12(g) of the Securities Exchange Act earlier, if management so desires.

     Pennsylvania law gives certain strong anti-takeover provisions to corporations that have their securities registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934. The law calls these "Registered Corporations." Although Penn Laurel will not attain the status of "Registered Corporation" on the day of the merger, when

Penn Laurel's common stock is registered under the Securities Exchange Act of 1934, the company will obtain "Registered Corporation" Status under the Pennsylvania Business Corporation Law and the following statutory provisions will be applicable to Penn Laurel. These provisions are in addition to provisions contained in the company's Articles of Incorporation.

     Two of these statutory provisions eliminate the rights of the shareholders of registered corporations to call a meeting of shareholders and to propose an amendment to a company's Articles of Incorporation. One effect of these provisions will be to prevent the calling of a special meeting of shareholders for the purpose of considering a merger, consolidation or other corporate combination that does not have the approval of a majority of the members of the Board of Directors. This provision may have the effect of making Penn Laurel less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed. There is an important exception, however, in that an interested shareholder who owns at least 20% of the shares that would be entitled to vote in an election of directors of the corporation may generally call a special meeting for the purpose of approving a business combination within five years after the interested shareholder's acquisition date.

     In the opinion of Penn Laurel's Board of Directors, the elimination of these two rights would discourage attempts by shareholders to disrupt the company's business between annual meetings of the shareholders by calling a special meeting. Furthermore, these provisions provide a greater time for consideration of any shareholder proposal to the extent that his, her or its proposal must be deferred until the next annual meeting of shareholders and must comply with certain notice requirements and proxy solicitation rules in advance thereof. These provisions do affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon which are in the best interests of the company and its shareholders.

     Another provision to which Penn Laurel will be subject, upon obtaining registered corporation status, assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction." "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the company, that may not be reflected in the price. "Control Transaction" means the acquisition by a person who has, or a group of persons acting together that has, voting power over Penn Laurel's voting shares that would entitle the holders to cast at least 20% of the votes that all shareholders would be entitled to vote in an election of Penn Laurel's directors. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of Penn Laurel's shares for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

     It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares that is lower than the price paid to acquire control or is in a less desirable form of consideration, frequently, in securities of the purchaser that do not have an established trading market at the time of issue. The Board of Directors considers such "two-tier pricing" tactics to be unfair to Penn Laurel's shareholders. By their very nature, such tactics tend (and are designed) to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. Moreover, these sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company and thereby enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.


     While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the Board of Directors' opposition to any future takeover proposal which it believes not to be in the best interest of Penn Laurel and its shareholders, whether or not the proposal satisfies the minimum price, form of consideration and procedural requirements of the Pennsylvania fair price provision.

     Another provision of Pennsylvania law relates to a "Business Combination" involving a registered corporation. Business combination means any one of the following transactions involving an "Interested Shareholder":

          o a merger or consolidation of Penn Laurel with an interested shareholder or any other corporation that is, or after the merger or consolidation would be, an affiliate or associate of the interested shareholder;

          o a sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholder or any affiliate or associate of the interested shareholder of Penn Laurel's assets or any subsidiary of Penn Laurel having an aggregate market value equal to 10% or more of Penn Laurel's consolidated assets, its outstanding shares or its consolidated earning power and net income;

          o Penn Laurel's or a subsidiary's issuance or transfer of any Penn Laurel shares that has an aggregate market value at least equal to 5% of the aggregate market value of all the outstanding shares to an interested shareholder or any affiliate or associate;

          o Penn Laurel's adoption of any plan for the company's liquidation or dissolution proposed by, or pursuant to any agreement with, the interested shareholder or any affiliate or associate;

          o a reclassification of securities or recapitalization of Penn Laurel or any merger or consolidation of Penn Laurel with any subsidiary of Penn Laurel or any other transaction proposed by, or pursuant to any agreement with, the interested shareholder or any affiliate or associate, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of Penn Laurel owned by the interested shareholder; or

          o the receipt by the interested shareholder or any affiliate or associate of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through Penn Laurel.


An "interested shareholder" is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of Penn Laurel's directors.


     Under Pennsylvania law, Penn Laurel may not engage in a business combination with an interested shareholder other than:

          o a business combination approved by the Board of Directors prior to the date on which the Interested Shareholder acquires at least 20% of the shares or where the purchase of shares by the interested shareholder has been approved by Penn Laurel's Board of Directors;

          o a business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for such purpose no earlier than three months after the interested shareholder became, and if at the time of the meeting the interested shareholder is, the beneficial owner, directly or indirectly, of shares entitling the interested shareholder to cast at least 80% of the votes that all shareholders would be entitled to cast in an election of Penn Laurel directors if the business combination satisfies certain minimum conditions, which are discussed below;

          o a business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

          o a business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for such purpose no earlier than 5 years after the interested shareholder's share acquisition date; and

          o a business combination approved at a shareholders' meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

     The conditions discussed above generally require that the aggregate amount of cash and the market value of consideration other than cash, such as stock, bonds or debentures, to be received per share by the Penn Laurel shareholders be at least equal to the highest per share price paid by the interested shareholder at a time when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes that all shareholders would be entitled to cast in an election of directors.

     The Pennsylvania provision relating to business combinations is designed to help assure that if, despite a company's best efforts to remain independent, the company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that arbitragers and professional investors will not profit at the expense of the company's long-term public shareholders. We note that while the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, the Board of Directors believes that the business combination provision would not preclude the Board of Director's opposition to any future takeover proposal that it believes not to be in the best interests of the company and its shareholders, whether or not such a proposal satisfies the requirements of the business combination provision or fair price provision or both.

     Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the acquiror's control of the corporation above 20%, 33 1/3% or 50% of the voting power able to elect the Board of Directors cannot be voted until a majority of disinterested shareholders approve the restoration of the voting rights of those shares in two separate votes:

          o    all disinterested shares of the corporation; and

          o    all voting shares of the corporation.

Voting rights that are restored by shareholder approval will lapse if any proposed control-share-acquisition that is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain such voting rights on transfer to another person who is not an affiliate of the acquiror's. If they constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiror does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

     Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law also applies to Registered Corporations. Under Subchapter H, a control person (a person who owns shares with 20% or more voting power) must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the security was acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

     Finally, Pennsylvania law grants a registered corporation the express authority to treat shareholders on a disparate basis and therefore may take advantage of "poison pills." "Poison pills" generally consist of a shareholder rights plan whereby a corporation gives its shareholders the right to buy common stock upon the occurrence of certain specified events, such as a merger, which decreases the value of the acquiror's holdings and the acquiror's percentage of ownership.

     The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of Penn Laurel's common stock at that time. In addition, these provisions may have the effect of assisting Penn Laurel's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Penn Laurel's business.

Indemnification

     Penn Laurel's bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interest of the company, and without willful misconduct or recklessness.

                        COMPARISON OF SHAREHOLDER RIGHTS

     After the merger, the shareholders of Clearfield will become shareholders of Penn Laurel. There are certain differences in the rights of shareholders of these two companies. These differences arise out of differences in the articles of incorporation and bylaws of the two companies and the differences in the laws that govern the two companies. The most significant of these differences are those relating to anti-takeover protection and public registration.

     The bylaws of Penn Laurel and Clearfield both provide for a classified Board of Directors under which there are three classes of directors and, accordingly, one-third of the directors are elected each year for a term of three years.

     The articles of incorporation and bylaws of Penn Laurel, among other things require a vote of 75% of the shareholders to approve a merger. They also include a number of other provisions that are intended to protect the shareholders of Penn Laurel but may be considered anti-takeover in nature and may serve to entrench the current management of Penn Laurel. These protections will be available to the present shareholders of Clearfield, who will become shareholders of Penn Laurel following the merger. See "INFORMATION CONCERNING PENN LAUREL AND DESCRIPTION OF PENN LAUREL COMMON STOCK--Anti-takeover Provisions."

     The material differences between Clearfield common stock and Penn Laurel common stock and the rights of their respective holders, as of December 31, 1998, are summarized in the following table:

                                                       Clearfield                                    Penn Laurel
                                                       ----------                                    -----------
Title                                  Capital Stock, $1.5625 par value per share    Common Stock, $5.00 par value per share

Shares Authorized                      617,600                                       2,500,000

Shares Issued and Outstanding          576,809                                       357,259

Preferred Stock                        None authorized                               None authorized

Preemptive Rights                      None                                          None

Voting:  Election of Directors         Non-cumulative                                Non-cumulative

Classification of Board of             Board divided into 3 classes with 3 year      Board divided into 3 classes with 3 year
Directors                              terms; approximately 1/3 elected each year    terms; approximately 1/3 elected each year

Voting:  Other Matters                 One vote for each share of record             One vote for each share of record

Mergers, Consolidations,               Approval of at least 66 2/3% of the           Approval of at least 75% of the outstanding
Liquidations Sales of Substantially    outstanding stock is required                 shares of common stock is required
All Assets

Special Shareholder Meetings           Special shareholders meetings may be          Special shareholders meetings may be called
                                       called at any time by the Chairman,           at any time by the Chairman, President, a
                                       President, the Board of Directors or          majority of the members of the Board or by
                                       holders of not less than 1/5 of all shares    shareholders entitled to cast 51% of the
                                       outstanding and entitled to vote at the       votes that all shareholders are entitled to
                                       particular meeting.                           cast.

Authorization to Issue Additional      Approval by a majority vote of the Board      Approval of a majority vote of the Board of
Shares                                 of Directors.                                 Directors.


Repurchase of Additional Shares        Stock may be repurchased by resolution of     Stock can be repurchased up to the extent of
                                       the Board and with prior approval of the      unrestricted or unreserved undivided profits
                                       Banking Department as long as surplus         and as much of its unrestricted surplus as
                                       remains at least equal to amount of capital   has been made available for such purpose
                                       after the repurchase.                         by the prior affirmative vote of
                                                                                     shareholders; stock cannot be repurchased when
                                                                                     Penn Laurel is insolvent or would be made
                                                                                     insolvent by the purchase; and no more than 10
                                                                                     percent of the outstanding shares can be
                                                                                     repurchased in any twelve (12) month period
                                                                                     without prior regulatory approval; and
                                                                                     provisions of the Securities Act restrict the
                                                                                     timing, nature and amount of repurchases.

Stock Incentive Plan                   No                                            Yes

Dissenters' Rights                     Yes                                           Yes

Dividend Reinvestment Plan             No                                            No

Market                                 Listed for quotation on the OTC Bulletin      Listed for quotation on the OTC Bulletin
                                       Board                                         Board

Registered Under Exchange Act          No                                            No

                                YEAR 2000 ISSUES


     The following section contains forward-looking statements that involve risks and uncertainties. The actual impact of the Year 2000 on Clearfield or Penn Laurel could materially differ from that which management anticipates in these forward-looking statements as a result of changes in factors that we identified below.

     The Y2K problem arose because many existing computer programs use only the last two digits to refer to the year. Therefore, many computer programs will not be able to determine whether "00" represents the year 2000 or 1900. This problem, if not corrected, could cause many computer applications to fail or create erroneous results by or at the year 2000. This could cause entire system failures, miscalculations, and disruptions of normal business operations including, among other things, a temporary inability to process transactions, generate statements, compute payments, interest or delinquencies, or engage in similar daily business activities. While we do not yet know the extent of the potential impact of Y2K problems, it could affect the global economy if not corrected in a timely manner.

Clearfield

     Clearfield is subject to regulation and oversight by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. This oversight requires Clearfield to comply with specific timetables, programs and guidance regarding the Y2K issue. Regulators examine Clearfield's Y2K progress on a regular basis. In addition, Clearfield's internal auditor provides written reports to the Board of Directors on a quarterly basis.

     Clearfield is committed to ensuring that the Bank's daily operations suffer little or no impact from the century date change. Clearfield has applied due diligence throughout the Y2K process, following the guidelines contained in a series of Federal Financial Institutions Examination Council's Interagency Guideline statements. The following table provides a summary of the current status of the project phases and the projected timetable for completion.


Project Phase                       % Completed            Projected Completion
-------------                       -----------            --------------------
Awareness                               100                      Completed
Assessment                              100                      Completed
Renovation or Remediation                76                    June 30, 1999
Testing or Validation                   100                      Completed
Implementation                          100                      Completed
Overall                                  95

     In 1996, management initiated a bank wide program to prepare the bank for the year 2000. Clearfield has developed a comprehensive inventory of all mainframe and personal computer-based applications, third-party relationships, environmental systems, proprietary programs and non-computer related systems. This assessment identified 38 relationships as mission critical that could be impacted by the century date change. Clearfield's processing and account operations are computer reliant and could be affected by the Y2K issue. Clearfield developed a plan to make these systems Y2K ready and tested all of its mission critical applications by March 31, 1999 with successful results.

     In 1998 Clearfield initiated communications with all of its significant vendors, suppliers and large commercial customers to determine the extent to which Clearfield is vulnerable to those third-parties' failure to remedy their own Y2K problems.

     As of March 31, 1999, nine of Clearfield's significant vendors had not completed testing of their systems. Each of these vendors is a commercial bank and each has indicated to Clearfield that it expects to be compliant by June 30, 1999. The following table summarizes the responses of Clearfield's material loan customers, vendors and service providers.

                                                                    Responses                      Compliant
                                                   Inquiry          ---------                      ---------
                                                    Number            Number                %       Number              %
                                                   -------            ------               ---      ------             ---
Material Loan Customers                               84                43                  51        42                98
Vendors and Service Providers                         49                48                  91        39                81
      Mission Critical                                38                38                 100        29                76
      Non-Mission Critical                            11                10                  91        10               100

     Management reviewed our material loan customers, vendors and service providers through discussions and questionnaires for their Y2K preparedness. The level of their Y2K compliance is a factor in evaluating Clearfield's loan portfolio. Fifty percent of all material loan customers are compliant. Management performed a risk assessment on material loan customers, vendors and service providers who did not respond to the questionnaire. Supporting collateral and other sources of repayment were reviewed to ensure that a lack of Y2K preparedness will not create a loss due to a business disruption. Management and the Board of Directors determined that the amount of risk is acceptable. Management continues to monitor the progress of its material loan customers and other significant third parties. However, Clearfield can give no guarantee that the systems of these third parties will be timely renovated. If any of these third parties experience Y2K problems, Clearfield cannot assure that the third parties can be held legally liable for their problems.

     As of December 31, 1998, Clearfield expensed $30,000 in Y2K costs. Management expects to spend a total of $50,000 for the entire project. The Bank does not expect the amounts required to be expensed over the next six months to have a material adverse effect on its financial position or results of operations.

     At present, Management believes its progress in remedying systems, programs and applications and installing Y2K compliant upgrades is on target. Despite Clearfield's affirmative steps to remedy the Y2K problem, we are not certain that a partial or total systems interruption, or the cost necessary to upgrade hardware or software, would not have a material effect on Clearfield's business, financial condition, results of operations and business prospects.

     As a precaution, Clearfield developed a Y2K contingency plan. The plan provides operating procedures in the event that there is a partial or total system interruption with respect to the century date change. While the contingency plan is complete, it will be updated as necessary throughout 1999.

Penn Laurel

Readiness Efforts

     In 1997, the Board of Directors developed, approved and implemented a comprehensive project plan to address the Year 2000 issue and related problems with regard to CSB Bank's operations. The scope of the plan includes five phases: Awareness, Assessment, Renovation, Validation and Implementation, as identified by the Federal Financial Institutions Examination Council and the banking regulatory agencies that oversee CSB Bank.

     The bank appointed a project team consisting of key members of CSB Bank's technology staff, representatives of all business units and senior management. This team reports quarterly to the Board of Directors.

     The bank has completed assessment of the impact of the Year 2000 issue on CSB Bank's computer systems. The scope of the project also includes operational and environmental systems because the Year 2000 issue may impact these systems through the embedded computer chips that control their functions.

     CSB Bank relies on third party vendors and service providers for its data processing capabilities, and for maintenance of its computer systems. The bank initiated formal communications with its providers of data processing services and other external third parties in 1997 and 1998 to assess the Year 2000 readiness of their products and services. The bank is monitoring their progress in meeting their targeted schedules for an indication that they may not be able to address the problems in time. Thus far, responses indicate that all of the significant providers currently have compliant versions available or are well into the renovation and testing phases. CSB Bank has identified and prioritized those systems deemed to be mission critical and those that may have a significant impact on normal operations. CSB Bank identified six mission critical vendors. These vendors have all responded with favorable Y2K readiness status, and expressed with confidence that their systems are Y2K compliant. However, CSB Bank can give no guarantee that the service providers and vendors will timely renovate the systems on which CSB Bank relies. If the service providers experience Y2K problems, CSB Bank cannot assure that the service providers can be held legally liable for their problems.

     Additionally, CSB Bank has implemented a plan to manage the potential risk posed by the impact of the Year 2000 issue on its major customers. Formal communications have been initiated, and assessment is completed for CSB Bank's loan customers and deposit customers. As of May 15, 1999, CSB Bank has received a response of 77% from loan customers, and 67% from the deposit customers. Of those respondents, 90% of the loan customers claim to be Y2K compliant and 100% of the deposit customers claim to be Y2K compliant. CSB Bank assessed the responses for Y2K risk based on the level of technology associated with each individual or business.

Current Status

     The project team estimates that as of May 15, 1999, CSB Bank's Year 2000 readiness project is 94% complete. The following table provides a summary of the current status of the five phases of the project and a projected timetable for completion of each phase. CSB Bank has substantially completed all phases of Y2K readiness. The final part of our renovation, validation and implementation phases revolve around our reader/sorter. The current reader/sorter is not Y2K compliant. However, CSB Bank will install a new reader/sorter in the fourth quarter of 1999 if the merger is not consummated or does not occur as contemplated. If the merger takes place, the resulting institution proposes to use the present Clearfield reader/sorter which is Y2K compliant.

Project Phase                         % Completed           Projected Completion
-------------                         -----------           --------------------
Awareness                                 100                     Completed

Assessment                                100                     Completed

Renovation of Critical Systems             90                   June 30, 1999

Validation                                 90                   June 30, 1999

Implementation                             90                   June 30, 1999

Overall                                    94

Costs


     CSB Bank has primarily used internal resources to implement its readiness plan and to upgrade or replace and test systems affected by the Year 2000 issue. The total cost to CSB Bank for its Year 2000 readiness has not been and is not anticipated to be material to its financial position in any given year. To date, the bank has expended $38,000 to obtain Y2K readiness. In total, CSB Bank estimates that its costs will be under $400,000. The majority of this cost is for a replacement of the Bank's current reader/sorter and its associated software, at a cost of $320,000, if necessary. The cost for the reader/sorter and its associated software will be capitalized over a five-year period. The costs of implementing the new reader/sorter are part of the bank's regular information technology budget. This is a standard cost of upgrading equipment. The current reader/sorter was scheduled for replacement in 1999 regardless of the Year 2000 issue. This expenditure will not have a material impact on Penn Laurel's financial condition or results of operations, or defer any other technology investments. If the merger takes place, the resulting bank will use the Clearfield reader/sorter that is Y2K compliant.


Risk Assessment

     Based upon current information related to the progress of its major vendors and service providers, management has determined that the Year 2000 issue will not pose significant operational problems for its computer systems. This determination is based on the ability of those vendors and service providers to renovate, in a timely manner, the products and services on which CSB Bank's systems rely. However, CSB Bank can give no guarantee that the systems of these third parties will be timely renovated.

Contingency Plan

     CSB Bank developed contingency plans for its mission critical systems in the event that system disruption or failure occurs to one or more of those systems. In a worst case scenario, the software that processes CSB Bank's customer accounts would fail. Should this occur, CSB Bank would maintain manual accounting of its accounts until the main processing software is corrected. CSB Bank is committed to making available the human resources necessary to accommodate this temporary situation.

                         CLEARFIELD BANK & TRUST COMPANY
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On the following pages we present management's discussion and analysis of the financial condition and results of operations of Clearfield, and its wholly-owned subsidiary, Diamond Financial Service, Inc. Management's discussion and analysis discusses the significant changes in the results of operations, capital resources and liquidity presented in its accompanying financial statements for Clearfield. Current performance does not guarantee, assure, and may not be indicative of similar performance in the future.

     The following discussion focuses on and highlights certain information regarding Clearfield. We recommend that you read this discussion in conjunction with the financial statements and related notes appearing elsewhere in this proxy statement/prospectus.

     We caution you not to place undue reliance on forward-looking statements in this section, they reflect management's analysis only as of this date. Clearfield undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.



Balance Sheet Analysis

     The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields.

     Distribution of assets, liabilities and shareholders equity, interest/return rates and interest differential:

                                                For the three months ended March 31,
                                                ------------------------------------
                                                            (unaudited)
                                              1999                                     1998
                                              ----                                     ----
                               Average       Average                   Average        Average
(Dollars in thousands)         Balance         Rate        Interest    Balance          Rate        Interest
                               -------         ----        --------    -------        -------       --------
Assets
Investment securities:
 Taxable investments          $ 36,870          5.43%      $  494      $ 42,145         5.60%       $  582
Nontaxable
  investments (1)               14,171          7.61          266        15,968         8.10           319
                              --------                     ------      --------                     ------
 Total investment
  securities                    51,041          6.04          760        58,113         6.29           901

Loans (1)                      115,800          7.93        2,265       102,969         8.52         2,163
Other rate-sensitive
 assets                          3,483          4.54           39         2,880         5.35            38
                              --------                     ------      --------                     ------
 Total earning assets          170,324          7.30        3,064       163,962         7.67         3,102

Noninterest-earning
 assets                         12,845             -            -        12,745            -             -
                              --------          ----       ------      --------         ----        ------
 Total assets                 $183,169                     $3,064      $176,707                     $3,102
                              ========                     ======      ========                     ======

Liabilities and
Shareholders' Equity
Deposits:
 Demand                       $ 19,622             -%      $    -      $ 17,936            -%       $    -
 Savings                        55,048          2.46          334        53,890         2.72           361
 Time                           86,555          5.17        1,103        83,065         5.45         1,117
                              --------                     ------      --------                     ------

 Total                        $161,225          3.61%      $1,437      $154,891         3.87%       $1,478

Borrowings and other
 interest-bearing
 liabilities                         -             -            -         1,000         6.08            15
                              --------                     ------      --------                     ------
Total interest-bearing
 liabilities                   161,225          3.61        1,437       155,891         3.85         1,493
Other liabilities                1,311             -            -         1,315            -             -
                              --------          ----       ------      --------         ----        ------

Total liabilities              162,536             -        1,437       157,206            -         1,493

Shareholders' equity            20,633             -            -        19,501            -             -
                                                           ------      --------         ----        ------
Total liabilities and
 shareholders' equity         $183,169             -       $1,437      $176,707            -        $1,493
                              ========          ====       ======      ========         ====        ======

Average effective rate
 on interest-bearing
 liabilities                  $141,603          4.12%      $1,437      $137,955         4.22%       $1,493
                              ========          ====       ======      ========         ====        ======

Interest
 Income/Earning
 Assets                       $170,324          7.30%      $3,064      $163,962         7.67%       $3,102
Interest
 Expense/Earning
 Assets                       $170,324          3.42%      $1,437      $163,962         3.69%       $1,493
                              --------          ----       ------      --------         ----        ------
Net interest margin                             3.88%                                   3.98%
                                                ====                                   =====
Net interest
 spread                                         3.18%                                   3.45%
                                                ====                                   =====

-------------------------
(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.




                                                   For the year ended December 31,
                                                   -------------------------------
                                              1998                                     1997
                                              ----                                     ----
                               Average       Average                   Average        Average
(Dollars in thousands)         Balance         Rate        Interest    Balance          Rate        Interest
                               -------         ----        --------    -------        -------       --------
Assets
Investment securities:
 Taxable investments          $ 39,694          5.53%     $ 2,197      $ 47,317         5.91%       $2,795
Nontaxable
 investments (1)                15,893          8.10        1,294        15,042         8.34         1,255
                              --------                     ------      --------                     ------
 Total investment
  securities                    55,677          6.27        3,491        62,359         6.49         4,050


Loans (1)                      108,763          8.29        9,015        97,655         8.48         8,286
Other rate-sensitive
 assets                          2,508          5.50          138         1,305         5.67            74
                              --------                     ------      --------                     ------
Total earning assets           166,948          7.57       12,644       161,319         7.69        12,410

Noninterest-earning
 assets                         12,740             -            -        12,173            -             -
                              --------          ----       ------      --------         ----        ------

Total assets                  $179,688                    $12,644      $173,492                    $12,410
                              ========                    =======      ========                    =======

Liabilities and
Shareholders' Equity
Deposits:
 Demand                       $ 18,862             -       $    -      $ 18,576            -        $    -
 Savings                        55,251          2.64        1,457        53,115         2.61         1,385
 Time                           83,662          5.38        4,500        79,410         5.49         4,362
                              --------                     ------      --------                     ------

 Total                        $157,775          3.78%      $5,957      $151,101         3.80%       $5,747

Borrowings and other
 interest-bearing
 liabilities                       412          6.80           28         2,117         5.62           119
Total interest-bearing
 liabilities                   158,187          3.78        5,985       153,218         3.83         5,866
Other liabilities                1,502             -            -         1,385            -             -
                              --------          ----       ------      --------         ----        ------

 Total liabilities             159,689             -        5,985       154,603            -         5,866

Shareholders' equity            19,999             -            -        18,889            -             -
                              --------          ----       ------      --------         ----        ------
Total liabilities and
 shareholders' equity         $179,688             -       $5,985      $173,492            -        $5,866
                              ========          ====       ======      ========         ====        ======





                                     -104-





Average effective rate
 on interest-bearing
 liabilities                  $139,325          4.30%      $5,985      $134,642         4.36%       $5,866
                              ========          ====       ======      ========         ====        ======
Interest
 Income/Earning
 Assets                       $166,948          7.57%     $12,644      $161,319         7.69%      $12,410
Interest
 Expense/Earning
 Assets                       $166,948          3.58%      $5,985      $161,319         3.64%      $ 5,866
                                                ----                                   -----
Net interest margin                             3.99%                                   4.05%
                                                ====                                   =====
Net interest
 spread                                         3.27%                                   3.31%
                                                ====                                   =====

-------------

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

Investment Securities

     The investment portfolio is an interest earning asset, second only in size to the loan portfolio. Investment securities serve as an important source of revenue, a primary source of liquidity, and as collateral for public deposits.

     Clearfield established an investment policy that addresses the various aspects of portfolio management including, but not limited to, quality standards, liquidity and maturity limits, investment concentrations, and regulatory guidelines. The Board of Directors regularly reviews compliance with the policy.

     Total investment securities of $50,895,225 decreased $7,177,891 from March 31, 1998 to March 31, 1999. The decrease is the result of the available for sale portfolios increasing by $942,854, while the held to maturity portfolio decreased by $8,120,745.

     Total investment securities of $50,761,483 decreased $6,928,754 from December 31, 1997 to December 31, 1998. The decrease is the result of the available for sale portfolio increasing by $2,267,017, while the held to maturity portfolio decreased by $9,195,771. This decrease is part of the strategic plan to increase the loans outstanding while decreasing the investment portfolio.

     The March 31, 1999 federal funds sold of $3,725,000 was $566,000 higher than March 31, 1998, balance of $3,159,000.

     On December 31, 1998, the federal funds sold balance of $3,481,000 was $781,000 higher than the December 31, 1997, balance of $2,700,000.

     The maturity analysis of investment securities held to maturity, including the weighted average yield for each category as of March 31, 1999, is as follows:

                                                          Under          1-5           5-10           Over
(Dollars in thousands)                                   1 year         years          years        10 years      Total
                                                         ------         -----          -----        --------      -----
U. S. Treasury securities:
 Carrying value                                          $1,001        $    0         $    0             $0     $ 1,001
 Weighted average yield                                    5.73%         0.00%          0.00%           0.00%      5.73%
 Weighted average maturity                                                                          7 Months
Obligations of other U.S. Government agencies
and corporations:
Carrying value                                           $2,499        $6,500         $    0              $0    $ 8,999

 Weighted average yield                                    4.29%         3.79%          0.00%           0.00%      3.72%
 Weighted average maturity                                                                           1 Year,
                                                                                                    6 Months



                                                          Under          1-5           5-10           Over
(Dollars in thousands)                                   1 year         years          years        10 years      Total
                                                         ------         -----          -----        --------      -----
Obligations of state and political subdivisions:
 Carrying value                                          $    0        $    0         $  971        $  1,078     $2,049
 Weighted average yield                                    0.00%         0.00%          7.43%           7.82%      7.64%
 Weighted average maturity                                                                           1 Year,
                                                                                                    7 Months
Total:
 Carrying value                                          $3,500        $6,500         $  971        $  1,078    $12,049

 Weighted average yield                                    4.70%         3.79%          7.43%           7.82%      4.71%
 Weighted average maturity                                                                           1 Year,
                                                                                                    4 Months

     The maturity analysis of securities available for sale, including the weighted average yield for each category, as of March 31, 1999 is as follows:


                                                          Under          1-5           5-10           Over
(Dollars in thousands)                                   1 year         years          years        10 years      Total
                                                         ------         -----          -----        --------      -----
U. S. Treasury securities:
 Carrying value                                          $2,003       $ 5,856         $    0        $      0    $ 7,859
 Weighted average yield                                    6.02%         6.21%          0.00%           0.00%      6.16%
Weighted average maturity                                                                            1 Year,
                                                                                                    3 Months
Obligations of other U.S. Government agencies
and corporations:
 Carrying value                                          $    0       $11,999         $4,495        $    956    $17,450
 Weighted average yield                                    0.00%         5.69%          6.75%           7.00%      6.03%
 Weighted average maturity                                                                          3 Years,
                                                                                                    2 Months

                                                          Under          1-5           5-10           Over
(Dollars in thousands)                                   1 year         years          years        10 years      Total
                                                         ------         -----          -----        --------      -----

Obligations of state and political subdivisions:
 Carrying value                                          $  500       $   598        $ 5,915       $  5,053    $12,066
 Weighted average yield                                    8.71%         9.17%          7.21%           7.84%      7.63%
 Weighted average maturity                                                                          6 Years,
                                                                                                    7 Months



Taxable Obligations of state and political subdivisions:
Carrying value                                           $    0       $     0        $   605        $      0    $   605
 Weighted average yield                                    0.00%         0.00%          7.35%           0.00%      7.35%
 Weighted average maturity                                                                           1 Year,
                                                                                                    5 Months
Equity Securities:
 Carrying value                                          $    0       $     0        $   589        $      0    $   589
 Weighted average yield                                    0.00%         0.00%          6.02%           0.00%      6.02%
 Weighted average maturity


Total:
 Carrying value                                          $2,503       $18,453        $11,604       $   6,009   $ 38,569
 Weighted average yield                                    5.96%         5.97%          6.98%           7.71%      6.58%
 Weighted average maturity                                                                          3 Years,
                                                                                                    8 Months

     Weighted average yield is computed by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the carrying value. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

     The amortized cost and fair value of investment securities are as follows:


                                                                                   March 31, 1999
                                                                                   --------------
                                                                                     (unaudited)

Available for Sale                                                                Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 7,859            $110           $  8         $ 7,961
Obligations of other U.S. Governmental agencies
     and corporations                                            17,450              66            115          17,401
Obligations of states and political subdivisions                 12,066             245             33          12,278
Taxable Obligations of states and political
    subdivisions                                                    605              12              0             617
Equity securities                                                   589               0              0             589
                                                                    ---               -              -             ---
     Totals                                                     $38,569            $438           $156         $38,846
                                                                =======            ====           ====         =======


                                                                                   March 31, 1999
                                                                                   --------------
                                                                                     (unaudited)

Held to Maturity                                                                  Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 1,001             $ 6            $  0          $ 1,007
Obligations of other U.S. Governmental agencies
     and corporations                                             8,999               0             261            8,738
Obligations of states and political subdivisions                  2,049              44               0            2,093
Taxable Obligations of states and political
   subdivisions                                                       0               0               0                0
Equity securities                                                     0               0               0                0
                                                                      -               -               -                -
     Totals                                                     $12,049             $50            $261          $11,838
                                                                =======             ===            ====          =======




                                                                                   March 31, 1998
                                                                                   --------------
                                                                                     (unaudited)

Available for Sale                                                                Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 8,823            $ 97             $ 0          $ 8,920
Obligations of other U.S. Governmental agencies
     and corporations                                            17,887             121              74           17,934
Obligations of states and political subdivisions                  9,651             230               0            9,877
Taxable Obligations of states and political
    subdivisions                                                    605              12               0              621
Equity securities                                                   551               0               0              551
                                                                      -               -               -                -
     Totals                                                     $37,517            $460             $74          $37,903
                                                                =======            ====             ===          =======




                                                                                   March 31, 1998
                                                                                   --------------
                                                                                     (unaudited)

Held to Maturity                                                                  Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 1,004             $ 2            $  0          $ 1,006
Obligations of other U.S. Governmental agencies
     and corporations                                            12,498               4             440           12,062
Obligations of states and political subdivisions                  6,668              52               0            6,720
Taxable Obligations of states and political
   subdivisions                                                       0               0               0                0
Equity securities                                                     0               0               0                0
                                                                      -               -               -                -
     Totals                                                     $20,170             $58            $440          $19,788
                                                                =======             ===            ====          =======

                                                                                 December 31, 1998
                                                                                 -----------------
                                                                                     (unaudited)

Available for Sale                                                                Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 6,802            $164             $ 0          $ 6,966
Obligations of other U.S. Governmental agencies
     and corporations                                            17,624             123              65           17,682
Obligations of states and political subdivisions                 11,591             334               0           11,925
Taxable Obligations of states and political
    subdivisions                                                    605              20               0              625
Equity securities                                                   589               0               0              589
                                                                    ---               -               -              ---
     Totals                                                     $37,211            $641             $65          $37,787
                                                                =======            ====             ===          =======


                                                                                 December 31, 1998
                                                                                 -----------------
                                                                                     (unaudited)

Held to Maturity                                                                  Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 1,002             $ 8            $  0          $ 1,010
Obligations of other U.S. Governmental agencies
     and corporations                                             8,999               0             245            8,754
Obligations of states and political subdivisions                  2,973              52               0            3,025
Taxable Obligations of states and political
   subdivisions                                                       0               0               0                0
Equity securities                                                     0               0               0                0
                                                                      -               -               -                -
     Totals                                                     $12,974             $60            $245          $12,789
                                                                =======             ===            ====          =======

                                                                                 December 31, 1997
                                                                                 -----------------
                                                                                     (unaudited)

Available for Sale                                                                Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 8,832            $ 95             $ 0          $ 8,927
Obligations of other U.S. Governmental agencies
     and corporations                                            17,069             143              98           17,114
Obligations of states and political subdivisions                  8,052             255               0            8,307
Taxable Obligations of states and political
subdivisions                                                        605              16               0              621
Equity securities                                                   551               0               0              551
                                                                      -               -               -                -
     Totals                                                     $35,109            $509             $98          $35,520
                                                                =======            ====             ===          =======


                                                                                 December 31, 1997
                                                                                 -----------------



Held to Maturity                                                                  Gross          Gross        Estimated
----------------------                                         Amortized        Unrealized     Unrealized       Market
(Dollars in thousands)                                            Cost            Gains          Losses         Value
                                                               ---------        ----------     ----------     ---------
U.S. Treasury securities                                        $ 1,004             $ 2            $  0          $ 1,006
Obligations of other U.S. Governmental agencies
     and corporations                                            14,498               4             508           13,994
Obligations of states and political subdivisions                  6,668              65               0            6,733
Taxable Obligations of states and political
 subdivisions                                                         0               0               0                0
Equity securities                                                     0               0               0                0
                                                                      -               -               -                -
     Totals                                                     $22,170             $71            $508          $21,733
                                                                =======             ===            ====          =======

Interest Rate Risk

     As a financial institution, Clearfield's income is sensitive to changes in interest rates. Changes in interest rates affect a large portion of the bank's assets and liabilities. These changes also impact the market value of all interest sensitive assets. The Asset Liability Committee establishes policies to increase net interest income without undue interest rate risk.

     The bank monitors interest rate risk through the use of two methods:


     o static gap; and
     o income simulation.


     Static Gap. Static gap provides an approximation of projected repricing of assets and liabilities at a certain point in time. Gap is the difference between the principal amount of assets and liabilities that mature or reprice within selected periods of time. By managing gap, management minimizes fluctuations in net interest income, thereby achieving consistent growth in net interest income during periods of changing interest rates.

     The bank's cumulative one year gap was $44,217,096 and $7,220,396 on March 31, 1999 and 1998, and $33,956,518 and $7,971,371 on December 31, 1998 and 1997.
Clearfield is in a negative gap position. This means more liabilities are repricing than assets. Since December 1997, investments and loans repricing and maturing within one year has decreased by $18,880,021 and the deposits maturing and repricing during the same period have increased by $17,365,707. Customers prefer to have the longest term possible on loans and the shortest term possible on deposits.

     The static gap model has several shortcomings. While certain assets and liabilities may have similar maturities or repricings, they may not react in the same manner to changes in interest rates. Some interest rates change when market rates change, while other interest rates may lag behind changes in market rates. Prepayment and early withdrawal rates will change as interest rates change. Because of these shortcomings, the bank also uses income simulation to monitor changes in interest rates.

     Income Simulation. The Asset Liability Management Committee also uses income simulation as a tool to measure and manage interest rate risk. Management simulates possible economic conditions and interest rate scenarios in order to quantify their impact on net income.

     The income simulation model simulates the effect of various interest rate environments on earnings. DRI/McGraw Hill, the economic forecasting firm, provides the interest rate projections for the simulation model.

     The purpose of the DRI Economic scenarios is to provide a set of realistic rate projections for use in forecasting, planning and budgeting. The projections are predicated on explicit underlying assumptions, documented in a narrative, and are assigned subjective probabilities by economists.

     DRI produces the economic scenarios by running a general econometric model of the economy. DRI bases its projections on past patterns of changes in interest rates and yield curves, calibrated to recent conditions. Rates do not change lineally over time, nor are the upward and downward changes equal. If the actual rate is already near its historical level, then rates will change only modestly.

     The following table summarizes the affect on changes in interest rates on net income:

                            March 31, 1999           March 31, 1998          December 31, 1998         December 31, 1997
                         -------------------       ------------------       -------------------       -------------------
                         Rates        Income       Rates       Income       Rates        Income       Rates        Income
                         -----        ------       -----       ------       -----        ------       -----        ------

Most Likely              +.25%        .10%         -.50%       .02%         -.25%        1.00%        -.25%        4.85%
Rising                   +1.50%       (4.40%)      +2.00%      (3.99%)      +1.50%       (5.13%)      +2.00%       (8.34%)
Falling                  -1.25%       .98%         -.75%       2.88%        -1.25%       2.99%        -2.50%       27.09%


     By the use of computer generated models, the Asset Liability Committee continues to monitor the effect of changes in interest rates on net income. Actual results could differ significantly from these results.

Loans

     Clearfield grants commercial loans, residential mortgages, and consumer loans to customers located primarily within Clearfield and its contiguous counties. Clearfield has a concentration of credit in commercial loans and exposure to credit loss can be adversely impacted by downturns in local economic and employment conditions.

     Loans grew $13,027,335 or 12.7% from $102,768,168 on March 31, 1998 to
$115,795,503 on March 31, 1999. The growth was in the real estate, commercial and industrial, municipal and all other loans. The bank's credit quality is reflected by the ratio of net charge offs to total loans of .01% for the first quarter of 1999 versus .02% for the first quarter of 1998. The ratio of nonperforming assets to total assets of .14% at March 31, 1999 compared to .38% at March 31, 1998.

     Loans grew $12,113,997, or 11.8% from $102,575,087 at December 31, 1997, to
$114,689,084. The growth was in the real estate, municipal and all other loan areas. The bank's credit quality is reflected by the annualized ratio of net charge offs to total loans of .31% for 1998 versus .11% for the year 1997, and the ratio of nonperforming assets to total assets of .41% at December 31, 1998, compared to .42% at December 31, 1997.

     Major classifications of loans are summarized as follows at March 31, 1999 and 1998, and December 31, 1998 and 1997:

                                                       March 31,                    December 31,
                                                --------------------           --------------------
                                                     (unaudited)
(Dollars in thousands)                          1999            1998           1998            1997
                                                ----            ----           ----            ----
Real estate loans - construction             $  1,453        $  1,502       $  2,165        $  1,809
Real estate loans - other                      77,305          68,597         77,884          65,339
Commercial & industrial loans                  14,472          13,401         12,513          12,988
Installment loans                              19,782          21,084         18,913          21,335
Municipal loans                                 2,629             829          2,567             818
All other loans                                   155             351            647             286
                                                  ---             ---            ---             ---
          Total                               115,796         102,768        114,689         102,575
Less:
   Unearned discount                                0               0              0               0
   Allowance for possible loan
   losses                                      (1,181)         (1,084)        (1,100)         (1,097)
                                              -------         -------        -------         -------
         Net Loans                           $114,615        $101,684       $113,589        $101,478
                                             ========        ========       ========        ========

     A loan is generally classified as nonaccrual when principal or interest has consistently been in default for a period of 90 days or more or because of a deterioration in the financial condition of the borrower or payment in full of principal or interest is not expected. Delinquent loans past due 90 days or more and still accruing interest are generally well-secured and expected to be restored to a current status in the near future. The following table details those loans that were placed on nonaccrual status, were accounted for as troubled debt restructurings or were delinquent 90 days or more and still accruing interest:

                                                       March 31,                    December 31,
                                                --------------------           --------------------
                                                     (unaudited)
(Dollars in thousands)                          1999            1998           1998            1997
                                                ----            ----           ----            ----
Nonaccrual loans                                  $82           $258           $397            $187
Trouble debt restructurings                         0              0              0               0
Delinquent loans                                   75            134             75             247
                                                   --             --             --              --
  Total                                          $157           $392           $472            $434
                                                 ====           ====           ====            ====

Allowance for Possible Loan Losses

     A summary of the allowance for loan losses is as follows:

                                    As of and for
                                   the Three Months
                                   Ended March 31,                  As of and for the year ended December 31,
                                ----------------------      ----------------------------------------------------------------
                                     (unaudited)
(Dollars in thousands)            1999          1998          1998          1997          1996          1995          1994
                                --------      --------      --------      --------      --------      --------      --------
Average loans                   $115,800      $102,969      $108,763      $ 97,655      $ 77,955      $ 72,722      $ 73,110
                                ========      ========      ========      ========      ========      ========      ========

Allowance, beginning of
period                          $  1,100      $  1,097      $  1,097      $    949      $    869      $    817      $    841
                                --------      --------      --------      --------      --------      --------      --------

Loans charged off:
 Commercial and
    industrial                         0             0           125             1             0             0           211
 Installment and other                10            83           229           125            85            43            53
 Real estate                           7             0            10            26             0            11             0
 Lease financing                       0             0             0             0             0             0             0
                                --------      --------      --------      --------      --------      --------      --------
Total loans charged off               17            83           364           152            85            54           264
                                --------      --------      --------      --------      --------      --------      --------

Recoveries:
 Commercial and
    industrial                         0             0             0             0             0             0             0
 Installment and other                 8            16            26            43            25            25            30
 Real estate                           0             0             0             0             0             0             0
 Lease financing                       0             0             0             0             0             0             0
                                --------      --------      --------      --------      --------      --------      --------
Total recoveries                       8            16            26            43            25            25            30
                                --------      --------      --------      --------      --------      --------      --------

Net loans charged off                  9            67           338           109            60            29           234
                                --------      --------      --------      --------      --------      --------      --------
Provision for loan losses             90            54           341           257           140            81           210
                                --------      --------      --------      --------      --------      --------      --------
Allowance, end of period        $  1,181      $  1,084      $  1,100      $  1,097      $    949      $    869      $    817
                                ========      ========      ========      ========      ========      ========      ========
Ratio of net charge offs to
  average loans
  outstanding                       0.01%         0.02%         0.31%         0.11%         0.08%         0.04%         0.32%
                                ========      ========      ========      ========      ========      ========      ========

     The allowance for possible loan losses is increased by the provision charged to current operating income and is reduced by loans charged off, net of recovery. The provision is based upon a credit review of the loan portfolio, past loan loss experience, current economic conditions and other pertinent factors which form a basis for determining the adequacy of the allowance for possible loan losses. Management deems the aggregate amount reserved to be adequate to absorb future loan losses. Management maintains an allowance that is adequate to absorb losses as required by SFAS 5 and the AICPA Bank Credit Guide.

     The allowance for possible loan losses of $1,181,041 at March 31, 1999 was 1.02% of loans, compared to 1.05% of loans on March 31, 1998.

     The allowance for possible loan losses of $1,100,181 at December 31, 1998, was 0.96% of loans, compared to 1.07% of loans on December 31, 1997.

     Transactions in the allowance for possible loan losses account for the periods ended March 31, 1999 and 1998, and for the years ended December 31, 1998 and 1997 are summarized as follows:

                                                As of and for                 As of and for
                                              the Three Months               the Year Ended
                                               Ended March 31,                December 31,
                                             ---------------------         --------------------
                                                 (unaudited)
(Dollars in thousands)                        1999           1998           1998          1997
                                             ------         ------         ------        ------
Beginning balance                            $1,100         $1,097         $1,097        $  949
Provision charged to operations                  90             54            341           257
Recovery of loans previously
charged off                                       8             16             26            43
                                                  -             --             --            --
                                              1,198          1,167          1,464         1,249
Loans charged off                                17             83            364           152
                                                 --             --            ---            --
Ending balance                               $1,181         $1,084         $1,100        $1,097
                                             ======         ======         ======        ======

Premises and Equipment

     Clearfield's premises and equipment are summarized as follows at March 31, 1999 and 1998, and December 31, 1998 and 1997:


                                                     March 31,                   December 31,
                                             ----------------------        ----------------------
                                                    (unaudited)
(Dollars in thousands)                          1999          1998           1998           1997
                                             -------        -------        -------        -------
Land                                         $   792        $   792        $   792        $   792
Clearfield premises                            5,532          5,435          5,532          5,435
Furniture & Equipment                          2,212          2,446          2,214          2,225
                                             -------        -------        -------        -------
                                               8,536          8,673          8,538          8,452


Less accumulated depreciation                 (3,353)        (3,320)        (3,281)        (3,240)
                                             -------        -------        -------        -------
Clearfield premises and equipment, net       $ 5,183        $ 5,353        $ 5,257        $ 5,212
                                             =======        =======        =======        =======

Deposits

     The following table is a distribution of average balances and average rates paid on the deposit categories for March 31, 1999 and 1998, and December 31, 1998 and 1997.

                                        For the Three Months
                                          Ended March 31,
                                        --------------------
                                            (unaudited)
                                   1999                      1998
                             --------------------        ------------------
(Dollars in thousands)         Amount        Rate        Amount        Rate
                               ------        ----        ------        ----

Noninterest-bearing          $ 19,622            -%    $ 17,936            -%
Interest-bearing
checking accounts              13,421         1.00       13,509         1.32
Money market
accounts                       13,819         3.40       13,914         3.99
Savings                        27,807         2.70       26,466         2.76
Time--under $100,000           73,173         5.15       72,526         5.41
Time--over $100,000            13,383         5.27       10,540         5.77
                             --------                  --------
          Total              $161,225         3.61     $154,891         3.87
                             ========                  ========



                                      For the Year Ended December 31,
                                      -------------------------------
                                   1998                      1997
                             --------------------        ------------------
(Dollars in thousands)         Amount        Rate        Amount        Rate
                               ------        ----        ------        ----

Noninterest-bearing          $ 18,862            -%    $ 18,576            -%
Interest-bearing
checking accounts              13,991         1.18       13,259         1.33
Money market
accounts                       13,710         3.87       17,766         4.09
Savings                        27,550         2.77       22,090         2.18
Time--under
$100,000                       71,821         5.32       70,617         5.58
Time--over
$100,000                       11,841         5.72        8,793         4.77
                               ------                     -----
          Total              $157,775         3.78     $151,101         3.80
                              =======                   =======



     A maturity distribution of total certificates of deposit of $100,000 and over is as follows:

                                           March 31,                 December 31,
                                          ----------                 ------------
                                          (unaudited)
(Dollars in thousands)                 1999         1998          1998         1997
                                      -------      -------      -------      -------
Three months or less                  $ 5,491      $ 3,634      $ 3,779      $ 2,803
Over three months to six months         2,049        1,051        3,726          672
Over six months to twelve months        3,232          743        1,920          696
Over twelve months                      2,898        5,775        4,477        5,379
                                      -------      -------      -------      -------
          Total                       $13,670      $11,203      $13,902      $ 9,550
                                      =======      =======      =======      =======

     Deposits are the primary source of funding for loans and investment securities. Total deposits of $161,562,429 on March 31, 1999 were $5,071,042 or 3.2% higher than on March 31, 1998. This increase was primarily the result of increases in noninterest-bearing, savings and time deposits. These increases are partially offset by decreases in interest-bearing checking and money market accounts.

     Total deposits of $162,806,314 on December 31, 1998 were $9,554,956, or 6.2% higher than the December 31, 1997 balance of $153,251,358. This increase was primarily the result of increases in noninterest-bearing and interest checking accounts, savings accounts and time deposits. These increases are partially offset by decreases in money market accounts.

     Deposits are summarized as follows at March 31, 1999 and 1998, and December 31, 1998 and 1997:

                                                             March 31,                   December 31,
                                                            -----------                  ------------
                                                            (unaudited)
(Dollars in thousands)                                   1999           1998           1998          1997
                                                       --------       --------       --------      --------
Noninterest-bearing                                    $ 20,098       $ 18,720       $ 20,579      $ 18,437
Interest-bearing checking accounts                       13,083         13,621         14,243        13,961
Money market accounts                                    14,023         14,349         14,073        14,116
Savings                                                  27,467         26,932         27,156        25,176
Time, under $100,000                                     73,222         71,666         72,853        72,011
Time, over $100,000                                      13,670         11,203         13,902         9,550
                                                         ------         ------         ------         -----
          Total Deposits                               $161,563       $156,491       $162,806      $153,251
                                                       ========       ========       ========      ========

Capital

     Quantitative measures established by regulations to ensure capital adequacy require the maintenance of minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets. Management believes, as of March 31, 1999 that Clearfield meets all capital adequacy requirements.

     The minimum for the Tier 1 ratio is 4.0%, and the total capital ratio (Tier 1 plus Tier 2 capital divided by risk-adjusted assets) minimum is 8.0%. At March 31, 1999, Clearfield's Tier 1 risk-adjusted capital ratio was 17.4% and the total risk-adjusted capital ratio was 18.5%. At December 31, 1998, Clearfield's Tier 1 risk-adjusted capital ratio was 17.1%, and the total risk- adjusted capital ratio was 18.1%, both well above the regulatory requirements.


                                    March 31,                   December 31,
                                   -----------                  ------------
                                   (unaudited)
                               1999           1998          1998           1997
                               ----           ----          ----           ----
Tier 1 Capital Ratio           17.4%          17.9%         17.1%          17.3%
Total Capital Ratio            18.5           19.0          18.1           18.4
Leverage Ratio                 10.6           10.3          10.4           10.3

     Shareholders' equity increased by $938,243 or 4.8% from March 31, 1998 to March 31, 1999. This increase is due to the retention of earnings. Cash dividends paid during the first quarter of 1999 were unchanged from the first quarter of 1998.

     Shareholders' equity increased by $1,084,158 or 5.6% in 1998 to $20,362,026. This increase was primarily due to the retention of earnings. Cash dividends paid in 1998 increased $23,072 or 2.5%.

Results of Operations

     Consolidated net income for the first quarter of 1999 was $423,824 or 10.7% above first quarter of 1998 income of $382,709. Earnings per share were $.74 during the first quarter of 1999 compared to $.66 during the first quarter of 1998.

     Consolidated net income for 1998 was $1,921,547 or 7.3% above 1997 net income of $1,790,465. Earnings per share were $3.33 in 1998 compared to $3.10 in 1997.

     Net income as a percentage of stockholders' equity was an annualized 8.33% for the first quarter of 1999, compared to an annualized 7.97% for the first quarter of 1998. Net income as a percentage of average assets was an annualized
 .94% for the first quarter of 1999, compared to an annualized .88% for the first quarter of 1998.

     Net income as a percentage of stockholders' equity was 9.61% for 1998, compared to 9.29% for 1997. Net income as a percentage of average assets was 1.07% for 1998, compared to 1.03% for 1997.


     During 1998, Clearfield adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards Number 130, "Reporting Comprehensive Income." Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of operating income and net unrealized gains on investment securities available for sale. Subsequent to the adoption date all prior periods are required to be restated to conform to the provisions. Comprehensive income for the first quarter of 1999 was $225,869 compared to $366,015 for the first quarter of 1998. Comprehensive income in 1998 was $2,030,124, compared to $2,042,670 in 1997.


Net Interest Income

     Net interest income is Clearfield's primary source of income. It is the difference between interest income on assets and interest expense on liabilities. The change in net interest income from year to year is caused by changes in interest rates, and changes in volume or mix of rate sensitive assets and liabilities.

     Net interest income increased $25,131 or 1.7% to $1,519,837 in the first quarter of 1999 from the first quarter of 1998 amount of $1,494,706. This increase in interest income was the result of the 12.5% growth in average loans outstanding of $12,830,694 to $115,799,923.

     Net interest income increased $88,110 or 1.4% to $6,179,882 in 1998 from the 1997 amount of $6,091,772. This increase in interest income was the result of the 11.4% growth in average loans outstanding of $11,108,778 to $108,763,399.

     Interest expense decreased $55,636 or 3.7% to $1,437,394 during the first quarter of 1999 from the first quarter 1998 amount of $1,493,030.

     Interest expense increased $119,905 or 2.0% to $5,985,502 in 1998 from the 1997 amount of $5,865,597.

     For analytical purposes, the following table reflects tax-equivalent net interest income in recognition of the income tax savings on tax-exempt items such as interest on municipal securities and tax-exempt loans. Adjustments are made using a statutory federal tax rate of 34%.

                                          As of and for                  As of and for
                                         the Three Months               the Year Ended,
                                          Ended March 31,                 December 31,
                                         ----------------               ---------------
                                            (unaudited)
(Dollars in thousands)                    1999        1998        1998        1997         1996
                                         ------      ------     -------      -------     -------
Interest income                          $2,957      $2,988     $12,165      $11,957     $10,472
Interest expense                          1,437       1,493       5,985        5,866       5,024
                                          -----       -----       -----        -----       -----
Net interest income                       1,520       1,495       6,180        6,091       5,448
Tax equivalent adjustment                   107         114         479          453         427
                                            ---         ---         ---          ---         ---
Net interest income
   (fully taxable equivalent)            $1,627      $1,609     $ 6,659      $ 6,544     $ 5,875
                                         ======      ======     =======      =======     =======

                                       Three Months Ended
                                         March 31, 1998
                                               vs.
                                         March 31, 1999
                                       ------------------
                                       Increase(decrease)
                                        due to changes in
                                       ------------------
(Dollars in thousands)           Net
                               Change          Rate          Volume
                               ------         -----          ------
Interest Income:
  Investment securities(1)      $(141)        $ 304          $(445)
  Loans(1)                        102          (991)         1,093
 Other assets                       1           (31)            32
                                -----         -----          -----
        Total                     (38)         (718)           680
                                -----         -----          -----
Interest
Expense:
Savings deposits                  (27)          (58)            31
Time deposits                     (14)         (204)           190
Borrowings and
other interest-
bearing liabilities               (15)           46            (61)
                                -----         -----          -----
        Total                     (56)         (216)           160
                                -----         -----          -----
Changes in net
interest income                 $  18         $(502)         $ 520
                                =====         =====          =====



                                        Year Ended                                  Year Ended
                                    December 31, 1998                           December 31, 1997
                                            vs.                                         vs.
                                     December 31, 1997                           December 31, 1996


                                    ------------------                          ------------------
                                    Increase(decrease)                          Increase(decrease)
                                    due to changes in                           due to changes in
                                    ------------------                          ------------------
(Dollars in                  Net                                         Net
thousands)                 Change          Rate           Volume         Change          Rate           Volume
                           ------          ----           ------         ------          ----           ------
Interest Income:
  Investment
    securities(1)        ($  559)        ($  125)        ($  434)        ($  201)        $    34         ($  235)
  Loans(1)                   729            (214)            943           1,706             (43)          1,663
 Other assets                 64              (4)             68               6              (2)              8
                         -------         -------         -------         -------         -------         -------
        Total                234            (343)            577           1,511              75           1,436
                         -------         -------         -------         -------         -------         -------
Interest
Expense:
Savings deposits              72             (16)             56             (45)             33             (12)
Time deposits                138              96             234             777             (41)            736
Borrowings and
other interest-
bearing
liabilities                  (91)              5             (96)            110               4             106
                         -------         -------         -------         -------         -------         -------
        Total                119             (75)            194             842             (12)            830
                         -------         -------         -------         -------         -------         -------
Changes in net
interest income          $   115         ($  268)        $   383         $   669         $    63         $   606
                         =======         =======         =======         =======         =======         =======


----------------------

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

Provision for Loan Losses

     The provision for loan losses is determined by a periodic review of individual loans, loss experience, current economic conditions, the risk characteristics of various categories of loans and other important factors. Based on these factors, the provision for loan losses was $90,000 during the first quarter of 1999 compared to $54,000 during the first quarter of 1998. Clearfield experienced net charge offs during the first quarter of 1999 of $9,140 compared to $66,844 during the first quarter of 1998.

     In 1998, the provision for loan losses was $341,000, compared to $257,000 in 1997. Clearfield experienced net charge offs in 1998 of $337,590 compared to $109,342 in 1997.

     Based on its analysis of the loan portfolio, management believes that the allowance for loan losses at March 31, 1999 is adequate to absorb potential loan losses. Management maintains an allowance that is adequate to absorb losses as required by SFAS 5 and the AICPA Bank Credit Guide.

Other Income

     Other income grew 13.9% from $246,524 for the first quarter of 1998 to $280,874 for the first quarter of 1999. Other income grew 4.7% from $971,982 for 1997, to $1,018,137 for 1998. The increases are due primarily to increased revenues from fiduciary activities, return check charges, debit card fees, ATM surcharging and commissions from the sale of other financial products.

     The bank generates revenues from fiduciary activities through its Trust Department. The Trust Department offers a full line of services such as guardianships, personal trusts, estate planning, IRA and Keogh plans, pension and profit sharing plan administration and investment counseling.

     Through the establishment of Diamond Financial Services, the bank has been able to increase revenues through the sale of non-traditional banking products such as fixed and variable rate annuities, mutual funds and stock transactions.

Other Operating Expenses

     Other operating expenses of $1,166,773 during the first quarter of 1999, were $5,324 lower than the first quarter of 1998. Other operating expenses of $4,376,324 in 1998, were $113,055 lower than in 1997. This decrease was a result of lower advertising and supplies and printing expenses. Salaries, wages and employee benefits, and depreciation of premises and fixed assets increased during 1998.

Income Tax

     The provision for federal income taxes was $120,144 for the first quarter of 1999, compared to $132,424 for the first quarter of 1998. The provision for federal income taxes was $559,148 for 1998, compared to $526,910 for 1997. The increase in the current tax provision is due to a higher level of taxable income. The overall tax provision has decreased because of a decrease in the deferred federal income taxes.

                           PENN LAUREL FINANCIAL CORP.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On the following pages we present management's discussion and analysis of the consolidated financial condition and results of operations of Penn Laurel. Management's discussion and analysis discusses the significant changes in the results of operations, capital resources and liquidity presented in its accompanying consolidated financial statements for Penn Laurel. Current performance does not guarantee, assure, and may not be indicative of similar performance in the future.

     The following discussion focuses on and highlights certain information regarding Penn Laurel. We recommend that you read this discussion in conjunction with the consolidated financial statements and related notes appearing elsewhere in this proxy statement/prospectus.

     We caution you not to place undue reliance on forward-looking statements in this section, they reflect management's analysis only as of this date. Penn Laurel undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.

Balance Sheet Analysis

     The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields. During the first three months of 1999, the assets showing the greatest increase were loans. On the liability side, the most significant source of new funds was time deposits.

Distribution of assets, liabilities and shareholders equity, interest rates and interest differential:

                                                                      As of and for
                                                                     the Three Months
                                                                     Ended March 31,
                                                                     ----------------
                                                                       (unaudited)
                                                             1999                              1998
                                                            -------                           -------
(Dollars in thousands)                        Average       Average               Average     Average
                                              Balance        Rate    Interest     Balance      Rate     Interest
                                              --------      -------  --------    --------     -------   --------

Assets
Investment securities:
 Taxable investments                          $ 22,850       4.90%    $  280     $ 23,088       5.58%    $  322
 Nontaxable investments (1)                     10,276       6.89        177        9,576       6.94        166
                                              --------                ------     --------                ------
 Total investment securities                    33,126       5.52        457       32,664       5.98        488
Loans (1)                                       93,428       8.79      2,054       82,270       9.29      1,911
Other rate-sensitive assets                          -          -          -            -          -          -
                                                     -          -          -            -          -          -
                                              --------     -------    ------     --------      -----     ------
 Total earning assets                          126,554       7.94      2,511      114,934       8.35      2,399
Noninterest-earning assets                       7,258          -          -        7,498          -          -
                                              --------     -------    ------     --------      -----     ------
 Total assets                                 $133,812                $2,511     $122,432                $2,399
                                              ========                ======     ========                ======
Liabilities and Shareholders' Equity
Deposits:
 Demand                                       $  9,042          -          -     $  8,222          -     $    -
 Savings                                        40,312       2.66        268       39,484       2.94        290
 Time                                           64,022       5.57        891       58,794       5.70        837
                                              --------                ------     --------                ------
 Total                                        $113,376       4.09     $1,159     $106,500       4.24     $1,127
Borrowings and other interest-bearing
    liabilities                                  3,574       5.15         46           16      25.00          1
                                              --------                ------     --------                ------
Total interest bearing liabilities             116,950       4.12      1,205      106,516       4.24      1,128
Other liabilities                                2,114          -          -        2,394          -          -
 Total liabilities                             119,064          -          -      108,516          -          -
Shareholders' equity                            14,748          -          -       13,522          -          -
 Total liabilities and shareholders equity    $133,812          -     $1,205     $122,432          -     $1,128
                                              ========                ======     ========                ======
Average effective rate on interest-bearing
    liabilities                               $107,908       4.47     $1,205     $ 98,294       4.59     $1,128
                                              ========       ====     ======     ========      =====     ======
Interest Income/Earning Assets                $126,554       7.94     $2,511     $114,934       8.35     $1,128
Interest Expense/Earning Assets               $126,554       3.81     $1,205     $114,934       3.93     $2,399
                                                             ----                              -----
Net Interest Margin                                          4.13                               4.42
                                                             ====                              =====
Net Interest Spread                                          3.82                               4.11
                                                             ====                              =====

                                                              As of and for the Year Ended December 31,
                                                              -----------------------------------------
                                                             1998                                      1997

(Dollars in thousands)                       Average       Average                     Average        Average
                                             Balance         Rate       Interest       Balance          Rate       Interest
                                             -------       -------      --------       -------        -------      --------
Assets
Investment securities:
 Taxable investments                         $ 23,751        5.36       $  1,273       $ 23,228         5.97        $1,371
 Nontaxable investments (1)                    10,101        7.62            770          8,770         7.54           661
                                             --------        ----       --------       --------         ----        ------
 Total investment securities                   33,852        6.04          2,043         31,998         6.40         2,032
Loans (1)                                      87,244        9.42          8,215         80,163         9.46         7,587
Other rate-sensitive assets                        --          --             --             --           --            --
                                             --------        ----       --------       --------         ----        ------
 Total earning assets                         121,096        8.47         10,258        112,161         8.58         9,619
Noninterest-earning assets                      7,266          --             --          7,035           --            --
                                             --------        ----       --------       --------         ----        ------
 Total assets                                $128,362                   $ 10,258       $119,196                     $9,619
                                             ========                   ========       ========                     ======
Liabilities and Shareholders' Equity
Deposits:
 Demand                                      $  8,863          --                      $  8,851           --        $   --
 Savings                                       40,485        2.99          1,210         39,033         2.93         1,142
 Time                                          61,042        5.75          3,509         56,765         5.77         3,273
                                             --------        ----       --------       --------         ----        ------
 Total                                       $110,390        4.27       $  4,719       $104,649         4.22        $4,415
Borrowings and other interest-bearing
    liabilities                                 2,269        4.76            108            188         5.85            11
                                             --------        ----       --------       --------         ----        ------
Total interest bearing liabilities            112,659        4.28          4,827        104,837         4.20         4,426
Other liabilities                               1,693          --             --          1,892           --            --
 Total liabilities                            114,352                      4,827        106,729                      4,426
Shareholders' equity                           14,010          --             --         12,467           --            --
 Total liabilities and shareholders' equity  $128,362                   $  4,827       $119,196                     $4,426
                                             ========                   ========       ========                     ======
Average effective rate on interest-bearing
    liabilities                              $103,796        4.65       $  4,827       $ 95,986         4.61        $4,426
                                             ========        ====       ========       ========         ====        ======
Interest Income/Earning Assets               $121,096        8.47       $ 10,258       $112,161         8.58        $9,619
Interest Expense/Earning Assets              $121,096        3.99       $  4,827       $112,161         3.94        $4,415
                                                             ----                                       ----
Net Interest Margin                                          4.48                                       4.64
                                                             ====                                       ====
Net Interest Spread                                          4.19                                       4.38
                                                             ====                                       ====

------------------
(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

Investment Securities

     Investments, which are Penn Laurel's secondary use of funds, decreased $1,243,000 or 3.7% from $34,036,000 at March 31, 1998 to $32,793,000 at March
31, 1999. During the period, the available for sale category showed slight increases in obligations of states and political subdivisions and marketable securities; however, the greatest change was a decrease in other obligations of U.S. Government Agencies. The March 31, 1999 portfolio decreased $2,300,000 or 6.6% over the December 31, 1998 portfolio. The March 31, 1999 portfolio did not change significantly over the December 31, 1997 portfolio.

     The March 31, 1999 federal funds sold of $1,675,000 was $650,000 lower than the March 31, 1998 balance of $2,325,000.

         The maturity analysis of investment securities held to maturity, including the weighted average yield for each category as of March 31, 1999, is as follows:


                                                       Under                                 5-10          Over
(Dollars in thousands)                                 1 year         1-5 years             years        10 years       Total
                                                       ------         ---------             -----        --------       -----
Corporate Debt Securities:
 Carrying value                                         $995              -                   -             -              $995
 Weighted average yield                                 4.88%             -                   -             -              4.88%
 Weighted average maturity                                                                                              1 month
Total:
 Carrying value                                         $995              -                   -             -              $995
 Weighted average yield                                 4.88%             -                   -             -              4.88%
 Weighted average maturity                                                                                              1 month


     The maturity analysis of securities available for sale, including the weighted average yield for each category, as of March 31, 1999 is as follows:


                                                             Under       1-5            5-10         Over
(Dollars in thousands)                                       1 year     years           years      10 years        Total
                                                             ------     -----           -----      --------        -----
U.S. Treasury Securities:
 Carrying value                                              $1,499        -            $1,989        -             $3,488
 Weighted average yield                                        5.61%       -              5.90%       -               5.77%
 Weighted average maturity                                                                                          1 year
                                                                                                                  3 months
Obligations of other U.S. Government agencies:
 Carrying value                                                $500    $4,500              -          -             $5,000
 Weighted average yield                                        5.60%     5.74%             -          -               5.72%
 Weighted average maturity                                                                                        3 years
                                                                                                                  5 months

Obligations of states and political subdivisions:
  Carrying value                                                -      $1,983           $3,617        $4,459       $10,059
 Weighted average yield                                                  6.68%            7.06%         6.91%         6.92%
 Weighted average maturity                                                                                        10 years
                                                                                                                  0 months


Equity Securities:
 Carrying value                                                 -         -             $3,388        -             $3,388
 Weighted average yield                                         -         -               4.47%       -               4.47%
 Weighted average maturity                                                                                        0 years
                                                                                                                  0 months


Corporate Debt Securities:
 Carrying value                                              $1,141    $1,550              -          -             $2,691



 Weighted Average Yield                                        7.59%     5.68%             -          -               6.48%
 Weighted Average Maturity                                                                                      2 years
                                                                                                                0 months
Mortgage Backed and Asset Backed Securities
 Carrying Value                                                 $35    $1,883             $515          $585        $3,018
 Weighted Average Yield                                        6.79%     5.99%            6.00%         6.36%         6.07%
 Weighted Average Maturity                                                                                      11 years
                                                                                                                1 month

Other Securities:
  Carrying value                                             $1,675       -                -           -            $1,675
 Weighted average maturity                                    4.75%       -                -           -              4.75%
 Weighted average yield                                                                                            1 month

Total:
  Carrying value                                             $4,850    $9,916           $9,509        $5,044       $29,319
 Weighted average yield                                        5.79%     5.97%            5.84%         6.84%         6.39%
 Weighted average maturity                                                                                      6 years
                                                                                                                3 months

     The maturity analysis of investment securities held to maturity, including the weighted average yield for each category as of December 31, 1998, is as follows:


                                                          Under       1-5             5-10          Over
(Dollars in thousands)                                    1 year     years            years       10 years       Total
                                                          ------     -----            -----       --------       -----
Corporate Debt Securities:
 Carrying value                                           $1,977         -              -            -           $1,977
 Weighted average yield                                     5.58%        -              -            -             5.58%
 Weighted average maturity                                                                                      1 month

Total:
 Carrying value                                           $1,977         -              -            -           $1,977
 Weighted average yield                                     5.58%        -              -            -             5.58%
 Weighted average maturity                                                                                      1 month

     The maturity analysis of securities available for sale, including the weighted average yield for each category, as of December 31, 1998 is as follows:


                                                          Under          1-5          5-10          Over
(Dollars in thousands)                                    1 year        years         years       10 years        Total
                                                          ------        -----         -----       --------        -----
U.S. Treasury Securities:
 Carrying value                                            $999        $2,987           -            -             $3,986
 Weighted average yield                                    5.95%         5.81%          -            -               5.84%
 Weighted average maturity                                                                                         1 year
                                                                                                                 4 months



Obligations of other U.S. Government agencies:
 Carrying value                                              $0        $5,499        $1,500          -             $6,999
 Weighted average yield                                       0          5.94%            7%         -               6.17%
 Weighted average maturity                                                                                        3 years
                                                                                                                 9 months
Obligations of states and political subdivisions:
  Carrying value                                           $220        $2,266        $3,974        $4,274         $10,734
 Weighted average yield                                    10.0%         7.02%         7.55%         7.30%           7.48%
 Weighted average maturity                                                                                       9 years
                                                                                                                10 months


Equity Securities:
 Carrying value                                             -            -           $3,076          -             $3,076
 Weighted average yield                                     -            -             4.78%         -               4.78%
 Weighted average maturity                                                                                        0 years
                                                                                                                  0 months


Corporate Debt Securities:
 Carrying value                                          $2,137        $1,554           -            -             $3,691
 Weighted Average Yield                                    6.47%         5.68%          -            -               6.12%
 Weighted Average Maturity                                                                                        1 year
                                                                                                                 8 months
Mortgage Backed and Asset Backed Securities
 Carrying Value                                             $42          $662          $949          $186          $1,839
 Weighted Average Yield                                    6.79%         6.02%         6.20%         5.66%           6.09%
 Weighted Average Maturity                                                                                      10 years
                                                                                                                10 months

Total:
  Carrying value                                         $3,398       $12,968        $9,499        $4,460         $30,325
 Weighted average yield                                    6.53%         6.07%         6.42%         7.22%           6.40%
 Weighted average maturity                                                                                       5 years
                                                                                                                4 months


     Weighted average yield is computed by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the carrying value. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

     The amortized cost and fair value of investment securities are as follows:


                                                                              March 31, 1999
                                                                              --------------
                                                                                (unaudited)

                                                                           Gross           Gross
                                                                        Unrealized      Unrealized
                                                         Amortized        Holding         Holding          Fair
                                                           Cost            Gains          Losses           Value
                                                         ---------      ----------      ----------         -----
Securities Available for Sale:
------------------------------
 U.S. Treasury Securities                                $3,488,117         $36,610             $0       $3,524,727
 Obligations of Other U.S. Government Agencies            5,000,178           2,560         19,460        4,983,278
 Obligations of States and Political Subdivision         10,058,976         158,893         66,767       10,151,102
 Marketable Equities                                      3,388,146       2,500,658        133,574        5,755,230
 Other Securities                                         7,383,874          24,121         24,386        7,383,609
                                                          ---------          ------         ------        ---------
TOTAL                                                   $29,319,291      $2,722,842       $244,187      $31,797,946
                                                        ===========      ==========       ========      ===========
Securities Held to Maturity:
----------------------------
 Other Securities                                          $995,527         $     -        $     -         $995,527
                                                           ========         =======        =======         ========



                                                                                 March 31, 1998
                                                                                 --------------
                                                                                   (unaudited)

                                                                              Gross           Gross
                                                                            Unrealized     Unrealized
                                                            Amortized        Holding         Holding          Fair
                                                              Cost            Gains          Losses           Value
                                                            ---------       ----------     ----------         -----
Securities Available for Sale:
------------------------------
 U.S. Treasury Securities                                   $3,977,340         $20,161        $1,353        $3,996,148
 Obligations of Other U.S. Government Agencies               7,994,434          28,522        11,936         8,016,020
 Obligations of States and Political Subdivision             8,842,110          84,426        41,504         8,885,032
 Marketable Equities                                         2,096,903       2,241,561             -         4,338,464
 Other Securities                                            7,154,259          28,180        11,210         7,171,229
                                                             ---------          ------        ------         ---------
TOTAL                                                      $30,070,046      $2,402,850       $66,003       $32,406,893
                                                           ===========      ==========       =======       ===========
Securities Held to Maturity:
----------------------------
 Obligations of States and Political Subdivision            $1,628,653         $44,760       $     -        $1,673,413
                                                            ==========         =======       =======        ==========



                                                                                December 31, 1998
                                                                                -----------------

                                                                              Gross           Gross
                                                                            Unrealized     Unrealized
                                                            Amortized        Holding         Holding          Fair
                                                              Cost            Gains          Losses           Value
                                                            ---------       ----------     ----------         -----
Securities Available for Sale:
------------------------------
 U.S. Treasury Securities                                   $3,985,703         $58,047       $     -       $4,043,750
 Obligations of Other U.S. Government Agencies               6,999,471          60,648         4,359        7,055,760
 Obligations of States and Political Subdivision            10,734,135         247,384        15,348       10,966,171
 Marketable Equities                                         3,075,968       2,605,495       170,431        5,511,032
 Other Securities                                            5,529,844          27,769        18,379        5,539,234
                                                             ---------          ------        ------        ---------
TOTAL                                                      $30,325,121      $2,999,343      $208,517      $33,115,947
                                                           ===========      ==========      ========      ===========
Securities Held to Maturity:
----------------------------
 Other Securities                                           $1,977,044         $     -       $     -       $1,977,044
                                                            ==========         =======       =======       ==========



                                                                               December 31, 1997
                                                                             Gross           Gross
                                                                           Unrealized      Unrealized
                                                          Amortized         Holding         Holding           Fair
                                                             Cost            Gains           Losses           Value
                                                          ---------        ----------      ----------         -----
Securities Available for Sale:
------------------------------
 U.S. Treasury Securities                                 $3,989,754          $15,733        $12,675        $3,992,812
 Obligations of Other U.S. Government Agencies             8,752,786           52,731         15,770         8,789,747
 Obligations of States and Political Subdivisions          7,514,517          112,688             53         7,627,152
 Marketable Equities                                       1,591,809        2,514,906              -         4,106,715
 Other Securities                                          5,472,006           23,273         24,206         5,471,073
                                                           ---------           ------         ------         ---------
TOTAL                                                    $27,320,872       $2,719,331        $52,704       $29,987,499
                                                         ===========       ==========        =======       ===========
Securities Held to Maturity:
---------------------------
 Obligations of States and Political Subdivisions         $1,628,598          $51,926         $    -        $1,680,524
 Other Securities                                            995,087                -              -           995,087
                                                             -------          -------         ------           -------
TOTAL                                                     $2,623,685          $51,926         $    -        $2,675,611
                                                          ==========          =======         ======        ==========

Interest Rate Sensitivity

     The level and volatility of interest rates can have a significant impact on Penn Laurel's profitability. The objective of interest rate management is to identify and manage the sensitivity of net interest income to changing interest rates and other market factors in order to achieve overall financial goals.

     The Asset and Liability Committee is responsible for establishing policies to increase net interest income and to monitor the interest rate risk. Penn Laurel's Asset and Liability Committee monitors interest rate risk through the use of two methods:

     o static gap; and

     o income simulation.

     Static gap classifies assets and liabilities into maturity and repricing time frames in order to identify potential mismatches among these positions. The cumulative one year gap was ($23,234,210) and $9,391,815 on March 31, 1999 and 1998 and ($14,148,899) and $7,572,479 on December 31, 1998 and 1997. Currently,
Penn Laurel is in a negative gap position which means more liabilities will reprice than assets during the year. During 1999, the gap position will be affected by a large volume of maturing certificates of deposits.


     Penn Laurel's Asset and Liability Committee also uses income simulation as another tool to measure and manage interest rate risk. Management simulates possible economic conditions and interest rate scenarios in order to forecast the impact on net income. The following table summarizes the effect on changes in interest rates on net income:



                                        March 31, 1999          March 31, 1998         December 31, 1998       December 31, 1997
                                        --------------          --------------         -----------------       -----------------

Rising rates (+200/-200 basis points)       (6.00%)                   7.0%                    3.8%                    6.8%
Falling rates (+200/-200 basis points)       4.40%                   (8.6%)                  (6.1%)                  (8.7%)


     Penn Laurel's Asset and Liability Committee will continue to monitor the effect of changes in interest rates on net income through these computer generated models.

Loans

     Penn Laurel grants commercial loans, residential mortgages, and consumer loans to customers located primarily within Central Pennsylvania. Loans grew $11,189,000 or 13.5% from $83,017,000 at March 31, 1998 to $94,206,000 at March
31, 1999. The growth was primarily the result of an increase in real estate related loans. The March 31, 1999 loan balance was 3.1% higher than the December 31, 1998 loan balance and 15.1% higher than the December 31, 1997 loan balance. The increase in loans from December 31, 1997 to March 31, 1999 was also primarily the result of increased real estate related loans.

     Major classifications of loans are summarized as follows at March 31, 1999 and 1998, and December 31, 1998 and 1997:



                                                              March 31,                          December 31,
                                                              ---------                          ------------
                                                             (unaudited)

                                                        1999             1998               1998               1997
                                                    -----------       -----------       -----------         -----------
Commercial, financial and agricultural              $27,192,780       $25,718,843       $26,472,381         $25,956,075
Real Estate                                          36,821,995        29,616,555        35,200,147          28,608,637
Installment                                          31,180,243        29,065,687        30,739,970          28,861,122
                                                    -----------       -----------       -----------         -----------
                                                     95,195,018        84,401,085        92,412,498          83,425,834
Unearned discount                                      (200,850)         (604,582)         (271,846)           (757,169)
                                                    -----------       -----------       -----------         -----------
                                                     94,994,168        83,796,503        92,140,652          82,668,665
Allowance for loan losses                              (788,226)         (779,534)         (771,478)           (788,807)
                                                    -----------       -----------       -----------         -----------
                                                    $94,205,942       $83,016,969       $91,369,174         $81,879,858
                                                    ===========       ===========       ===========         ===========

     A loan is generally classified as nonaccrual when principal or interest has consistently been in default for a period of 90 days or more or because of a deterioration in the financial condition of the borrower or payment in full of principal or interest is not expected. Delinquent loans past due 90 days or more and still accruing interest are generally well-secured and expected to be restored to a current status in the near future. The following table details those loans that were placed on nonaccrual status or were delinquent 90 days or more and still accruing interest:

                                                                March 31,                 December 31,
                                                                ---------                 ------------
                                                               (unaudited)

(Dollars in thousands)                                     1999           1998         1998          1997
                                                           ----           ----         ----          ----
Nonaccrual loans                                           $268           $740         $121          $501
Delinquent loans                                             32             91           27           210
                                                           ----           ----         ----          ----
  Total                                                    $300           $831         $148          $711
                                                           ====           ====         ====          ====

Allowance for Possible Loan Losses

     The allowance for possible loan losses of $788,000 at March 31, 1999 was .84% of loans, compared to .94% of loans at March 31, 1998. This decrease is primarily due to the increase in the volume of loans. The allowance for possible loan losses of $771,000 at December 31, 1998 was .84% of loans compared to .95% of loans at December 31, 1997.

     A summary of the allowance for loan losses is as follows:

                                                              As of and for
                                                            the Three Months
                                                             Ended March 31,
                                                            ----------------
                                                               (unaudited)

(Dollars in thousands)                                        1999        1998
                                                              ----        ----
Average loans                                              $93,428     $82,270
                                                           =======     =======
Allowance, beginning of period                                $771        $789
                                                              ----        ----
Loans charged off:
 Commercial, financial and agricultural                          4         108
 Installment                                                    54          67
 Real estate - residential                                       7          13
                                                                 -          --
Total loans charged off                                         65         188
                                                                --         ---
Recoveries:
 Commercial, financial and agricultural                          5          77
 Installment                                                     5          20
 Real estate - residential                                       0          17
                                                                 -          --
Total recoveries                                                10         114
                                                                --         ---
Net loans charged off                                           55          74
Provision for loan losses                                       72          65
Allowance, end of period                                      $788        $780
                                                              ====        ====
Ratio of net charge offs to average loans outstanding         0.24%       0.36%
                                                             =====       =====



                                                                      As of and for the Year Ended December 31,
                                                                      -----------------------------------------
(Dollars in thousands)                                            1998         1997        1996       1995         1994
                                                                  ----         ----        ----       ----         ----
Average loans                                                   $87,244      $80,163     $74,184     $68,383      $60,186
                                                                =======      =======     =======     =======      =======
Allowance, beginning of period                                     $789         $721        $723        $638         $516
                                                                   ----         ----        ----        ----         ----
Loans charged off:
 Commercial, financial and agricultural                             177           10         142          22           18
 Installment                                                        293          381         209         153           77
 Real estate - residential                                           16            9         145           1          121
                                                                     --            -         ---           -          ---
Total loans charged off                                             486          400         496         176          216
                                                                    ---          ---         ---         ---          ---
Recoveries:
 Commercial, financial and agricultural                              76           65         149          46           18
 Installment                                                         56          103         100          53           26
 Real estate - residential                                           17            0          13           1          116
                                                                     --            -          --           -          ---
Total recoveries                                                    149          168         262         100          160
                                                                    ---          ---         ---         ---          ---
Net loans charged off                                               337          232         234          76           56
Provision for loan losses                                           319          300         232         161          178
Allowance, end of period                                           $771         $789        $721        $723         $638
                                                                   ====         ====        ====        ====         ====
Ratio of net charge offs to average loans outstanding              0.39%        0.29%       0.32%       0.11%        0.09%
                                                                  =====        =====       =====       =====        =====

     The provision for loan losses is based upon a credit review of the loan portfolio, past loan loss experience, current economic conditions and other pertinent factors which form a basis for determining the adequacy of the allowance for possible loan losses. In the opinion of management, the aggregate amount reserved is deemed to be adequate to absorb future loan losses.

     Transactions in the allowance for possible loan losses account for the periods ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997 are summarized as follows:

                                                                      As of and for          As of and for the
                                                                    the Three Months            Year Ended
                                                                     Ended March 31,            December 31,
                                                                    ----------------         -----------------
                                                                       (unaudited)

(Dollars in thousands)                                              1999         1998         1998        1997
                                                                    ----         ----         ----        ----
Beginning balance                                                   $771         $789       $  789      $  721
Provision charged to operations                                       72           65          319         300
Recovery of loans previously charged off                              10          114          149         168
                                                                    ----         ----       ------      ------
                                                                     853          968        1,257       1,189
Loans charged off                                                     65          188          486         400
                                                                    ----         ----       ------      ------
Ending balance                                                      $788         $780       $  771      $  789
                                                                    ====         ====       ======      ======

     Penn Laurel premises and equipment are summarized as follows at March 31, 1999 and 1998 and December 31, 1998 and 1997:


                                                                        March 31,               December 31,
                                                                        ---------               ------------
                                                                       (unaudited)

(Dollars in thousands)                                              1999         1998         1998        1997
                                                                    ----         ----         ----        ----
Land                                                              $  471       $  517        $  471      $  519
Buildings                                                          1,906        1,744         1,770       1,744
Furniture & Equipment                                              2,013        2,052         2,104       2,004
                                                                   -----        -----        ------      ------
                                                                   4,390        4,313         4,345       4,267
Less accumulated depreciation                                      2,511        2,333         2,464       2,283
                                                                   -----        -----        ------      ------
Penn Laurel premises and equipment, net                           $1,879       $1,980        $1,881      $1,984
                                                                  ======       ======        ======      ======

Deposits

     Total deposits of $114,372,000 at March 31, 1999 were $6,025,000 or 5.6%
higher than March 31, 1998. This increase is primarily the result of increases in money market accounts and time deposits. These increases were particularly offset by decreases in non-interest bearing and interest bearing checking accounts and savings accounts. Total deposits of $113,845,000 December 31, 1998 were $8,258,000, or 7.8% higher than at December 31, 1997. This increase is primarily the result of increases in non-interest bearing deposits, interest-bearing checking deposits, money market deposits and time deposits. These increases were partially offset by a decrease in savings deposits.

     The following table is a distribution of average balances and average rates paid on the deposit categories for March 31, 1999 and 1998.


                                                      For the Three Months
                                                         Ended March 31,
                                                      --------------------
                                                          (unaudited)
                                                 1999                      1998
                                                 ----                      ----
(Dollars in thousands)                  Amount          Rate      Amount           Rate
                                        ------          ----      ------           ----
Noninterest-bearing                    $  9,042            -%    $  8,222             -%
Interest-bearing checking
accounts                                 16,889         2.03       17,246          2.39
Money market accounts                     8,308         4.07        6,463          4.65
Savings                                  15,115         2.65       15,774          2.88
Time--under $100,000                     53,693         5.57       50,204          5.68
Time--over $100,000                      10,329         5.54        8,591          5.81
                                       --------                  --------
          Total                        $113,376                  $106,500
                                       ========                  ========

     The following table is a distribution of average balances and average rates paid on the deposit categories for December 31, 1998 and 1997.



                                                           For the Year Ended
                                                               December 31,
                                                           ------------------
                                                   1998                         1997
                                                   ----                         ----
(Dollars in thousands)                    Amount           Rate         Amount          Rate
                                          ------           ----         ------          ----
Noninterest-bearing                      $  8,863             -%      $  8,851             -%
Interest-bearing checking
accounts                                   17,244          2.37         16,484          2.39
Money market accounts                       7,509          4.58          5,843          4.60
Savings                                    15,731          2.91         16,706          2.87
Time--under $100,000                       51,893          5.74         49,209          5.75
Time--over $100,000                         9,150          5.75          7,556          5.87
                                         --------                     --------
          Total                          $110,390                     $104,649
                                         ========                     ========

     A maturity distribution of certificates of deposit of $100,000 and over is as follows:


                                                              March 31,                December 31,
                                                              ---------                ------------
                                                             (unaudited)

(Dollars in thousands)                                    1999         1998         1998          1997
                                                          ----         ----         ----          ----
Three months or less                                    $ 4,123       $1,708       $1,791        $1,899
Over three months to six months                           1,990          402        3,825         1,705
Over six months to twelve months                          2,931        1,615        2,230           432
Over twelve months                                        2,013        5,338        2,053         4,164
                                                        -------       ------       ------        ------
          Total                                         $11,057       $9,063       $9,899        $8,200
                                                        =======       ======       ======        ======

     Deposits are summarized as follows at December 31, 1998 and 1997:



(Dollars in thousands)                                     March 31,                    December 31,
                                                           ---------                    ------------
                                                          (unaudited)

                                                     1999            1998           1998            1997
                                                     ----            ----           ----            ----

Noninterest-bearing                               $  8,572        $  8,919       $  9,734        $  8,000
Interest-bearing checking accounts                  16,903          17,447         17,281          17,082
Money market accounts                                8,889           6,606          8,301           6,672
Savings                                             15,167          15,686         15,128          15,884
Time -- under $100,000                              53,784          50,626         53,502          49,749
Time -- over $100,000                               11,057           9,063          9,899           8,200
                                                  --------        --------       --------        --------
          Total Deposits                          $114,372        $108,347       $113,845        $105,587
                                                  ========        ========       ========        ========

Capital

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets. Management believes, as of March 31, 1999 that Penn Laurel meets all capital adequacy requirements.

     The minimum for the Tier 1 ratio is 4.0%, and the total capital ratio (Tier 1 plus Tier 2 capital divided by risk-adjusted assets) minimum is 8.0%. At March 31, 1999, Penn Laurel's Tier 1 risk-adjusted capital ratio was 12.77% and the total risk-adjusted capital ratio was 14.73%, both well above the regulatory requirements.


                                                        March 31,            December 31,
                                                        ---------            ------------
                                                       (unaudited)

                                                     1999       1998        1998       1997
                                                     ----       ----        ----       ----
Tier 1 Capital Ratio                                12.97%     13.69%      11.35%     12.39%
Total Capital Ratio                                 14.73      15.63       12.50      13.31
Leverage Ratio                                      11.08      11.26        9.30       7.53


Results of Operations


     Consolidated net income at March 31, 1999 was $373,999 or 44.3% below March 31, 1998. This decrease in net income is primarily the result of $348,000 decrease in security gains. The December 31, 1998 was $1,282,000 or 3.03% below December 31, 1997. The decrease in net income is the result of higher operating expenses experienced during 1998. The December 31, 1997 net income of $1,322,000 was 20.5% higher than the December 31, 1996 net income of $1,097,000. This increase was the result of a higher net interest income.


     On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board's SFAS No. 130 "Reporting Comprehensive Income." Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all prior- period amounts are required to be restated to confirm to the provision of SFAS No. 130. Comprehensive income for the first three months of 1999 was ($166,000) compared to ($316,000) for the first three months of 1998. Comprehensive income for December 31, 1998 and 1997 was ($1,225,000) and $2,368,000 respectively.

Net Interest Income

     Net interest income at March 31, 1999 of $1,245,000 was 1.7% higher than the March 31, 1998 net interest income of $1,224,000. This increase was the result of 10.1% increase in earning assets during this period. Partially offsetting this increase was a reduction in the net interest margin during the first three months of 1999, compared to the same period in 1998. The net interest margin for the first three months in 1999 and 1998 was 4.13% and 4.42% respectively. This reduction in net interest margin was due primarily to a decrease in yield on average earning assets.

     Net interest income at December 31, 1998 of $5,146,000 was 10.5% higher than the December 31, 1997 net interest income of $4,949,000. The net interest margin for December 31, 1998 and 1997 was 4.19% and 4.38% respectively.

     The net interest margin for the period earning December 31, 1997 of 4.38% was lower than the 4.40% for December 31, 1996 and lower than the 4.46% for December 31, 1995.


                                           For the Three Months                For the Year Ended
                                              Ended March 31,                      December 31,
                                           --------------------                ------------------
                                                (unaudited)

(Dollars in thousands)                      1999          1998          1998          1997          1996
                                            ----          ----          ----          ----          ----
Interest income                           $2,450        $2,352         $9,973        $9,375        $8,536
Interest expense                           1,205         1,128          4,827         4,426         3,961
                                          ------        ------         ------        ------        ------
Net interest income                        1,245         1,224          5,146         4,949         4,575
Tax equivalent adjustment                     67            62            274           232           221
                                          ------        ------         ------        ------        ------
Net interest income
   (fully taxable equivalent)             $1,312        $1,286         $5,420        $5,181        $4,796
                                          ======        ======         ======        ======        ======

                                   Three Months Ended
                                     March 31, 1998
                                          vs.
                                     March 31, 1999
                                     --------------
                                   Increase(decrease)

                                   due to changes in
                                   -----------------
(Dollars in                   Net
thousands)                  Change      Rate         Volume
                            ------      ----         ------
Interest Income:
  Investment
    securities (1)          $ (38)      $(37)         $ (1)
  Loans (1)                   141        (19)          160
 Other assets                   0          0             0
                               --         --            --
        Total                 103        (56)          159
                            -----       ----          ----
Interest Expense:
Savings deposits              (14)       (13)           (1)
Time deposits                  53        (22)           75
Borrowings and
other interest-
bearing                        38         19            19
                            -----       ----          ----
liabilities
        Total                  77        (16)           93
                            -----       ----          ----
Changes in net
interest income             $  26       $(40)         $ 66
                            =====       ====          ====
------------

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.


                   Year Ended                            Year Ended
                December 31, 1998                     December 31, 1997
                       vs.                                   vs.
                December 31, 1997                     December 31, 1996
                -----------------                     -----------------
               Increase(decrease)                    Increase(decrease)
               due to changes in                     due to changes in
               -----------------                     -----------------
          Net                                   Net
        Change       Rate        Volume       Change       Rate        Volume
        ------       ----        ------       ------       ----        ------

         $14        $ (91)        $105         $104        $  5         $ 99
         ---        -----         ----         ----        ----         ----
         629          (18)         647          727         190          537
         ---        -----         ----         ----        ----         ----
          (3)          (3)           -           19           5           14
         ---        -----         ----         ----        ----         ----
         640         (112)         752          850         200          650
         ---        -----         ----         ----        ----         ----

          67           35           32           33          10           23
         ---        -----         ----         ----        ----         ----
         237          (11)         248          470           -          470
         ---        -----         ----         ----        ----         ----


          97           (2)          99          (38)          -          (38)
         ---        -----         ----         ----        ----         ----
         401           22          379          465          10          455
         ---        -----         ----         ----        ----         ----

        $239         (134)        $373         $385        $190         $195
        ====        =====         ====         ====        ====         ====

Provision for Loan Losses

     The provision for loan losses for the first three months of 1999 was $72,000, compared to $65,000 for the same period in 1998. Penn Laurel experienced a $55,000 net charge-off on loans during the first three months of 1999, compared to a $74,000 net charge-off during the same period in 1998. The provision for loan losses for the year ending December 31, 1998 and 1997 was $319,000 and $300,000 respectively. Net charge-offs for the year ending December 31, 1998 and 1997 was $337,000 and $232,000 respectively.

Other Income

     Other income decreased 49% from $627,000 during the first three months of 1998 to $319,000 during the same period in 1999. The decrease was primarily due to security gains being reduced from $481,000 during the first three months of 1998 to $133,000 for the same period in 1999.

     Other income for 1998 of $1,247,000 was $661,000 higher than the 1997 other income of $586,000. This increase was primarily due to security gains, ATM surcharges and increased fees on NSF checks. Other income for 1997 of $586,000 was 13.4% higher than the $517,000 for 1996.

Other Operating Expenses

     Other operating expenses of $1,033,000 for the first three months of 1999, was $33,000 or 3.3% higher than the same period in 1998. This increase was the result of higher salaries, wages and benefits. During the year 1998, other operating expenses of $4,365,000 was $900,000 higher than the 1997 other operating expenses of $3,465,000. This increase was the result of higher salaries, wages, employee benefits and other expenses. Other operating expenses for 1997 of $3,465,000 was 1.8% higher than the $3,404,000 for 1996.

                           ADJOURNMENT OF THE MEETING

     If there are not enough votes at the meeting to approve the agreement, the companies' Boards of Directors intend to adjourn the meetings to a later date to permit further solicitation of votes in favor of the agreement. The affirmative vote of a majority of the shares present is required in order to approve any such adjournment. At the meeting, management will announce the place and date to which the meeting would be adjourned. It is not necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the meeting.

     The Clearfield Board of Directors and the Penn Laurel Board of Directors recommend that you vote "FOR" the proposal to adjourn the meeting if necessary to permit further solicitation of proxies to approve the agreement.

                                     EXPERTS

     The financial statements of Clearfield as of December 31, 1998, 1997 and 1996, included in this proxy statement/prospectus have been audited by Young, Oakes, Brown & Company, P.C., independent public accountants, as indicated in its reports with respect to the financial statements, and are included in reliance upon the authority of the firm as experts in accounting and auditing.

     The consolidated financial statements of Penn Laurel and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in this proxy statement have been audited by Walter Hopkins & Company, independent certified public accountants, as indicated in its reports with respect to the financial statements and are included in reliance upon the authority of the firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The legality of the shares of Penn Laurel common stock to be issued in connection with the merger and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Penn Laurel.

                                  OTHER MATTERS

     Neither Clearfield's Board of Directors nor Penn Laurel's Board of Directors knows of matters, other than those discussed in this proxy statement/prospectus, that will be presented at the meeting. However, if any other matters are properly brought before the meeting and any adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the company.

                              AVAILABLE INFORMATION

     Neither Clearfield nor Penn Laurel is subject to the information requirements of the Exchange Act. Neither Clearfield common stock nor Penn Laurel common stock is authorized for quotation on the Nasdaq or on any stock exchange, but trades on a limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions.

     This proxy statement/prospectus forms a part of a Registration Statement that Penn Laurel has filed with the Commission under the Securities Act of 1933, with respect to the Penn Laurel common stock that Penn Laurel intends to issue in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits at the executive offices of Penn Laurel at 434 State Street, Curwensville, Pennsylvania. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

     All information which relates to Clearfield has been provided or verified by Clearfield. All information in this proxy statement/prospectus that relates to Penn Laurel has been provided or verified by Penn Laurel.

                         CLEARFIELD BANK & TRUST COMPANY

                        INDEX TO FINANCIAL STATEMENTS AND

                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                                    Page
                                                                    ----


Selected Financial Data and Pro Forma Information                   11
Management's Discussion and Analysis                                101


INDEPENDENT AUDITOR'S REPORT                                        F-2

AS OF AND FOR THE THREE MONTHS ENDED
 MARCH 31, 1999 AND 1998 (unaudited)
  Consolidated Statement of Condition                               F-3
  Consolidated Statement of Income                                  F-5
  Consolidated Statement of Changes in Stockholders' Equity         F-7
  Consolidated Statement of Cash Flows                              F-8

YEARS ENDED DECEMBER 31, 1998 AND 1997
  Consolidated Statement of Condition                               F-4
  Consolidated Statement of Income                                  F-6
  Consolidated Statement of Changes in Stockholders' Equity         F-7
  Consolidated Statement of Cash Flows                              F-9

NOTES TO  FINANCIAL STATEMENTS                                      F-10

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Clearfield Bank & Trust Company


We have audited the accompanying consolidated statements of condition of the Clearfield Bank & Trust Company as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Bank's Management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as, evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Clearfield Bank & Trust Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                       Young, Oakes, Brown & Company, P.C.
                              Altoona, Pennsylvania
                                January 21, 1999

CLEARFIELD BANK & TRUST COMPANY
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CONDITION
As of the Three Months Ended March 31, 1999 and 1998 (unaudited)


                                                                                  1999                1998
                                                                                  ----                ----
ASSETS
    Cash and Balances Due from Banks                                         $   5,884,736       $   7,367,672
    Interest Bearing Deposits with Banks                                            63,006              57,947
    Federal Funds Sold                                                           3,725,000           3,159,000
    Investment Securities Available for Sale                                    38,845,918          37,903,064
    Investment Securities to be Held to Maturity                                12,049,307          20,170,052

    Loans                                                                    $ 120,650,666       $ 107,716,997
    Less: Unearned Income                                                       (4,855,163)         (4,948,829)
             Allowance for Possible Loan Losses                                 (1,181,041)         (1,083,927)
                                                                             -------------       -------------
             Net Loans                                                       $ 114,614,462       $ 101,684,241
                                                                             -------------       -------------
    Bank Premises and Equipment                                              $   5,183,435       $   5,353,511
    Accrued Income and Other Assets                                              3,053,860           2,831,005
                                                                             -------------       -------------

             TOTAL ASSETS                                                    $ 183,419,724       $ 178,526,492
                                                                             =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
    Demand Deposits                                                          $  20,097,710       $  18,720,546
    Savings and NOW Deposits                                                    54,573,312          54,901,706
    Time Deposits                                                               86,891,407          82,869,135
                                                                             -------------       -------------
             Total Deposits                                                  $ 161,562,429       $ 156,491,387
    Other Borrowed Money                                                              -0-            1,000,000
    Accrued Expense and Other Liabilities                                        1,453,979           1,570,032
                                                                             -------------       -------------
              Total Liabilities                                              $ 163,016,408       $ 159,061,419
                                                                             -------------       -------------
STOCKHOLDERS' EQUITY
    Common Stock (Par Value $1.5625)
        Authorized 617,600 Shares: Issued and Outstanding
             576,809 Shares                                                  $     901,264       $     901,264
    Surplus                                                                      3,500,000           3,500,000
    Undivided Profits                                                           15,819,536          14,808,611
    Accumulated Other  Comprehensive Income                                        182,516             255,198
                                                                             -------------       -------------
                Total Stockholders' Equity                                   $  20,403,316       $  19,465,073
                                                                             -------------       -------------
                TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                  $ 183,419,724       $ 178,526,492
                                                                             =============       =============


   The accompanying notes are an integral part of these financial statements.

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Consolidated Statement of Condition
As of December 31, 1998 and 1997



                                                                                         1998                     1997
                                                                                         ----                     ----
Assets
------
    Cash and Balances Due from Banks                                            $   8,710,713            $   5,269,635
    Interest Bearing Deposits with Banks                                              100,887                   49,873
    Federal Funds Sold                                                              3,481,000                2,700,000
    Investment Securities Available for Sale                                       37,787,413               35,520,396
    Investment Securities to be Held to Maturity                                   12,974,070               22,169,841

    Loans                                                                       $ 119,978,900            $ 107,442,758
    Less: Unearned Income                                                          (5,289,816)              (4,867,671)
             Allowance for Possible Loan Losses                                    (1,100,181)              (1,096,771)
-----------------------------------------------------------------------------------------------------------------------
             Net Loans                                                          $ 113,588,903            $ 101,478,316
-----------------------------------------------------------------------------------------------------------------------
    Bank Premises and Equipment                                                 $   5,256,610            $   5,211,599
    Accrued Income and Other Assets                                                 2,803,214                2,715,273

-----------------------------------------------------------------------------------------------------------------------
             Total Assets                                                       $ 184,702,810            $ 175,114,933
=======================================================================================================================

Liabilities and Stockholders' Equity
------------------------------------
Liabilities
    Demand Deposits                                                             $  20,578,680            $  18,437,260
    Savings and NOW Deposits                                                       55,471,804               53,253,319
    Time Deposits                                                                  86,755,830               81,560,779
-----------------------------------------------------------------------------------------------------------------------
             Total Deposits                                                     $ 162,806,314            $ 153,251,358
    Other Borrowed Money                                                                - 0 -                1,000,000
    Accrued Expense and Other Liabilities                                           1,534,470                1,585,707
-----------------------------------------------------------------------------------------------------------------------
             Total Liabilities                                                  $ 164,340,784            $ 155,837,065
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
    Common Stock (Par Value $1.5625)
        Authorized 617,600 Shares: Issued and Outstanding
             576,809 Shares                                                     $     901,264            $     901,264
    Surplus                                                                         3,500,000                3,500,000
    Undivided Profits                                                              15,580,292               14,604,711
    Accumulated Other  Comprehensive Income                                           380,470                  271,893
-----------------------------------------------------------------------------------------------------------------------
                Total Stockholders' Equity                                      $  20,362,026            $  19,277,868
-----------------------------------------------------------------------------------------------------------------------
                Total Liabilities and Stockholders'  Equity                     $ 184,702,810            $ 175,114,933
=======================================================================================================================

                       The accompanying notes are an integral part of these financial statements.

CLEARFIELD BANK & TRUST COMPANY
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 1999 and 1998 (unaudited)


INTEREST INCOME                                                      1999              1998
                                                                     ----              ----
   Interest and Fees on Loans                                     $ 2,248,558       $ 2,156,432
   Interest on Investment Securities Available for Sale               545,614           538,115
   Interest on Investment Securities to be Held to  Maturity          124,290           254,691
   Interest on Federal Funds Sold                                      34,987            37,892
   Interest on Deposits with Banks                                      3,782               606
                                                                  -----------       -----------
       Total Interest Income                                      $ 2,957,231       $ 2,987,736
                                                                  -----------       -----------
INTEREST EXPENSE
   Interest on Deposits:
       Savings and NOW Deposits                                   $   333,790       $   361,010
       Time Deposits                                                1,103,604         1,116,732
                                                                  -----------       -----------
       Total Interest on Deposits                                 $ 1,437,394       $ 1,477,742
                                                                  -----------       -----------
 Interest on Federal Funds Purchased                                    - 0 -             - 0 -
   Interest on Other Borrowed Money                                     - 0 -            15,288
                                                                  -----------       -----------
       Total Interest Expense                                     $ 1,437,394       $ 1,493,030
                                                                  -----------       -----------
   Net Interest Income                                            $ 1,519,837       $ 1,494,706
   Provision for Possible Loan Losses                                 (90,000)          (54,000)
                                                                  -----------       -----------
       Net Interest Income After Provision for
               Possible Loan Losses                               $ 1,429,837       $ 1,440,706
                                                                  -----------       -----------
OTHER INCOME
   Income from Fiduciary Activities                               $   122,509       $   125,960
   Service Charges on Deposit Accounts                                 81,747            80,424
   Net Realized Gains (Losses) on Sales of  Investment
       Securities Available for Sale                                    - 0 -             - 0 -
    Other Operating Income                                             76,618            40,140
                                                                  -----------       -----------
       Total Other Income                                         $   280,874       $   246,524
                                                                  -----------       -----------
OTHER EXPENSE
   Salaries and Wages                                             $   481,329       $   473,213
   Pension, Profit Sharing and Other Employee  Benefits               253,353           239,358
   Net Occupancy Expense                                              109,390           115,213
   Furniture and Equipment Expense                                    116,091           103,282
   Other Operating Expense                                            206,610           241,031
                                                                  -----------       -----------
       Total Other Expense                                        $ 1,166,773       $ 1,172,097
                                                                  ===========       ===========
   Income Before Income Taxes                                     $   543,938       $   515,133
   Applicable Income Taxes                                            120,114           132,424
                                                                  -----------       -----------
NET INCOME                                                        $   423,824       $   382,709
                                                                  ===========       ===========
Earnings Per Share: Based on Average Shares  Outstanding
   Earnings Before Taxes                                          $      0.94       $      0.89
   Applicable Income Taxes                                               0.21              0.23
   Net Earnings                                                   $      0.73              0.66
                                                                  ===========       ===========
   Cash Dividends Declared                                        $      0.32       $      0.31
                                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Consolidated Statement of Income
For the Years Ended December 31, 1998, 1997 and 1996


Interest Income                                                              1998               1997               1996
---------------                                                              ----               ----               ----
   Interest and Fees on Loans                                         $ 8,976,633         $8,260,244         $6,558,305
   Interest on Investment Securities Available for Sale                 2,220,559          2,503,801          2,340,232
   Interest on Investment Securities to be Held to  Maturity              830,690          1,119,289          1,505,570
   Interest on Federal Funds Sold                                         119,529             71,784             64,700
   Interest on Deposits with Banks                                         17,973              2,251              2,571
------------------------------------------------------------------------------------------------------------------------
       Total Interest Income                                          $12,165,384        $11,957,369        $10,471,378
------------------------------------------------------------------------------------------------------------------------
Interest Expense
   Interest on Deposits:
       Savings and NOW Deposits                                       $ 1,457,299         $2,104,243         $2,070,102
       Time Deposits                                                    4,499,361          3,643,082          2,944,754
------------------------------------------------------------------------------------------------------------------------
       Total Interest on Deposits                                     $ 5,956,660         $5,747,325         $5,014,856
------------------------------------------------------------------------------------------------------------------------
 Interest on Federal Funds Purchased                                       $6,333            $80,496             $8,938
   Interest on Other Borrowed Money                                        22,509             37,776              - 0 -
------------------------------------------------------------------------------------------------------------------------
       Total Interest Expense                                         $ 5,985,502         $5,865,597         $5,023,794
------------------------------------------------------------------------------------------------------------------------
   Net Interest Income                                                $ 6,179,882         $6,091,772         $5,447,584
   Provision for Possible Loan Losses                                    (341,000)          (257,000)          (140,000)
------------------------------------------------------------------------------------------------------------------------
       Net Interest Income After Provision for
               Possible Loan Losses                                   $ 5,838,882         $5,834,772         $5,307,584
------------------------------------------------------------------------------------------------------------------------
Other Income
   Income from Fiduciary Activities                                   $   456,342           $435,278           $402,000
   Service Charges on Deposit Accounts                                    333,782            304,012            265,175
   Net Realized Gains (Losses) on Sales of  Investment
       Securities Available for Sale                                        7,343             36,797            (6,497)
    Other Operating Income                                                220,670            195,895            175,739
------------------------------------------------------------------------------------------------------------------------
       Total Other Income                                             $ 1,018,137           $971,982           $836,417
------------------------------------------------------------------------------------------------------------------------
Other Expense
   Salaries and Wages                                                 $ 1,927,756         $1,789,731         $1,516,115
   Pension, Profit Sharing and Other Employee  Benefits                   922,763            890,300            829,113
   Net Occupancy Expense                                                  470,604            437,138            389,784
   Furniture and Equipment Expense                                        447,015            341,334            312,364
   Other Operating Expense                                                608,186          1,030,876            770,660
------------------------------------------------------------------------------------------------------------------------
       Total Other Expense                                            $ 4,376,324         $4,489,379         $3,818,036
------------------------------------------------------------------------------------------------------------------------
   Income Before Income Taxes                                         $ 2,480,695         $2,317,375         $2,325,965
   Applicable Income Taxes                                                559,148            526,910            544,758
------------------------------------------------------------------------------------------------------------------------
Net Income                                                            $ 1,921,547         $1,790,465         $1,781,207
========================================================================================================================
Earnings Per Share: Based on Average Shares  Outstanding
   Earnings Before Taxes                                              $      4.30              $4.01              $4.03
   Applicable Income Taxes                                                   0.97               0.91               0.94
   Net Earnings                                                       $      3.33              $3.10              $3.09
========================================================================================================================
   Cash Dividends Declared                                            $      1.64              $1.61              $1.57
========================================================================================================================

                          The accompanying notes are an integral part of financial statements.

Clearfield Bank & Trust Company
------------------------------------------------------------------------------

Consolidated Statement of Changes in Stockholders' Equity
For the Period Ended March 31, 1999 and December 31, 1998, 1997 and 1996 (unaudited)



                                                                                       Accumulated
                                                                                             Other            Total
                                               Common                   Undivided    Comprehensive    Stockholders'
                                                Stock      Surplus        Profits           Income           Equity
                                             --------   ----------    -----------    -------------    -------------
Balance - January 1, 1996                    $901,264   $3,500,000    $12,867,291         $331,436       $17,599,99
-------------------------------------------------------------------------------------------------------------------
1996 Additions (Deductions):
         Comprehensive  Income
           Net Income                           - 0 -        - 0 -      1,781,207            - 0 -        1,781,207
           Unrealized Gains/Losses
             Net of Income Taxes of ($10,142)   - 0 -        - 0 -          - 0 -         (311,748)        (311,748)
--------------------------------------------------------------------------------------------------------------------
         Total Comprehensive Income                                                                      $1,469,459
-------------------------------------------------------------------------------------------------------------------
            Cash Dividends Declared
            ($1.57 Per Share)                   - 0 -        - 0 -       (905,590)           - 0 -         (905,590)
--------------------------------------------------------------------------------------------------------------------
Balance - December  31,  1996                $901,264   $3,500,000    $13,742,908          $19,688      $18,163,860
--------------------------------------------------------------------------------------------------------------------
1997 Additions (Deductions):
          Comprehensive Income
            Net Income                          - 0 -        - 0 -      1,790,465            - 0 -        1,790,465
            Unrealized Gains/Losses
              Net of Income Taxes of ($140,066) - 0 -        - 0 -          - 0 -          252,205          252,205
-------------------------------------------------------------------------------------------------------------------
          Total Comprehensive Income                                                                     $2,042,670
-------------------------------------------------------------------------------------------------------------------
             Cash Dividends Declared
             ($1.61 Per Share)                  - 0 -        - 0 -       (928,662)           - 0 -         (928,662)
-------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1997                  $901,264   $3,500,000    $14,604,711         $271,893      $19,277,868
-------------------------------------------------------------------------------------------------------------------

1998 Additions (Deductions):
        Comprehensive Income
           Net Income                           - 0 -        - 0 -      1,921,547            - 0 -        1,921,547
           Unrealized Gains/Losses
               Net of Income Taxes
               of ($196,000)                    - 0 -        - 0 -          - 0 -          108,577          108,577
--------------------------------------------------------------------------------------------------------------------
         Total Comprehensive Income                                                                      $2,030,124
--------------------------------------------------------------------------------------------------------------------
            Cash Dividends Declared
            ($1.64 Per Share)                   - 0 -        - 0 -       (945,966)           - 0 -         (945,966)
--------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1998                  $901,264   $3,500,000    $15,580,292         $380,470      $20,362,026
--------------------------------------------------------------------------------------------------------------------
1999 Additions (Deductions):
         Comprehensive  Income
           Net Income                           - 0 -        - 0 -        423,824            - 0 -          423,824
           Unrealized Gains/Losses
             Net of Income Taxes of ($94,023)   - 0 -        - 0 -          - 0 -         (197,955)        (197,955)
         Total Comprehensive Income                                                                        $225,869
-------------------------------------------------------------------------------------------------------------------
            Cash Dividends Declared
            ($.32 Per Share)                    - 0 -        - 0 -       (184,879)           - 0 -         (184,579)
-------------------------------------------------------------------------------------------------------------------
Balance - March 31, 1999                     $901,264   $3,500,000    $15,819,537         $182,515      $20,403,316
===================================================================================================================

                    The accompanying notes are an integral part of these financial statements.

CLEARFIELD BANK & TRUST COMPANY
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 1999 and 1998 (unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:                                  1999             1998
                                                                       ----             ----
      Net Income
      Adjustments to Reconcile Net Income to Net                  $   423,824       $   382,709
      Cash Provided by Operating Activities:
        Depreciation and Amortization                                 129,637           112,583
        Provision for Possible Loans Losses                            90,000            54,000
        Deferred Income Taxes                                         (20,073)            1,554
        Net Realized (Gains) Losses on Investment Securities
          Available for Sale                                            - 0 -             - 0 -
        Net Amortization of Premiums (Accretion
          of Discounts) on Investment Securities                       (4,278)           (4,347)
       (Increase) Decrease in Accrued Income
         and Other Assets                                            (150,948)            3,199
       Increase (Decrease) in Accrued Expense
         and Other Liabilities                                        (83,491)          (15,675)
                                                                  -----------       -----------
         Net Cash Provided by Operating Activities                $   384,671       $   534,023
                                                                  -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Net (Increase) Decrease in Interest Bearing
        Deposits with Banks                                       $    37,881       ($    8,074)
      Net (Increase) Decrease in Federal Funds Sold                  (244,000)         (459,000)
      Purchases of Investment Securities Available for  Sale       (3,528,470)       (4,103,358)
      Proceeds from Sales of Investment Securities
        Available for Sale                                              - 0 -             - 0 -
      Proceeds from Maturities of Investment Securities
        Available for Sale                                          2,174,075         1,568,065
      Purchases of Investment Securities to be Held
        to Maturity                                                     - 0 -             - 0 -
      Proceeds from Maturities of Investment Securities
        to be Held to Maturity                                        925,000         2,000,000
      Net (Increase) Decrease in Loans                             (1,115,559)         (259,925)
      Purchases of Premises and Equipment                             (36,879)         (234,912)
      Purchases of Goodwill from Branch Acquisition                     - 0 -             - 0 -
                                                                  -----------       -----------
          Net Cash Used by Investing Activities                   ($1,787,952)      ($1,497,204)
                                                                  -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net Increase (Decrease) in Demand Deposits,
        Savings and NOW Accounts                                  ($1,379,462)        1,931,673
      Net Increase (Decrease) in Time Deposits                        135,577         1,308,356
      Net Increase (Decrease) in Federal Funds Purchased
      Net Increase (Decrease) in Other Borrowed Money                   - 0 -             - 0 -
      Cash Dividends Paid                                            (178,811)         (178,811)
                                                                  -----------       -----------
        Net Cash Provided by Financing Activities                 ($1,422,696)        3,061,218
                                                                  -----------       -----------
Increase (Decrease) in Cash and Due from Banks                    ($2,825,977)      $ 2,098,037
Cash and Due from Banks at the Beginning of the Year                8,710,713         5,269,635
                                                                  -----------       -----------
          Cash and Due from Banks at the End of the Year          $ 5,884,736       $ 7,367,672
                                                                  ===========       ===========
SUPPLEMENTAL DISCLOSURES:
      Income  Taxes Paid                                                - 0 -               843
                                                                  ===========       ===========
      Interest Paid                                               $ 1,927,234       $ 1,997,565
                                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

Clearfield Bank & Trust Company
------------------------------------------------------------------------------

Consolidated Statement of Cash Flows
For the Years Ended December 31, 1998, 1997 and 1996


Cash Flows from Operating Activities:                                  1998                1997                1996
                                                                       ----                ----                ----
      Net Income                                                 $1,921,547          $1,790,465          $1,781,207
      Adjustments to Reconcile Net Income to Net
      Cash Provided by Operating Activities:
        Depreciation and Amortization                               452,577             354,976             262,041
        Provision for Possible Loans Losses                         341,000             257,000             140,000
        Deferred Income Taxes                                         8,305             (41,916)            (50,456)
        Net Realized (Gains) Losses on Investment Securities
          Available for Sale                                         (7,343)            (36,797)              6,497
        Net Amortization of Premiums (Accretion
          of Discounts) on Investment Securities                    (11,471)             25,474              65,135
       (Increase) Decrease in Accrued Income
         and Other Assets                                          (230,511)            (24,576)           (125,527)
       Increase (Decrease) in Accrued Expense
         and Other Liabilities                                      (51,237)            189,101              38,475
--------------------------------------------------------------------------------------------------------------------
         Net Cash Provided by Operating Activities               $2,422,867          $2,513,727          $2,117,372
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
      Net (Increase) Decrease in Interest Bearing
        Deposits with Banks                                        ($51,014)           ($17,074)            $21,862
      Net (Increase) Decrease in Federal Funds Sold                (781,000)         (2,700,000)          4,900,000
      Purchases of Investment Securities Available for  Sale    (15,481,866)         (7,533,892)        (13,004,106)
      Proceeds from Sales of Investment Securities
        Available for Sale                                            - 0 -           3,036,797           4,157,188
      Proceeds from Maturities of Investment Securities
        Available for Sale                                       13,383,944          10,743,759           8,577,366
      Purchases of Investment Securities to be Held
        to Maturity                                                   - 0 -               - 0 -          (1,374,901)
      Proceeds from Maturities of Investment Securities
        to be Held to Maturity                                    9,210,000             340,000           1,000,000
      Net (Increase) Decrease in Loans                          (12,451,587)        (13,516,197)        (16,221,696)
      Purchases of Premises and Equipment                          (419,256)         (1,138,197)           (178,680)
      Purchases of Goodwill from Branch Acquisition                   - 0 -          (1,174,959)              - 0 -
-------------------------------------------------------------------------------------------------------------------
          Net Cash Used by Investing Activities                 ($6,590,779)       ($11,959,763)       ($12,122,967)
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
      Net Increase (Decrease) in Demand Deposits,
        Savings and NOW Accounts                                 $4,359,905            $826,455          $2,521,059
      Net Increase (Decrease) in Time Deposits                    5,195,051          12,025,453           5,165,047
      Net Increase (Decrease) in Federal Funds Purchased              - 0 -          (2,700,000)          2,700,000
      Net Increase (Decrease) in Other Borrowed Money            (1,000,000)          1,000,000               - 0 -
      Cash Dividends Paid                                          (945,967)           (922,894)           (899,822)
-------------------------------------------------------------------------------------------------------------------
        Net Cash Provided by Financing Activities                $7,608,989         $10,229,014          $9,486,284
-------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Due from Banks                   $3,441,077            $782,978           ($519,311)
Cash and Due from Banks at the Beginning of the Year              5,269,636           4,486,657           5,005,968
-------------------------------------------------------------------------------------------------------------------
          Cash and Due from Banks at the End of the Year         $8,710,713          $5,269,635          $4,486,657
====================================================================================================================
Supplemental Disclosures:
      Income  Taxes Paid                                           $590,000            $552,038           $615,407
====================================================================================================================
      Interest Paid                                              $6,016,706          $5,759,569         $5,020,671
===================================================================================================================

                     The accompanying notes are an integral part of these financial statements.


Clearfield Bank & Trust  Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies:

Nature of Operations: The Bank provides a variety of financial services to individual and corporate customers through its branches in Clearfield, Curwensville, DuBois and Philipsburg, Pennsylvania. The Bank provides a full range of banking services including interest bearing checking accounts and certificates of deposits. The primary lending products are real estate mortgages, installment loans and commercial business loans.

Basis for Financial Reporting and Accounting Estimates: The accounting policies of the Bank and its wholly-owned subsidiary conform with generally accepted accounting principles. In preparing the accompanying financial statements, assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period.
Actual results could differ from those estimates.

Principles of Consolidation: The consolidated financial statements include the accounts of the Clearfield Bank & Trust Company and its wholly-owned subsidiary, Diamond Financial Services. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Balances Due from Banks: Cash and Balances Due from Banks represents cash in the vault and balances held with correspondent banks.

Investment Securities: The classification of investment securities is determined at the time of purchase and reevaluated periodically. Investment securities are classified as to be held to maturity based on Management's positive intent and ability to hold such securities to maturity. Held to maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts.

     Investment securities available for sale are those securities that Management intends to hold for an indefinite period of time but not necessarily to maturity. Available for sale securities are stated at market value, with unrealized holding gains and losses, net of taxes, reported as a separate component of stockholders' equity. The amortization of premiums and accretion of discounts are recognized in interest income.

     Realized gains and losses, determined on the basis of the cost of specific securities sold, and declines in value judged to be more than temporary are included in net realized gains (losses) on sale of investment securities available for sale.

Allowance for Possible Loan Losses: The allowance is maintained at a level adequate to absorb probable losses in the loan portfolio. Management determines the adequacy of the allowance based upon a continuing review of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged off and deducted from the allowance.

     Provision for loan losses and recoveries on loans previously charged off are added to the allowance. Because of uncertainties inherent in the estimation process, Management's estimate of credit losses, inherent in the loan portfolio and the related allowance, may change in the near term.

Premises and Equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method for financial reporting. Depreciation for tax purposes is computed using the applicable permissible Internal Revenue methods. The cost of maintenance and repairs is charged to operating expenses as incurred, and the cost of major additions and improvements is capitalized.

Goodwill: In 1997, the Bank acquired the Mid-State Bank's Clearfield Community Office including all deposits, equipment and real estate. Acquisition costs exceeded the fair value of net assets by $1,174,959. This amount of goodwill is being amortized using the straight-line method over fifteen years for both book and tax purposes. Amortization expense was $78,331 and $65,276 for 1998 and 1997, respectively.

Other Real Estate Owned (OREO): Other Real Estate Owned represents properties acquired through foreclosure or other proceedings and is initially recorded at the lower of cost or fair market valued at the date acquired in Accrued Income and Other Assets on the consolidated statement of condition. Losses arising at the time of the acquisition of such properties are charged against the allowance for possible loan losses. Revenue and expenses from the operation of OREO and changes in value are charged to other operating expense.

Interest Income on Loans: Interest on loans is accrued and credited to income based upon the principal amount outstanding.

     The accrual of interest on loans is discontinued when, in the opinion of Management, there is an indication that the borrower may be unable to meet payments as they become due. When a loan is placed in non-accrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized only to the extent that cash is received.

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

Loan Origination Fees and Costs: Loan origination fees and certain direct loan origination costs are capitalized and recognized over the life of the related loan as an adjustment to interest income.

Income Taxes: Provisions for income taxes are based on amounts reported in the consolidated statement of income (after exclusion of nontaxable income such as interest on state and municipal securities) and include deferred income taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Financial Accounting Standards Board Statement of Financial Accounting Standard (FASB) Number 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Charitable Contributions: In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard (FASB) Number 116, "Accounting for Contributions Received and Contributions Made,"the Bank has reflected as an expense and corresponding liability any unpaid unconditional promise to give in the period made at their fair value.

Earnings Per Common Share: Earnings per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Reclassification: Certain prior year amounts have been reclassified to conform with the 1998 presentation.

Trust Assets and Income: Assets of the Trust Department, other than cash on deposit for its customers, are not included in the consolidated financial statements since such items are not assets of the Bank. Income from the Trust Department is reported on the cash basis, which is not materially different from the accrual basis.

 2.  Investment Securities:

     The aggregate book and market values of all Investment Securities as of December 31, were:



Investment Securities Available for Sale-                      Book            Market        Unrealized       Unrealized
December 31, 1998                                             Value             Value              Gain             Loss
                                                              -----             -----              ----             ----
U.S. Treasury Securities                                 $6,801,683        $6,966,164          $164,481          $ - 0 -
U.S. Government Agencies and Corporations                16,493,352        16,528,080            99,772           65,044
Mortgage Backed Securities-U.S. Government                1,130,687         1,154,303            23,616            - 0 -
State and Municipal Securities                           11,591,072        11,924,816           333,744            - 0 -
State and Municipal Securities - Taxable                    605,000           624,900            19,900            - 0 -
Other Securities                                            589,150           589,150             - 0 -            - 0 -
------------------------------------------------------------------------------------------------------------------------
Total Investment Securities Available for Sale          $37,210,944       $37,787,413          $641,513          $65,044
=========================================================================================================================

Investment Securities to be Held to Maturity-                  Book            Market        Unrealized       Unrealized
December 31, 1998                                             Value             Value              Gain             Loss
                                                              -----             -----              ----             ----
U.S. Treasury Securities                                 $1,001,796        $1,010,310            $8,514          $ - 0 -
U.S. Government Agencies and Corporations                 8,999,202         8,753,870             - 0 -          245,332
Mortgage Backed Securities-U.S. Government                    - 0 -             - 0 -             - 0 -            - 0 -
State and Municipal Securities                            2,973,072         3,025,427            52,355            - 0 -
State and Municipal Securities - Taxable                      - 0 -             - 0 -             - 0 -            - 0 -
Other Securities                                              - 0 -             - 0 -             - 0 -            - 0 -
-------------------------------------------------------------------------------------------------------------------------
Total Investment Securities to be Held to
Maturity                                                $12,974,070       $12,789,607           $60,869         $245,332
================================================== ================ ================= ================= ================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements



Investment Securities Available for Sale -                       Book             Market      Unrealized      Unrealized
December 31, 1997                                               Value              Value            Gain            Loss
                                                                -----              -----            ----            ----
U.S. Treasury Securities                                   $8,832,183         $8,926,918         $95,265            $530
U.S. Government Agencies and Corporations                  15,475,660         15,480,470         102,411          97,601
Mortgage Backed Securities-US Government                    1,593,263          1,634,499          41,236           - 0 -
State and Municipal Securities                              8,051,831          8,306,809         254,978           - 0 -
State and Municipal Securities - Taxable                      605,000            621,200          16,200           - 0 -
Other Securities                                              550,500            550,500           - 0 -           - 0 -
-------------------------------------------------------------------------------------------------------------------------
Total Investment Securities Available for Sale            $35,108,437        $35,520,396        $510,090         $98,131
=========================================================================================================================

=========================================================================================================================
Investment Securities to be Held to Maturity -                   Book             Market      Unrealized      Unrealized
December 31, 1997                                               Value              Value            Gain            Loss
                                                                -----              -----            ----            ----
U.S. Treasury Securities                                   $1,004,073         $1,005,630          $1,557         $ - 0 -
U.S. Government Agencies and Corporations                  14,498,110         13,994,175           3,630         507,565
Mortgage Backed Securities-US Government                        - 0 -              - 0 -           - 0 -
State and Municipal Securities                              6,667,658          6,732,671          65,112              99
State and Municipal Securities - Taxable                        - 0 -              - 0 -           - 0 -           - 0 -
Other Securities                                                - 0 -              - 0 -           - 0 -           - 0 -
-------------------------------------------------------------------------------------------------------------------------
Total Investment Securities to be Held to
Maturity                                                  $22,169,841        $21,732,476         $70,299        $507,664
=========================================================================================================================


     Securities with a book value of $9,298,539 and $9,316,187, as of December 31, 1998 and 1997, respectively, were pledged as collateral for public and trust funds and for other purposes required by law.

     Gross realized gains and losses on sale of investment securities available for sale for the three years ended December 31, 1998 were as follows:


Gross Realized Gains:                                       1998                    1997                   1996
                                                            ----                    ----                   ----
   U.S. Treasury Securities                                $- 0 -                 $ - 0 -                $ - 0 -
   U.S. Government Agencies and Corporations                - 0 -                  10,313                  - 0 -
   Mortgage Backed Securities-U.S. Government               - 0 -                   - 0 -                  - 0 -
   State and Municipal Securities                           - 0 -                   - 0 -                  5,815
   State and Municipal Securities - Taxable                 7,343                  34,297                  - 0 -
   Other Securities                                         - 0 -                   - 0 -                  - 0 -
------------------------------------------------------------------------------------------------------------------------
Gross Realized Gains                                      $7,343                  $44,610                 $5,815
========================================================================================================================

Gross Realized Losses:                                      1998                    1997                   1996
                                                            ----                    ----                   ----
   U.S. Treasury Securities                               $ - 0 -                 $ - 0 -                $12,312
   U.S. Government Agencies and Corporations                - 0 -                   7,813                  - 0 -
   Mortgage Backed Securities-U.S. Government               - 0 -                   - 0 -                  - 0 -
   State and Municipal Securities                           - 0 -                   - 0 -                  - 0 -
   State and Municipal Securities - Taxable                 - 0 -                   - 0 -                  - 0 -
   Other Securities                                         - 0 -                   - 0 -                  - 0 -
------------------------------------------------------------------------------------------------------------------------
Gross Realized Losses                                     $ - 0 -                  $7,813                $12,312
------------------------------------------------------------------------------------------------------------------------
Net Realized Gains (Losses) on Sale of
Investment Securities Available for Sale                   $7,343                 $36,797                ($6,497)
=================================================== ====================  ======================== ====================

     In 1998 and 1997 the Bank received a distribution from the Taxable Municipal Bond Securities Litigation Settlement Fund. The Gross Realized Gains on State and Municipal Securities - Taxable represents this recovery of an amount previously reported as a Gross Realized Loss.

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

     The following presentation summarizes the maturities of the investment security portfolio as of December 31, 1998 and 1997:



                                                                                1998
                                                                                ----
                                                  Investment Securities to be              Investment Securities
                                                       Held to Maturity                      Available for Sale
                                                       ----------------                      ------------------
                                                          Book              Market               Book             Market
                                                         Value               Value              Value              Value
                                                         -----               -----              -----              -----
Due in One Year or Less                             $2,585,740          $2,581,842         $3,595,536         $3,614,162
Due from One Year to Five Years                      7,999,922           7,769,381         16,392,569         16,539,044
Due from Five Years to Ten Years                     1,012,431           1,022,269         10,540,334         10,769,095
Due After Ten Years                                  1,375,977           1,416,115          6,682,505          6,865,112
------------------------------------------------------------------------------------------------------------------------
Total Investment Securities                        $12,974,070         $12,789,607        $37,210,944        $37,787,413
========================================================================================================================

                                                                                1997
                                                                                ----
                                                  Investment Securities to be              Investment Securities
                                                       Held to Maturity                      Available for Sale
                                                       ----------------                      ------------------
                                                          Book              Market               Book             Market
                                                         Value               Value              Value              Value
                                                         -----               -----              -----              -----
Due in One Year or Less                             $1,798,904          $1,781,328         $4,158,024         $4,141,515
Due from One Year to Five Years                     10,531,741          10,220,695         13,604,684         13,747,854
Due from Five Years to Ten Years                     7,015,653           6,870,282          9,988,689         10,104,487
Due After Ten Years                                  2,823,543           2,860,171          7,357,040          7,526,540
------------------------------------------------------------------------------------------------------------------------
Total Investment Securities                        $22,169,841         $21,732,476        $35,108,437        $35,520,396
========================================================================================================================

3. Loans
    The composition of the loan portfolio as of December 31, was as follows:



                                                      1998                                            1997
                                                      ----                                            ----
                                            Amount                   Percent               Amount                   Percent
                                            ------                   -------               ------                   -------

Commercial Loans                       $45,852,465                     38.2%          $37,462,026                     34.9%
Consumer Loans                          32,803,200                     27.3%           30,978,749                     28.8%
Real Estate Loans                       39,190,269                     32.7%           37,189,888                     34.6%
Home Equity Loans                        1,492,853                      1.3%            1,542,314                      1.4%
Personal Lines of Credit                   640,113                      0.5%              269,781                      0.3%
---------------------------------------------------------------------------------------------------------------------------
Total Loans                           $119,978,900                    100.0%         $107,442,758                    100.0%
===========================================================================================================================

     The following presentation summarizes the maturities of the loan portfolio as of December 31, 1998 and 1997:


                                                                     1998                                         1997
                                                                     ----                                         ----
Due in One Year or Less                                       $11,375,452                                   $8,512,661
Due from One Year to Five Years                                35,408,485                                   36,689,185
Due from Five Years to Ten Years                               33,543,796                                   34,816,233
Due After Ten Years                                            39,651,167                                   27,424,679
------------------------------------------------------------------------------------------------------------------------
Total Loans                                                  $119,978,900                                 $107,442,758
========================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

4.  Non-performing and Past Due Loans:

    Non-performing and Past Due Loans as of December 31, were as follows:


Nonaccural Loans:                                                                            1998                 1997
                                                                                             ----                 ----
   Commercial Loans                                                                      $152,275              $40,052
   Consumer Loans                                                                          73,890               50,830
   Real Estate Loans                                                                      157,024               96,480
   Home Equity Loans                                                                       14,056                - 0 -
   Personal Lines of Credit                                                                 - 0 -                - 0 -
------------------------------------------------------------------------------------------------------------------------
Total Nonaccrual Loans                                                                   $397,245             $187,362
Restructured Loans                                                                          - 0 -                - 0 -
------------------------------------------------------------------------------------------------------------------------
Total Non-performing Loans                                                               $397,245             $187,362
========================================================================================================================
Loans Past Due 90 days or more and still accruing interest                                $75,304             $247,421
========================================================================================================================
Interest Not Recognized in Operations                                                      $7,790              $13,476
========================================================================================================================


5.  Allowance for Possible Loan Losses:

    Transactions in the Allowance for Possible Loan Losses for the three years ended December 31, were as follows:


                                                                             1998                1997              1996
                                                                             ----                ----              ----
Balance at Beginning of Year                                           $1,096,771            $949,113          $869,142
   Amounts Charged Off                                                   (363,210)           (151,952)          (84,751)
   Recoveries of Charged Off Loans                                         25,620              42,610            24,722
------------------------------------------------------------------------------------------------------------------------
Net Charged Off                                                         ($337,590)          ($109,342)         ($60,029)
------------------------------------------------------------------------------------------------------------------------
Provision Charged to Operating Expense                                    341,000             257,000           140,000
------------------------------------------------------------------------------------------------------------------------
Balance at End of Year                                                 $1,100,181          $1,096,771          $949,113
========================================================================================================================


6.  Bank Premises and Equipment:
    The composition of the Bank Premises and Equipment accounts as of December 31, was as follows:


                                                                                       1998                       1997
                                                                                       ----                       ----
Land                                                                               $791,665                   $791,665
Bank Premises and Improvements                                                    5,531,749                  5,435,326
Furniture, Fixtures and Equipment                                                 2,213,755                  2,225,088
------------------------------------------------------------------------------------------------------------------------
Total Cost                                                                       $8,537,169                 $8,452,079
Less: Accumulated Depreciation and Amortization                                  (3,280,559)                (3,240,480)
------------------------------------------------------------------------------------------------------------------------
Net Bank Premises and Equipment                                                  $5,256,610                 $5,211,599
========================================================================================================================


     Depreciation expense on Bank Premises and Equipment was $374,307, $289,700, and $262,041, for 1998, 1997, and 1996, respectively.

7.  Accrued Income and Other Assets:

    The composition of the Accrued Income and Other Assets account as of December 31, was as follows:




                                                                                             1998                 1997
                                                                                             ----                 ----
Income Earned, Not Collected on Loans                                                    $478,176             $427,032
Income Earned, Not Collected on Investments                                               604,815              746,186
Net Deferred Income Taxes                                                                 139,175              203,414
Other Real Estate Owned                                                                    23,192                    1
Intangible Assets (Net of Amortization)                                                 1,031,353            1,109,684
Other Assets                                                                              526,503              228,956
----------------------------------------------------------------------------------------------------------------------
Total Accrued Income and Other Assets                                                  $2,803,214           $2,715,273
======================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

8.  Deposits:

    Deposits as of December 31, are summarized as follows:


                                                                     1998                             1997
                                                                     ----                             ----
                                                                             % of Total                       % of Total
                                                                 Amount        Deposits            Amount       Deposits
                                                            -----------      ----------       -----------     ----------
Demand Deposits                                             $20,578,680           12.6%       $18,437,260          12.0%
------------------------------------------------------------------------------------------------------------------------
Savings Deposits                                            $27,156,015           16.7%       $25,176,208          16.5%
NOW Accounts                                                 14,242,921            8.8%        13,960,846           9.1%
Insured Money Market Accounts                                14,072,868            8.6%        14,116,265           9.2%
------------------------------------------------------------------------------------------------------------------------
Total Savings Deposits                                      $55,471,804           34.1%       $53,253,319          34.8%
------------------------------------------------------------------------------------------------------------------------
Time Deposits with Maturities of:
Less than $100,000
     Due in Three Months or Less                             $9,966,787            6.1%       $22,140,356          14.5%
     Due from Three Months to Six Months                     13,382,332            8.2%        10,148,668           6.6%
     Due from Six Months to Twelve Months                    15,863,095            9.8%         7,472,208           4.9%
     Due from One Year to Two Years                          29,416,032           18.1%        28,044,260          18.3%
     Due from Two Years to Five Years                         4,225,007            2.6%         4,205,452           2.7%
------------------------------------------------------------------------------------------------------------------------
     Total Time Deposits Less Than $100,000                 $72,853,253           44.8%       $72,010,944          47.0%
------------------------------------------------------------------------------------------------------------------------
Greater Than or Equal to $100,00
     Due in Three Months or Less                             $3,778,790            2.3%        $2,802,624           1.8%
     Due from Three Months to Six Months                      3,725,913            2.3%           672,597           0.4%
     Due from Six Months to Twelve Months                     1,920,116            1.2%           695,905           0.5%
     Due from One Year to Two Years                           3,264,048            2.0%         5,152,259           3.4%
     Due from Two Years to Five Years                         1,213,710            0.7%           226,450           0.1%
------------------------------------------------------------------------------------------------------------------------
     Total Time Deposits Greater Than or Equal to
       $100,000                                             $13,902,577            8.5%        $9,549,835           6.2%
------------------------------------------------------------------------------------------------------------------------
Total Time Deposits                                         $86,755,830           53.3%       $81,560,779          53.2%
------------------------------------------------------------------------------------------------------------------------
Total Deposits                                             $162,806,314          100.0%      $153,251,358         100.0%
========================================================================================================================



 9.  Other  Borrowed  Money:

     The Bank has lines of credit established with various financial institutions for overnight funding needs. These lines of credit were $6,500,000 on December 31, 1998 and $9,500,000 on December 31, 1997, with interest payable at the daily federal funds rate. There were no borrowings as of December 31, 1998 and 1997. Additionally, the Bank has a line of credit with the Federal Home Loan Bank of Pittsburgh (FHLB) for its overnight funding needs. This line of credit was $4,081,000 and $3,729,000 on December 31, 1998 and 1997,
respectively. There were no borrowings with the FHLB as of December 31, 1998 and 1997.

     The Bank has a long term line of credit established with FHLB of Pittsburgh with a maximum borrowing capacity of $46,276,000 and $40,246,000 as of December 31, 1998 and 1997, respectively. The Bank is required to maintain certain eligible assets as collateral. As of December 31, other borrowings with the FHLB consisted of the following:


                                                                                1998                 1997
                                                                                ----                 ----
Total Federal Home Loan Advance 6.20% due 9/16/99                             $ - 0 -            $1,000,000
-------------------------------------------------------------------------------------------------------------------
Total Federal Home Loan Advances                                                - 0 -            $1,000,000
===================================================================================================================

10.  Accrued Expense and Other Liabilities:
       The composition of the Accrued Expense and Other Liabilities accounts as of December 31, as follows:


                                                                                                1998              1997
                                                                                                ----              ----
Interest Accrued and Unpaid on Deposits                                                     $686,004          $710,684
Other Expenses Accrued and Unpaid                                                            669,655           684,059
Other Liabilities                                                                            178,811           190,964
-----------------------------------------------------------------------------------------------------------------------
Total Accrued Expense and Other Liabilities                                               $1,534,470        $1,585,707
=======================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

11. Operating  Leases:

    Certain Bank equipment is leased under various operating leases. Rental expense was $51,167 for 1998, $51,930 for 1997 and $46,347 for 1996. Future
minimum rental commitments under noncancelable leases are:


                                                                                                 Total
                                                                                             Equipment
                                                                                             ---------
1999                                                                                           $53,972
2000                                                                                            28,076
2001                                                                                             6,754
2002                                                                                             - 0 -
2003                                                                                             - 0 -
Thereafter                                                                                       - 0 -
------------------------------------------------------------------------------------------------------
Total Minimum Rental Commitments                                                               $88,802
======================================================================================================

12.  Retirement and Benefit Plans:

     PENSION PLAN - The Bank has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and employee's compensation during the three highest consecutive years of employment. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service date, but also for those expected to be earned in the future.

     The following summarizes the components of the net periodic pension cost:


                                                                                                1998              1997
                                                                                                ----              ----
Service Cost - Benefits Earned During the Period                                             $87,318           $84,796
Interest Costs on Projected Benefit Obligation                                                85,437            84,674
Actual Return on Plan Assets                                                                 (68,628)          (57,166)
Gain / (Loss) Deferral                                                                         - 0 -             - 0 -
Net Amortization and Deferral                                                                 12,426            10,575
Pension Obligation Settlements                                                                 - 0 -             - 0 -
-----------------------------------------------------------------------------------------------------------------------
Net Periodic Pension Cost                                                                   $116,553          $122,879
=======================================================================================================================


     The following summarizes the plan's funded status and amounts recognized in the Bank's consolidated statement of financial position as of December 31:


                                                                                             1998                 1997
                                                                                             ----                 ----
Actuarial Present Value of Benefit Obligations:
    Accumulated Benefit Obligation, including Vested Benefits
         of $819,563 in 1998 and $657,330 in 1997                                       ($835,725)             $708,006

=======================================================================================================================
Projected Benefit Obligations for Service Rendered to Date                            ($1,226,097)         ($1,163,423)
Plan Assets at Fair Value, Primarily Listed Stocks and U.S. Bonds                       1,011,337              802,641
-----------------------------------------------------------------------------------------------------------------------
Funded Status                                                                           ($214,760)           ($360,782)
Unrecognized Transition Obligation (Asset)                                                 68,692               79,267
Unrecognized Prior Service Cost                                                            29,242                - 0 -
Unrecognized Net (Gain) Loss                                                              (26,991)              90,428
-----------------------------------------------------------------------------------------------------------------------
Net Prepaid Pension Cost (Pension Liability)                                            ($143,817)           ($191,087)
=======================================================================================================================


     The actuarial assumptions used in determinating the projected benefit obligation are as follows:


                                                                                        1998                      1997
                                                                                        ----                      ----
Return on Assets                                                                       8.00%                     8.00%
Discount Rate                                                                          8.00%                     8.00%
Salary Scale                                                                           4.00%                     5.00%
Cost of Living                                                                         4.00%                     4.00%

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

    PROFIT SHARING PLAN - Employees become eligible to participate in the profit sharing plan upon meeting the attained age and service requirements. The annual contribution to the trust fund established under the plan is authorized by the Board of Directors. The contribution was $217,134 in 1998, $244,255 in 1997 and $212,325 in 1996.

     POSTRETIREMENT BENEFITS - The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) Number 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." FASB 106 requires sponsors of plans that provide certain life and health care benefits to retired employees to expense the cost of these benefits over the estimated working lives of those employees, rather than expense the cost as paid.
     The Bank shares in the cost of providing certain health care and life insurance benefits for certain retired employees. These health care benefits may include the cost of medicare supplement and major medical programs.
    Effective December 31, 1994, the Bank adopted FASB 106 by electing to recognize the entire accrued obligation of retirees into expense. A deferred tax benefit was also recognized due to the timing difference of this expense for tax purposes; a tax deduction may be taken only when payments are actually made. The postretirement benefit for fully eligible and other active plan participants is being amortized over twenty years.


Accumulated Postretirement Benefit Obligation:                                                 1998               1997
                                                                                               ----               ----
     Retirees                                                                            ($175,032)         ($151,435)
     Fully Eligible Active Plan Participants                                               (59,851)          (103,732)
     Other Active Plan Participants                                                        (79,331)           (87,067)
-----------------------------------------------------------------------------------------------------------------------
Total Accumulated Postretirement Benefit Obligation                                       (314,214)          (342,234)
Unrealized Net Gains (Losses)                                                              (21,362)            18,253
Unrecognized Transition Amount                                                             104,388            110,529
-----------------------------------------------------------------------------------------------------------------------
Accrued Postretirement Cost                                                              ($231,188)         ($213,452)
=======================================================================================================================
Net Periodic Postretirement Benefit Costs:
    Service Cost                                                                           $15,409            $15,856
    Interest Cost on Accumulated Postretirement Benefit Obligation                          20,995             22,705
    Amortization of Transition Obligation                                                    6,141              6,141
-----------------------------------------------------------------------------------------------------------------------
Net Periodic Postretirement Benefit Cost                                                   $42,545            $44,702
=======================================================================================================================


     The discount rate used in determining the accumulated postretirement benefit obligation was 7.00% and 7.50% as of December 31, 1998 and 1997, respectively.

13.  Income Taxes:

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) Number 109, "Accounting for Income Taxes." FASB 109 requires an asset and liability method of accounting for income taxes.
     Under the asset and liability method of FASB 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years whose temporary differences are expected to be recovered or settled. Under FASB 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     Current and deferred income taxes for the years ended December 31, consists of the following:


Taxes on Operating Income:                                                   1998                1997              1996
                                                                             ----                ----              ----
        Deferred Income Taxes on:
                Allowance for Possible Loan Losses                       ($1,160)          ($50,204)         ($27,190)
                Depreciation and Amortization                               (346)            27,213             4,074
                Loan Origination Fees and Costs                           (2,163)            (6,306)           (9,050)
                Employee Retirement Benefits                              10,041            (10,388)          (19,145)
                Other                                                      1,933             (2,231)              855
-----------------------------------------------------------------------------------------------------------------------
        Deferred Tax Expense                                              $8,305           ($41,916)         ($50,456)
Current Income Taxes                                                     550,843            568,826           595,214
-----------------------------------------------------------------------------------------------------------------------
Total Tax Expense                                                       $559,148           $526,910          $544,758
=======================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

       The reasons for the differences between current income tax assets expense and the amount computed by using applicable statutory federal income tax rate to operating income are as follows:


                                                                       1998                  1997                  1996
                                                                       ----                  ----                  ----

Operating Income                                                   $843,436              $787,907              $790,827
Tax Exempt Income                                                  (324,355)             (306,727)             (288,689)
Depreciation and Amortization                                       (24,610)              (27,119)               (4,074)
TEFRA Interest Limitation                                            39,587                37,025                33,635
Bond Discounts                                                       (9,120)               (6,877)               (3,835)
Bad Debt Deductions                                                   1,159                50,204                27,190
Tax Gain on Securities Matured                                       18,668                 7,544                   565
Loan Organization Fees and Costs                                      2,137                 6,306                 9,050
Postretirement Benefits                                               6,030                 9,388                19,145
Employee Retirements Benefits                                       (16,072)                1,000                 1,759
Other                                                                13,983                10,175                 9,641
Current Income Taxes                                               $550,843              $568,826              $595,214
=======================================================================================================================
Statutory Federal Tax Rate Used                                          34%                   34%                   34%
=======================================================================================================================


       The temporary differences which give rise to the deferred tax and liabilities at December 31, 1998 and 1997 are as follows:


Deferred Tax Assets:                                                      1998                                    1997
                                                                          ----                                    ----
        Allowance for Possible Loan Losses                            $249,742                                $248,583
        Employee Retirement Benefits                                    48,898                                  64,969
        Loan Origination Fees and Costs                                 35,786                                  33,622
        Postretirement Benefits                                         78,604                                  72,574
        Other                                                            2,649                                   4,582
-----------------------------------------------------------------------------------------------------------------------
Total Deferred Tax Assets                                             $415,679                                $424,330
       Valuation Allowance for Deferred Tax Assets                       - 0 -                                   - 0 -
-----------------------------------------------------------------------------------------------------------------------
Net Deferred Tax Assets                                               $415,679                                $424,330
------------------------------------------------------  ----------------------  --------------------------------------
Deferred Tax Liabilities:
       Net Unrealized Appreciation on
           Investment Securities Available for Sale                   $196,000                                $140,066
       Depreciation and Amortization                                    80,504                                  80,850
-----------------------------------------------------------------------------------------------------------------------
   Net Deferred Tax Liabilities                                       $276,504                                $220,916
-----------------------------------------------------------------------------------------------------------------------
Net Deferred Tax                                                      $139,175                                $203,414
=======================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

14.  Related Party Transactions:

     The Bank has entered into transactions with its directors, executive officers, principal shareholders and their related interests. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including collateral and interest rates, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of Management, involve more than a normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, was as follows:


                                                                          1998                                    1997
                                                                          ----                                    ----
Balance at Beginning of Year                                          $630,737                                $264,957
New Loans                                                              712,368                                 504,454
Repayments                                                            (542,367)                               (138,674)

-----------------------------------------------------------------------------------------------------------------------
Balance at End of Year                                                $800,738                                $630,737
=======================================================================================================================
Loans Past Due 30 Days or More                                         $ - 0 -                                 $ - 0 -
=======================================================================================================================
Unused Lines of Credit                                              $2,359,259                              $2,417,808
=======================================================================================================================


15.  Commitments and Contingencies:

     The consolidated financial statements do not reflect various commitments, such as commitments to extend credit, letters of credit, and loan guarantees undertaken in the normal course of business. Management uses the same credit policies in making these commitments and contingencies as it does for balance sheet loans. Management does not anticipate any significant risk of loss as a result of these transactions.

     The following is a summary of significant commitments as of December 31:


                                                                                       1998                       1997
                                                                                       ----                       ----
Standby Letters of Credit                                                          $346,965                   $264,500
Commitments to Extend Credit:
     Commercial Loans Secured by Real Estate                                     $2,067,689                   $639,163
     Home Equity Loans                                                            1,332,509                  1,366,241
     Personal Lines of Credit                                                     2,109,009                    851,704
     Other Unused Commitments                                                    13,641,669                 10,597,639

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. All significant letters of credit have been issued for one year or less. Commitments to extend credit are agreements to lend to a customer under certain conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the standby letters of credit and commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness and the collateral obtained on a case by case basis using the Bank's established credit policies.
     The Bank is also involved in various litigation of a routine nature arising in the ordinary course of business. It is the opinion of Management that the ultimate resolution will not have a material effect on the Bank's financial position.

16.  Regulatory Matters:

     The Pennsylvania Banking Code has a restriction on the availability of surplus for dividend purposes. As of December 31, 1998, $3,500,000 was not available for dividends.

     The Bank is also required to maintain minimum amounts and ratios of total and Tier I capital to risk weighted assets, and Tier I capital to average assets, as defined by banking regulators. Total capital includes common stock, capital surplus and undivided profits. Tier I capital includes the allowance for possible loan losses up to 1.25% of risk adjusted assets. Tier I leverage ratio divides total capital by average assets.

     The capital requirements are summarized as follows:


                                                                                        Well               Minimum
                                                             1998           1997     Capitalized        Requirements
                                                             ----           ----     -----------        ------------
Total Capital to Risk Weighted Assets                      18.09%         18.41%             10.00%                8.00%
Tier I Capital to Risk Weighted Assets                     17.10%         17.33%              6.00%                4.00%
Tier I Leverage Capital to Average Assets                  10.38%         10.31%              5.00%                4.00%

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

17.  Fair Value of Financial Instruments:

     The Financial Accounting Standards Board Statement of Financial Accounting Standards (FASB) Number 107, "Disclosure About the Fair Value of Financial Instruments", requires disclosure of the estimated fair values of the Bank's financial instruments. The following describes the estimated fair values of the Bank's financial instruments as well as the significant methods and assumptions used to determine these estimated values.

     The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a force liquidation sale. Because no quoted market prices exist for a significant part of the Bank's financial instruments, the fair values have been derived based on Management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. The estimation methods are described in more detail below.

     In addition, the estimates are only indicative of the financial instrument's value and should not be considered an indication of the fair value of the Bank.

     Cash and Balances Due from Banks, Interest Bearing Deposits with Banks and Federal Funds Sold - The fair value approximates the carrying amount due to the short maturity of these instruments.

     Investment Securities Available for Sale - The fair value is determined by quoted market prices.

     Investment Securities to be Held to Maturity - The fair value is determined by quoted market prices.

     Loans - The fair values are estimated for the loan portfolio with similar financial characteristics. Loans are segregated by type. Each loan category is further segmented into fixed and variable rate terms. The floating rate loans are segregated by index and repricing frequency. The fair value of loans was estimated by discounting estimated cash flows using the Bank's December 31 rate for similar loans. Prepayments are calculated using the Bank's historical averages.

     Income Earned Not Collected - The fair value approximates the carrying amount.

     Deposits - The fair values for fixed rate deposits with stated maturities were calculated by discounting the difference between the cash flows on a contractual basis and the Bank's December 31 rate for instruments of similar maturities. For variable rate deposits, the carrying amount was considered to approximate fair value.

     Other Borrowed Money - The fair values are estimated by discounting estimated cash flows using the Banks December 31 rate for similar borrowings.

     Interest Accrued and Unpaid on Deposits - The fair value approximates the carrying amount.

     The book and fair values of financial instruments on December 31, were as follows:



                                                                1998                                1997
                                                                ----                                ----
                                                              Book            Market               Book           Market
Financial Assets                                             Value             Value              Value            Value
                                                             -----             -----              -----            -----

   Cash and Balances Due from Banks                     $8,710,713        $8,710,713         $5,269,635       $5,269,635
   Interest Bearing Deposits with Banks                    100,887           100,887             49,873           49,873
   Federal Funds Sold                                    3,481,000         3,481,000          2,700,000        2,700,000
   Investment Securities Available for Sale             37,787,413        37,787,413         35,520,396       35,520,396
   Investment Securities to be Held to
      Maturity                                          12,974,070        12,789,607         22,169,841       21,732,476
   Loans, Net of Unearned Income                       114,689,084       115,373,037        102,575,087      103,507,726
   Allowance for Possible Loan Losses                   (1,100,181)            - 0 -         (1,096,771)           - 0 -
   Income Earned Not Collected                           1,082,991         1,082,991          1,173,218        1,173,218
-------------------------------------------------------------------------------------------------------------------------
   Total Financial Assets                             $177,725,977      $179,325,648       $168,361,279     $169,953,324
=========================================================================================================================
Financial Liabilities
Demand Deposits                                        $20,578,680       $20,578,680        $18,437,260      $18,437,260
   Savings and NOW Deposits                             55,471,804        55,471,804         52,253,319       52,253,319
   Time Deposits                                        86,755,830        87,648,222         81,560,779       82,151,061
   Other Borrowed Money                                      - 0 -             - 0 -          1,000,000          999,418
   Interest Accrued and Unpaid on Deposits                 686,004           686,004            710,684          710,684
-------------------------------------------------------------------------------------------------------------------------
   Total Financial Liabilities                        $163,492,318      $164,384,710       $153,962,042     $154,551,742
=========================================================================================================================

Clearfield Bank & Trust Company
-------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

18. Year 2000 Compliance:

     The Bank has adopted a Year 2000 policy to address the concern that certain information systems and automated equipment will not properly recognize and process dates beyond January 1, 2000. If not corrected, these systems could produce inaccurate or unpredictable results beginning January 1, 2000. Potential problems to the Bank may arise from software, computer hardware and other equipment, both within and outside of the Bank's direct control.

     In order to address the issue, the Bank has developed and implemented a five phase compliance plan divided into the following components: awareness, assessment, renovation, validation and testing, and implementation. The Bank has successfully tested the major mission critical applications. It is expected that any remaining applications will be tested by March 1999.

     Another important segment is to identify those suppliers and customers whose lack of preparedness might expose the bank to financial loss, and to highlight any services that might present Year 2000 operating problems.

     The Bank anticipates that the total Year 2000 cost will not exceed $50,000. This estimated project cost is based on current available information. This cost estimate may change as the Bank obtains additional information and conducts further testing.

     Despite the Bank's activities in regard to the Year 2000 issue, there can be no assurance that partial or total systems interruption, or the cost necessary to update hardware and software, would not have a material or adverse effect on the Bank's business, financial condition, results of operations, and business prospects.

19. Subsidiary Information:

     During 1998, the Bank formed a wholly-owned subsidiary, Diamond Financial Services, Inc., for the purpose of marketing insurance products and related services. The corporation was capitalized with $1,000. During 1998, total commissions earned were $12,341 less applicable expenses of $5,247, for a net income of $7,094. These amounts are included in the financial statements with all intercompany balances eliminated in the consolidation.

20. Subsequent Events :

     On December 31, 1998 the Board of Directors of the Clearfield Bank & Trust Company and Penn Laurel Financial Corp., parent company of CSB Bank, announced that they have reached a definitive agreement where the Clearfield Bank & Trust Company and CSB Bank will merge. This agreement provides that the resulting bank of the merger will be named Penn Laurel Bank & Trust Company and will be headquartered in Clearfield, Pennsylvania. The resulting institution will be a wholly-owned subsidiary of Penn Laurel Financial Corp.

     Under the terms of the agreement, stockholders of the Clearfield Bank & Trust Company will receive .97 shares of Penn Laurel Financial Corp. common stock, par value $5.00 per share, for each share of Clearfield Bank & Trust Company common stock, par value $1.5625 per share, previously owned. The transaction will result in a company with approximately $317 million in assets and a leading banking franchise in Clearfield County.

     Subject to the receipt of all required regulatory and stockholder approvals, the parties anticipate consummating the transaction by the late second quarter of 1999.

                           PENN LAUREL FINANCIAL CORP.

                        INDEX TO FINANCIAL STATEMENTS AND

                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                                        Page
                                                                        ----


Selected Financial Data and Pro Forma Information                        11
Management's Discussion and Analysis                                    121


Independent Auditor's Report                                            F-23


AS OF AND FOR THE THREE MONTHS ENDED
 MARCH 31, 1999 AND 1998 (unaudited)
  Consolidated Statements of Condition                                  F-24
  Consolidated Statements of Income                                     F-26
  Consolidated Statements of Comprehensive Income                       F-28
  Consolidated Statements of Cash Flows                                 F-30
  Consolidated Statements of Changes in Stockholders' Equity            F-32


YEARS ENDED DECEMBER 31, 1998 AND 1997
  Consolidated Statements of Condition                                  F-25
  Consolidated Statements of Income                                     F-27
  Consolidated Statements of Comprehensive Income                       F-29
  Consolidated Statements of Cash Flows                                 F-31
  Consolidated Statements of Changes in Stockholders' Equity            F-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-33

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
Penn Laurel Financial Corp.

We have audited the accompanying consolidated statements of condition of Penn Laurel Financial Corp. and its wholly-owned subsidiary, CSB Bank, as of December 31, 1998 and 1997 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Penn Laurel Financial Corp. and its wholly-owned subsidiary, CSB Bank, as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


WALTER HOPKINS & COMPANY



Clearfield, Pennsylvania
January 20, 1999

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                      CONSOLIDATED STATEMENTS OF CONDITION
                                  AS OF AND FOR
                                THE THREE MONTHS
                                 ENDED MARCH 31
                                   (unaudited)


                                                     1999               1998
                                                -------------       -------------
ASSETS
Cash and due from banks                         $   3,665,934       $   3,712,380
Federal Funds Sold                                  1,675,000           2,325,000
Securities available for sale                      30,122,948          30,082,149
Securities held to maturity                           995,527           1,628,653
Total Loans                                        95,195,018          84,401,085
   Less:       Unearned Discount                     (200,850)           (604,582)
               Reserve for Loan Losses               (788,226)           (779,534)
                                                -------------       -------------
                  Net Loans                        94,205,942          83,016,969
Bank premises and equipment                         1,879,430           1,979,732
Goodwill                                               85,219                 -0-
Other assets                                        2,257,912           1,858,329
                                                -------------       -------------
           TOTAL ASSETS                         $ 134,887,912       $ 124,603,212
                                                =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Non-interest Bearing Deposits                $   8,571,529       $   8,918,541
   Interest Bearing Deposits                      105,800,535          99,428,423
                                                -------------       -------------
      Total Deposits                              114,372,064         108,346,964
Other Borrowings                                    3,461,161                 -0-
Other Liabilities                                   2,277,838           2,626,727
             Total liabilities                    120,111,063         110,973,691
                                                -------------       -------------
Stockholders' equity:
   Common stock                                     1,800,000           1,800,000
   Additional paid-in capital                       1,754,401           1,500,975
   Retained earnings                                9,655,272           9,135,857
   Treasury stock, at cost                            (67,240)           (349,810)
   Accumulated other comprehensive income           1,634,416           1,542,499
            Total stockholders' equity             14,776,849          13,629,521
                                                -------------       -------------
       TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY                                   $ 134,887,912       $ 124,603,212
                                                =============       =============

               The accompanying notes are an integral part of the
                             financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                      CONSOLIDATED STATEMENTS OF CONDITION
                           DECEMBER 31, 1998 AND 1997


                                                       1998             1997
                                                   ------------     ------------
ASSETS
------
Cash and due from banks                            $  4,637,490     $  3,450,367
Securities available for sale                        33,115,947       29,987,499
Securities held to maturity                           1,977,044        2,623,685
Loans, less allowance for loan losses of
 $771,478 and $788,807, respectively                 91,369,174       81,879,858
Bank premises and equipment                           1,880,517        1,983,621
Other assets                                          2,200,646        1,617,499
                                                   ------------     ------------
           TOTAL ASSETS                            $135,180,818     $121,542,529
           ------------                            ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:                                        $   9,733,429    $   7,999,628
 Demand                                            104,111,487       97,587,235
                                                 -------------    -------------
 Time and savings                                  113,844,916      105,586,863

Funds purchased and security
  repurchase agreements                              1,306,525             --
Accrued interest                                       537,538          510,537
Other liabilities                                    1,773,365        1,545,300
Long-term debt                                            --            485,845
FHLB advances                                        3,000,000             --
             Total liabilities                     120,462,344      108,128,545
                                                 -------------    -------------
Stockholders' equity:
 Common stock, par value $5;
  Authorized 2,500,000 shares,
  360,000 shares issued, 357,259 and 345,735
  shares outstanding                                 1,800,000        1,800,000
Additional paid-in capital                           1,754,401        1,500,974
Retained earnings                                    9,389,355        8,565,240
Accumulated other comprehensive income               1,841,958        1,897,580
Treasury stock, at cost                                (67,240)        (349,810)
            Total stockholders' equity              14,718,474       13,413,984
                                                 -------------    -------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 135,180,818    $ 121,542,529
                                                 =============    =============


    The accompanying notes are an integral part of the financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                        CONSOLIDATED STATEMENTS OF INCOME
                                  AS OF AND FOR
                                THE THREE MONTHS
                                 ENDED MARCH 31,
                                   (unaudited)


                                                            1999            1998
                                                         ----------      ----------
Interest Income:
 Interest and fees on loans                              $2,048,663      $1,908,051
 Interest on Federal Funds Sold                              12,658          12,092
 Taxable Interest on Investments                            229,673         285,447
 Non Taxable Interest on Investments                        121,296         113,880
 Dividends                                                   37,851          32,102
 Interest on Balances with Banks                                357             762
                                                         ----------      ----------
      Total Interest Income                               2,450,498       2,352,334
                                                         ----------      ----------

Interest Expenses:
  Interest on deposits                                    1,158,964       1,127,488
  Interest on Borrowed Funds                                 46,207             607
                                                         ----------      ----------
      Total Interest Expense                              1,205,171       1,128,095
                                                         ----------      ----------

Net interest income                                       1,245,327       1,224,239
 Less: Provision for Loan Losses                             72,000          65,100
                                                         ----------      ----------

Net interest income after provision for loan losses       1,173,327       1,159,139
                                                         ----------      ----------
Other Income:
 Service fees on Deposit Accounts                            99,949          85,693
 Other Service Charges & Fees                                49,001          50,828
 Other Income                                                36,668           9,862
 Security Gains (Losses)                                    133,226         480,959
                                                         ----------      ----------
      Total Other Income                                    318,844         627,342
                                                         ----------      ----------
Other Expenses:
 Salaries & Employee Benefits                               559,608         504,225
 Occupancy Expense                                           77,688          85,374
 Equipment & Processing Expense                             145,422         163,515
 Other operating expenses                                   250,558         246,485
                                                         ----------      ----------
                                                          1,033,276         999,599
                                                         ----------      ----------
Income before income taxes                                  458,895         786,882

Provision for Income Taxes                                   85,799         116,000
                                                         ----------      ----------

NET INCOME                                               $  373,096      $  670,882
                                                         ==========      ==========
Net income per share                                     $     1.04      $     1.94
                                                         ==========      ==========

     The accompanying notes are an integral part of the financial statements

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                        CONSOLIDATED STATEMENTS OF INCOME
                           DECEMBER 31, 1998 AND 1997

                                                            1998         1997
                                                         ----------   ----------
Interest Income:
 Interest and fees on loans                              $8,191,944   $7,567,946
 Interest on investment securities:
  U.S. Treasury securities                                  223,852      235,690
  Obligations of other U.S. government agencies             496,710      537,134
  Obligations of state and political subdivisions           508,162      436,050
  Other securities                                          484,175      526,722
Interest on federal funds sold                               67,957       71,161
                                                         ----------   ----------
                                                          9,972,800    9,374,703
                                                         ----------   ----------
Interest Expenses:
  Interest on deposits                                    4,810,988    4,419,031
  Interest on federal funds purchased and
  repurchase agreements                                      15,788        6,606
                                                         ----------   ----------
                                                          4,826,766    4,425,637
                                                         ----------   ----------
       Net interest income                                5,146,024    4,949,066
Provision for loan losses                                   319,100      300,000
                                                         ----------   ----------
       Net interest income after provision for loan       4,826,924    4,649,066
losses
                                                         ----------   ----------
Other Income:
 Service fees                                               447,553      364,853
 Security gains                                             534,239       67,639
 Other                                                      264,802      153,197
                                                         ----------   ----------
                                                          1,246,594      585,689
                                                         ----------   ----------
Other Expenses:
 Salaries                                                 1,746,319    1,392,055
 Pension and other employee benefits                        439,245      331,271
 Occupancy expense                                          326,078      315,782
 Other operating expenses                                 1,853,364    1,426,014
                                                         ----------   ----------
                                                          4,365,006    3,465,122
                                                         ----------   ----------
       Income before income taxes                         1,708,512    1,769,633
Applicable income taxes                                     427,396      447,930
                                                         ----------   ----------
       Net income                                        $1,281,116   $1,321,703
                                                         ==========   ==========

Net income per share of common stock
  (based on weighted average shares outstanding)
Net income per share                                     $     3.70   $     3.82
                                                         ==========   ==========

     The accompanying notes are an integral part of the financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  AS OF AND FOR
                                THE THREE MONTHS
                                 ENDED MARCH 31
                                   (unaudited)



                                                                             1999            1998
                                                                          ---------       ---------
Net Income                                                                $ 373,096       $ 670,882
                                                                          ---------       ---------
  Other comprehensive income, before tax:
    Unrealized holding gains arising during period                          237,989         726,540
  Less: Reclassification adjustment for gains included in net income       (133,226)       (480,959)
                                                                          ---------       ---------

Other comprehensive income, before tax:                                     477,859         916,463
Income tax expense related to other comprehensive income                   (104,763)       (245,581)
Other comprehensive income, net of tax                                     (207,542)       (355,081)
                                                                          ---------       ---------
Comprehensive income                                                      $ 165,554       $ 315,801
                                                                          =========       =========

               The accompanying notes are an integral part of the
                             financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                     YEARS ENDED DECEMBER 31, 1998 AND 1997




                                                                   1998           1997
                                                                -----------    -----------
Net Income                                                      $ 1,281,116    $ 1,321,703
                                                                -----------    -----------
  Other comprehensive income, before tax:
    Unrealized gains on securities
    Unrealized holding gains arising during period                  657,092      1,445,083
  Less: Reclassification adjustment for gains included in net
    income                                                         (534,239)       (67,639)
                                                                -----------    -----------
Other comprehensive income, before tax:                             122,853      1,377,444
Income tax expense related to other comprehensive income            178,475        330,727
Other comprehensive income, net of tax                              (55,622)     1,046,717
                                                                -----------    -----------
Comprehensive income                                            $ 1,225,494    $ 2,368,420
                                                                ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (unaudited)


                                                                                       1999               1998
                                                                                   -----------         -----------
Cash flows from operating activities:
  Net Income                                                                       $   373,096         $   670,882
  Adjustment to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                                                        46,519              49,308
    Provision for loan losses                                                           72,000              65,100
    Provision for deferred taxes                                                        (3,201)               --
    Gain on sale of investment securities                                             (133,226)           (480,959)
    (Decrease) increase in taxes payable                                                89,000              99,859
    (Increase) decrease in interest receivable                                          51,321              70,805
    Increase (decrease) in interest payable                                             (4,461)              8,093
    Increase (decrease) in accrued expenses                                            (12,841)            (44,766)
    Decrease (increase) in other assets                                               (190,605)           (311,635)
                                                                                   -----------         -----------
    Net cash provided by operating activities                                          287,602             126,687
                                                                                   -----------         -----------

Cash flows from investing activities:
  Securities held to maturity - net                                                    981,517              56,786
  Securities available for sale - net                                                2,813,919             995,032
  Net increase in loans                                                             (2,908,768)         (1,202,211)
  Capital expenditures                                                                 (45,432)            (45,419)
                                                                                   -----------         -----------
    Net cash provided (used) in investing activities                                   841,236            (195,812)
                                                                                   -----------         -----------

Cash flows from financing activities:
  Net increase in demand, time and savings deposits                                    527,148           2,760,101
  Dividends paid                                                                      (107,178)           (100,263)
  Increase (decrease) in funds purchased and security repurchase agreements           (845,364)                  0
  Payments on long-term debt                                                                 0              (3,700)
                                                                                   -----------         -----------
      Net cash provided by financing activities                                       (425,394)          2,656,138
                                                                                   -----------         -----------

Net increase in cash and cash equivalents                                              703,444           2,587,013

Cash and due from banks at beginning of year                                         4,637,490           3,450,367
                                                                                   -----------         -----------

Cash and due from banks, March 31                                                  $ 5,340,934         $ 6,037,380
                                                                                   ===========         ===========
Supplemental disclosures:
 Interest paid                                                                     $ 1,209,632         $ 1,120,002
 Income taxes paid                                                                 $         0         $    16,141

               The accompanying notes are an integral part of the
                             financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                       1998            1997
                                                                   ------------    ------------
Cash flows from operating activities:
  Net Income                                                       $  1,281,116    $  1,321,703
  Adjustment to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                                        180,861         192,427
    Provision for loan losses                                           319,100         300,000
    Provision for deferred taxes                                        (31,245)         59,491
    Gain on sale of investment securities                              (534,239)        (67,639)
    (Decrease) increase in taxes payable                                  3,000          (7,895)
    (Increase) decrease in interest receivable                          (26,252)       (120,394)
    Increase (decrease) in interest payable                              27,001          67,546
    Increase (decrease) in accrued expenses                              38,212        (161,858)
    Decrease (increase) in other assets                                (517,271)        (36,690)
                                                                   ------------    ------------
        Net cash provided by operating activities                       740,283       1,546,691
                                                                   ------------    ------------

Cash flows from investing activities:
  Proceeds from maturities of securities held to maturity             4,614,955       2,134,457
  Proceeds from sales of securities available for sale                7,045,587       4,993,010
  Proceeds from maturities of securities available for sale           5,705,000       4,831,054
  Purchase of securities available for sale                         (15,221,944)    (11,272,446)
  Purchase of securities held to maturity                            (3,968,314)       (995,086)
  Net increase in loans                                              (9,808,416)     (4,982,406)
  Capital expenditures                                                  (77,757)       (288,730)
                                                                   ------------    ------------
        Net cash used in investing activities                       (11,710,889)     (5,580,147)
                                                                   ------------    ------------

Cash flows from financing activities:
  FHLB advances                                                       3,000,000            --
  Net increase in demand, time and savings deposits                   8,258,053       5,816,560
  Dividends paid                                                       (457,001)       (435,626)
  Increase (decrease) in funds purchased and security
    repurchase agreements                                             1,306,525        (625,000)
  Payments on long-term debt                                           (485,845)        (15,926)
  Sale (purchase) treasury stock                                        535,997         (38,940)
                                                                   ------------    ------------
        Net cash provided by financing activities                    12,157,729       4,701,068
                                                                   ------------    ------------

Net increase (decrease) in cash and cash equivalents                  1,187,123         667,612

                                                                   ------------    ------------
Cash and due from banks at beginning of year                          3,450,367       2,782,755
                                                                   ------------    ------------

                                                                   ============    ============
Cash and due from banks at end of year                             $  4,637,490    $  3,450,367
                                                                   ============    ============
Supplemental disclosures:
 Interest paid on deposits                                         $  4,799,775    $  4,358,091
 Income taxes paid                                                 $    453,958    $    396,334

    The accompanying notes are an integral part of the financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
   FOR THE PERIODS ENDING MARCH 31, 1999 AND DECEMBER 31, 1998, 1997 AND 1996


                                                                                       Accumulated
                                                        Additional                        Other                           Total
                                         Common          Paid-In        Retained      Comprehensive     Treasury       Stockholders'
                                         Stock           Capital        Earnings          Income         Stock            Equity
                                     ------------     ------------    ------------    ------------    ------------     ------------
Balance
 December 31, 1996                   $  1,800,000     $  1,500,974    $  7,679,163    $    850,863    $   (310,870)    $ 11,520,130
                                     ============     ============    ============    ============    ============     ============

Net income                                                            $  1,321,703                                     $  1,321,703
Cash dividends declared
                                                                          (435,626)                                        (435,626)
Comprehensive income
                                                                                      $  1,046,717                        1,046,717
Purchase treasury stock
                                                                                                      $    (38,940)         (38,940)
                                     ------------     ------------    ------------    ------------    ------------     ------------
Balance
 December 31, 1997                   $  1,800,000     $  1,500,974    $  8,565,240    $  1,897,580    $   (349,810)    $ 13,413,984
                                     ============     ============    ============    ============    ============     ============


Net income                                                            $  1,281,116                                     $  1,281,116
Cash dividends declared
                                                                          (457,001)                                        (457,001)
Comprehensive income
                                                                                      $    (55,622)                         (55,622)
Sale treasury stock                                   $    253,427                                    $    282,570          535,997
                                     ------------     ------------    ------------    ------------    ------------     ------------
Balance
 December 31, 1998                   $  1,800,000     $  1,754,401    $  9,389,355    $  1,841,958    $    (67,240)    $ 14,718,474
                                     ============     ============    ============    ============    ============     ============
Net Income                                                            $     73,096                                     $    373,096
Cash Dividends declared                                                   (107,178)                                        (107,178)
Comprehensive income                                                                  $   (207,542)                        (207,542)
                                     ------------     ------------    ------------    ------------    ------------     ------------
Balance
   March 31, 1999                    $  1,800,000     $   1,754,401   $  9,655,273    $  1,634,416    $    (67,240)    $ 14,776,850
                                     ============     ============    ============    ============    ============     ============


    The accompanying notes are an integral part of the financial statements.

                   PENN LAUREL FINANCIAL CORP. AND SUBSIDIARY
                           Curwensville, Pennsylvania

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


1.  Summary of Significant Accounting Policies

Business and Organization - Penn Laurel Financial Corp. (the "Corporation") is a Pennsylvania corporation organized as the holding company of CSB Bank (the "Bank"). The Bank is a state chartered commercial bank located in Curwensville, Pennsylvania, which provides a full range of banking and related services to individual and corporate customers within the central region of Pennsylvania.

On September 19, 1998, CSB Bank purchased an independent insurance agency. CSB Financial Services, Inc. provides all lines of insurance products and services.

Principles of Consolidation - The consolidated financial statements include the accounts of: Penn Laurel Financial Corp. the parent company; its wholly owned banking subsidiary CSB Bank, and its subsidiary CSB Financial Services, Inc. These statements have been prepared in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Cash Flows - For purposes of the statement of cash flows, cash and due from banks are the only items considered as cash and cash equivalents.

Investment Securities - Securities are classified when purchased as either held to maturity, available for sale or trading securities.

Management classifies securities as held to maturity when it has both the ability and positive intent to hold the securities to maturity. Securities held to maturity are stated at cost adjusted for amortization of premium and accretion of discount computed under the interest method.

Management classifies securities as trading securities when its intent is to sell them in the near term. Trading securities are carried at market value with unrealized gains and losses included in other income. Management had no securities classified as trading at December 31, 1998 and 1997.

Securities not classified as held to maturity or trading securities are designated as available for sale. Securities available for sale are recorded at fair value, with aggregate unrealized holding gains and losses reported net of tax as a separate component of shareholders' equity until realized.

Realized gains and losses on the sale of securities available for sale and held to maturity are computed on the specific identification method.

The fair value of securities is based on quoted market prices or bid quotations received from securities dealers.

Loans and Allowance for Loan Losses - Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

Loan Fees - Loan origination fees and certain direct incremental loan origination costs are deferred and amortized over the life of the related loans as yield adjustments using primarily the level yield method. When the loans are sold or paid off, the unamortized fees and costs are transferred to income.

Premises and Equipment - Office premises and equipment are stated at cost less accumulated depreciation computed on both the straight-line and accelerated methods over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

Other Assets - Included in this caption is other real estate which consists of real estate acquired through foreclosure or in settlement of debt and is stated at the lower of fair value or cost. Loan losses arising from the acquisition of such property are charged as current operating expense. For December 31, 1998 and 1997 other real estate recorded was $132,291 and $42,000, respectively.

Income Taxes - The Bank follows the Financial Accounting Standards Board's Statement No. 109, "Accounting for Income Taxes" (FAS 109). Under the asset and liability method provided for by FAS 109, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities.

Earnings per Share - Earnings per share are calculated on the weighted average number of common shares outstanding during the year. For December 31, 1998 and 1997 the weighted average number of shares was 346,048 and 345,932, respectively.

Comprehensive Income - On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all prior-period amounts are required to be restated to confirm to the provision of SFAS No. 130. Comprehensive income for December 31, 1998 and 1997 was $(55,622) and $1,046,717, respectively. The adoption of SFAS No. 130 did not have a material impact on the Corporation's financial position or results of operation.

Treasury Stock - The acquisition of treasury stock is recorded under the cost method. The subsequent disposition or sale of the treasury stock is recorded using the average cost inventory method.

Segment Reporting - In June 1997, the Financial Accounting Standards Board issued Statement 131, "Disclosures About Segments of an Enterprise and Related Information," which was effective for the December 31, 1998 financial statements. This statement redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. Management has determined, under current conditions, the corporation will report as one business segment.

2.  Investment Securities

     The fair value, gross unrealized holding gains and losses, and amortized cost of securities at December 31, 1998 and 1997 are as follows:


                                                                                  Gross               Gross
                                                                                Unrealized          Unrealized
                                                           Amortized             Holding             Holding                Fair
                                                              Cost                Gains               Losses                Value
                                                          -----------          -----------          -----------          -----------
December 31, 1998:
Securities Available for Sale:
U.S. Treasury Securities                                  $ 3,985,703          $    58,047          $      --            $ 4,043,750

Obligations of Other U.S.
 Government Agencies                                        6,999,471               60,648                4,359            7,055,760

Obligations of States and
 Political Subdivisions                                    10,734,135              247,384               15,348           10,966,171
Marketable Equities                                         3,075,968            2,605,495              170,431            5,511,032
Other Securities                                            5,529,844               27,769               18,379            5,539,234
                                                          -----------          -----------          -----------          -----------

TOTAL                                                     $30,325,121          $ 2,999,343          $   208,517          $33,115,947
                                                          ===========          ===========          ===========          ===========

Securities Held to Maturity:
 Other Securities                                         $ 1,977,044          $      --            $      --            $ 1,977,044
                                                          ===========          ===========          ===========          ===========

December 31, 1997:

Securities Available for Sale:
U.S. Treasury Securities                                  $ 3,989,754          $    15,733          $    12,675          $ 3,992,812

Obligations of Other U.S.
 Government Agencies                                        8,752,786               52,731               15,770            8,789,747
Obligations of States and
 Political Subdivisions                                     7,514,517              112,688                   53            7,627,152
Marketable Equities                                         1,591,809            2,514,906                 --              4,106,715
Other Securities                                            5,472,006               23,273               24,206            5,471,073
                                                          -----------          -----------          -----------          -----------

TOTAL                                                     $27,320,872          $ 2,719,331          $    52,704          $29,987,499
                                                          ===========          ===========          ===========          ===========



                                      F-35





Securities Held to Maturity
Obligations of States and
 Political Subdivisions                                    $1,628,598           $   51,926           $     --             $1,680,524
Other Securities                                              995,087                 --                   --                995,087
                                                           ----------           ----------           ----------           ----------
                                                           $2,623,685           $   51,926           $     --             $2,676,611
                                                           ==========           ==========           ==========           ==========

     Investment securities with a par value of $4,805,000 and $4,655,000 at December 31, 1998 and 1997 were pledged to secure public deposits and for other purposes as required or permitted by law.

     The following is a schedule of the contractual maturity of securities except marketable equities at December 31, 1998:


                                                     Amortized          Fair
                                                       Cost             Value
                                                    -----------      -----------
1 year or less                                      $ 5,333,350      $ 5,352,377
1 year - 5 years                                     14,999,253       15,189,914
5 years - 10 years                                    3,139,699        3,237,862
Thereafter                                            3,914,867        3,961,507
Collateralized mortgage obligations
  and other asset-backed securities                   1,839,028        1,840,299
            Total Securities                        $29,226,197      $29,581,959
                                                    ===========      ===========


     Collateralized mortgage obligations and other asset-backed securities are not due at a single date; periodic payments are received based on the payment patterns of the underlying collateral.

3.  Loans

     The Bank grants commercial and residential loans to customers primarily in central Pennsylvania. Although the Bank has a diversified portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region. The Bank manages its loan portfolio to avoid concentration by industry or loan size to minimize its credit exposure. Commercial loans may be collateralized by the assets underlying the borrowers' business such as accounts receivable, equipment, inventory and real property. Residential mortgage and home equity loans are generally secured by the real property financed. Commercial real estate loans are generally secured by the underlying real property and lease agreements.

     Major classifications of loans are as follows:


                                                          December 31
                                                     1998              1997
                                                 ------------      ------------
Commercial, financial and agricultural           $ 26,472,381      $ 25,956,075
Real estate                                        35,200,147        28,608,637
Installment                                        30,739,970        28,861,122
                                                 ------------      ------------
                                                   92,412,498        83,425,834
Unearned discount                                    (271,846)         (757,169)
                                                 ------------      ------------
                                                   92,140,652        82,668,665
Allowance for loan losses                            (771,478)         (788,807)
                                                 ------------      ------------
                                                 $ 91,369,174      $ 81,879,858
                                                 ============      ============

     Changes in the allowance for loan losses were as follows:

                                                            December 31
                                                       1998             1997
                                                     ---------        ---------
Balance, beginning of year                           $ 788,807        $ 720,949
 Provision charged to operations                       319,100          300,000
 Loans charged of                                     (486,281)        (400,290)
 Recoveries                                            149,852          168,148
                                                     ---------        ---------
Balance, end of year                                 $ 771,478        $ 788,807
                                                     =========        =========

     Non-accrual loans on which the accrual of interest has been discontinued amounted to $121,132 and $523,114 for December 31, 1998 and 1997, respectively.

4.  Bank Premises and Equipment

     Major classifications of these assets are summarized as follows:


                                                              December 31
                                                          1998           1997
                                                       ----------     ----------
Land                                                   $  471,041     $  519,018
Buildings                                               1,769,743      1,744,463
Equipment                                               1,967,720      1,867,267
Leasehold improvements                                    136,360        136,360
                                                       ----------     ----------
                                                        4,344,864      4,267,108
Accumulated depreciation and amortization               2,464,347      2,283,487
                                                       ----------     ----------
                                                       $1,880,517     $1,983,621
                                                       ==========     ==========

     Depreciation expense amounted to $180,861 in 1998 and $192,427 in 1997.

5.  Income Taxes

     The total income taxes in the statements of income are as follows:


                                                           December 31
                                                    1998                  1997
                                                  ---------            ---------
Currently payable                                 $ 458,641            $ 388,439
Deferred                                            (31,245)              59,491
                                                  ---------            ---------
                                                  $ 427,396            $ 447,930
                                                  =========            =========

     Deferred income taxes according to the timing differences which caused them were as follows:

                                                             December 31
                                                         1998            1997
                                                       --------        --------
Depreciation                                           $   (321)       $(11,149)
Deferred compensation                                    (7,569)         44,471
Other                                                   (23,355)         26,169
                                                       --------        --------
       Deferred tax expense (credit)                   $(31,245)       $ 59,491
                                                       ========        ========


     Interest income on obligations of states and political subdivisions totaling $531,720 and $450,304 for 1998 and 1997, respectively, is exempt from federal income taxes; accordingly, the tax provision is less than that obtained by using the statutory federal corporate income tax rate.

6. Leases

     The Bank leases Banking facilities and equipment under long-term lease agreements which expire in various years between April 20, 1997 and April 23, 2002. Total rental payments were $176,059 and $136,950 in 1998 and 1997 respectively.


                                Operating Leases
                   Schedule of Minimum Future Rental Payments

            Year Ending
            December 31
               1999                                           $  144,403
               2000                                              120,600
               2001                                              118,834
               2002                                               29,561
                                                              ----------
                                                              $  413,398
                                                              ==========

7.  Commitments and Contingencies

     In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. The Bank does not anticipate any material losses as a result of these transactions.

     The following is a summary of significant commitments as of December 31:


                                                          1998           1997
                                                       ----------     ----------
Standby letters of credit                              $  129,000     $  184,000
Commitments to extend credit:
  Commercial loans secured by real estate                 271,000        503,000
  Home equity lines                                     2,530,000      2,413,000
  Other unused commitments                              6,184,000      4,796,000
                                                       ----------     ----------
                                                       $9,114,000     $7,896,000
                                                       ==========     ==========

8.  Related Party Transactions

     In the ordinary course of business, the Bank has transactions, including loans, with their officers, directors and their affiliated companies. These transactions are on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties and do not involve more than the normal risk. These loans totaled $2,651,010 and $2,278,924 at December 31, 1998 and 1997 respectively. Aggregate loan transactions with related parties are as follows:

                                                         December 31
                                                         -----------
                                                   1998                 1997
                                               -----------          -----------
Balance, beginning of
year                                           $ 2,278,924          $ 2,270,986
  New Loans                                      1,171,769              256,911
  Payments                                        (799,683)            (248,973)
                                               -----------          -----------
Balance, end of year                           $ 2,651,010          $ 2,278,924
                                               ===========          ===========

9.  Restrictions and Capital Requirements

     The amount of funds available to the parent from its subsidiary Bank is limited by restrictions imposed by the Pennsylvania Department of Banking. As of December 31, 1998, dividends from the subsidiary Bank were restricted not to exceed $8,740,579.

     As of December 31, 1998 and 1997, the Bank was required by the Federal Reserve Bank to maintain an average cash balance of approximately $572,000 and $548,000 respectively.

     The Bank maintains an investment in Federal Home Loan Bank of Pittsburgh stock of $355,500 and $336,300, as of December 31, 1998 and 1997, respectively, which is included with investment securities.

     The Bank is also required to maintain minimum amounts and ratios of total and Tier I capital to risk weighted assets, and Tier I capital to average assets, as defined by banking regulators. Total capital includes common stock, capital surplus and undivided profits. Tier I capital includes the allowance for possible loan losses up to 1.25% of risk adjusted assets. Tier I leverage ratio divides total capital by average assets.

     The capital requirements are summarized as follows:


                                                                                          Well             Minimum
                                                              1998         1997        Capitalized       Requirements
                                                              ----         ----        -----------       ------------
Total Capital to Risk Weighted Assets                        12.50%       13.31%         10.00%             8.00%
Tier I Capital to Risk Weighted Assets                       11.35%       12.39%          6.00%             4.00%
Tier I Leverage Capital to Average Assets                    9.30%         9.53%          5.00%             4.00%

10.  Employee Savings Plan

     The Bank maintains a 401(K) deferred savings plan, to which eligible participating employees may elect to contribute up to 20% of their gross compensation to an investment trust, not to exceed the employee deferral limit. The limit is indexed annually by the Internal Revenue Service. In addition, a discretionary employer contribution shall be determined for each plan year by a resolution passed by the employer's board of directors.

     In December 1998, the Employee's Savings Plan acquired 10,672 shares of Penn Laurel Financial Corporation's treasury stock for the purpose of integrating the 401(K) into a KSOP plan.

     The expense for the above plan amounted to $54,000 and $51,152 for December 31, 1998 and 1997, respectively.

     Group-based incentive plans include both long-term and annual incentive programs designed to focus management and employee efforts on profit performance objectives and revenue growth targets. An executive supplemental income plan was established in 1998 and indirectly funded by purchasing corporate owned life insurance products. At December 31, 1998, the Bank has recorded assets of $276,917 and liabilities of $16,742. The expense of the plan for 1998 was $16,742,

11.  Directors' Deferred Income Plans

     The Bank maintains two deferred income plans for its directors.

     In 1997, Plan 1 was amended, eliminating the unrecognized obligation. Each director now has an account balance equal to the director's fee deferred, plus compounded interest. This plan is partially funded with Bank owned life insurance policies.

     In 1998, Plan 2 was formed, providing the directors an opportunity to defer the next five years compensation. The deferred fees would be retained and compounded until selected pay-out age. This plan is supplemented with Bank owned insurance policies where the Bank is also the beneficiary.

     The following sets forth the funded status and amounts recognized in the consolidated statements of condition as of December 31:


                                                         1998            1997
                                                      ---------       ---------
Plan 1
Cash surrender value of life insurance                $ 217,362       $ 229,314
                                                      =========       =========
Accrued plan cost                                     $(447,005)      $(469,269)
                                                      =========       =========
Net periodic cost                                     $  43,810       $(105,538)
                                                      =========       =========


Plan 2
Insurance assets                                      $  66,483            --
                                                      =========
Accrued plan costs                                    $ (50,800)           --
                                                      =========
Net periodic cost                                     $  57,800            --
                                                      =========

12.  Long-Term Debt

     A Bank promissory note with an interest rate of 8.00%, due in monthly installments of $4,475 including interest, maturing in March 2014, but retired early, has an outstanding balance of $0 and $485,845 at December 31, 1998 and 1997, respectively.

13.  FHLB Advances

     The Bank is a member of the FHLB of Pittsburgh and, as such, is eligible for advances.

     Pursuant to a blanket collateral agreement, advances from the FHLB are collateralized by first mortgage loans and securities. Advances available under this agreement are limited by available and qualifying collateral and the amount of FHLB stock held by the borrower.

     Advances from the FHLB at December 31, 1998 are summarized as follows:


Due April 25, 2005, 5.5%                                $1,000,000
Due May 27, 2008, 5.02%                                  2,000,000
                                                        ----------
                                                        $3,000,000
                                                        ==========

14.  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and Short Term Assets:

     The carrying amount approximates fair value because of the short maturity of these instruments. For purposes of this disclosure only, short-term assets include due from Bank and federal funds sold.

Investment Securities:

     The fair value of investment securities are based on quoted market prices or bid quotations received from securities dealers.

Loans:

     For fixed rate loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates adjusted to reflect operating costs. For variable rate loans, fair value is estimated by discounting scheduled cash flows through the estimated maturity using discount rates that reflect the credit and interest rate risk inherent in the loan.

Deposits:

     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, now, money market and checking accounts, is equal to the amount payable on demand as of December 31. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

Short Term Borrowings:

     The carrying amount approximates fair value because of the short-term nature of these borrowings.

Long Term Borrowings:

     The fair value is calculated by discounting scheduled cash flows through the estimated maturity.

     The fair value of financial instruments as of December 31 (in thousands) is as follows:


                                           1998                    1997
                                    Carrying     Fair       Carrying     Fair
                                     Amount      Value       Amount      Value
                                    --------    --------    --------    --------
Assets:
Cash and short term assets          $  4,637    $  4,637    $  3,450    $  3,450
Investment securities                 35,093      35,093      32,611      32,663
Loans                                 91,369      92,687      81,880      83,066
Liabilities:
Deposits                            $113,845    $115,414    $105,587    $106,254
Short term borrowing                   4,307       4,307        --          --
Long term debt                          --          --           486         528

15. Parent Company Financial Information

     Penn Laurel Financial Corp. (parent company only) financial information is as follows:


                                                           December 31
STATEMENTS OF CONDITION                                1998            1997
                                                   ------------    ------------
ASSETS
Cash                                               $    265,692    $    174,268
Investments in:
  Bank subsidiary                                    11,895,360      11,479,172
  Securities available for sale                       2,485,023       1,936,761
Bank premises                                           761,072         795,622
Other assets                                             34,613           3,411
                                                   ------------    ------------
          TOTAL ASSETS                             $ 15,441,760    $ 14,389,234
                                                   ============    ============

LIABILITIES
 Dividend payable                                  $    163,225    $    161,665
 Long-term debt                                            --           485,845
 Deferred income taxes                                  560,061         327,740

SHAREHOLDERS EQUITY                                  14,718,474      13,413,984
                                                   ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY          $ 15,441,760    $ 14,389,234
                                                   ============    ============

STATEMENTS OF INCOME

INCOME
 Dividends from:
  Bank subsidiary                                  $    732,000    $    610,626
  Other non-subsidiary investments                       42,890          36,468
  Rental income                                          60,000          60,025
  Security gains (loss)                                  30,378          (2,898)
                                                   ------------    ------------
      Total income                                      865,268         704,221
EXPENSES                                                102,214          78,562
                                                   ------------    ------------

Income before income taxes and equity
in undistributed net income of Banking
  subsidiary                                            763,054         625,659

Equity in undistributed net income of
  Banking subsidiary                                    518,062         696,044
                                                   ------------    ------------

NET INCOME                                         $  1,281,116    $  1,321,703
                                                   ============    ============

STATEMENTS OF CASH FLOWS

Cash flows from operating activities:
 Net income                                        $  1,281,116    $  1,321,703
 Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation                                        11,854          11,800
     (Gain) on sale of investment securities            (30,378)          2,898
     Equity in undistributed net income of
       subsidiary                                      (518,062)       (696,044)
     Decrease (increase) in other assets                (31,202)            150
     Increase (decrease) in payables                      1,560          (4,049)
                                                   ------------    ------------
        Net cash provided by operating
          activities                                    714,888         636,458
                                                   ------------    ------------

Cash flows from investing activities:
  Capital Expenditures                                  (25,281)       (156,584)
  Proceeds from sales of securities available
    for sale                                            192,222          92,865
  Proceeds of investments                              (431,533)        (96,586)
  Proceeds from sale of assets                           47,977            --
                                                   ------------    ------------
Net cash provided (used) by investing activities       (216,615)       (160,305)
                                                   ------------    ------------

Cash flow from financing activities:
  Payments on long-term debt                           (485,845)        (15,926)
  Dividends paid                                       (457,001)       (435,626)
  Sale (purchase) Treasury Stock                        535,997         (38,940)
                                                   ------------    ------------
  Net cash used by financing activities                (406,849)       (490,492)
                                                   ------------    ------------

Net increase (decrease) in cash and cash
  equivalents                                            91,424         (14,339)
Cash and cash equivalents, beginning                    174,268         188,607
                                                   ------------    ------------
Cash and cash equivalents, ending                  $    265,692    $    174,268
                                                   ============    ============

16.  Subsequent Events

     On September 16, 1998, the Bank entered into a building and land lease agreement for the construction of a banking facility in St. Marys, Pennsylvania with a tentative opening date of July 1999. The amount and term of the lease will be determined upon completion of the facility.

     On December 31, 1998, Penn Laurel Financial Corp. announced that an agreement to merge CSB Bank and Clearfield Bank & Trust Company had been reached. Clearfield Bank & Trust Company is approximately a $181 million bank and trust company with its main office in Clearfield, Pennsylvania, and five branches in Clearfield County.

     Subject to the receipt of all required regulatory and shareholder approvals, the parties anticipate consummating the transaction by late in the second quarter of 1999.

                                    ANNEXES

A Agreement and Plan of Reorganization

B Ryan, Beck & Co., Inc. Fairness Opinion

C Garland McPherson & Associates, Inc. Fairness Opinion

D Statutes Regarding Dissenters' Rights

E Restated Articles of Incorporation of Penn Laurel Financial Corp.

F Amended and Restated Bylaws of Penn Laurel Financial Corp.

G Tax Opinion of Shumaker Williams, P.C.

                                    Annex A
                      Agreement and Plan of Reorgaization

                                                                         ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                           PENN LAUREL FINANCIAL CORP.

                                    CSB BANK

                                       AND

                         CLEARFIELD BANK & TRUST COMPANY



                                December 31, 1998

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

ARTICLE I    AGREEMENT AND PLAN OF MERGER.........................................................     1

             1.1      Agreement and Plan of Merger................................................     1

ARTICLE II CONVERSION OF SHARES AND EXCHANGE
             OF STOCK CERTIFICATES...............................................................      2

             2.1      Conversion of Shares........................................................     2
             2.2      Exchange of Stock Certificates..............................................     3

ARTICLE III REPRESENTATIONS AND WARRANTIES
             OF CLEARFIELD.......................................................................      5

             3.1      Authority...................................................................     5
             3.2      Organization and Standing...................................................     6
             3.3      No Subsidiaries.............................................................     6
             3.4      Capitalization..............................................................     6
             3.5      Articles of Incorporation, Bylaws and Minute Books..........................     6
             3.6      Consents....................................................................     7
             3.7      Financial Statements and Regulatory Reports.................................     7
             3.8      Absence of Undisclosed Liabilities..........................................     7
             3.9      Absence of Changes..........................................................     8
             3.10     Dividends, Distributions and Stock Purchases................................     8
             3.11     Taxes.......................................................................     8
             3.12     Title to and Condition of Assets............................................     8
             3.13     Contracts...................................................................     9
             3.14     Litigation and Governmental Directives......................................     9
             3.15     Compliance with Laws;  Governmental Authorizations..........................    10
             3.16     Insurance...................................................................    10
             3.17     Financial Institutions Bonds................................................    10
             3.18     Labor Relations.............................................................    11
             3.19     Employee Benefit Plans......................................................    11
             3.20     Related Party Transactions..................................................    12
             3.21     Complete and Accurate Disclosure............................................    12
             3.22     Beneficial Ownership of Penn Laurel Financial Corp.
                      Common Stock................................................................    12
             3.23     Environmental Matters.......................................................    12
             3.24     Proxy Statement/Prospectus..................................................    14
             3.25     Non-Registration Under the Securities Exchange Act of 1934..................    15
             3.26     Deposit Insurance...........................................................    15
             3.27     Repurchase Agreements.......................................................    15

                                                    i


                                                                                                     Page
                                                                                                     ----
             3.28     Assumability of Contracts and Leases........................................    15
             3.29     Loans.......................................................................    15
             3.30     Adjustable Rate Mortgages...................................................    15
             3.31     CRA Compliance..............................................................    16
             3.32     Loan Loss Reserve...........................................................    16
             3.33     Trust Department and Fiduciary Relationships................................    16
             3.34     Member Federal Reserve System...............................................    16

             3.35     Year 2000 Compliance........................................................    16
             3.36     Accuracy of Representations.................................................    16


ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PENN LAUREL........................................    16

             4.1      Authority...................................................................    16
             4.2      Organization and Standing...................................................    17
             4.3      Subsidiaries................................................................    17
             4.4      Capitalization..............................................................    17
             4.5      Articles of Incorporation, Bylaws and Minute Books..........................    17
             4.6      Consents....................................................................    17
             4.7      Financial Statements and Regulatory Reports.................................    18
             4.8      Absence of Undisclosed Liabilities..........................................    18
             4.9      Absence of Changes..........................................................    18
             4.10     Dividends, Distributions and Stock Purchases................................    18
             4.11     Taxes.......................................................................    19
             4.12     Title to and Condition of Assets............................................    19
             4.13     Contracts...................................................................    19
             4.14     Litigation and Governmental Directives......................................    20
             4.15     Compliance with Laws; Governmental Authorizations...........................    21
             4.16     Insurance...................................................................    21
             4.17     Labor Relations.............................................................    21
             4.18     Employee Benefit Plans......................................................    21
             4.19     Related Party Transactions..................................................    22
             4.20     Complete and Accurate Disclosure............................................    23
             4.21     Beneficial Ownership and Clearfield Common Stock............................    23
             4.22     Environmental Matters.......................................................    23
             4.23     Proxy Statement/Prospectus..................................................    24
             4.24     Non-Registration Under the Securities Exchange Act of 1934..................    24
             4.25     Repurchase Agreements.......................................................    25
             4.26     Assumability of Contracts and Leases........................................    25
             4.27     Accuracy of Representations.................................................    25

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF CSB................................................    25

             5.1      Capital Structure of CSB....................................................    25
             5.2      Organization and Standing...................................................    25
             5.3      Authorized and Effective Agreement..........................................    25

                                                   ii


                                                                                                     Page
                                                                                                     ----

             5.4      Financial Institutions Bonds................................................    26
             5.5      Deposit Insurance...........................................................    26
             5.6      Loans.......................................................................    26
             5.7      Ajustable Rate Mortgages....................................................    26
             5.8      CRA Compliance..............................................................    26
             5.9      Loan Loss Reserve...........................................................    26
             5.10     Member Federal Reserve System...............................................    26

             5.11     Year 2000 Compliance........................................................    26
             5.12     Accuracy of Representations ................................................    27

ARTICLE VI   COVENANTS OF CLEARFIELD..............................................................    27

             6.1      Conduct of Business.........................................................    27
             6.2      Best Efforts................................................................    30
             6.3      Access to Properties and Records............................................    31
             6.4      Subsequent Financial Statements.............................................    31
             6.5      Board and Committee Minutes.................................................    31
             6.6      Update Information..........................................................    31
             6.7      Notice......................................................................    31
             6.8      Other Proposals.............................................................    31
             6.9      Dividends...................................................................    32
             6.10     Core Deposits...............................................................    32
             6.11     Affiliate Letters...........................................................    32
             6.12     No Purchases or Sales of Penn Laurel Common
                      Stock During Price Determination Period ....................................    32
             6.13     Accounting Treatment........................................................    32
             6.14     Press Releases..............................................................    32
             6.15     Phase I Environmental Audit......................... .......................    33


ARTICLE VII  COVENANTS OF PENN LAUREL AND CSB.....................................................    33

             7.1      Conduct of Business.........................................................    33
             7.2      Best Efforts................................................................    36
             7.3      Access to Properties and Records............................................    37
             7.4      Subsequent Financial Statements.............................................    37
             7.5      Board and Committee Minutes.................................................    38
             7.6      Update Information..........................................................    38
             7.7      Notice......................................................................    38
             7.8      Other Proposals.............................................................    38
             7.9      Dividends...................................................................    38
             7.10     Core Deposits...............................................................    38
             7.11     No Purchase or Sales of Penn Laurel Common Stock
                      During Price Determination Period...........................................    38
             7.12     Accounting Treatment........................................................    39

                                                  iii


                                                                                                     Page
                                                                                                     ----

             7.13     Press Releases..............................................................    39
             7.14     Phase I Environmental Audit ................................................    39


ARTICLE VIII CONDITIONS PRECEDENT.................................................................    39

             8.1      Common Conditions...........................................................    39
             8.2      Conditions Precedent to Obligations of Penn Laurel and CSB..................    41
             8.3      Conditions Precedent to the Obligations of Clearfield.......................    45

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER....................................................    48

             9.1      Termination.................................................................    48
             9.2      Effect of Termination.......................................................    48
             9.3      Amendment...................................................................    49
             9.4      Waiver......................................................................    49

ARTICLE X    RIGHTS OF DISSENTING SHAREHOLDERS.....................................................   49

             10.1     Rights of Dissenting Shareholders...........................................    49

ARTICLE XI  CLOSING AND EFFECTIVE DATE............................................................    50

             11.1     Closing.....................................................................    50
             11.2     Effective Date..............................................................    50

ARTICLE XII  NO SURVIVAL OF REPRESENTATIONS
             AND WARRANTIES.......................................................................    50

             12.1     No Survival.................................................................    50

ARTICLE XIII POST-MERGER AGREEMENTS...............................................................    50

             13.1     Employees...................................................................    50
             13.2     Officers....................................................................    51
             13.3     Board Appointments..........................................................    51

ARTICLE XIV GENERAL PROVISIONS....................................................................    51

             14.1     Expenses....................................................................    51
             14.2     Access; Confidentiality.....................................................    51
             14.3     Notices.....................................................................    52
             14.4     Captions....................................................................    53
             14.5     Counterparts................................................................    53

                                                   iv


                                                                                                     Page
                                                                                                     ----
             14.6     Severability................................................................    53
             14.7     Parties in Interest.........................................................    53
             14.8     Entire Agreement............................................................    53
             14.9     Governing Law...............................................................    53

EXHIBITS:    AGREEMENT AND PLAN OF MERGER.........................................................   A-1
             ("BANK MERGER AGREEMENT")

                      AGREEMENT AND PLAN OF REORGANIZATION



     This Agreement and Plan of Reorganization ("Agreement") is dated and made this 31st of December, 1998, by and among Penn Laurel Financial Corp., a Pennsylvania business corporation having its corporate headquarters at 434 State Street, Curwensville, Clearfield County, Pennsylvania 16833 ("Penn Laurel"), CSB Bank, a Pennsylvania chartered banking institution and the wholly-owned subsidiary of Penn Laurel, having its corporate headquarters at 434 State Street, Curwensville, Clearfield County, Pennsylvania 16833 ("CSB"), and Clearfield Bank & Trust Company, a Pennsylvania chartered bank and trust company having its corporate headquarters at 11 North Second Street, Clearfield County, Clearfield, Pennsylvania 16830 ("Clearfield").


                                   Background:


     Penn Laurel is a Pennsylvania business corporation and a registered bank holding company. CSB is a Pennsylvania chartered banking institution and a wholly-owned subsidiary of Penn Laurel. Clearfield is a Pennsylvania chartered bank and trust company. Penn Laurel, CSB and Clearfield wish to affiliate through a business combination to form a stronger, more effective community financial institution. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a reorganization and merger pursuant to which Clearfield will merge with CSB. The resulting bank of the merger shall change its name to Penn Laurel Bank & Trust, relocate its corporate headquarters to 11 North Second Street, Clearfield, Pennsylvania and all of the outstanding shares of capital stock of Clearfield, par value $1.5625 per share (the "Clearfield Common Stock") will be converted into and become the right to receive shares of common stock of Penn Laurel, par value $5.00 per share (the "Penn Laurel Common Stock") in the manner, on the terms, and subject to the conditions of this Agreement.


     NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                          AGREEMENT AND PLAN OF MERGER


     Section 1.1. Agreement and Plan of Merger. Subject to the terms and conditions of this Agreement, Clearfield shall merge with CSB (the "Merger") in accordance with the Agreement and Plan of Merger attached as Exhibit A to this Agreement (the "Bank Merger Agreement") and pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

                                   ARTICLE II

                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

     Section 2.1. Conversion of Shares. On the Effective Date (as defined in
Section 11.2 of this Agreement) the shares of Clearfield Common Stock then outstanding shall be converted into and become the right to receive shares of Penn Laurel Common Stock, as follows:


          (a) General. Subject to the provisions of Section 2.1(b); 2.1(c) and 2.1(d) of this Article II, each share of Clearfield Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the right to receive .97 shares of Penn Laurel Common Stock. Subject to the provisions of Section 2.1(b), the aggregate number of shares of Penn Laurel Common Stock to be issued under this Agreement shall not exceed 559,505 shares.


          (b) Anti-dilution Provision. In the event that Penn Laurel shall at any time before the Effective Date: (i) declare or pay a dividend in shares of Penn Laurel Common Stock, (ii) combine the outstanding shares of Penn Laurel Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of Penn Laurel Common Stock into a greater number of shares, or (iv) reclassify the shares of Penn Laurel Common Stock, then the exchange provisions of Section 2.1 (a) of this Article II shall be proportionately adjusted.

          (c) No Fractional Shares. No fractional shares of Penn Laurel Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which a former shareholder would otherwise be entitled, the former shareholder shall receive, in cash, an amount equal to the fair market value of his fractional interest. The fair market value of the fractional interest shall be the arithmetic average of the average of the per share closing bid and asked reported prices for Penn Laurel Common Stock for the fifteen (15) trading days immediately preceding the date of receipt of the last required regulatory approval for the transactions contemplated by this Agreement and, the Bank Merger Agreement ( the "Approval Date"), as reported i) by Ryan, Beck & Co. and by F. J. Morrissey & Co., Inc.; or, in the event that neither of these firms is then making a market in Penn Laurel Common Stock,
     (ii) by two brokerage firms then making a market in Penn Laurel Common Stock to be selected by Penn Laurel and approved by Clearfield. The foregoing fifteen (15) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if March 3, 1999 is the Approval Date, the Price Determination Period, would be February 7, 10, 11, 12, 13, 14, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 1999).

          (d) Clearfield Treasury Stock. Each share of Clearfield Common Stock issued and held in the treasury of Clearfield as of the Effective Date, if any, shall be canceled, and no cash, stock, or other property shall be delivered in exchange therefor.

          (e) Penn Laurel Common Stock.

               (i) Each share of Penn Laurel Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Penn Laurel Common Stock.

               (ii) Each share of Penn Laurel Common Stock issued and held in the treasury of Penn Laurel as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Penn Laurel.


          (f) Each share of Clearfield Common Stock owned by Penn Laurel or a wholly-owned subsidiary of Penn Laurel, other than shares held in trust, managed, custodial or nominee accounts and the like, that in any such case are beneficially owned by third parties, on the Effective Date, shall be cancelled and retired and shall cease to exist and no shares of Penn Laurel or other consideration shall be deliverable in exchange therefor.


     Section 2.2. Exchange of Stock Certificates. Clearfield Common Stock certificates shall be exchanged for Penn Laurel Common Stock certificates in accordance with the following procedures:

          (a) Exchange Agent. The transfer agent of Penn Laurel shall act as exchange agent (the "Exchange Agent") to receive Clearfield Common Stock certificates from the holders thereof and to exchange the certificates for Penn Laurel Common Stock certificates and (if applicable) to pay cash for fractional shares of Clearfield Common Stock pursuant to Section 2.1(c) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of Clearfield a notice specifying the procedures to be followed in surrendering Clearfield Common Stock certificates.

          (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of Clearfield shall surrender his Clearfield Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of Clearfield shall be unable to surrender his Clearfield Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by Penn Laurel for issuing replacement certificates to Penn Laurel shareholders whose Penn Laurel Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of Clearfield Common Stock certificates from a former Clearfield shareholder, the Exchange Agent shall issue to the shareholder, in exchange therefor, a Penn Laurel Common Stock certificate representing the whole number of shares of Penn Laurel Common Stock into which the shareholder's shares of Clearfield Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which the shareholder is entitled, pursuant to
     Section 2.1(c) of this Agreement, in lieu of the issuance of a fractional share.

          (c) Dividend Withholding. Dividends, if any, payable by Penn Laurel after the Effective Date to any former shareholder of Clearfield who has not, prior to the payment date, surrendered his Clearfield Common Stock certificates may, at the option of Penn Laurel, be withheld. Any dividends so withheld shall be paid, without interest, to the former shareholder of Clearfield upon proper surrender of the Clearfield Common Stock certificates. Subject to the accounting rules regarding pooling of interest method of accounting, each party shall use their best efforts to cooperate in the declaration and timing of the payment of dividends to assure that neither a windfall nor a detriment to each party's respective shareholders shall occur concerning the amount and timing of the payment of dividends.


          (d) Failure to Surrender Certificates. All Clearfield Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of Clearfield shall not have properly surrendered his Clearfield Common Stock certificates within two (2) years after the Effective Date, the shares of Penn Laurel Common Stock that would otherwise have been issued to the shareholder may, at the option of Penn Laurel, be sold and the net proceeds of the sale, together with the cash (if any) to which the shareholder is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for the benefit of the former shareholder. From and after any sale, the sole right of the former shareholder of Clearfield shall be the right to collect the net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, the net proceeds, cash and accumulated dividends shall be paid to the former shareholder of Clearfield, without interest, upon proper surrender of the former shareholder's certificates.

          (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Penn Laurel. Notwithstanding the foregoing, no party hereto will be liable to any holder of Clearfield Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

          (f) Exchange Procedures. Each certificate for shares of Clearfield Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer the shares endorsed in blank by the holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Penn Laurel Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Clearfield Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Penn Laurel Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the certificate for shares of Clearfield Common Stock that are surrendered. As promptly as practicable after the Effective Date, Penn Laurel shall send or cause to be sent to each shareholder of record of Clearfield Common Stock transmittal materials for use in exchanging certificates representing Clearfield Common Stock for certificates representing Penn Laurel Common Stock into which the former have been converted in the Merger.

          (g) Closing of Stock Transfer Books; Cancellation of Clearfield Certificates. Upon the Effective Date, the stock transfer books for Clearfield Common Stock will be closed and no further transfers of shares of Clearfield Common Stock will thereafter be made or recognized. All certificates for shares of Clearfield Common Stock surrendered pursuant to this Article II will be canceled by Penn Laurel.

          (h) Rights Evidenced by Certificate. Each certificate for shares of Penn Laurel Common Stock issued in exchange for certificates for Clearfield Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to the shares of Penn Laurel Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Clearfield Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Penn Laurel Common Stock pursuant to Section 2.2(f) of this Agreement. If certificates for shares of Clearfield Common Stock are exchanged for Penn Laurel Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Penn Laurel Common Stock subsequent to the Effective Date, Penn Laurel will pay cash in an amount equal to dividends theretofore payable on the Penn Laurel Common Stock and pay or deliver any other distribution to which holders of shares of Penn Laurel Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of Penn Laurel Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Clearfield Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until the certificates for shares of Clearfield Common Stock are surrendered by a Clearfield shareholder to Penn Laurel for exchange, Penn Laurel shall have the right to withhold dividends or any other distributions, without interest, on the shares of the Penn Laurel Common Stock issuable to the shareholder.

          (i) Payment Procedures. As soon as practical after the Effective Date, Penn Laurel shall make payment of the cash consideration provided for in
     Section 2.1(c) to each person entitled thereto.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CLEARFIELD

     Clearfield represents and warrants to Penn Laurel and CSB, as of this date, as follows:


     Section 3.1. Authority. Clearfield has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of Clearfield and, except for the approval of this Agreement and the Bank Merger Agreement by its shareholders, Clearfield has taken all corporate action necessary on its part to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein. This Agreement and the Bank Merger Agreement have been duly executed and delivered by Clearfield and, assuming due authorization, execution and delivery by Penn Laurel and CSB, constitute valid and binding obligations of Clearfield, in each case enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement and the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Clearfield with any of the provisions hereof or thereof (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or By-laws of Clearfield, (ii) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge, security interest or other encumbrance upon any property or assets of Clearfield pursuant to any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation, which will have, in the aggregate, a material adverse effect on Clearfield, or (iii) violate any order, writ, injunction, decree, statute, code, ordinance, rule, regulation or judgment applicable to Clearfield.


     Section 3.2. Organization and Standing. Clearfield is a duly organized bank and trust company, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Clearfield has full power and authority to carry out its business as now conducted and is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of Clearfield.


     Section 3.3. No Subsidiaries. Except as previously disclosed, Clearfield owns no subsidiaries, directly or indirectly.

     Section 3.4. Capitalization. The authorized capital stock of Clearfield consists solely of 617,600 shares of capital stock, par value $1.5625 per share, Clearfield Common Stock, of which, at the date hereof, 576,809 shares are issued and outstanding. All outstanding shares of Clearfield Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. None of the shares of Clearfield Common Stock have been issued in violation of the preemptive rights of any person or entity. At the date hereof, there are no authorized, issued and outstanding options, convertible securities, warrants or other rights to purchase or acquire any of the Clearfield Common Stock from Clearfield. There are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Clearfield is a party, that relate to the transfer or restrict the transfer of any shares of Clearfield Common Stock. There are no shareholder agreements, understandings or commitments relating to the right of Clearfield to vote or dispose of its shares.

     Section 3.5. Articles of Incorporation, Bylaws and Minute Books. The copies of the Articles of Incorporation and Bylaws of Clearfield that have been delivered to Penn Laurel and CSB are true, correct and complete. Except as previously disclosed, all minute books of Clearfield have been made available to Penn Laurel and CSB for inspection and are true, correct and complete in all material respects and record the actions taken by the Board of Directors of Clearfield at the meetings documented in the minutes.

     Section 3.6. Consents. Except for the consents, approvals, filings and registrations contemplated by Sections 8.1(a) and (c) hereof, and compliance with any conditions contained therein, and the approval of this Agreement and the Bank Merger Agreement by the shareholders of Clearfield, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with the execution and delivery of this Agreement or the Bank Merger Agreement by Clearfield, and the consummation by Clearfield of the transactions contemplated hereby. Clearfield has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or that would adversely impact Clearfield's ability to consummate the transactions contemplated by this Agreement.


     Section 3.7. Financial Statements and Regulatory Reports. Clearfield has delivered to Penn Laurel and CSB its (i) Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows as of and for the years ended December 31, 1997 and December 31, 1996, certified by Young, Oakes, Brown & Company, P.C., of Altoona, Pennsylvania, Clearfield's independent auditors, and set forth in the Annual Report to the Shareholders of Clearfield for the year ended on December 31, 1997 (the "Clearfield Financial Statements") and (ii) Call Reports, Consolidated Reports of Condition and Income, (the aforementioned consolidated report of condition and income as of September 30, 1998, is referred to herein as the "Clearfield Balance Sheet") and accompanying schedules, filed by Clearfield with any regulatory authority for each calendar quarter, beginning with the quarter ended September 30, 1998, through the Effective Date ("Clearfield Regulatory Reports"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of Clearfield at their respective dates and for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in the aforesaid Clearfield Regulatory Report, to normal recurring year-end adjustments, that are not material in any case or in the aggregate. The books and records of Clearfield are maintained in accordance with generally accepted accounting principles consistently applied. The Clearfield Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by the statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of Clearfield as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     Section 3.8. Absence of Undisclosed Liabilities. Except as previously disclosed, or as reflected, noted or adequately reserved against in the Clearfield Balance Sheet, as at September 30, 1998, Clearfield had no liabilities (whether accrued, absolute, contingent or otherwise) or asset impairment that are required to be reflected, noted or reserved against therein under generally accepted accounting principles or that are, in any case or in the aggregate, material. Except as previously disclosed, since September 30, 1998, Clearfield has not incurred any liability, other than liabilities of the same nature as those set forth in the Clearfield Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business").

     Section 3.9. Absence of Changes. Since September 30, 1998, Clearfield has conducted its business in the Ordinary Course of Business and, except as previously disclosed, Clearfield has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business that have not been, either in any case or in the aggregate, materially adverse.

     Section 3.10. Dividends, Distributions and Stock Purchases. Except as previously disclosed, since September 30, 1998, Clearfield has not declared, set aside, made or paid any dividend or other distribution in respect of the Clearfield Common Stock, or purchased, issued or sold any shares of Clearfield Common Stock.

     Section 3.11. Taxes. Clearfield has filed all federal, state, county, municipal and foreign tax returns, reports and declarations that are required to be filed by Clearfield. Except as previously disclosed, (i) Clearfield has paid all taxes, penalties and interest that have become due pursuant thereto or that became due pursuant to assessments, and (ii) Clearfield has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. The Internal Revenue Service (the "IRS") has not, to the knowledge of Clearfield, commenced, or given notice of its intention to commence any examination or audit of the federal income tax returns of Clearfield for any year through and including the year ended December 31, 1997. Clearfield has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as previously disclosed, the accruals and reserves reflected in the Clearfield Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior to the date of the Clearfield Balance Sheet.

     Section 3.12. Title to and Condition of Assets. Clearfield has good and marketable title to all real and personal properties and assets reflected in the Clearfield Balance Sheet or acquired subsequent to September 30, 1998 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever other than: (i) as reflected in the Clearfield Balance Sheet; (ii) liens of current taxes not yet due; and (iii) imperfections of title, encumbrances and easements, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Clearfield Balance Sheet or acquired subsequent to September 30, 1998, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. Clearfield owns or has the right to use all real and personal properties and assets necessary to the conduct of its business as now conducted.

     Section 3.13. Contracts. All contracts, agreements, leases, licenses and other commitments are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.

     Except as disclosed on Schedule 3.13, Clearfield is not a party to or subject to (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee, except for "at will" arrangements (ii) any plan, arrangement or contract providing for bonuses, options, deferred compensation, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Clearfield; (iii) any collective bargaining agreement with any labor union relating to employees of Clearfield; (iv) any agreement that by its terms limits the payment of dividends by Clearfield; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $20,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Clearfield is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the Ordinary Course of Business and transactions in federal funds or that contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) that would be applicable on or after the Effective Date to Penn Laurel or any Penn Laurel subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Clearfield to engage in any type of banking or banking-related business permissible under law; or (vii) any contract, plan or arrangement that provides for payments or benefits in certain circumstances that, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").


     No party to any material contract, plan, arrangement or instrument that requires annual payments in excess of $10,000 will have the right to terminate any or all of the provisions of any contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement, and none of the employees of Clearfield possess the right to terminate their employment as a result of the execution of this Agreement. Except as otherwise previously disclosed, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Clearfield is a party or under which Clearfield may be liable contains provisions that permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No agreement, plan or arrangement provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Clearfield absent the occurrence of a subsequent event; provides for benefits that may cause the disallowance of a federal income tax deduction under Section 280G of the Code; or requires Clearfield to provide a benefit in the form of Clearfield Common Stock or determined by reference to the value of Clearfield Common Stock.

     Section 3.14. Litigation and Governmental Directives. There is no litigation, investigation or proceeding pending, or to the knowledge of Clearfield threatened, that involves Clearfield or its properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Clearfield; there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Clearfield that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Clearfield or that in any manner restrict Clearfield's right to conduct its business as presently conducted, or challenge the validity or propriety of any of the transactions contemplated by the Agreement, or that could adversely affect the ability of Clearfield to perform under this Agreement; and Clearfield is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding that, if determined adversely to Clearfield, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Clearfield.


     Section 3.15. Compliance with Laws; Governmental Authorizations. Clearfield is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Clearfield or to any of its properties; all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Clearfield as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending, or to the knowledge of Clearfield threatened, that may result in the revocation, cancellation, suspension or materially adverse modification of any thereof; and Clearfield has not received any notification or communication from any regulatory authority (A) asserting that it is not in substantial compliance with any of the statues, regulations or ordinances that the regulatory authorities enforce; (B) requiring or threatening to require Clearfield, or indicating that Clearfield may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Clearfield, including without limitation, any restriction on the payment of dividends (any notice, communication, memorandum, agreement or order described herein is referred to as a "Regulatory Agreement"); (C) threatening to revoke any license, franchise, permit or governmental authorization that is material to Clearfield; (D) requiring Clearfield to enter into any Regulatory Agreement; or (E) requesting that board resolutions be adopted pursuant to regulatory action.

     Section 3.16. Insurance. All policies of insurance, including all policies of title insurance and financial institutions bonds, held by or on behalf of Clearfield are in full force and effect and no notices of cancellation have been received in connection therewith. All the policies of insurance have been issued by reputable insurers and, in respect of amounts, types and risks, the insurance is customary with industry practices for the business conducted by Clearfield.

     Section 3.17. Financial Institutions Bonds. Since January 1, 1991, Clearfield has continuously maintained in full force and effect a financial institutions bond insuring Clearfield against acts of dishonesty by each of its employees. Except as previously disclosed, no claim has been made under any bond, and Clearfield is not aware of any fact or condition presently existing that might form the basis of a claim under any bond. Clearfield has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same terms and at the same rate as now in effect.

     Section 3.18. Labor Relations. Clearfield is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Clearfield the subject of a proceeding asserting that Clearfield has committed an unfair labor practice or seeking to compel Clearfield to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Clearfield pending, or to the knowledge of Clearfield, threatened, that might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Clearfield. Clearfield is not subject to or a party in any Complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission, or the Department of Labor. There are no labor disputes pending, or to the knowledge of Clearfield threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Clearfield.

     Section 3.19. Employee Benefit Plans. Each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that now covers any employee of Clearfield, its predecessors or affiliates, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither Clearfield nor any of its predecessors or affiliates has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to which a prohibited transaction is likely to result in any material penalties or taxes under Section 502 of ERISA or Section 4975 of the Code, or any material liability to any participant or beneficiary of the plan. No material liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred by Clearfield with respect to itself or its predecessors or affiliates with respect to any plan that is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each plan. No notice of a "reportable event" (as defined in Section

4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any of the plans within the 12-month period ending on the date hereof. Neither Clearfield, its predecessors or affiliates has provided, or is required to provide, security to any plans pursuant to Section 401(a)(29) of the Code. Clearfield, its predecessors and affiliates have contributed to no "multi-employer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. All actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct as of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for the plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. All the plans are funded to the extent that the assets of each plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Except as previously disclosed, since 1990, there has been no audit of any benefit plan of Clearfield by the Department of Labor, the IRS or the Pension Benefit Guaranty Corporation ("PBGC"). There has not been any audit of the Pension Plan or any of Clearfield's other employee benefit plans by the Department of Labor, the IRS or the PBGC since 1988. Clearfield, its predecessors and affiliates, have no obligation for retiree health and life benefits under any benefit plan, contract, or arrangement. Clearfield has no obligation for any post-retirement benefits under any plan, contract or arrangement except as previously disclosed on Schedule 3.19.


     Section 3.20. Related Party Transactions. Except as previously disclosed, Clearfield has no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any present or former officer or director of Clearfield; (ii) any shareholder owning five percent or more of the outstanding Clearfield Common Stock; and (iii) any "associate" (as defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission")) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent or greater equity owner. Each extension of credit previously disclosed has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

     Section 3.21. Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Clearfield, Clearfield Common Stock and Clearfield's involvement in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document delivered by Clearfield to Penn Laurel or CSB in connection herewith contains any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Clearfield to Penn Laurel and CSB in connection with the Registration Statement (as defined in Section 7.2(b) of this Agreement), both at the time the information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to the information or representations that has become false or misleading.


     Section 3.22. Beneficial Ownership of Penn Laurel Common Stock. Prior to the Effective Date, Clearfield and its officers and directors will not beneficially own, in the aggregate, (within the meaning of Commission Rule 13d-3(d)(1)) more than five percent of the outstanding shares of Penn Laurel Common Stock, except as may be held by the Clearfield Trust Department.



     Section 3.23. Environmental Matters. For purposes of this Section 3.23 and
Section 4.22 below, the following terms shall have the indicated meaning:


          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          "Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in CSB's or Clearfield's loan portfolio as the case may be, or properties owned or operated by CSB or Clearfield (including, without limitation, in a fiduciary capacity), as the case may be.

     Except as previously disclosed:

          (a) Clearfield has not been and is not in violation of or liable under any Environmental Law.


          (b) To the knowledge of Clearfield, , none of the Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

          (c) Clearfield has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Clearfield, except as previously disclosed. In particular, without limiting the generality of the foregoing sentence, except as previously disclosed, Clearfield has no knowledge that:
     (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Clearfield; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Clearfield; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Clearfield.


          (d) Except as previously disclosed, there is no legal, administrative, arbitration or other proceeding, claim, action, or to the knowledge of Clearfield cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on Clearfield of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the knowledge of Clearfield threatened against Clearfield; there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and Clearfield is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     Section 3.24. Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 7.2(b) of this Agreement) is mailed to the shareholders of Clearfield, and at all times subsequent to the mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Clearfield, Clearfield Common
Stock, and actions taken and statements made by Clearfield in connection with the transactions contemplated herein (except for information provided by Penn Laurel and CSB) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the pertinent rules and regulations thereunder; and (ii) not contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus that has become false or misleading.

     Section 3.25. Non-Registration Under the Securities Exchange Act of 1934. Clearfield Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the Exchange Act.

     Section 3.26. Deposit Insurance. The deposits of Clearfield are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the Federal Deposit Insurance Act, as amended (the "FDIA") and Clearfield has paid all assessments and filed all reports required by the FDIA.

     Section 3.27. Repurchase Agreements. With respect to any agreement, pursuant to which Clearfield has purchased securities subject to an agreement to resell, if any, Clearfield has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral equals or exceeds the amount of the debt secured thereby.

     Section 3.28. Assumability of Contracts and Leases. Except as previously disclosed, all Material Contracts between Clearfield and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Clearfield to the person or entity, or change or modify the provisions or terms of the leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as previously disclosed, each lease pursuant to which Clearfield, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of the leases, on the part of the lessee any material existing default or any event that, with notice or lapse of time, or both, would constitute a default, other than defaults that would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of Clearfield.

     Section 3.29. Loans. Except as previously disclosed, each loan reflected as an asset on Clearfield's financial statements as of September 30, 1998, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans, and the collateral and other security therefor, and the documentation for the same, meet the requirements, rules, regulations or directives of the FDIC, or other applicable governmental authorities.

     Section 3.30. Adjustable Rate Mortgages. Clearfield has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

     Section 3.31. CRA Compliance. Clearfield has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. Clearfield has no knowledge of any facts or circumstances that would prevent it from receiving satisfactory ratings upon its next appropriate examination.

     Section 3.32. Loan Loss Reserve. The loan loss reserve of Clearfield is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the Banking Department of the Commonwealth of Pennsylvania (the "Banking Department") and the FDIC. No regulatory authority requested Clearfield to increase the allowance for loan losses during 1998, 1997 or 1996.

     Section 3.33. Trust Department and Fiduciary Relationships. Clearfield has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements; and undertaken and performed all fiduciary and custodian duties, obligations, and responsibilities in compliance with all applicable laws, statutes, rules, regulations and the governing instruments of the fiduciary and custodian relationships.

     Section 3.34. Member Federal Reserve System. Clearfield is not a member of the Federal Reserve System.


     Section 3.35. Year 2000 Compliance. Clearfield is in compliance with all requirements announced or promulgated by the Clearfield Regulatory Agencies and by the Federal Financial Institutions Examination Council in connection with Year 2000 preparedness and compliance.

     Section 3.36. Accuracy of Representations. Clearfield will promptly notify Penn Laurel if any of the representations contained in this Article III cease to be true and correct subsequent to the date hereof. Further, no representations made by Clearfield pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.



                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PENN LAUREL

     Penn Laurel represents and warrants to Clearfield, as of this date, as follows:

     Section 4.1. Authority. Penn Laurel has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of Penn Laurel, and no other corporate action on the part of Penn Laurel, except approval by the shareholders of Penn Laurel, is necessary to authorize this Agreement and the Bank Merger Agreement or the consummation of the transactions contemplated herein and therein. This Agreement and the Bank Merger Agreement have been duly executed and delivered by Penn Laurel and, assuming due authorization, execution and delivery by Clearfield, and receipt of all required regulatory and shareholder approvals, constitutes a valid and binding obligation of Penn Laurel. Assuming regulatory and shareholder approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Penn Laurel or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which Penn Laurel is a party or by which Penn Laurel or any of its properties are bound.


     Section 4.2. Organization and Standing. Penn Laurel is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Penn Laurel is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. Penn Laurel owns all of the issued and outstanding shares of capital stock of CSB. CSB is a Pennsylvania chartered banking institution validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly authorized to engage in the banking business as an insured bank under the FDIA.

     Section 4.3. Subsidiaries. Except for CSB and CSB Financial Services, Inc., except as previously disclosed, Penn Laurel owns no subsidiaries, directly or indirectly.


     Section 4.4. Capitalization. The authorized capital stock of Penn Laurel consists of 2,500,000 shares of Penn Laurel Common Stock, par value $5.00 per share, of which, at September 30, 1998, 346,587 shares were issued and outstanding. All outstanding shares of Penn Laurel Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of Penn Laurel Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement and the Bank Merger Agreement, will be validly issued, fully paid and nonassessable. Other than 9,000 options to purchase shares of its Common Stock and its K-SOP Plan, Penn Laurel has no other outstanding options, agreements, convertible securities, warrants or other rights to purchase its stock.


     Section 4.5. Articles of Incorporation, Bylaws and Minute Books. The copies of the Articles of Incorporation and Bylaws of Penn Laurel and CSB that have been delivered to Clearfield are true, correct and complete. Except as previously disclosed, all minute books of Penn Laurel and CSB have been made available to Clearfield for inspection and are true, correct and complete in all material respects and record the actions taken by the Board of Directors of Penn Laurel and CSB at the meetings documented in the minutes.

     Section 4.6. Consents. Except for the consents, approvals, filings and registrations contemplated by Sections 8.1(a) and (c) hereof, and compliance with any conditions contained therein, and the approval of this Agreement and the Bank Merger Agreement by the Board of Directors and shareholders of Penn Laurel and the shareholder of CSB, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with the execution and delivery of this Agreement or the Bank Merger Agreement by Penn Laurel and CSB, and the consummation by Penn Laurel and CSB of the transactions contemplated hereby. Penn Laurel and CSB have no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or that would adversely impact Penn Laurel's or CSB's ability to consummate the transactions contemplated by this Agreement.

     Section 4.7. Financial Statements and Regulatory Reports. Penn Laurel has delivered to Clearfield its: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 1997 and December 31, 1996, certified by Walter Hopkins and Company, Public Accountants, of Clearfield, Pennsylvania, Penn Laurel's independent auditors, and set forth in the Annual Report to the shareholders of Penn Laurel for the year ended on December 31, 1997 (the "Penn Laurel Financial Statements"); and
(ii) Call Reports, Consolidated Reports of Condition and Income (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "Penn Laurel Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Penn Laurel at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in the aforesaid Penn Laurel Regulatory Reports, to normal recurring year-end adjustments, that are not material in any case or in the aggregate. The books and records of Penn Laurel and CSB are maintained in accordance with generally accepted accounting principles consistently applied. The Penn Laurel Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by the statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of Penn Laurel or CSB, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     Section 4.8. Absence of Undisclosed Liabilities. Except as previously disclosed, or as reflected, noted or adequately reserved against in the Penn Laurel Balance Sheet, at September 30, 1998, Penn Laurel had no material liabilities (whether accrued, absolute, contingent or otherwise) that are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as previously disclosed, since September 30, 1998, Penn Laurel has not incurred any such liability other than liabilities of the same nature as those set forth in the Penn Laurel Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

     Section 4.9. Absence of Changes. Since September 30, 1998, Penn Laurel and CSB have conducted their business in the Ordinary Course of Business and, except as previously disclosed, Penn Laurel and CSB have not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business that have not been, either in any case or in the aggregate, materially adverse.

     Section 4.10. Dividends, Distributions and Stock Purchases. Except as previously disclosed, since September 30, 1998, Penn Laurel has not declared, set aside, made or paid any dividend or other distribution in respect of the Penn Laurel Common Stock, or purchased, issued or sold any shares of Penn Laurel Common Stock.


     Section 4.11. Taxes. Penn Laurel has filed all federal, state, county, municipal and foreign tax returns, reports and declarations that are required to be filed by Penn Laurel. Except as previously disclosed, (i) Penn Laurel has paid all taxes, penalties and interest that have become due pursuant thereto or that became due pursuant to assessments, and (ii) Penn Laurel has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. The IRS has not, to the knowledge of Penn Laurel, commenced, or given notice of its intention to commence any examination or audit of the federal income tax returns of Penn Laurel for any year through and including the year ended December 31, 1997. Penn Laurel has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as previously disclosed, the accruals and reserves reflected in the Penn Laurel Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior to the date of the Penn Laurel Balance Sheet.

     Section 4.12. Title to and Condition of Assets. Penn Laurel has good and marketable title to all real and personal properties and assets reflected in the Penn Laurel Balance Sheet or acquired subsequent to September 30, 1998 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever other than: (i) as reflected in the Penn Laurel Balance Sheet; (ii) liens of current taxes not yet due; and (iii) imperfections of title, encumbrances and easements, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Penn Laurel Balance Sheet or acquired subsequent to September 30, 1998, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. Penn Laurel and CSB own or have the right to use all real and personal properties and assets necessary to the conduct of their business as now conducted.


     Section 4.13. Contracts. All contracts, agreements, leases, licenses and other commitments are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.

     Except as previously disclosed, neither Penn Laurel nor CSB is a party to or subject to (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee, except for "at will" arrangements (ii) any plan, arrangement or contract providing for bonuses, options, deferred compensation, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Penn Laurel or CSB; (iii) any collective bargaining agreement with any labor union relating to employees of Penn Laurel or CSB; (iv) any agreement that by its terms limits the payment of dividends by Penn Laurel or CSB; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $20,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Penn Laurel or CSB is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the Ordinary Course of Business and transactions in federal funds or that contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) that would be applicable on or after the Effective Date to Penn Laurel or any Penn Laurel subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Penn Laurel or CSB to engage in any type of banking or banking-related business permissible under law; or (vii) any contract, plan or arrangement that provides for payments or benefits in certain circumstances that, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any payments or benefits subject to disallowance of deduction therefor as a result of the application of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     No party to any material contract, plan, arrangement or instrument that requires annual payments in excess of $10,000 will have the right to terminate any or all of the provisions of any contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement, and except as previously disclosed, none of the employees of Penn Laurel or CSB possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which Penn Laurel or CSB is a party or under which Penn Laurel or CSB may be liable contains provisions that permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as previously disclosed, no agreement, plan or arrangement provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Penn Laurel or CSB absent the occurrence of a subsequent event; provides for benefits that may cause the disallowance of a federal income tax deduction under Section 280G of the Code; or requires Penn Laurel or CSB to provide a benefit in the form of Penn Laurel Common Stock or determined by reference to the value of Penn Laurel Common Stock.

     Section 4.14. Litigation and Governmental Directives. Except as previously disclosed, there is no litigation, investigation or proceeding pending, or to the knowledge of Penn Laurel threatened, that involves Penn Laurel or CSB or their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Penn Laurel or CSB; there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Penn Laurel or CSB hat materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Penn Laurel or CSB or that in any manner restrict Penn Laurel's or CSB's right to conduct its business as presently conducted, or challenge the validity or propriety of any of the transactions contemplated by the Agreement, or that could adversely affect the ability of Penn Laurel or CSB to perform under this Agreement; and Penn Laurel is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding that, if determined adversely to Penn Laurel or CSB, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Penn Laurel or CSB.


     Section 4.15. Compliance with Laws; Governmental Authorizations. Penn Laurel and CSB are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Penn Laurel or CSB or to any of their properties; all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Penn Laurel and of CSB, as presently conducted, have been duly obtained and are in full force and effect, and there are no proceedings pending, or to the knowledge of Penn Laurel threatened, that may result in the revocation, cancellation, suspension or materially adverse modification of any thereof; and Penn Laurel has not received any notification or communication from any regulatory authority (A) asserting that Penn Laurel or CSB is not in substantial compliance with any of the statues, regulations or ordinances that the regulatory authorities enforce; (B) requiring or threatening to require Penn Laurel or CSB, or indicating that Penn Laurel or CSB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Penn Laurel or CSB, including without limitation, any restriction on the payment of dividends (any notice, communication, memorandum, agreement or order described herein is referred to as a "Regulatory Agreement"); (C) threatening to revoke any license, franchise, permit or governmental authorization that is material to Penn Laurel or CSB; (D) requiring Penn Laurel to enter into any Regulatory Agreement or; (E) requesting board resolutions be adopted pursuant to regulatory action.


     Section 4.16. Insurance. All policies of insurance, including all policies of title insurance and financial institutions bonds, held by or on behalf of Penn Laurel or CSB are in full force and effect and no notices of cancellation have been received in connection therewith. All the policies of insurance have been issued by reputable insurers and, in respect of amounts, types and risks, the insurance is customary with industry practices for the business conducted by Penn Laurel or CSB, as the case may be.

     Section 4.17. Labor Relations. Neither Penn Laurel nor CSB is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Penn Laurel or CSB the subject of a proceeding asserting that Penn Laurel or CSB has committed an unfair labor practice or seeking to compel Penn Laurel or CSB to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Penn Laurel or CSB pending, or to the knowledge of Penn

Laurel or CSB, threatened, that might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Penn Laurel or CSB, as the case may be. Neither Penn Laurel nor CSB is subject to or a party in any Complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission, or the Department of Labor. There are no labor disputes pending, or to the knowledge of Penn Laurel threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Penn Laurel or CSB.

     Section 4.18. Employee Benefit Plans. Each "employee benefit plan", as defined in Section 3(3) of ERISA, that now covers any employee of Penn Laurel or CSB, its predecessors or affiliates, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither Penn Laurel nor any of its predecessors or affiliates has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to which a prohibited transaction is likely to result in any material penalties or taxes under Section 502 of ERISA or Section 4975 of the Code, or any material liability to any participant or beneficiary of the plan. No material liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred by Penn Laurel with respect to itself or its predecessors or affiliates with respect to any plan that is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each plan. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any of the plans within the 12-month period ending on the date hereof. Neither Penn Laurel, its predecessors nor affiliates has provided, or is required to provide, security to any plans pursuant to Section 401(a)(29) of the Code. Penn Laurel, its predecessors and affiliates have contributed to no "multi-employer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. All actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct as of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for the plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. All the plans are funded to the extent that the assets of each plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Since 1990, there has been no audit of any benefit plan of Penn Laurel or of CSB by the Department of Labor, the IRS or the PBGC. There has not been any audit of the Pension Plan or any of Penn Laurel's or CSB's other employee benefit plans by the Department of Labor, the IRS or the PBGC since 1988. Except as previously disclosed, Penn Laurel, its predecessors and affiliates, have no obligation for retiree health and life benefits under any benefit plan, contract, or arrangement. Penn Laurel and CSB have no obligation for any post-retirement benefits under any plan, contract or arrangement except as previously disclosed.

     Section 4.19. Related Party Transactions. Except as previously disclosed, Penn Laurel and CSB have no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any present or former officer or director of Penn Laurel or CSB; (ii) any shareholder owning five percent or more of the outstanding Penn Laurel Common Stock; and (iii) any "associate" (as defined in Rule 405 promulgated by the Commission of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent or greater equity owner. Each extension of credit previously disclosed has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

     Section 4.20. Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Penn Laurel, CSB, Penn Laurel Common Stock and Penn Laurel's and CSB's involvement in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document delivered by Penn Laurel or CSB to Clearfield in connection herewith contains any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Penn Laurel or CSB to Clearfield in connection with the Registration Statement (as defined in Section 7.2b) of this Agreement), both at the time the information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to the information or representations that has become false or misleading.

     Section 4.21. Beneficial Ownership of Clearfield Common Stock. Prior to the Effective Date, Penn Laurel, CSB and their officers and directors will not beneficially own, in the aggregate, (within the meaning of Commission Rule 13d-3(d)(1)) more than five percent of the outstanding shares of Clearfield Common Stock.

     Section 4.22. Environmental Matters. Except as previously disclosed:

          (a) Penn Laurel and CSB have not been and are not in violation of or liable under any Environmental Law.


          (b) To the knowledge of Penn Laurel, none of the Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

          (c) Penn Laurel has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Penn Laurel, except as previously disclosed. In particular, without limiting the generality of the foregoing sentence, except as previously disclosed, Penn Laurel has no knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Penn Laurel or CSB;
     (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Penn Laurel or CSB; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Penn Laurel or CSB.

          (d) Except as previously disclosed, there is no legal, administrative, arbitration or other proceeding, claim, action, or to the knowledge of Penn Laurel cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on Penn Laurel or CSB of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the knowledge of Penn Laurel threatened against Penn Laurel or CSB; there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and neither Penn Laurel nor CSB is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.


     Section 4.23. Proxy Statement/Prospectus. At the time the Proxy Statement/ Prospectus (as defined in Section 7.2b) of this Agreement) is mailed to the shareholders of Clearfield, and at all times subsequent to the mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), (other than information provided by Clearfield), will: (i) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus that has become false or misleading.

     Section 4.24. Non-Registration Under the Securities Exchange Act of
1934. Penn Laurel Common Stock is neither registered nor required to be registered under Section 12 of the Exchange Act and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the Exchange Act.

     Section 4.25. Repurchase Agreements. With respect to any agreement, pursuant to which Penn Laurel or CSB has purchased securities subject to an agreement to resell, if any, Penn Laurel or CSB, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral equals or exceeds the amount of the debt secured thereby.

     Section 4.26. Assumability of Contracts and Leases. Except as previously disclosed, all Material Contracts between Penn Laurel or CSB, as the case may be, and any other entity or person do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Penn Laurel or CSB to the person or entity, or change or modify the provisions or terms of the leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as previously disclosed, each lease pursuant to which Penn Laurel or CSB, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of the leases, on the part of the lessee any material existing default or any event that, with notice or lapse of time, or both, would constitute a default, other than defaults that would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of Penn Laurel or CSB.

     Section 4.27. Accuracy of Representations. Penn Laurel will promptly notify Clearfield if any of the representations contained in this Article IV cease to be true and correct subsequent to the date hereof. Further, no representations made by Penn Laurel pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.


                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF CSB

     CSB represents and warrants to Clearfield, as this date, as follows:

     Section 5.1. Capital Structure of CSB. CSB is authorized to issue 150,000 shares of capital stock, par value $5.00 per share, of which 120,000 shares are outstanding and held by Penn Laurel.

     Section 5.2. Organization and Standing. CSB is a Pennsylvania chartered banking institution that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CSB has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 5.3. Authorized and Effective Agreement. The execution, delivery and performance of this Agreement and the Bank Merger Agreement have been duly and validly authorized by the Board of Directors of CSB. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which CSB is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.

     Section 5.4. Financial Institutions Bonds. Since January 1, 1991, CSB has continuously maintained in full force and effect a financial institutions bond insuring CSB against acts of dishonesty by each of its employees. Except as previously disclosed, no claim has been made under any bond, and CSB is not aware of any fact or condition presently existing that might form the basis of a claim under any bond. CSB has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same terms and at the same rate as now in effect.

     Section 5.5. Deposit Insurance. The deposits of CSB are insured by the Bank Insurance Fund, as administered by the FDIC in accordance with the FDIA and CSB has paid all assessments and filed all reports required by the FDIA.

     Section 5.6. Loans. Except as previously disclosed, each loan reflected as an asset on CSB's financial statements as of September 30, 1998, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans, and the collateral and other security therefor, and the documentation for the same, meet the requirements, rules, regulations or directives of the FDIC, or other applicable governmental authorities.

     Section 5.7. Adjustable Rate Mortgages. CSB has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

     Section 5.8. CRA Compliance. CSB has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. CSB has no knowledge of any facts or circumstances that would prevent it from receiving satisfactory ratings upon its next appropriate examination.

     Section 5.9. Loan Loss Reserve. The loan loss reserve of CSB is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the Banking Department and the FDIC. No regulatory authority requested CSB to increase the allowance for loan losses during 1998, 1997, 1996 or 1995.

     Section 5.10. Member Federal Reserve System. CSB is not a member of the Federal Reserve System.


     Section 5.11. Year 2000 Compliance. CSB is in compliance with all requirements announced or promulgated by the CSB Regulatory Agencies and by the Federal Financial Institutions Examination Council in connection with Year 2000 preparedness and compliance.

     Section 5.12. Accuracy of Representations. CSB will promptly notify Clearfield if any of the representations contained in this Article V cease to be true and correct subsequent to the date hereof. Further, no representations made by CSB pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.



                                   ARTICLE VI

                             COVENANTS OF CLEARFIELD

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), Clearfield covenants and agrees to do the following:

     Section 6.1. Conduct of Business. Except as otherwise consented to by Penn Laurel and CSB in writing, Clearfield shall:

          (a) use all reasonable efforts to carry on its business in, and only in, the Ordinary Course of Business, consistent with past practices and written policies;

          (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with Clearfield;

          (c) maintain all of Clearfield's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

          (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Clearfield;

          (e) keep in full force and effect all insurance policies now carried by Clearfield;

          (f) perform in all material respects each of Clearfield's obligations under all material agreements, contracts, instruments and other commitments to which Clearfield is a party or by which Clearfield may be bound or that relate to or affect its properties, assets and business;

          (g) maintain its books of account and other records in the Ordinary Course of Business;

          (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to Clearfield and to the conduct of its business;

          (i) not amend Clearfield's Articles of Incorporation or Bylaws;


          (j) except in the Ordinary Course of Business, not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Clearfield's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;


          (k) not take or permit to be taken any action that would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

          (l) not declare, set aside or pay any dividend or make any other distribution in respect of Clearfield Common Stock, except as provided in
     Section 6.9 of this Article VI;

          (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Clearfield Common Stock or any other equity or debt securities of Clearfield or any securities convertible into Clearfield Common Stock;


          (n) except in the Ordinary Course of Business and consistent with past practice, not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of Clearfield;


          (o) not enter into any related party transaction of the kind contemplated in Section 3.20 of Article III of this Agreement except related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features and after disclosure of such to Penn Laurel;

          (p) not change the presently outstanding number of shares or declare or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

          (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets, other than in the Ordinary Course of Business and consistent with prior practice;

          (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Clearfield or any business combination with Clearfield, other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Penn Laurel immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations are sought to be initiated with Clearfield;

          (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator;


          (u) not make (including without limitation, lines of credit and letters of credit) to any affiliate as defined in Regulation O or compromise, expand, or modify any such commitment outstanding;


          (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at September 30, 1998;

          (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

          (x) take any action that would result in any of the representations and warranties of Clearfield set forth in this Agreement becoming untrue as of any date after the date hereof;

          (y) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

          (z) not purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

          (aa) not waive, release, grant or transfer any rights of value or modify or change, in any material respect, any existing agreement to which Clearfield is a party, other than in the ordinary course of business consistent with past practice;

          (bb) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transactions contemplated by this Agreement; and

     (cc) not agree to any of the foregoing items (a) through (bb).

     Section 6.2. Best Efforts. Clearfield shall cooperate with Penn Laurel and CSB and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Clearfield shall:

          (a) cooperate with Penn Laurel and CSB in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 7.1(b) of this Agreement);

          (b) call a special or annual meeting of its shareholders and take, in good faith, all actions that are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at the meeting, including recommending the approval of this Agreement and the Bank Merger Agreement by the shareholders of Clearfield;

          (c) cooperate with Penn Laurel and CSB in making Clearfield's employees reasonably available for training prior to the Effective Date, to the extent that training is deemed reasonably necessary;

          (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by Clearfield in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC, Department of Banking, and Board of Governors of the Federal Reserve System (the "FRB"), prior to the closing of Clearfield's books of account for its fiscal year ending December 31, 1998, and for the period from that date until the Effective Date;

          (e) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable;

          (f) modify the Articles of Incorporation or Bylaws or any other documents of Clearfield as reasonably necessary to effectuate the transactions contemplated hereby; and

          (g) use its best efforts to assure that the directors of Clearfield shall have executed and delivered the Support Agreement in the form attached hereto as Exhibit B.

     Section 6.3. Access to Properties and Records. Clearfield shall give to Penn Laurel, CSB and their authorized representatives (including, without limitation, their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Clearfield as Penn Laurel or CSB may reasonably request, subject to the obligation of Penn Laurel, CSB and their authorized representatives to maintain the confidentiality of all non-public information concerning Clearfield obtained by reason of such access.

     Section 6.4. Subsequent Financial Statements. Between the date of execution of this Agreement and the Effective Date, Clearfield shall promptly prepare and deliver to Penn Laurel and CSB, as soon as practicable, all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for Clearfield, including all audit reports submitted to Clearfield by independent auditors in connection with each annual, interim or special audit of the books of Clearfield made by the accountants. In particular, without limiting the generality of the foregoing sentence, Clearfield shall deliver to Penn Laurel and CSB, as soon as practicable, a balance sheet as of December 31, 1998, and a related statement of income for the twelve (12) months then ended (which financial statements are hereinafter referred to as the "December 31, 1998 Clearfield Financial Statements"). The representations and warranties set forth in Sections 3.7, 3.8 and 3.9 of this Agreement shall apply to the December 31, 1998, Clearfield Financial Statements.

     Section 6.5. Board and Committee Minutes. Clearfield shall provide to Penn Laurel, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of the meeting.

     Section 6.6. Update Information. Clearfield shall promptly disclose to Penn Laurel and CSB, in writing, any change, addition, deletion or other modification to the information previously disclosed.

     Section 6.7. Notice. Clearfield shall promptly notify Penn Laurel and CSB, in writing, of any actions, claims, investigations, proceedings or other developments that, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Penn Laurel and CSB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or that otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of Clearfield.

     Section 6.8. Other Proposals. Clearfield shall not, nor shall it permit any officer, director, employee, agent, consultant, counsel or other representative, to directly or indirectly solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person, other than Penn Laurel, concerning the fact of, or the terms and conditions of, this Agreement, or concerning any transaction with Clearfield, or any assets or business thereof (except that Clearfield's officers may respond to inquiries from analysts, regulatory authorities and holders of Clearfield Common Stock in the Ordinary Course of Business); and Clearfield shall notify Penn Laurel immediately if any discussions or negotiations are sought to be initiated with Clearfield by any person other than Penn Laurel or if any requests for information, inquiries, proposals or communications are received from any person other than Penn Laurel

     Section 6.9. Dividends. Between the date of this Agreement and the Effective Date, Clearfield shall only declare and pay cash dividends as provided herein. Clearfield shall only pay regular quarterly cash dividends in amounts and on dates consistent with past practices.

     Section 6.10. Core Deposits. Clearfield shall use commercially reasonable efforts to maintain deposits.

     Section 6.11. Affiliate Letters. Clearfield shall deliver or cause to be delivered to Penn Laurel and CSB, at or before the Effective Date (as defined in Section 11.2 of this Agreement), a letter or agreement from each officer, director and shareholder of Clearfield who may be deemed to be an "affiliate" (as that term is defined for purposes of Commission Rules 145 and 405 under the Securities Act) of Clearfield, in form and substance satisfactory to Penn Laurel and CSB, under the terms of which each officer, director or shareholder, as the case may be, acknowledges and agrees to abide by all limitations imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Penn Laurel Common Stock to be received by the person pursuant to the terms of this Agreement.

     Section 6.12. No Purchases or Sales of Penn Laurel Common Stock During Price Determination Period. Neither Clearfield nor any executive officer or director of Clearfield nor any shareholder of Clearfield who may be deemed to be an "affiliate" (as that term is defined for purposes of Commission Rules 145 and 405 under the Securities Act) of Clearfield shall purchase or sell or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of Penn Laurel Common Stock or any options, rights or other securities convertible into shares of Penn Laurel Common Stock within 20 business days of the Effective Date.

     Section 6.13. Accounting Treatment. Clearfield acknowledges that the parties intend to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Clearfield shall not take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action that would preclude treating the business combination as a "pooling of interests" for financial reporting purposes.

     Section 6.14. Press Releases. Clearfield shall not issue any press release related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which Penn Laurel has not given its prior written consent, and shall consult with Penn Laurel as to the form and substance of other public disclosures related thereto.

     Section 6.15. Phase I Environmental Audit. Clearfield shall permit, if Penn Laurel elects to do, at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied by Clearfield on the date hereof.


                                   ARTICLE VII

                        COVENANTS OF PENN LAUREL AND CSB

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), Penn Laurel and CSB covenant and agree to do the following:

     Section 7.1. Conduct of Business. Except as otherwise consented to by Clearfield in writing, Penn Laurel and CSB shall:

          (a) use all reasonable efforts to carry on their business in, and only in, the Ordinary Course of Business, consistent with past practices and written policies;

          (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, to maintain good relationships with their employees, and to maintain their relationships with customers, suppliers and others having business dealings with Penn Laurel or CSB, as the case may be;

          (c) maintain all of Penn Laurel's and CSB's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

          (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Penn Laurel or CSB, as the case may be;

          (e) keep in full force and effect all insurance policies now carried by Penn Laurel and CSB;

          (f) perform in all material respects each of Penn Laurel's and CSB's obligations under all material agreements, contracts, instruments and other commitments to which they are a party or by which they may be bound or that relate to or affect their properties, assets and business;

          (g) maintain their books of account and other records in the Ordinary Course of Business;

          (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to Penn Laurel or CSB, as the case may be, and to the conduct of their business;

          (i) not amend their Articles of Incorporation or Bylaws;


          (j) except in the Ordinary Course of Business, not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Penn Laurel's or CSB's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;


          (k) not take or permit to be taken any action that would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

          (l) not declare, set aside or pay any dividend or make any other distribution in respect of Penn Laurel Common Stock, except as provided in
     Section 7.9 of this Article VII;

          (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Penn Laurel Common Stock or any other equity or debt securities of Penn Laurel or any securities convertible into Penn Laurel Common Stock, except pursuant to stock options previously issued or awarded prior to the date hereof;


          (n) except in the Ordinary Course of Business and consistent with past practice, not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of Penn Laurel or CSB;


          (o) not enter into any related party transaction of the kind contemplated in Section 4.20 of Article IV of this Agreement except related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features and after disclosure of such to Clearfield;

          (p) not change the presently outstanding number of shares or declare or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization, except pursuant to stock options previously issued or awarded prior to the date hereof;

          (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of their directors, officers, or other employees;

          (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets, other than in the Ordinary Course of Business and consistent with prior practice;

          (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Penn Laurel or CSB or any business combination with Penn Laurel or CSB, other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Clearfield immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations are sought to be initiated with Penn Laurel;

          (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator;


          (u) not make (including without limitation, lines of credit and letters of credit) to any affiliate as defined in Regulation O or compromise, expand, or modify any such commitment outstanding;


          (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at September 30, 1998;

          (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

          (x) take any action that would result in any of the representations and warranties of Penn Laurel or CSB set forth in this Agreement becoming untrue as of any date after the date hereof;

          (y) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

          (z) not purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

          (aa) not waive, release, grant or transfer any rights of value or modify or change, in any material respect, any existing agreement to which Penn Laurel or CSB is a party, other than in the ordinary course of business consistent with past practice;

          (bb) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transactions contemplated by this Agreement; and

          (cc) not agree to any of the foregoing items (a) through (bb).

     Section 7.2. Best Efforts. Penn Laurel and CSB shall cooperate with Clearfield and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Penn Laurel and CSB shall:

          (a) Penn Laurel and CSB shall promptly prepare and file, with the cooperation and assistance of Clearfield, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Bank Merger Agreement;

          (b) Penn Laurel shall promptly prepare, with the cooperation and assistance of Clearfield, and file with the Commission a registration statement under the Securities Act (the "Registration Statement") for the purpose of registering the shares of Penn Laurel Common Stock to be issued under the provisions of this Agreement. Penn Laurel may rely upon all information provided to it by Clearfield in this connection, and Penn Laurel shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") that is prepared as a part of the Registration Statement, if the statement is made by Penn Laurel in reliance upon any information provided to Penn Laurel by Clearfield or by its agents and representatives. Penn Laurel will advise Clearfield, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment, thereto has been filed;

          (c) Penn Laurel and CSB, with the cooperation of Clearfield, shall promptly take all actions that may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement;

          (d) Penn Laurel and CSB, with the cooperation of Clearfield, shall make the Penn Laurel and CSB, as the case may be, employees reasonably available for training prior to the Effective Date, to the extent that training is deemed reasonably necessary;

          (e) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by CSB in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC, Department of Banking, and Board of Governors of the Federal Reserve System (the "FRB"), prior to the closing of CSB's books of account for its fiscal year ending December 31, 1998, and for the period from that date until the Effective Date;

          (f) modify the Articles of Incorporation or Bylaws or any other documents of Penn Laurel and CSB reasonably necessary to effectuate the transactions contemplated hereby; and

          (g) call a special or annual meeting of Penn Laurel's shareholders and take, in good faith, all actions that are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at the meeting, including recommending the approval of this Agreement and the Bank Merger Agreement by the shareholders of Penn Laurel;

          (h) Support Agreement. Use its best efforts to assure that the directors of Penn Laurel shall have executed and delivered the Support Agreement in the form attached hereto as Exhibit C.

     Section 7.3. Access to Properties and Records. Penn Laurel and CSB shall give to Clearfield and to its authorized representatives (including without limitation Clearfield's counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Penn Laurel and CSB as Clearfield may reasonably request, subject to the obligation of Clearfield and its authorized representatives to maintain the confidentiality of all non-public information concerning Penn Laurel or CSB obtained by reason of such access.

     Section 7.4. Subsequent Financial Statements. Between the date of execution of this Agreement and the Effective Date, Penn Laurel and CSB shall promptly prepare and deliver to Clearfield, as soon as practicable, all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for Penn Laurel or CSB, including all audit reports submitted to Penn Laurel or CSB by independent auditors in connection with each annual, interim or special audit of the books of Penn Laurel or CSB made by the accountants. In particular, without limiting the generality of the foregoing sentence, Penn Laurel or CSB, as the case may be, shall deliver to Clearfield, as soon as practicable, a balance sheet as of December 31, 1998, and a related statement of income for the twelve (12) months then ended (which financial statements are hereinafter referred to as the "December 31, 1998 Penn Laurel Financial Statements"). The representations and warranties set forth in Sections 4.7, 4.8 and 4.9 of this Agreement shall apply to the December 31, 1998 Penn Laurel Financial Statements.

     Section 7.5. Board and Committee Minutes. Penn Laurel or CSB shall provide to Clearfield, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of the meeting.

     Section 7.6. Update Information. Penn Laurel and CSB shall promptly disclose to Clearfield, in writing, any change, addition, deletion or other modification to the information previously disclosed.


     Section 7.7. Notice. Penn Laurel and CSB shall promptly notify Clearfield, in writing, of any actions, claims, investigations or other developments that, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Clearfield in order to ensure the accuracy of the representations and warranties set forth in this Agreement or that otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations, or future prospects of Penn Laurel or CSB.


     Section 7.8. Other Proposals. Penn Laurel and CSB shall not, nor shall they permit any officer, director, employee, agent, consultant, counsel or other representative, to directly or indirectly solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person, other than Clearfield, concerning the fact of, or the terms and conditions of, this Agreement, or concerning any transaction with Penn Laurel or CSB, or any assets or business thereof (except that Penn Laurel's officers may respond to inquiries from analysts, regulatory authorities and holders of Penn Laurel Common Stock in the Ordinary Course of Business); and Penn Laurel or CSB, as the case may be, shall notify Clearfield immediately if any discussions or negotiations are sought to be initiated with Penn Laurel or CSB by any person other than Clearfield or if any requests for information, inquiries, proposals or communications are received from any person other than Clearfield.

     Section 7.9. Dividends. Between the date of this Agreement and the Effective Date, Penn Laurel and CSB shall only declare and pay cash dividends as provided herein. Penn Laurel and CSB shall only pay regular quarterly cash dividends in amounts and on dates consistent with past practices.

     Section 7.10. Core Deposits. CSB shall use commercially reasonable efforts to maintain deposits.

     Section 7.11. No Purchase or Sales of Penn Laurel Common Stock During Price Determination Period. Neither Penn Laurel nor any subsidiary of Penn Laurel, nor any executive officer or director of Penn Laurel or any subsidiary of Penn Laurel, nor any shareholder of Penn Laurel who may be deemed to be an "affiliate" (as that term is defined for purposes of Commission Rules 145 and 405 under the Securities Act) of Penn Laurel, shall purchase or sell, directly or indirectly, any shares of Penn Laurel Common Stock or any options, rights or other securities convertible into shares of Penn Laurel Common Stock within 20 days of the Effective Date;

provided, however, that Penn Laurel may purchase shares of Penn Laurel
Common Stock in the Ordinary Course of Business during this period pursuant to Penn Laurel's employee benefit plans or Penn Laurel's stock option plan.

     Section 7.12. Accounting Treatment. Penn Laurel and CSB acknowledge that the parties intend to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Penn Laurel and CSB shall not take (and shall use their best efforts not to permit any of their directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action that would preclude treating the business combination as a "pooling of interests" for financial reporting purposes.

     Section 7.13. Press Releases. Penn Laurel and CSB shall not issue any press release related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which Clearfield has not given its prior written consent, and shall consult with Clearfield as to the form and substance of other public disclosures related thereto.

     Section 7.14. Phase I Environmental Audit. Penn Laurel and CSB shall permit, if Clearfield elects to do, at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied by Penn Laurel or CSB on the date hereof.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     Section 8.1. Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Effective Date, except to the extent that any condition shall have been waived in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Shareholder and Regulatory Approvals. The parties hereto are not under any obligation to consummate the Agreement until receipt of approval of the FRB (or waiver thereof), of the Banking Department, of the Federal Deposit Insurance Corporation and of any other approvals that may be necessary or required by the federal or state regulators, and all conditions and waiting periods required by the approvals, if any, have been satisfied or have expired, and until receipt of any other approvals required under the Articles of Incorporation or Bylaws of Clearfield, Penn Laurel or CSB, or from the shareholders of Clearfield or Penn Laurel or CSB, as the case may be. Provided, however, that no approval shall have imposed any condition or requirement that, in the opinion of the Board of Directors of Penn Laurel or the Board of Directors of Clearfield, renders consummation of the transactions contemplated herein inadvisable.

          (b) Tax Matters. There shall have been received an opinion of counsel from Shumaker Williams, P.C., reasonably satisfactory in form and substance to Penn Laurel, CSB and Clearfield, to the effect that:

               (i) The transactions contemplated by this Agreement and by the Bank Merger Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) the Code;


               (ii) No gain or loss will be recognized by Penn Laurel or CSB or by Clearfield as a result of the reorganization;

               (iii) No gain or loss will be recognized by the shareholders of Clearfield upon receipt of Penn Laurel Common Stock in exchange for Clearfield Common Stock pursuant to the provisions of this Agreement (except in respect of cash that is received in lieu of the issuance of fractional shares of Penn Laurel Common Stock and any shareholder of Clearfield who receives payment in cash as a dissenting shareholder);

               (iv) The tax basis of the Penn Laurel Common Stock to be received by the shareholders of Clearfield pursuant to the provisions of this Agreement will be the same as the tax basis of the Clearfield Common Stock surrendered in exchange therefor;

               (v) The holding periods of the Penn Laurel Common Stock to be received by the shareholders of Clearfield pursuant to the provisions of this Agreement will include the holding periods of the Clearfield Common Stock surrendered in exchange therefor, provided that the Clearfield Common Stock is held as a capital asset on the Effective Date; and


               (vi) Clearfield as the surviving bank to the Merger, will carry-over and take into account all accounting items and tax attributes of CSB, including, but not limited, to earnings and profits, methods of accounting, and tax basis and holding periods of the assets of CSB.


          (c) Registration Statement. The Registration Statement shall have been declared effective by the Commission; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus to the shareholders of Clearfield; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering, and no stop order shall have been issued or proceedings instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.


          (d) Fairness Opinions. Each of Penn Laurel and Clearfield shall have obtained from an independent financial advisor selected by the Board of Directors of Penn Laurel or Clearfield, as the case may be, an opinion, dated as of a date no later than that of the Proxy Statement/Prospectus for the special or annual meetings of Clearfield's and Penn Laurel's shareholders, contemplated by Sections 6.2(b) and 7.2(g) respectively, of this Agreement, stating that the exchange ratio of the consideration to be received by the holders of Clearfield

     Common Stock and given by Penn Laurel, is fair from a financial point of view, to the shareholders of the respective entities.

          (e) No Suits. No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal that seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement.

          (f) Statutes; Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

          (g) Antitrust Laws. All applicable notifications, statutory and regulatory Antitrust Law requirements have been met.

          (h) Other Requirements. All other requirements prescribed by law, and the Articles of Incorporation, Bylaws and contracts of the parties hereto that are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

          (i) Dissenting Shareholders. Holders of no more than nine percent (9%) of the issued and outstanding shares of Clearfield or Penn Laurel shall have exercised their statutory appraisal or Dissenters' Rights.

     Section 8.2. Conditions Precedent to Obligations of Penn Laurel and CSB. The obligations of Penn Laurel and CSB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Effective Date, except to the extent that the condition shall have been waived by Penn Laurel and CSB in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of Clearfield, as set forth in this Agreement and the information contained in all Clearfield Closing Documents (as defined in Section 8.2(g) of this Agreement), shall be true and correct in all material respects as of the Effective Date as if made on that date (or on the date to which it relates in the case of any representation or warranty that expressly relates to an earlier date).

          (b) Covenants Performed. Clearfield shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by it.


          (c) Opinion of Counsel for Clearfield. Clearfield shall have delivered to Penn Laurel and CSB an opinion of its special counsel in form and substance reasonably satisfactory to Penn Laurel and CSB, to the effect that, as of the Effective Date:

          (i) Clearfield is a Pennsylvania chartered bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and lawful authority to own and hold its properties and to carry on its present business;

          (ii) Clearfield is an insured bank under the provisions of the FDIA;


          (iii) the authorized capital of Clearfield consists exclusively of _____ shares of common stock, par value $____ per share, of which _____ shares are validly issued, _____ shares are outstanding, fully paid and non-assessable and ___ shares are held as treasury shares; and, to the knowledge of counsel after reasonable inquiry, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell the shares granted by Clearfield, and there are no outstanding securities or other instruments of any kind convertible into the shares that have been granted by Clearfield;


          (iv) Clearfield has full corporate power and authority to execute and deliver this Agreement and the Bank Merger Agreement and to carry out the transactions contemplated herein and therein, and all corporate actions required to be taken by Clearfield to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been taken;

          (v) this Agreement and the Bank Merger Agreement have been duly executed and delivered by Clearfield and, assuming due authorization, execution and delivery by Penn Laurel and CSB, constitute valid and binding obligations of Clearfield and are enforceable against Clearfield in accordance with their terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;


          (vi) the performance of this Agreement and the Bank Merger Agreement by Clearfield will not violate the Articles of Incorporation or the Bylaws of Clearfield or, to the knowledge of counsel after reasonable inquiry, any applicable statute, rule, regulation, order, decree, directive, consent agreement, memorandum of understanding or to the knowledge of counsel, any material contract, material indenture or other material instrument to which Clearfield is a party or by which its properties are bound;


          (vii) to the knowledge of counsel after reasonable inquiry, there is no action, suit or proceeding, pending or threatened, of the kind contemplated under Section 8.1(e) of this Agreement;

          (viii) to the knowledge of counsel after reasonable inquiry, there is no action, suit or proceeding pending or threatened against Clearfield (except as previously disclosed or in counsel's opinion) that, if determined adversely to

     Clearfield, would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Clearfield;

          (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by Clearfield in connection with the consummation of the transactions contemplated in this Agreement, other than consents, approvals, authorizations and orders as have been obtained prior to the Effective Date; and

          (x) other legal matters incident to the matters contemplated hereby as may reasonably be requested by Penn Laurel and CSB.


     For purposes of Clause (viii) above, any action, suit or proceeding seeking to recover from Clearfield damages, fines, penalties or other relief having a monetary value of $50,000 or more shall be deemed to be "material." In giving the foregoing opinion, counsel may rely as to matters of fact without independent investigation, to the extent counsel deems reliance necessary, appropriate, and reasonable, provided, however, that reliance is expressly noted in the opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of Clearfield. Counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to Penn Laurel and CSB.


     The opinion of counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, the opinion may be limited to present statutes, regulations, rulings and formal agency and judicial interpretations and to facts as they presently exist; in rendering the opinion, counsel need assume no obligation to revise or supplement it should the present laws be changed by the legislative or regulatory action, judicial decision or otherwise after the opinion is rendered. Counsel may assume that any agreement is the valid and binding obligation of any parties to the agreement other than Clearfield. In giving the opinion, counsel may rely as to all matters of facts or certificates of officers or directors of Clearfield and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated. Counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania. With respect to matters involving the application of law other than the law of the Commonwealth of Pennsylvania, counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel.

     (d) Accounting Treatment. Penn Laurel, CSB and their accountants shall have established to their satisfaction that, as of the Effective Date, the transactions contemplated by this Agreement can be accounted for as a "pooling of interests" for financial reporting purposes.

          (e) Federal and State Securities and Antitrust Laws. Penn Laurel, CSB and their counsel shall have determined to their satisfaction that, as of the Effective Date, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (f) Environmental Matters. No environmental problem of the kind contemplated in Section 3.25 of Article III of this Agreement, and not previously disclosed shall have been discovered that would, or that potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Clearfield. The result of any "Phase I environmental audit" conducted pursuant to Section 6.16 with respect to owned or occupied bank premises shall be reasonably satisfactory to Penn Laurel

          (g) Closing Documents. Clearfield shall have delivered to Penn Laurel and CSB: (i) a certificate signed by Clearfield's Chairman of the Board or President and by its Secretary, or other designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of Clearfield set forth in this Agreement are true and correct in all material respects as of the Effective Date and that Clearfield has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which Clearfield is a party or by which Clearfield or any of its properties are bound; and (iii) other certificates and documents as Penn Laurel, CSB and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Clearfield Closing Documents").


          (h) Support Agreement. A majority of the Directors of Clearfield shall have executed and delivered to Penn Laurel a "Support Agreement" in the form attached hereto as Exhibit "B".


          (i) Shareholder Approval. Penn Laurel shareholders, if required, have approved and/or adopted this Agreement and the transactions contemplated thereby.

     Section 8.3. Conditions Precedent to the Obligations of Clearfield. The obligation of Clearfield to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Effective Date, except to the extent that any such condition shall have been waived by Clearfield in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of Penn Laurel and CSB, as set forth in this Agreement and in the Penn Laurel Closing Documents (as defined in Section 8.3(j) of this Agreement), shall be true and correct in all material respects as of the Effective Date as if made on that date (or on the date to which it relates in the case of any representation or warranty that expressly relates to an earlier date).

          (b) Covenants Performed. Penn Laurel and CSB shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by them.

          (c) Opinion of Counsel for Penn Laurel and CSB. Penn Laurel and CSB shall have delivered to Clearfield an opinion of its special counsel, Shumaker Williams, P.C., in form and substance reasonably satisfactory to Clearfield, to the effect that, as of the Effective Date:

          (i) Penn Laurel is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

          (ii) Penn Laurel is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business;

          (iii) CSB is a Pennsylvania chartered banking institution that is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and of the United States and has full corporate power and authority to own and hold its properties and to carry on its present business;

          (iv) Penn Laurel and CSB have full corporate power and authority to execute and deliver this Agreement and the Bank Merger Agreement and to carry out the transactions contemplated herein and therein, and all corporate actions required to be taken by Penn Laurel and CSB to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein and therein have been taken;

          (v) this Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by Penn Laurel and CSB and, assuming due authorization, execution and delivery by Clearfield, constitute valid and binding obligations of each of Penn Laurel and CSB and are enforceable against Penn Laurel in accordance with their terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

          (vi) to the knowledge of counsel, there is no action, suit, or proceeding pending or threatened against Penn Laurel or CSB (except as described in a schedule to this Agreement or in counsel's opinion) that, if determined adversely to Penn Laurel or CSB, would have a material and adverse affect upon the condition (financial or otherwise), assets, liabilities, business or operations of Penn Laurel or CSB;

          (vii) to the knowledge of counsel after reasonable investigation, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(e) of this Agreement;

          (viii) the shares of Penn Laurel Common Stock to be issued under this Agreement have been duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable;

          (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by Penn Laurel or CSB in connection with the consummation of the transactions contemplated in this Agreement, other than the consents, approvals, authorizations and orders as have been obtained prior to the Effective Date; and

          (x) other legal matters incident to the matters contemplated hereby as may reasonably be requested by Clearfield.


     For purposes of Clause (vi) above, any action, suit or proceeding seeking to recover from Penn Laurel damages, fines, penalties or other relief having a monetary value of $50,000 or more shall be deemed to be "material." In giving the foregoing opinion, counsel may rely as to matters of fact without reasonable investigation, to the extent counsel deems reliance necessary, appropriate and reasonable, provided, however, that such reliance is expressly noted in the opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of Penn Laurel and CSB. Counsel may exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to Clearfield.


     The opinion of counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, the opinion may be limited to present statutes, regulations, rulings and formal agency and judicial interpretations and to facts as they presently exist; in rendering the opinion, counsel need assume no obligation to revise or supplement it should the present laws be changed by the legislative or regulatory action, judicial decision or otherwise after the opinion is rendered. Counsel may assume that any agreement is the valid and binding obligation of any parties to the agreement other than Penn Laurel or CSB. In giving the opinion, counsel may rely as to all matters of facts or certificates of officers or directors of Penn Laurel or CSB and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated. Counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania. With respect to matters involving the application of Pennsylvania law, counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel.

          (d) Accounting Treatment. Clearfield and its accountants shall have established to its satisfaction that, as of the Effective Date, the transactions contemplated by this Agreement can be accounted for as a "pooling of interests" for financial reporting purposes.

          (e) Federal and State Securities and Antitrust Laws. Clearfield and its counsel shall have determined to their satisfaction that, as of the Effective Date, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (f) Environmental Matters. No environmental problem of the kind contemplated in Section 4.25 of Article IV of this Agreement, and not previously disclosed shall have been discovered that would, or that potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Penn Laurel or CSB, as the case may be. The result of any "Phase I environmental audit" conducted pursuant to Section 7.16 with respect to owned or occupied premises shall be reasonably satisfactory to Clearfield.

          (g) Closing Documents. Penn Laurel and CSB shall have delivered to
     Clearfield: (i) a certificate from each of Penn Laurel and CSB signed by its President and by its Secretary, or other designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of Penn Laurel or CSB, as the case may be, set forth in this Agreement are true and correct in all material respects as of the Effective Date and that Penn Laurel or CSB, as the case may be, has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which Penn Laurel or CSB, as the case may be, is a party or by which Penn Laurel or CSB or any of its properties are bound; and (iii) other certificates and documents as Clearfield and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Penn Laurel Closing Documents").


          (h) Support Agreement. A majority of the Directors of Penn Laurel shall have executed and delivered to Clearfield a "Support Agreement" in the form attached hereto as Exhibit "C".

          (i) Shareholder Approval. Clearfield's shareholders shall have approved and/or adopted this Agreement and the transactions contemplated hereunder.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time before the Effective Date (whether before or after authorization, approval and adoption by the shareholders) as follows:

          (a) Mutual Consent. This Agreement may be terminated by mutual consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of Clearfield and Penn Laurel, followed by written notices given to each of the other parties.


          (b) Unilateral Action by Penn Laurel and CSB. This Agreement may be terminated unilaterally by the affirmative vote of a majority of the Board of Directors of Penn Laurel, followed by written notice given to Clearfield, if: (i) there has been a material breach by Clearfield of any representation, warranty or covenant set forth in this Agreement and the breach has not been cured within thirty (30) days after written notice of the breach has been given by Penn Laurel to Clearfield; or (ii) any condition precedent to Penn Laurel's and CSB's obligations, as set forth in
     Article VIII of this Agreement, remains unsatisfied, through no fault of Penn Laurel or CSB, on October 31, 1999.


          (c) Unilateral Action By Clearfield. This Agreement may be terminated unilaterally by the affirmative vote of a majority of the Board of Directors of Clearfield, followed by written notice given to Penn Laurel and CSB, if: (i) there has been a material breach by Penn Laurel or CSB of any representation, warranty or covenant set forth in this Agreement and the breach has not been cured within thirty (30) days after written notice of the breach has been given to Penn Laurel and CSB; or (ii) any condition precedent to Clearfield's obligations as set forth in Article VIII of this Agreement remains unsatisfied, through no fault of Clearfield, on October 31, 1999.

          (d) Automatic Termination. If, for any reason, this transaction shall not have been consummated by October 31, 1999, this Agreement shall terminate automatically as of that date unless extended, in writing, prior thereto.

     Section 9.2. Effect of Termination.

          (a) Effect. In the event of termination, this Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 9.2(b) and 9.2(c) of this Agreement shall survive the termination.

          (b) Limited Liability. The termination of this Agreement in accordance with the terms of Section 9.1 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that, if this Agreement is terminated by Penn Laurel and CSB by reason of a material breach by Clearfield, or, if this Agreement is terminated by Clearfield by reason of a material breach by Penn Laurel or CSB, and the breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the non-breaching party or parties for all costs and expenses reasonably incurred by the non-breaching party or parties in connection with the preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

          (c) Confidentiality. In the event of the termination of this Agreement, the parties shall not use or disclose to any other person any confidential information obtained by them during the course of their investigation of the other party or parties.

     Section 9.3. Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Date (whether before or after authorization, approval and adoption by the shareholders of Penn Laurel or Clearfield) by a written instrument duly authorized, executed and delivered by Penn Laurel and CSB and by Clearfield; provided, however, that any amendment to the provisions of Article II of this Agreement relating to the consideration to be received by the shareholders of Clearfield in exchange for their shares of Clearfield Common Stock shall not take effect until the amendment has been approved, adopted or ratified by the shareholders of Clearfield and Penn Laurel in accordance with applicable federal and state law.

     Section 9.4. Waiver. Any term or condition of this Agreement may be waived, to the extent permitted by law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after authorization, approval and adoption by the shareholders of Clearfield) by a written instrument duly authorized, executed and delivered by the party or parties.


                                    ARTICLE X

                        RIGHTS OF DISSENTING SHAREHOLDERS

     Section 10.1. Rights of Dissenting Shareholders. The shareholders of Clearfield and Penn Laurel shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of applicable law.


                                   ARTICLE XI

                           CLOSING AND EFFECTIVE DATE


     Section 11.1. Closing. Provided that all conditions precedent set forth in
Article VIII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 9.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of Penn Laurel at 434 State Street, Curwensville, Pennsylvania, or another mutually agreed upon location, within thirty (30) days after the last to occur of the: (1) receipt of all required regulatory approvals and after the expiration of all applicable waiting periods;
(2) approval by the Clearfield and Penn Laurel shareholders, respectively at which time the parties shall deliver the Clearfield Closing Documents, the Penn Laurel/CSB Closing Documents, and other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 11.2. Effective Date. The Merger shall become effective and this Agreement and the Bank Merger Agreement shall be consummated on the date upon which Articles of Merger shall be filed with the Pennsylvania Department of State, or such later date as shall be specified as the Effective Date in the Articles of Merger pursuant to the mutual agreement of Penn Laurel, CSB and Clearfield and in accordance with the Pennsylvania Banking Code (the "Effective Date"). At the Effective Date, CSB shall cease to exist as a separate banking institution, and Clearfield shall become the surviving institution in the Merger with the name Penn Laurel Bank & Trust.


                                   ARTICLE XII

                  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 12.1. No Survival. The representations and warranties of Clearfield and of Penn Laurel and CSB set forth in this Agreement shall expire and be terminated on the Effective Date upon consummation of the transactions contemplated by this Agreement, and no such representation or warranty shall thereafter survive.


                                  ARTICLE XIII

                             POST-MERGER AGREEMENTS


     Section 13.1. Employees.


          (a) Immediately after the Effective Date, Penn Laurel Bank & Trust shall employ all of the Clearfield employees and all of the CSB employees who are in good standing, actively at work, and employed by Clearfield and CSB, respectively, as of the Effective Date on such terms as the resulting Board of Directors shall approve. It is understood and agreed by the parties to this Agreement that this Section 13.1(a) shall not create any implied or express rights of employment to any employee.


          (b) After the Effective Date, all benefit, health, welfare and insurance plans of the resulting bank will be agreed upon and/or revised, modified, amended or supplemented only with the approval of the resulting Board of Directors or as otherwise required by law.


     Section 13.2. Officers. Immediately after the Effective Date, William L. Bertram shall be appointed and employed as the Chairman of the Board of Directors of Penn Laurel and of Penn Laurel Bank & Trust for a term of two years; Larry W. Brubaker shall be appointed and employed as the President and Chief Executive Officer of Penn Laurel and of Penn Laurel Bank & Trust for a term of three years, and Wesley M. Weymers and Sherwood C. Moody shall each be appointed and employed as an Executive Vice President of Penn Laurel and of Penn Laurel Bank & Trust, for a term of three years. Each of the above named executives (the "Executives") shall be employed pursuant to an employment agreement that is mutually agreeable to the parties hereof and the Executives, respectively. Such agreements shall be subject to the appoval of, and executed by the parties and each of the Executives, respectively, within 90 days of the date hereof, but no later than prior to the Effective Date.


     Section 13.3. Board Appointments.



     a. Immediately after the Effective Date, the Board of Directors of Penn Laurel and Penn Laurel Bank & Trust, shall consist of all persons who were members of the Board of Directors of Penn Laurel and Clearfield on the date hereof, with the addition of Mr. Wesley M. Weymers, to each respective Board of Directors. After the Effective Date, each Director of Penn Laurel and Clearfield shall serve on the Board of Directors of Penn Laurel , as Penn Laurel Bank & Trust, in the Class of Director that they currently serve of their respective companies' Board of Directors.

     b. Prior to the Effective Date, Penn Laurel, CSB and Clearfield shall each amend, if necessary, their respective bylaws so that the retirement age for director service shall be 72, or the end of a Directors' term if during said term, he or she shall have attained the age of 72. Any director who is currently grandfathered from any director service age restriction of either Penn Laurel, CSB or Clearfield shall continue to be grandfathered. The number of directors serving as directors of Penn Laurel and Penn Laurel Bank & Trust shall only be reduced as a result of attrition, i.e., death, resignation, non-grandfathered age restrictions or regulatory action.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

     Section 14.1. Expenses. Except as provided in Section 9.2(b) of this Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein except for such expenses as have been mutually agreed upon, i.e., preparation of all documentation. For purposes of this Section 14.1, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of Penn Laurel and Clearfield.

     Section 14.2 Access; Confidentiality. The parties hereby agree to conduct the investigations and discussions contemplated by Section 6.3 and Section 7.2 of this Agreement in a manner that will not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives, during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent the information becomes public through no fault of the party that has obtained the information or any of its respective representatives or agents and except to the extent disclosure of such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where disclosure is so legally required.

     Section 14.3. Notices. All notices, claims, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by facsimile machine (but only if receipt is acknowledged in writing), mailed by registered or certified mail, return receipt requested or sent by recognized overnight delivery service guaranteeing next day delivery addressed as follows:

          (a)   If to Penn Laurel Financial Corp. and/or CSB to:

                         Penn Laurel Financial Corp.
                         427 State Street
                         Curwensville, Pennsylvania 16833
                         Attention:

                With a copy to:


                         Shumaker Williams, P.C.
                         3425 Simpson Ferry Road
                         Camp Hill, Pennsylvania  17011
                         Attention: Nicholas Bybel, Jr.


          (b)   If to Clearfield Bank & Trust Company to:

                         Clearfield Bank & Trust Company
                         11 North Second Street
                         Clearfield, Pennsylvania 16830
                         Attention:

                With a copy to:

                         Tucker Arensberg, P.C.
                         1500 One PPG Place
                         Pittsburgh, Pennsylvania 15222
                         Attention: William T. Harvey

     Section 14.4. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 14.5. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all the counterparts together shall be deemed to be one and the same instrument.

     Section 14.6. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of the provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 14.7. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights and obligations of any party under this Agreement may not be assigned or delegated by that party without the prior written consent of each other party.

     Section 14.8. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.

     Section 14.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal laws of the Commonwealth of Pennsylvania, without regard to the conflict laws principles thereof.

     IN WITNESS WHEREOF, intending to be legally bound hereby, this Agreement is executed as of the day and year first above written.


ATTEST:                                    PENN LAUREL FINANCIAL CORP.



By: /s/ Janice E. Kephart                  By: /s/ Larry W. Brubaker
   -------------------------------             -----------------------------




[CORPORATE SEAL]


ATTEST:                                    CSB BANK



By: /s/ Janice E. Kephart                  By: /s/ Larry W. Brubaker
   -------------------------------             -----------------------------




[BANK SEAL]



ATTEST:                                    CLEARFIELD BANK & TRUST COMPANY



By: /s/ William A. Shiner                  By: /s/ Sherwood C. Moody
   -------------------------------             -----------------------------




[BANK SEAL]

                          AGREEMENT AND PLAN OF MERGER
                                       of
                         CLEARFIELD BANK & TRUST COMPANY
                                       and
                                    CSB BANK


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is dated as of December 31, 1998, by and between CSB BANK ("CSB"), a Pennsylvania chartered bank, having its principal office at 434 State Street, Curwensville, Pennsylvania 16833, and CLEARFIELD BANK & TRUST COMPANY ("Clearfield"), a Pennsylvania chartered bank and trust company, having its principal office at 11 North Second Street, Clearfield, Pennsylvania 16830 (the two parties being sometimes collectively referred to as the "Constituent Banks") each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors.

                                   BACKGROUND:

     WHEREAS, Clearfield and CSB are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") that provides, among other things, for the execution of the Merger Agreement and the merger of Clearfield and CSB (the "Merger") in accordance with the terms and conditions set forth therein and herein; and

     WHEREAS, the respective Boards of Directors of Clearfield and CSB deem the Merger of Clearfield and CSB in accordance with the Reorganization Agreement and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the Constituent Banks and their respective shareholders; and

     WHEREAS, the respective Boards of Directors of Clearfield and CSB have adopted resolutions approving and adopting this Merger Agreement, and the respective Boards of Directors of CSB, Penn Laurel Financial Corp., a Pennsylvania corporation and parent of CSB ("Penn Laurel") and Clearfield have adopted resolutions approving and adopting the Reorganization Agreement, and the Boards of Directors of Clearfield and CSB have directed that this Merger Agreement be submitted to their respective shareholders;

     WHEREAS, the approval of this Merger Agreement and the Reorganization Agreement requires the approval of the shareholders of the Constituent Banks, as required by applicable laws and by each party's Articles of Incorporation and Bylaws;

     WHEREAS, one hundred percent (100%) of the outstanding shares of capital stock of CSB (the "CSB Common Stock") are held by its sole shareholder, Penn Laurel;

     NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Merger, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Merger. Subject to the terms and conditions of this Merger Agreement and the Reorganization Agreement, and in accordance with the laws of the Commonwealth of Pennsylvania, on the Effective Date (as defined in Section 11.2 of the Reorganization Agreement, and referred to herein as the "Effective Date"), CSB shall be merged with and into Clearfield pursuant to the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), and Clearfield shall be the surviving institution. On the Effective Date, the separate existence of CSB shall cease, and Clearfield shall be the surviving institution (the "Surviving Institution"), the principal and branch offices of CSB shall become authorized offices of Clearfield; and all the property (real, personal and mixed), rights, powers, duties, and obligations of Clearfield and CSB shall be taken and deemed to be transferred to and vested in the Surviving Institution, without further act or deed, as provided by applicable laws and regulations.

     2. Name. The name of the Surviving Institution shall be "Penn Laurel Bank & Trust Company," and the location of its principal office shall be 11 North Second Street, Clearfield, Pennsylvania 16830.

     3. Articles of Incorporation. The Articles of Incorporation of Clearfield as in effect immediately prior to the Effective Date, as may be amended in furtherance of the Reorganization Agreement and the Merger Agreement at the Effective Date, shall be the Articles of Incorporation of the Surviving Institution, until amended in accordance with applicable law.

     4. Bylaws. The Bylaws of CSB as in effect immediately prior to the Effective Date, as may be amended in furtherance of the Reorganization Agreement and the Merger Agreement, at the Effective Date, shall be the Bylaws of the Surviving Institution, until amended in accordance with applicable law.

     5. Conversion of Shares. The manner and basis of converting shares of common stock of the Constituent Banks shall be as follows:

          5.1 Conversion of Clearfield Common Stock. On the Effective Date, the shares of Clearfield Common Stock then outstanding and eligible for conversion under Article II of the Reorganization Agreement shall be converted into the right to receive shares of common stock of Penn Laurel, par value $5.00 per share (the "Penn Laurel Common Stock") in accordance with the terms of and as provided in Section 2.1(a) of the Reorganization Agreement.

          5.2 Stock of CSB. The shares of CSB Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of common stock of the Surviving Institution. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of CSB Common Stock, shall evidence ownership of shares of such common stock of the Surviving Institution.

     6. Surrender and Exchange of Clearfield Certificates. On the Effective Date, the outstanding shares of Clearfield Common Stock shall be exchanged for and shall become the right to receive shares of Penn Laurel Common Stock in accordance with and as provided for in Section 2.2 of the Reorganization Agreement.

     7. Effect of Merger. On the Effective Date, the Surviving Institution shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Banking Code. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Institution may be substituted in its place.

     8. Continuation of Business. The Surviving Institution shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Institution shall be a bank and trust company organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. The branch offices of the Surviving Institution shall consist of CSB's and Clearfield's present branch offices and any other branch office or offices that CSB and Clearfield may be authorized to have as of the Effective Date. The headquarters of the Surviving Institution shall be at 11 North Second Street, Clearfield, Pennsylvania 16830.

     9. Board of Directors and Officers. The Directors of CSB and of Clearfield as in effect immediately prior to the Effective Date shall be the Directors of the Surviving Institution, until such time as their successors have been elected, qualified, or appointed. Each director shall serve in the Class of Director that he or she currently serves, provided, however, that all classes of Directors shall be as equal as possible. The Officers of the Surviving Institution shall be as follows:

          William L. Bertram                          Chairman of the Board
          Larry W. Brubaker                           President
          Sherwood C.  Moody                          Executive Vice President
          Wesley M. Wymers                            Executive Vice President

The officers of the Surviving Institution shall serve until their successors are appointed.

     10. Dissenters' Rights of Clearfield's Shareholders. The rights and remedies of a dissenting shareholder under the Banking Code and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.1571, et seq.), shall be afforded to any holder of Clearfield Common Stock who objects to this Merger and who takes the necessary steps to perfect the rights of a dissenting shareholder, to the extent required under such laws.

     11. Effective Date of the Merger. The Effective Date of the Merger shall be as defined and provided for in Section 11.2 of the Reorganization Agreement.

     12. Further Assurances. If at any time the Surviving Institution shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Institution title to any property or rights of Clearfield or CSB, or otherwise carry out the provisions hereof, the proper officers and directors of Clearfield or CSB, as of the Effective Date, on behalf of Clearfield or CSB, respectively, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Institution and otherwise carry out the provisions hereof.

     13. Shareholder Approval. This Merger Agreement shall be approved and adopted by the affirmative vote of the shareholders of each Constituent Bank as required by applicable law and by the Constituent Banks' Articles of Incorporation and Bylaws.

     14. Termination and Amendment. Notwithstanding prior approval by the respective shareholders of Clearfield and CSB, this Merger Agreement shall be terminated and the Merger shall be abandoned in the event that, prior to the Effective Date, the Reorganization Agreement is terminated, as provided therein. If there is such termination after the delivery of Articles of Merger to the Pennsylvania Department of State, the parties shall execute and file with the Pennsylvania Department of State, prior to the Effective Date, a statement of termination, pursuant to Section 1902 of the Pennsylvania Business Corporation Law of 1988, as amended. Notwithstanding prior approval by the shareholders of Clearfield and CSB, this Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section 9.3 of the Reorganization Agreement.

     15. Counterparts; Headings. This Merger Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, by their officers thereunto duly authorized, have executed this Merger Agreement as of the day and year first above written.


ATTEST:                               CLEARFIELD BANK & TRUST COMPANY


By: /s/ William A. Shiner             By: /s/ Sherwood C. Moody
    --------------------------            --------------------------
                                          President & CEO


[BANK SEAL]


ATTEST:                               CSB BANK


By: /s/ Janice E. Kephart             By: /s/ Larry W. Brubaker
    ---------------------------           ---------------------------


[BANK SEAL]

                               INVESTMENT AGREEMENT


     THIS AGREEMENT dated as of December 31, 1998, between Clearfield Bank & Trust Company ("Clearfield") and Penn Laurel Financial Corp. ("Penn Laurel")

                                   BACKGROUND

     WHEREAS, Clearfield and Penn Laurel have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Reorganization Agreement"); and

     WHEREAS, as a condition to Clearfield's entry into the Reorganization Agreement and in consideration of such entry, Penn Laurel has agreed to issue to Clearfield, on the terms and conditions set forth herein, warrants entitling Clearfield to purchase up to an aggregate of 20,815 shares (the "Shares") of the capital stock of Penn Laurel, par value $5.00 per share (the "Penn Laurel Common Stock");

     NOW, THEREFORE, in consideration of the execution of the Reorganization Agreement and the agreements herein contained, Clearfield and Penn Laurel, intending to be legally bound hereby, agree as follows:

     1. Concurrently with the execution of the Reorganization Agreement and this Agreement, Penn Laurel shall issue to Clearfield a warrant or warrants in the form of Attachment A hereto (the "Warrant", which term as used herein shall include any warrants issued upon transfer or exchange of the original Warrant or pursuant to Paragraph 4 of this Agreement) to purchase up to 20,815 shares of Penn Laurel Common Stock. Each Warrant shall be exercisable at a price of $44.00 per share, subject to adjustment as therein provided (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, Penn Laurel shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Penn Laurel Common Stock as may be necessary so that the Warrant may be exercised without additional authorization of Penn Laurel Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Penn Laurel Common Stock outstanding at the time. Penn Laurel represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Warrant and covenants that the Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. The Warrant and the Shares are hereinafter collectively referred to, from time to time, as the "Securities."

     So long as the Warrant is owned by Clearfield, in no event shall Clearfield exercise the Warrant for a number of shares of Penn Laurel Common Stock which, when added to the number of shares of Penn Laurel Common Stock owned or controlled by Clearfield (otherwise than in a fiduciary capacity) would result in Clearfield owning or controlling (otherwise than in a fiduciary capacity) more than 6% of the shares of Penn Laurel Common Stock issued and outstanding immediately after giving effect to the exercise.

     2. Subject to the terms and conditions hereof, Clearfield may exercise or sell the Warrant, in whole or in part, upon: (i) a willful breach of the Reorganization Agreement by Penn Laurel that would permit termination of the Reorganization Agreement by Clearfield; (ii) the failure of Penn Laurel's shareholders to approve the Reorganization Agreement at a meeting called for such purpose after the announcement by any person (other than Clearfield) of an offer or proposal to acquire 15% or more of Penn Laurel Common Stock, or to acquire, merge or consolidate with Penn Laurel or to purchase or acquire all or substantially all of Penn Laurel's assets; (iii) the acquisition by any person (other than Clearfield) of beneficial ownership of 15% or more of Penn Laurel Common Stock exclusive of shares of Penn Laurel Common Stock sold directly or indirectly to such person by Clearfield; (iv) any person (other than Clearfield) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Penn Laurel so that, upon consummation of the offer, the person would own, control or have the right to acquire 15% or more of Penn Laurel Common Stock (before giving effect to any exercise of the Warrant); or (v) Penn Laurel shall have entered into an agreement or other understanding with a person (other than Clearfield) for that person to acquire, merge or consolidate with Penn Laurel or to purchase or acquire all or substantially all of Penn Laurel's assets. Clearfield's right to exercise the Warrant shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Warrant as provided in Paragraph 10 thereof. As used in this Paragraph 2, "person" and "beneficial ownership" shall have the same meanings as set forth in the Warrant. Notwithstanding the foregoing, Penn Laurel shall not be obligated to issue Shares upon exercise of the Warrant (i) in the absence of any required governmental or regulatory approval or consent necessary for Penn Laurel to issue the Shares or for Clearfield to exercise the Warrant or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect that prohibits the sale or delivery of the Shares. Any sale of the Warrant, in whole or in part, or any sale of the Shares by Clearfield, other than a sale to a majority-owned subsidiary of Clearfield, shall be subject to the right of first refusal of Penn Laurel (or any assignee or assignees of Penn Laurel the identity of whom has been given to Clearfield prior to the date thereof) at a price equal to the written offer price that Clearfield receives from a third party (other than a majority-owned subsidiary of Clearfield) and intends to accept. The right of first refusal shall terminate 15 days after notice of Clearfield's intention to sell has been delivered to Penn Laurel. If an offer is made for a consideration that, in whole or in part, consists of other than cash, the value of the non-cash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by Clearfield and Penn Laurel, and the determination shall in no event be made later than the fifth day after notice of Clearfield's intention to sell has been delivered to Penn Laurel. In the event of the failure or refusal of Penn Laurel to purchase the Warrant or all the Shares covered by Clearfield's notice to sell, Clearfield may, within 30 days from the date of the notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within five days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of the portion of the Warrant or the Shares covered by the notice to the proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

     3. Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of this Paragraph 3 occurs, the Holder, as defined in the Warrant (which shall include a former Holder) who has exercised the Warrant, in whole or in part, shall have the right to require Penn Laurel to redeem some or all of the Shares at a redemption price per share (the "Redemption Price") equal to the highest of (i) 110% of the Exercise
Price, (ii) the highest price paid or agreed to be paid for any share of Penn Laurel Common Stock by an Acquiring Person (as defined in the Warrant) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under the third paragraph of this Paragraph 3 (as appropriately adjusted to reflect any of the events described in Paragraph 7(A) of the Warrant) and (iii) in the event of a sale of all or substantially all of Penn Laurel's assets, (x) the sum of the price paid in the sale for the assets and the current market value of the remaining assets of Penn Laurel as determined by a recognized investment banking firm selected by the Holder, divided by (y) the number of shares of Penn Laurel Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of the securities or assets shall be their then current market value, as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Penn Laurel to redeem some or all of the Shares under this Paragraph 3 shall expire on the close of business on the 180th day following the occurrence of any event described in the second paragraph of this Paragraph 3.

     The redemption rights provided in this Paragraph 3 shall become exercisable upon the occurrence of any of the following events: (i) the acquisition by any person (other than Clearfield or any subsidiary of Clearfield) of beneficial ownership of 50% or more of the Penn Laurel Common Stock (before giving effect to any exercise of the Warrant) exclusive of shares of Penn Laurel Common Stock sold directly or indirectly to the person by Clearfield or (ii) a transaction of the type specified in Paragraph 2(v) shall have been consummated. As used in this Paragraph 3 "person" and "beneficial ownership" shall have the same meanings as in the Warrant.

     The Holder may exercise its right to require Penn Laurel to redeem some or all of the Shares pursuant to this Paragraph 3 by surrendering for that purpose to Penn Laurel, at its principal office, within the time period specified in the preceding paragraph, a certificate or certificates representing the number of Shares to be redeemed accompanied by a written notice stating that the Holder elects to require Penn Laurel to redeem all or a specified number of the Shares in accordance with the provisions of this Paragraph 3. As promptly as practicable, and in any event within 10 business days after the surrender of the certificates and the receipt of the notice relating thereto, Penn Laurel shall deliver or cause to be delivered to the Holder the applicable Redemption Price for the Shares which it is not then prohibited under applicable law or regulation from redeeming, and, if the Holder has given Penn Laurel notice that less than the full number of Shares evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of Shares evidenced by the surrendered certificate or certificates, less the number of Shares redeemed. To the extent that Penn Laurel is prohibited under applicable law or regulation, or by judicial or administrative action, from redeeming all of the Shares as to which the Holder has given notice to redeem hereunder, Penn Laurel shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the applicable Redemption Price for the number of the Shares as it is not prohibited from redeeming within 10 business days after the date on which Penn Laurel is no longer so prohibited; provided, however, that, at the option of Clearfield, at any time after receipt of the notice from Penn Laurel, Penn Laurel shall deliver to the Holder a certificate for the number of the Shares that it is then prohibited from redeeming, or, at the Holder's option, all the Shares, and Penn Laurel shall have no further obligation to redeem the Shares.

     4. In the event that Penn Laurel issues any additional Shares of Penn Laurel Common Stock pursuant to outstanding stock options after the date of this Agreement, Penn Laurel shall issue additional warrants to Clearfield, so that, after the issuance, the number of Shares of Penn Laurel Common Stock subject to all warrants hereunder, together with any shares of Penn Laurel Common Stock previously issued pursuant hereto, equals 6% of the shares of Penn Laurel Common Stock then issued and outstanding. The additional warrants shall be identical to the Warrant.

     5. Penn Laurel will not enter into any transaction described in (a), (b) or
(c) of Paragraph 6(A) of the Warrant unless the Acquiring Entity (as defined in the Warrant) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of Penn Laurel hereunder.

     6. If Clearfield acquires Shares and, during the period ending on the later of (i) one year after the date of the acquisition or (ii) December 31, 1999, the merger contemplated by the Reorganization Agreement has not been completed, then, during the thirty-day period commencing at the expiration of the period, Penn Laurel shall have the right to repurchase all (but not less than all) of the Shares of Penn Laurel Common Stock so acquired by Clearfield and held by Clearfield at the time of the repurchase at a price equal to the sum of (a)(i) the greater of the current market price or the Exercise Price paid for the Shares, multiplied by (ii) the number of the Shares so acquired, plus (b) Clearfield's after-tax carrying cost. For the purposes of this calculation, the "current market price" shall mean the average of the closing bid and asked prices for Penn Laurel Common Stock for the most recent 5 trading days immediately preceding the repurchase on which one or more trades of Penn Laurel Common Stock occurred, as quoted by one or more market makers then making a market in Penn Laurel Common Stock, and Clearfield's pre-tax carrying cost shall be equal to interest on the Exercise Price paid for the Shares so purchased from the date of purchase at the prime rate of interest established by Mellon Bank, received on the Shares so purchased.

     7. To the extent that Clearfield acquires Shares, and until Penn Laurel's rights (if any) to redeem the Shares pursuant to Paragraph 6 of this Agreement have expired, Clearfield agrees to vote the Shares in accordance with the recommendation of the Board of Directors of Penn Laurel, so long as at least a majority of the Board of Directors is the same as on the date hereof, except as to voting in connection with mergers, acquisitions, liquidations or sales or other dispositions of assets involving Penn Laurel, in which instance none of the restrictions shall apply, provided, however, that the covenant contained in this Paragraph 7 shall not apply to any holder other than Clearfield or one of its subsidiaries.

     8. Without limiting the foregoing or any remedies available to Clearfield, it is specifically acknowledged that Clearfield would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

[BANK SEAL]

ATTEST:                               PENN LAUREL FINANCIAL CORP.



By: /s/ Janice E. Kephart             By: /s/ Larry W. Brubaker
    ---------------------------           ---------------------------



[CORPORATE SEAL]

ATTEST:                               CLEARFIELD BANK & TRUST COMPANY


By: /s/ William A. Shiner             By: /s/ Sherwood C. Moody
    --------------------------            --------------------------
                                          President & CEO

                                                                    ATTACHMENT A


                                     WARRANT

                       to Purchase up to 20,815 Shares of
                                  Common Stock
                                       of
                           Penn Laurel Financial Corp.


     This is to certify that, for value received, Clearfield Financial Corp. ("Clearfield") or any permitted transferee (Clearfield or the transferee hereinafter the "Holder") is entitled to purchase, subject to the provisions of this Warrant and of the Agreement (as hereinafter defined), from Penn Laurel Financial Corp. ("Penn Laurel"), at any time on or after the date hereof, an aggregate of up to 20,815 fully paid and nonassessable shares of capital stock, par value $5.00 per share of Penn Laurel (the "Penn Laurel Common Stock") at a price per share equal to $44.00, subject to adjustment as herein provided (the "Exercise Price").

     1. Exercise of Warrant. Subject to the provisions hereof and the limitations set forth in Paragraph 2 of the Investment Agreement dated as of December 31, 1998, by and between Clearfield and Penn Laurel (the "Agreement") executed and delivered in connection with the Agreement and Plan of Reorganization dated as of December 31, 1998, to which Clearfield and Penn Laurel are parties (the "Reorganization Agreement"), this Warrant may be exercised at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to Penn Laurel at its principal office, accompanied by (i) a written notice of exercise, (ii) payment to Penn Laurel, for the account of Penn Laurel, of the Exercise Price for the number of shares of Penn Laurel Common Stock specified in the notice and
(iii) a certificate of the Holder specifying the event or events that have occurred that entitle the Holder to exercise the Warrant. The Exercise Price for the number of shares of Penn Laurel Common Stock specified in the notice shall be payable in immediately available funds. This Warrant may not be exercised in part for less than 10,000 shares, except (i) for an initial exercise resulting in ownership of approximately 5% of the outstanding shares of Penn Laurel
Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Warrant becomes exercisable for less than 10,000 shares, the remaining shares for which it is then exercisable.

     Upon the presentation and surrender, Penn Laurel shall issue promptly (and within 5 business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Penn Laurel Common Stock to which the Holder is entitled hereunder.

     If this Warrant should be exercised in part only, Penn Laurel shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Penn Laurel Common Stock purchasable hereunder. Upon receipt by Penn Laurel of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Penn Laurel Common Stock issuable upon the exercise, notwithstanding that the stock transfer books of Penn Laurel may then be closed or that certificates representing the shares of Penn Laurel Common Stock shall not then be actually delivered to the Holder. Penn Laurel shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

     2. Reservation of Shares; Preservation of Rights of Holder. Penn Laurel shall at all times while this Warrant is outstanding and unexercised maintain and reserve, free from preemptive rights, the number of authorized but unissued or treasury shares of Penn Laurel Common Stock as may be necessary so that this Warrant may be exercised without additional authorization of Penn Laurel Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Penn Laurel Common Stock at the time outstanding. Penn Laurel further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by Penn Laurel, (ii) that it will use its best efforts to take all action (including (A) complying with all notification, reporting and waiting period requirements specified in the Pennsylvania Banking Code of 1965, as amended, and the regulations promulgated thereunder and (B) in the event that under the Bank Holding Company Act of 1956 or the Change in Bank Control Act or any other law, prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation ("FDIC"),the Pennsylvania Department of Banking or any other regulatory agency is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all the applications and providing the information to the Board as the agency may require) in order to permit the Holder to exercise this Warrant and Penn Laurel duly and effectively to issue shares of Penn Laurel Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3. Fractional Shares. Penn Laurel shall not be required to issue fractional shares of Penn Laurel Common Stock upon exercise of this Warrant but shall pay for the fraction of a share in cash or by certified or official bank check at the Exercise Price.

     4. Exchange, Transfer or Loss of Warrant. This Warrant is exchangeable or, subject to Paragraph 2 of the Investment Agreement, transferable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Penn Laurel for other Warrants of different denominations entitling the Holder to purchase, in the aggregate, the same number of shares of Penn Laurel Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants for which this Warrant may be exchanged. Upon receipt by Penn Laurel of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Penn Laurel will execute and deliver a new Warrant of like tenor and date.

     This Warrant may not be exercised or sold except in accordance with the terms of the Agreement.

     5. Redemption.

          (A) Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of Paragraph 3 of the Agreement occurs, the Holder shall have the right to require Penn Laurel to redeem this Warrant at a redemption price (the "Redemption Amount") equal to the highest of (i) the number of shares of Penn Laurel Common Stock for which this Warrant is then exercisable (the "Conversion Number") multiplied by the Exercise Price multiplied by 110%, (ii) (x) the highest price paid or agreed to be paid for any share of Penn Laurel Common Stock by the Acquiring Person (as hereinafter defined) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under Paragraph 5(B)(the price to be appropriately adjusted to reflect the effect of any of the events described in Paragraph 7(A) hereof), less the Exercise Price, multiplied by (y) the Conversion Number, and (iii) in the event of the sale of all or substantially all of the assets of Penn Laurel, the Conversion Number multiplied by (x)(I) the sum of (a) the price paid for the assets, (b) the current market value of the remaining assets of Penn Laurel, as determined by a recognized investment banking firm selected by the Holder, and (c) the Exercise Price multiplied by the Conversion Number, divided by (II) the sum of the number of shares of Penn Laurel Common Stock then outstanding and the Conversion Number, less (y) the Exercise Price. If, for the purpose of this calculation or calculating the Assigned Value (as hereinafter described), the price paid consists in whole or in part of securities or assets other than cash, the value of the securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Penn Laurel to redeem this Warrant under this Paragraph 5 shall expire at the close of business on the 180th day following the occurrence of any event described in the second paragraph of Paragraph 3 of the Agreement.

          (B) The Holder of this Warrant may exercise its right to require Penn Laurel to redeem this Warrant pursuant to this Paragraph 5 by surrendering for the purpose to Penn Laurel, at its principal office, within the period specified above, this Warrant accompanied by a written notice stating that the Holder elects to require Penn Laurel to redeem this Warrant in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within 10 business days after the surrender of this Warrant and the receipt of the notice relating thereto, Penn Laurel shall deliver or cause to be delivered to the Holder the Redemption Amount therefor or the portion thereof that it is not then prohibited under applicable law and regulation from delivering to the Holder.

          To the extent that Penn Laurel is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from redeeming this Warrant in full, Penn Laurel shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the portion of the Redemption Amount that it is no longer prohibited from delivering to the Holder within 10 business days after the date on which Penn Laurel is no longer so prohibited; provided, however, that, at the option of the Holder, at any time after receipt of the notice, Penn Laurel shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase that number of shares of Penn Laurel Common Stock obtained by multiplying the Conversion Number in effect at the time by a fraction, the numerator of which is the Redemption Amount less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Redemption Amount, and Penn Laurel shall have no further obligation to redeem the new Warrant.

          (C) As used in this Warrant, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any "Person" (hereinafter defined) who is the "Beneficial Owner" (as hereinafter defined) of 15% or more of Penn Laurel Common Stock;

               (b) A "Person" shall mean any individual, firm, corporation or other entity and include any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

               (c) A Person shall be a "Beneficial Owner" of all securities:

                    (i) that the Person or any of its "Affiliates" (as
               hereinafter defined) or "Associates" (as hereinafter defined) beneficially owns, directly or indirectly; and

                    (ii) that the Person or any of its Affiliates or Associates has (1) the right to acquire (whether the right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; and

               (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to the terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement.

     6. Certain Transactions.

          (A) In case Penn Laurel (a) shall consolidate with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of the consolidation or merger, (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into Penn Laurel and Penn Laurel shall be the continuing or surviving corporation, but, in connection with the merger, the then outstanding shares of Penn Laurel Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Penn Laurel Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or substantially all of its assets to any Person, other than the Holder or one of its Affiliates, then, and in each case, the agreement governing the transaction shall make proper provision so that this Warrant shall (at the option of the Holder, in whole or in part), upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (I) the Acquiring Entity (as hereinafter defined), (II) any company that controls the Acquiring Entity, or (III) in the case of a merger described in clause
     (A)(b), Penn Laurel, in which case the warrant shall be a newly issued warrant (in any case, the "Substitute Warrant").

          (B) The following terms have the meanings indicated:

               (a) "Acquiring Entity" shall mean (I) the continuing or surviving corporation of a consolidation or merger with Penn Laurel (if other than the Penn Laurel), (II) the corporation merging into Penn Laurel in a merger in which the Penn Laurel is the continuing or surviving person and in connection with which the then outstanding shares of Penn Laurel Common Stock are changed into or exchanged for stock of other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Penn Laurel Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of Penn Laurel's assets, Penn Laurel or all or substantially all of the Penn Laurel's assets;

               (b) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Warrant;

               (c) "Assigned Value" shall mean the Redemption Price per share of Penn Laurel Common Stock (as defined in Paragraph 3 of the Agreement) multiplied by the Conversion Number;

               (d) "Average Price" shall mean the average closing price (or if unavailable, the average of the daily averages of the closing bid and asked prices) of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price (or average of the closing bid and asked prices) of a share of Substitute Common Stock on the day preceding the consolidation, merger or sale; provided that if Penn Laurel is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Penn Laurel or by any company that controls the Person, as the Holder may elect. If the Average Price cannot be computed as aforesaid because neither closing prices nor closing bid and asked prices are available for the one-year period, then the Average Price shall be the average fair market value of a share of Substitute Common Stock for the period (but in no event higher than the fair market value on the day preceding the consolidation, merger or sale) as determined by a recognized investment banking firm selected by Clearfield.

          (C) The Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, the terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Agreement, which shall be applicable to the Substitute Warrant. For purposes of the Substitute Warrant and the agreement, any event referred to in Paragraph 2 or Paragraph 3 of the Agreement shall be deemed to have occurred when it occurred with respect to Penn Laurel.

          (D) The Substitute Warrant shall be immediately exercisable for the number of shares of Substitute Common Stock as is equal to the Assigned Value divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the Conversion Number and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

          (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Warrant be exercisable for more than 6% of the aggregate of the outstanding shares of Substitute Common Stock and the shares of Substitute Common Stock issuable upon exercise of the Substitute Warrant.

     7. Adjustment. The number of shares of Penn Laurel Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 7:

               (A)(1) In case Penn Laurel shall pay or make a dividend or other distribution on any class of capital stock of Penn Laurel in Penn Laurel Common Stock, the number of shares of Penn Laurel Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying the number of shares by a fraction of which the denominator shall be the number of shares of Penn Laurel Common Stock outstanding at the close of business on the day immediately preceding the date of the distribution and the numerator shall be the sum of the number of shares and the total number of shares constituting the dividend or other distribution, the increase to become effective immediately after the opening of business on the day following the distribution, provided, however, that in no event shall the Warrant be exercised for more than 6% of the shares of Penn Laurel Common Stock issued and outstanding.

               (2) In case outstanding shares of Penn Laurel Common Stock shall be subdivided into a greater number of shares of Penn Laurel Common Stock, the number of shares of Penn Laurel Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which the subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Penn Laurel Common Stock shall each be combined into a smaller number of shares of Penn Laurel Common Stock, the number of shares of Penn Laurel Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which the combination becomes effective shall be proportionately decreased, the increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which the subdivision or combination becomes effective, provided, however, that in no event shall the Warrant be exercised for more than 6% of the shares of Penn Laurel Common Stock issued and outstanding.

               (3) The reclassification (excluding any transaction in which a Substitute Warrant would be issued) of Penn Laurel Common Stock into securities (other than Penn Laurel Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Penn Laurel Common Stock outstanding immediately prior to the reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of the reclassification shall be deemed to be "the day upon which the subdivision becomes effective," or "the day upon which the combination becomes effective," as the case may be, within the meaning of clause (2) above.

               (4) Penn Laurel may make such increases in the number of shares of Penn Laurel Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

          (B) Whenever the number of shares of Penn Laurel Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Penn Laurel Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Penn Laurel Common Stock purchasable after the adjustment.

          (C) For the purpose of this Paragraph 7, the term "Penn Laurel Common Stock" shall include any shares of Penn Laurel of any class or series that has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Penn Laurel and that is not subject to redemption by Penn Laurel.

     8. Notice.

          (A) Whenever the number of shares for which this Warrant is exercisable is adjusted as provided in Paragraph 7, Penn Laurel shall promptly compute the adjustment and mail to the Holder a certificate, signed by a principal financial officer of Penn Laurel, setting forth the number of shares of Penn Laurel Common Stock for which this Warrant is exercisable as a result of the adjustment, a brief statement of the facts requiring the adjustment and the computation thereof and when the adjustment will become effective.

          (B) Upon the occurrence of any event that results in this Warrant becoming redeemable, as provided in Paragraph 5, Penn Laurel shall promptly notify the Holder of the event; and promptly compute the Redemption Amount and furnish to the Holder a certificate, signed by a principal financial officer of Penn Laurel, setting forth the Redemption Amount and the basis and computation thereof.

          (C) Upon the occurrence of an event that results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Paragraph 6, the Acquiring Entity and Penn Laurel shall promptly notify the Holder of the event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Entity and Penn Laurel shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Acquiring Entity and Penn Laurel, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, a computation thereof and when the adjustment will become effective.

     9. Rights of Holder.

          (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Warrant and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Warrant.

          (B) Except as provided in the third paragraph of Paragraph 1 hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Penn Laurel.

     10. Termination. This Warrant and the rights conferred hereby shall terminate (i) upon willful breach of the Agreement by Clearfield, (ii) at the Effective Time of the Merger pursuant to the Reorganization Agreement, (iii) upon a valid termination of the Reorganization Agreement prior to the occurrence of an event described in Paragraph 2 of the Agreement or (iv) upon the failure of the shareholders of Penn Laurel to approve the Merger by the required vote at a meeting duly called and held in accordance with the requirements of Section 6.2(b) of the Reorganization Agreement prior to the occurrence of an event described in Paragraph 2 of the Agreement and (v) to the extent this Warrant has not previously been exercised, on the later of (A) December 31, 1999 and (B) 12 months after the occurrence of an event described in Paragraph 2 of the Agreement, provided that the termination pursuant to this clause (v) shall not affect any redemption under Paragraph 5 as to which exercise under Paragraph 5(B) has previously occurred.

     11. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the substantive laws of the Commonwealth of Pennsylvania.


Dated: December 31, 1998


[BANK SEAL]


ATTEST:                               PENN LAUREL FINANCIAL CORP.



By: /s/ Janice E. Kephart             By: /s/ Larry W. Brubaker
    ---------------------------           ---------------------------

                              INVESTMENT AGREEMENT


     THIS AGREEMENT dated as of December 31, 1998, between Penn Laurel Financial Corp. ("Penn Laurel") and Clearfield Bank & Trust Company ("Clearfield"),

                                   BACKGROUND

     WHEREAS, Penn Laurel and Clearfield have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Reorganization Agreement"); and

     WHEREAS, as a condition to Penn Laurel's entry into the Reorganization Agreement and in consideration of such entry, Clearfield has agreed to issue to Penn Laurel, on the terms and conditions set forth herein, warrants entitling Penn Laurel to purchase up to an aggregate of 40,791 shares (the "Shares") of the capital stock of Clearfield, par value $1.5625 per share (the "Clearfield Common Stock");

     NOW, THEREFORE, in consideration of the execution of the Reorganization Agreement and the agreements herein contained, Penn Laurel and Clearfield, intending to be legally bound hereby, agree as follows:

     1. Concurrently with the execution of the Reorganization Agreement and this Agreement, Clearfield shall issue to Penn Laurel a warrant or warrants in the form of Attachment A hereto (the "Warrant", which term as used herein shall include any warrants issued upon transfer or exchange of the original Warrant or pursuant to Paragraph 4 of this Agreement) to purchase up to 40,791 shares of Clearfield Common Stock. Each Warrant shall be exercisable at a price of $52.00 per share, subject to adjustment as therein provided (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, Clearfield shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Clearfield Common Stock as may be necessary so that the Warrant may be exercised without additional authorization of Clearfield Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Clearfield Common Stock outstanding at the time. Clearfield represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Warrant and covenants that the Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. The Warrant and the Shares are hereinafter collectively referred to, from time to time, as the "Securities."

     So long as the Warrant is owned by Penn Laurel, in no event shall Penn Laurel exercise the Warrant for a number of shares of Clearfield Common Stock which, when added to the number of shares of Clearfield Common Stock owned or controlled by Penn Laurel (otherwise than in a fiduciary capacity) would result in Penn Laurel owning or controlling (otherwise than in a fiduciary capacity) more than 6% of the shares of Clearfield Common Stock issued and outstanding immediately after giving effect to the exercise.

     2. Subject to the terms and conditions hereof, Penn Laurel may exercise or sell the Warrant, in whole or in part, upon: (i) a willful breach of the Reorganization Agreement by Clearfield that would permit termination of the Reorganization Agreement by Penn Laurel; (ii) the failure of Clearfield's shareholders to approve the Reorganization Agreement at a meeting called for such purpose after the announcement by any person (other than Penn Laurel) of an offer or proposal to acquire 15% or more of Clearfield Common Stock, or to acquire, merge or consolidate with Clearfield or to purchase or acquire all or substantially all of Clearfield's assets; (iii) the acquisition by any person (other than Penn Laurel) of beneficial ownership of 15% or more of Clearfield Common Stock exclusive of shares of Clearfield Common Stock sold directly or indirectly to such person by Penn Laurel; (iv) any person (other than Penn Laurel) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Clearfield so that, upon consummation of the offer, the person would own, control or have the right to acquire 15% or more of Clearfield Common Stock (before giving effect to any exercise of the Warrant); or (v) Clearfield shall have entered into an agreement or other understanding with a person (other than Penn Laurel) for that person to acquire, merge or consolidate with Clearfield or to purchase or acquire all or substantially all of Clearfield's assets. Penn Laurel's right to exercise the Warrant shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Warrant as provided in Paragraph 10 thereof. As used in this Paragraph 2, "person" and "beneficial ownership" shall have the same meanings as set forth in the Warrant. Notwithstanding the foregoing, Clearfield shall not be obligated to issue Shares upon exercise of the Warrant (i) in the absence of any required governmental or regulatory approval or consent necessary for Clearfield to issue the Shares or for Penn Laurel to exercise the Warrant or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect that prohibits the sale or delivery of the Shares. Any sale of the Warrant, in whole or in part, or any sale of the Shares by Penn Laurel, other than a sale to a majority-owned subsidiary of Penn Laurel, shall be subject to the right of first refusal of Clearfield (or any assignee or assignees of Clearfield the identity of whom has been given to Penn Laurel prior to the date thereof) at a price equal to the written offer price that Penn Laurel receives from a third party (other than a majority-owned subsidiary of Penn Laurel) and intends to accept. The right of first refusal shall terminate 15 days after notice of Penn Laurel's intention to sell has been delivered to Clearfield. If an offer is made for a consideration that, in whole or in part, consists of other than cash, the value of the non-cash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by Penn Laurel and Clearfield, and the determination shall in no event be made later than the fifth day after notice of Penn Laurel's intention to sell has been delivered to Clearfield. In the event of the failure or refusal of Clearfield to purchase the Warrant or all the Shares covered by Penn Laurel's notice to sell, Penn Laurel may, within 30 days from the date of the notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within five days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of the portion of the Warrant or the Shares covered by the notice to the proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

     3. Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of this Paragraph 3 occurs, the Holder, as defined in the Warrant (which shall include a former Holder) who has exercised the Warrant, in whole or in part, shall have the right to require Clearfield to redeem some or all of the Shares at a redemption price per share (the "Redemption Price") equal to the highest of (i) 110% of the Exercise
Price, (ii) the highest price paid or agreed to be paid for any share of Clearfield Common Stock by an Acquiring Person (as defined in the Warrant) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under the third paragraph of this Paragraph 3 (as appropriately adjusted to reflect any of the events described in Paragraph 7(A) of the Warrant) and (iii) in the event of a sale of all or substantially all of Clearfield's assets, (x) the sum of the price paid in the sale for the assets and the current market value of the remaining assets of Clearfield as determined by a recognized investment banking firm selected by the Holder, divided by (y) the number of shares of Clearfield Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of the securities or assets shall be their then current market value, as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Clearfield to redeem some or all of the Shares under this Paragraph 3 shall expire on the close of business on the 180th day following the occurrence of any event described in the second paragraph of this Paragraph 3.

     The redemption rights provided in this Paragraph 3 shall become exercisable upon the occurrence of any of the following events: (i) the acquisition by any person (other than Penn Laurel or any subsidiary of Penn Laurel) of beneficial ownership of 50% or more of the Clearfield Common Stock (before giving effect to any exercise of the Warrant) exclusive of shares of Clearfield Common Stock sold directly or indirectly to the person by Penn Laurel or (ii) a transaction of the type specified in Paragraph 2(v) shall have been consummated. As used in this Paragraph 3 "person" and "beneficial ownership" shall have the same meanings as in the Warrant.

     The Holder may exercise its right to require Clearfield to redeem some or all of the Shares pursuant to this Paragraph 3 by surrendering for that purpose to Clearfield, at its principal office, within the time period specified in the preceding paragraph, a certificate or certificates representing the number of Shares to be redeemed accompanied by a written notice stating that the Holder elects to require Clearfield to redeem all or a specified number of the Shares in accordance with the provisions of this Paragraph 3. As promptly as practicable, and in any event within 10 business days after the surrender of the certificates and the receipt of the notice relating thereto, Clearfield shall deliver or cause to be delivered to the Holder the applicable Redemption Price for the Shares which it is not then prohibited under applicable law or regulation from redeeming, and, if the Holder has given Clearfield notice that less than the full number of Shares evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of Shares evidenced by the surrendered certificate or certificates, less the number of Shares redeemed. To the extent that Clearfield is prohibited under applicable law or regulation, or by judicial or administrative action, from redeeming all of the Shares as to which the Holder has given notice to redeem hereunder, Clearfield shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the applicable Redemption Price for the number of the Shares as it is not prohibited from redeeming within 10 business days after the date on which Clearfield is no longer so prohibited; provided, however, that, at the option of Penn Laurel, at any time after receipt of the notice from Clearfield, Clearfield shall deliver to the Holder a certificate for the number of the Shares that it is then prohibited from redeeming, or, at the Holder's option, all the Shares, and Clearfield shall have no further obligation to redeem the Shares.

     4. In the event that Clearfield issues any additional Shares of Clearfield Common Stock pursuant to outstanding stock options after the date of this Agreement, Clearfield shall issue additional warrants to Penn Laurel, so that, after the issuance, the number of Shares of Clearfield Common Stock subject to all warrants hereunder, together with any shares of Clearfield Common Stock previously issued pursuant hereto, equals 6% of the shares of Clearfield Common Stock then issued and outstanding. The additional warrants shall be identical to the Warrant.

     5. Clearfield will not enter into any transaction described in (a), (b) or
(c) of Paragraph 6(A) of the Warrant unless the Acquiring Entity (as defined in the Warrant) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of Clearfield hereunder.

     6. If Penn Laurel acquires Shares and, during the period ending on the later of (i) one year after the date of the acquisition or (ii) December 31, 1999, the merger contemplated by the Reorganization Agreement has not been completed, then, during the thirty-day period commencing at the expiration of the period, Clearfield shall have the right to repurchase all (but not less than all) of the Shares of Clearfield Common Stock so acquired by Penn Laurel and held by Penn Laurel at the time of the repurchase at a price equal to the sum of
(a)(i) the greater of the current market price or the Exercise Price paid for the Shares, multiplied by (ii) the number of the Shares so acquired, plus (b) Penn Laurel's after-tax carrying cost. For the purposes of this calculation, the "current market price" shall mean the average of the closing bid and asked prices for Clearfield Common Stock for the most recent 5 trading days immediately preceding the repurchase on which one or more trades of Clearfield Common Stock occurred, as quoted by one or more market makers then making a market in Clearfield Common Stock, and Penn Laurel's pre-tax carrying cost shall be equal to interest on the Exercise Price paid for the Shares so purchased from the date of purchase at the prime rate of interest established by Mellon Bank, received on the Shares so purchased.

     7. To the extent that Penn Laurel acquires Shares, and until Clearfield's rights (if any) to redeem the Shares pursuant to Paragraph 6 of this Agreement have expired, Penn Laurel agrees to vote the Shares in accordance with the recommendation of the Board of Directors of Clearfield, so long as at least a majority of the Board of Directors is the same as on the date hereof, except as to voting in connection with mergers, acquisitions, liquidations or sales or other dispositions of assets involving Clearfield, in which instance none of the restrictions shall apply, provided, however, that the covenant contained in this Paragraph 7 shall not apply to any holder other than Penn Laurel or one of its subsidiaries.

     8. Without limiting the foregoing or any remedies available to Penn Laurel, it is specifically acknowledged that Penn Laurel would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

[BANK SEAL]

ATTEST:                                         CLEARFIELD BANK & TRUST COMPANY


By: /s/  William A. Shiner                      By: /s/ Sherwood C. Moody
    -----------------------------                   ---------------------------
                                                    President & CEO


[CORPORATE SEAL]

ATTEST:                                         PENN LAUREL FINANCIAL CORP.


By: /s/ Janice E. Kephart                       By: /s/ Larry W. Brubaker
    -----------------------------                   ---------------------------

                                                                    ATTACHMENT A


                                     WARRANT

                       to Purchase up to 40,791 Shares of
                                  Common Stock
                                       of
                         Clearfield Bank & Trust Company


     This is to certify that, for value received, Penn Laurel Financial
Corp. ("Penn Laurel") or any permitted transferee (Penn Laurel or the transferee hereinafter the "Holder") is entitled to purchase, subject to the provisions of this Warrant and of the Agreement (as hereinafter defined), from Clearfield Bank and Trust Company ("Clearfield"), at any time on or after the date hereof, an aggregate of up to 40,791 fully paid and nonassessable shares of capital stock, par value $1.5625 per share of Clearfield (the "Clearfield Common Stock") at a price per share equal to $52.00, subject to adjustment as herein provided (the "Exercise Price").

     1. Exercise of Warrant. Subject to the provisions hereof and the limitations set forth in Paragraph 2 of the Investment Agreement dated as of December 31, 1998, by and between Penn Laurel and Clearfield (the "Agreement") executed and delivered in connection with the Agreement and Plan of Reorganization dated as of December 31, 1998, to which Penn Laurel and Clearfield are parties (the "Reorganization Agreement"), this Warrant may be exercised at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to Clearfield at its principal office, accompanied by (i) a written notice of exercise, (ii) payment to Clearfield, for the account of Clearfield, of the Exercise Price for the number of shares of Clearfield Common Stock specified in the notice and
(iii) a certificate of the Holder specifying the event or events that have occurred that entitle the Holder to exercise the Warrant. The Exercise Price for the number of shares of Clearfield Common Stock specified in the notice shall be payable in immediately available funds. This Warrant may not be exercised in part for less than 10,000 shares, except (i) for an initial exercise resulting in ownership of approximately 5% of the outstanding shares of Clearfield Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Warrant becomes exercisable for less than 10,000 shares, the remaining shares for which it is then exercisable.

     Upon the presentation and surrender, Clearfield shall issue promptly (and within 5 business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Clearfield Common Stock to which the Holder is entitled hereunder.

     If this Warrant should be exercised in part only, Clearfield shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Clearfield Common Stock purchasable hereunder. Upon receipt by Clearfield of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Clearfield Common Stock issuable upon the exercise, notwithstanding that the stock transfer books of Clearfield may then be closed or that certificates representing the shares of Clearfield Common Stock shall not then be actually delivered to the Holder. Clearfield shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

     2. Reservation of Shares; Preservation of Rights of Holder. Clearfield shall at all times while this Warrant is outstanding and unexercised maintain and reserve, free from preemptive rights, the number of authorized but unissued or treasury shares of Clearfield Common Stock as may be necessary so that this Warrant may be exercised without additional authorization of Clearfield Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Clearfield Common Stock at the time outstanding. Clearfield further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by Clearfield, (ii) that it will use its best efforts to take all action (including (A) complying with all notification, reporting and waiting period requirements specified in the Pennsylvania Banking Code of 1965, as amended, and the regulations promulgated thereunder and (B) in the event that under the Bank Holding Company Act of 1956 or the Change in Bank Control Act or any other law, prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation ("FDIC"),the Pennsylvania Department of Banking or any other regulatory agency is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all the applications and providing the information to the Board as the agency may require) in order to permit the Holder to exercise this Warrant and Clearfield duly and effectively to issue shares of Clearfield Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3. Fractional Shares. Clearfield shall not be required to issue fractional shares of Clearfield Common Stock upon exercise of this Warrant but shall pay for the fraction of a share in cash or by certified or official bank check at the Exercise Price.

     4. Exchange, Transfer or Loss of Warrant. This Warrant is exchangeable or, subject to Paragraph 2 of the Investment Agreement, transferable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Clearfield for other Warrants of different denominations entitling the Holder to purchase, in the aggregate, the same number of shares of Clearfield Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants for which this Warrant may be exchanged. Upon receipt by Clearfield of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Clearfield will execute and deliver a new Warrant of like tenor and date.

     This Warrant may not be exercised or sold except in accordance with the terms of the Agreement.

     5. Redemption.

          (A) Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of Paragraph 3 of the Agreement occurs, the Holder shall have the right to require Clearfield to redeem this Warrant at a redemption price (the "Redemption Amount") equal to the highest of (i) the number of shares of Clearfield Common Stock for which this Warrant is then exercisable (the "Conversion Number") multiplied by the Exercise Price multiplied by 110%, (ii) (x) the highest price paid or agreed to be paid for any share of Clearfield Common Stock by the Acquiring Person (as hereinafter defined) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under Paragraph 5(B)(the price to be appropriately adjusted to reflect the effect of any of the events described in Paragraph 7(A) hereof), less the Exercise Price, multiplied by (y) the Conversion Number, and (iii) in the event of the sale of all or substantially all of the assets of Clearfield, the Conversion Number multiplied by (x)(I) the sum of (a) the price paid for the assets, (b) the current market value of the remaining assets of Clearfield, as determined by a recognized investment banking firm selected by the Holder, and (c) the Exercise Price multiplied by the Conversion Number, divided by (II) the sum of the number of shares of Clearfield Common Stock then outstanding and the Conversion Number, less (y) the Exercise Price. If, for the purpose of this calculation or calculating the Assigned Value (as hereinafter described), the price paid consists in whole or in part of securities or assets other than cash, the value of the securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Clearfield to redeem this Warrant under this Paragraph 5 shall expire at the close of business on the 180th day following the occurrence of any event described in the second paragraph of Paragraph 3 of the Agreement.

          (B) The Holder of this Warrant may exercise its right to require Clearfield to redeem this Warrant pursuant to this Paragraph 5 by surrendering for the purpose to Clearfield, at its principal office, within the period specified above, this Warrant accompanied by a written notice stating that the Holder elects to require Clearfield to redeem this Warrant in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within 10 business days after the surrender of this Warrant and the receipt of the notice relating thereto, Clearfield shall deliver or cause to be delivered to the Holder the Redemption Amount therefor or the portion thereof that it is not then prohibited under applicable law and regulation from delivering to the Holder.

          To the extent that Clearfield is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from redeeming this Warrant in full, Clearfield shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the portion of the Redemption Amount that it is no longer prohibited from delivering to the Holder within 10 business days after the date on which Clearfield is no longer so prohibited; provided, however, that, at the option of the Holder, at any time after receipt of the notice, Clearfield shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase that number of shares of Clearfield Common Stock obtained by multiplying the Conversion Number in effect at the time by a fraction, the numerator of which is the Redemption Amount less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Redemption Amount, and Clearfield shall have no further obligation to redeem the new Warrant.

          (C) As used in this Warrant, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any "Person" (hereinafter defined) who is the "Beneficial Owner" (as hereinafter defined) of 15% or more of Clearfield Common Stock;

               (b) A "Person" shall mean any individual, firm, corporation or other entity and include any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

               (c) A Person shall be a "Beneficial Owner" of all securities:

                    (i) that the Person or any of its "Affiliates" (as
               hereinafter defined) or "Associates" (as hereinafter defined) beneficially owns, directly or indirectly; and

                    (ii) that the Person or any of its Affiliates or Associates has (1) the right to acquire (whether the right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; and

               (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to the terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement.

     6. Certain Transactions.

          (A) In case Clearfield (a) shall consolidate with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of the consolidation or merger, (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into Clearfield and Clearfield shall be the continuing or surviving corporation, but, in connection with the merger, the then outstanding shares of Clearfield Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Clearfield Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or substantially all of its assets to any Person, other than the Holder or one of its Affiliates, then, and in each case, the agreement governing the transaction shall make proper provision so that this Warrant shall (at the option of the Holder, in whole or in part), upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (I) the Acquiring Entity (as hereinafter defined), (II) any company that controls the Acquiring Entity, or (III) in the case of a merger described in clause
     (A)(b), Clearfield, in which case the warrant shall be a newly issued warrant (in any case, the "Substitute Warrant").

          (B) The following terms have the meanings indicated:

               (a) "Acquiring Entity" shall mean (I) the continuing or surviving corporation of a consolidation or merger with Clearfield (if other than the Clearfield), (II) the corporation merging into Clearfield in a merger in which the Clearfield is the continuing or surviving person and in connection with which the then outstanding shares of Clearfield Common Stock are changed into or exchanged for stock of other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Clearfield Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of Clearfield' assets, Clearfield or all or substantially all of the Clearfield' assets;

               (b) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Warrant;

               (c) "Assigned Value" shall mean the Redemption Price per share of Clearfield Common Stock (as defined in Paragraph 3 of the Agreement) multiplied by the Conversion Number;

               (d) "Average Price" shall mean the average closing price (or if unavailable, the average of the daily averages of the closing bid and asked prices) of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price (or average of the closing bid and asked prices) of a share of Substitute Common Stock on the day preceding the consolidation, merger or sale; provided that if Clearfield is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Clearfield or by any company that controls the Person, as the Holder may elect. If the Average Price cannot be computed as aforesaid because neither closing prices nor closing bid and asked prices are available for the one-year period, then the Average Price shall be the average fair market value of a share of Substitute Common Stock for the period (but in no event higher than the fair market value on the day preceding the consolidation, merger or sale) as determined by a recognized investment banking firm selected by Penn Laurel.

          (C) The Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, the terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Agreement, which shall be applicable to the Substitute Warrant. For purposes of the Substitute Warrant and the agreement, any event referred to in Paragraph 2 or Paragraph 3 of the Agreement shall be deemed to have occurred when it occurred with respect to Clearfield.

          (D) The Substitute Warrant shall be immediately exercisable for the number of shares of Substitute Common Stock as is equal to the Assigned Value divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the Conversion Number and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

          (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Warrant be exercisable for more than 6% of the aggregate of the outstanding shares of Substitute Common Stock and the shares of Substitute Common Stock issuable upon exercise of the Substitute Warrant.

     7. Adjustment. The number of shares of Clearfield Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 7:

          (A)(1) In case Clearfield shall pay or make a dividend or other distribution on any class of capital stock of Clearfield in Clearfield Common Stock, the number of shares of Clearfield Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying the number of shares by a fraction of which the denominator shall be the number of shares of Clearfield Common Stock outstanding at the close of business on the day immediately preceding the date of the distribution and the numerator shall be the sum of the number of shares and the total number of shares constituting the dividend or other distribution, the increase to become effective immediately after the opening of business on the day following the distribution, provided, however, that in no event shall the Warrant be exercised for more than 6% of the shares of Clearfield Common Stock issued and outstanding.

          (2) In case outstanding shares of Clearfield Common Stock shall be subdivided into a greater number of shares of Clearfield Common Stock, the number of shares of Clearfield Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which the subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Clearfield Common Stock shall each be combined into a smaller number of shares of Clearfield Common Stock, the number of shares of Clearfield Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which the combination becomes effective shall be proportionately decreased, the increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which the subdivision or combination becomes effective, provided, however, that in no event shall the Warrant be exercised for more than 6% of the shares of Clearfield Common Stock issued and outstanding.

          (3) The reclassification (excluding any transaction in which a Substitute Warrant would be issued) of Clearfield Common Stock into securities (other than Clearfield Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Clearfield Common Stock outstanding immediately prior to the reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of the reclassification shall be deemed to be "the day upon which the subdivision becomes effective," or "the day upon which the combination becomes effective," as the case may be, within the meaning of clause (2) above.

          (4) Clearfield may make such increases in the number of shares of Clearfield Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

          (B) Whenever the number of shares of Clearfield Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Clearfield Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Clearfield Common Stock purchasable after the adjustment.

          (C) For the purpose of this Paragraph 7, the term "Clearfield Common Stock" shall include any shares of Clearfield of any class or series that has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Clearfield and that is not subject to redemption by Clearfield.

     8. Notice.

          (A) Whenever the number of shares for which this Warrant is exercisable is adjusted as provided in Paragraph 7, Clearfield shall promptly compute the adjustment and mail to the Holder a certificate, signed by a principal financial officer of Clearfield, setting forth the number of shares of Clearfield Common Stock for which this Warrant is exercisable as a result of the adjustment, a brief statement of the facts requiring the adjustment and the computation thereof and when the adjustment will become effective.

          (B) Upon the occurrence of any event that results in this Warrant becoming redeemable, as provided in Paragraph 5, Clearfield shall promptly notify the Holder of the event; and promptly compute the Redemption Amount and furnish to the Holder a certificate, signed by a principal financial officer of Clearfield, setting forth the Redemption Amount and the basis and computation thereof.

          (C) Upon the occurrence of an event that results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Paragraph 6, the Acquiring Entity and Clearfield shall promptly notify the Holder of the event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Entity and Clearfield shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Acquiring Entity and Clearfield, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, a computation thereof and when the adjustment will become effective.

     9. Rights of Holder.

          (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Warrant and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Warrant.

          (B) Except as provided in the third paragraph of Paragraph 1 hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Clearfield.

     10. Termination. This Warrant and the rights conferred hereby shall terminate (i) upon willful breach of the Agreement by Penn Laurel, (ii) at the Effective Time of the Merger pursuant to the Reorganization Agreement, (iii) upon a valid termination of the Reorganization Agreement prior to the occurrence of an event described in Paragraph 2 of the Agreement or (iv) upon the failure of the shareholders of Clearfield to approve the Merger by the required vote at a meeting duly called and held in accordance with the requirements of Section 6.2(b) of the Reorganization Agreement prior to the occurrence of an event described in Paragraph 2 of the Agreement and (v) to the extent this Warrant has not previously been exercised, on the later of (A) December 31, 1999 and (B) 12 months after the occurrence of an event described in Paragraph 2 of the Agreement, provided that the termination pursuant to this clause (v) shall not affect any redemption under Paragraph 5 as to which exercise under Paragraph 5(B) has previously occurred.

     11. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the substantive laws of the Commonwealth of Pennsylvania.


Dated: December 31, 1998



[BANK SEAL]

ATTEST:                                         CLEARFIELD BANK & TRUST COMPANY


By: /s/  William A. Shiner                      By: /s/ Sherwood C. Moody
    -----------------------------                   ---------------------------
                                                    President & CEO

                                     Annex B

                             Ryan, Beck & Co., Inc.
                                Fairness Opinion

August 2, 1999


The Board of Directors
Clearfield Bank & Trust Company
11 North Second Street
Clearfield, PA 16830


Members of the Board:


     Clearfield Bank & Trust Company ("Clearfield") and Penn Laurel Financial Corp. ("Penn Laurel") have entered into an Agreement and Plan of Reorganization dated December 31, 1998 (the "Agreement"). Pursuant to the Agreement, among other things Clearfield will merge with and into Penn Laurel in a merger of equals (the "Merger"), and each share of Clearfield's issued and outstanding common stock will be converted into and become the right to receive 0.97 shares of Penn Laurel Common Stock subject to certain adjustments as set forth in the Agreement (the "Exchange Ratio"). You have requested our opinion as to whether the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Clearfield Common Stock. We have assumed that the Merger will be a tax free reorganization and will be accounted for as a pooling of interests by Penn Laurel.


     Ryan, Beck & Co., as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of this transaction, we have met separately with members of senior management of Penn Laurel and Clearfield to discuss their respective operations, historical financial statements, strategic plans and future prospects including the strategic rationale for, and the potential benefits of the Merger. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents; (ii) the joint proxy statement/prospectus; (iii) Penn Laurel's Annual Reports to Shareholders for the years ended December 31, 1998, 1997, 1996 and 1995, and Penn Laurel's Quarterly Call Reports filed with the Federal Deposit Insurance Corporation for the periods ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31, 1998; (iv) Clearfield's Annual Reports to Shareholders for the years ended December 31, 1998, 1997, 1996 and 1995, and Clearfield's Quarterly Call Reports filed with the Federal Deposit Insurance Corporation for the periods ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31, 1998; (v) certain operating and financial information provided to us by the managements of Penn Laurel and Clearfield relating to their business and prospects; (vi) the historical stock prices and trading volume of Penn Laurel's Common Stock; (vii) the historical stock prices and trading volume of Clearfield's Common Stock;
(viii) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Clearfield; and (ix) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to

Penn Laurel. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.

     While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of Penn Laurel and Clearfield as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections (including expense savings) reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of Penn Laurel and Clearfield at March 31, 1999, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Penn Laurel and Clearfield. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Penn Laurel and Clearfield or their respective subsidiaries, nor have we reviewed any individual loan files of Clearfield and Penn Laurel, including its subsidiary bank.


     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. We have assumed that in the course of obtaining the necessary regulatory approvals for the Merger and the transactions contemplated thereby, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby to Clearfield. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof. Ryan, Beck does not express any opinion as to the price or range at which Penn Laurel Common Stock might trade subsequent to the Merger. Our opinion as to the fairness of the Exchange Ratio addresses the ownership position in the combined company to be received by the holders of shares of Clearfield pursuant to the Exchange Ratio on the terms set forth in the Agreement. Our opinion does not address the relative merits of the Merger and alternative business strategies. In that regard, we were not requested to, and did not, solicit third party indications of interest in acquiring Clearfield or in engaging in a business combination or any other strategic transaction with Clearfield. We were not requested to, and we did not consider, the third party indication of interest received by Clearfield in May 1999 after the Agreement was entered into.


     We have been retained by the Board of Directors of Clearfield as an independent contractor to act as financial advisor to Clearfield with respect to the Merger and have received a fee for our services. Ryan, Beck, in October 1998, was jointly engaged by Penn Laurel and

Clearfield to develop a full understanding of the business and characteristics of Penn Laurel and Clearfield to facilitate the Merger. When that engagement was complete and with the consent of Penn Laurel and Clearfield, Ryan, Beck, in December 1998, was engaged solely by Clearfield to provide a fairness opinion with respect to the Merger. Ryan, Beck has had no other investment banking relationships with either Penn Laurel or Clearfield. Ryan, Beck is a market maker for both Penn Laurel's and Clearfield's Common Stock and, in that capacity, may from time to time own either Clearfield or Penn Laurel common stock. Ryan, Beck's research department does not cover either Penn Laurel or Clearfield.


     Our opinion is directed to the Board of Directors of Clearfield and does not constitute a recommendation to any shareholder of Clearfield as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

     Based upon and subject to the foregoing it is our opinion as investment bankers that the Exchange Ratio in the Merger as provided and described in the Agreement is fair to the holders of Clearfield Common Stock from a financial point of view.

                                                  Very truly yours,


                                              /s/ Ryan, Beck & Co., Inc.
                                                  ----------------------
                                                  RYAN, BECK & CO., INC.

                                     Annex C

                      Garland McPherson & Associates, Inc.
                                Fairness Opinion

                [GARLAND McPHERSON & ASSOCIATES, INC. LETTERHEAD]





August 2, 1999


The Board of Directors
Penn Laurel Financial Corp.
434 State Street
Curwensville, PA 16833

Members of the Board:

     You have requested that we update our opinion as to the fairness, from a financial point of view, to the shareholders of Penn Laurel Financial Corp. ("PLFC") of the Agreement and Plan of Reorganization (the "Agreement") pursuant to which Clearfield Bank & Trust Company ("CBT") will combine with and into PLFC by means of a merger of PLFC's wholly owned subsidiary, CSB Bank, with and into CBT. Under the terms of the Agreement, each outstanding share of CBT common stock will be converted into the right to receive 0.97 shares of PLFC common stock.

     Garland McPherson & Associates, Inc., as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in such transactions.

     For purposes of this opinion and the original opinion that was rendered on December 24, 1998, we reviewed and analyzed information pertaining to the financial and operating condition of PLFC and CBT. This review included, but was not limited to: (i) the Agreement and Plan of Reorganization; (ii) financial and other information which was publicly available or provided to us by PLFC and CBT; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions;
(v) our evaluation of future prospects for the merged institution; and (vi) such other financial reviews, analyses, and investigations as we deemed appropriate.

     In rendering our opinion, we conducted discussions with members of senior management of PLFC and CBT concerning their respective businesses and prospects and have relied on the accuracy and completeness of information and representations delivered to us by PLFC and CBT and their officers, directors and counsel. We have not independently verified the information reviewed by us (either publicly available or provided to us by PLFC and CBT) and, in rendering our opinion, have relied upon such information as being complete and accurate in all material respects.

     We have assumed that the allowances for loan losses indicated on the balance sheets of PLFC and CBT as of March 31, 1999 are adequate to cover such losses. We have not reviewed the loan files of PLFC and CBT, nor did we make an independent valuation or appraisal of the assets and liabilities of PLFC and CBT.

     We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on CBT that would have a material adverse effect on the contemplated benefits of the Merger to PLFC. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of the resulting organization after the Merger. We express no opinion as to the tax consequences of the merger to PLFC and its shareholders.

     Our conclusion, with respect to this updated opinion, is based on the market, economic and other conditions prevailing as of the date hereof and the current conditions and prospects of PLFC and CBT. Events occurring subsequent to this date could materially affect the assumptions and conclusions contained in our opinion. We express no opinion as to what the value of combined organization's common stock will be at the time the Merger is consummated. Our opinion pertains only to the financial consideration of the Merger and does not constitute a recommendation to the Board of PLFC nor a recommendation as to how PLFC shareholders should vote with regard to the Merger.

     Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange ratio is fair, from a financial point of view, to the shareholders of Penn Laurel Financial Corp.

                                      Sincerely,

                                      /s/ Garland McPherson & Associates, Inc.
                                      -----------------------------------------
                                      Garland McPherson & Associates, Inc.

                                                                         ANNEX D

                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED


                             EXCERPT FROM CHAPTER 12

ss. 1222. Rights of dissenting shareholders

     If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to the rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law(1) applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                             EXCERPT FROM CHAPTER 16

ss. 1607. Rights of dissenting shareholders

     (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.

     (b) If a shareholder of a national bank which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act shall object to the plan and shall comply with the requirements of applicable laws of the United States, the resulting institution shall be liable for the value of his shares as determined in accordance with such laws of the United States. If the laws of the United States do not provide rights of dissenting shareholders or requirements for the exercise of such rights and the valuation of shares, such shareholder shall be entitled to the rights and remedies of a dissenting shareholder under, and subject to compliance with, the provisions of section 1222 of this act.


----------
(1) 15 Pa.C.S.A. ss. 1001 et seq.

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED


                          EXCERPTS FROM SUBCHAPTER 19C

ss.1930. Dissenters rights

     (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                                 SUBCHAPTER 15D

                                Dissenters Rights

Section:

1571.    Application and effect of subchapter.
1572.    Definitions.
1573.    Record and beneficial holders and owners.
1574.    Notice of intention to dissent.
1575.    Notice to demand payment.
1576.    Failure to comply with notice to demand payment, etc.
1577.    Release of restrictions or payment for shares.
1578.    Estimate by dissenter of fair value of shares.
1579.    Valuation proceedings generally.
1580.    Costs and expenses of valuation proceedings.


ss.1571. Application and effect of Subchapter.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedure).

     (b)  Exceptions.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i)  listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders;

               shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares of any preferred or special class unless the
                    articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii) Shares entitled to dissenters rights under section 1906(c)
                    (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2)  a copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss.1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss.1573. Record and beneficial holders and owners.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss.1574. Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss.1575. Notice to demand payment.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4)  Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss.1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss.1577. Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

ss.1578. Estimate by dissenter of fair value of shares.

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss.1579. Valuation proceedings generally.

     (a)  General rule. Within 60 days after the latest of:

          (1)  effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

          if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection
          (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss.1580. Costs and expenses of valuation proceedings.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                         ANNEX E

                           PENN LAUREL FINANCIAL CORP.
                                    RESTATED
                            ARTICLES OF INCORPORATION


                                    Article 1

     The name of the Corporation is PENN LAUREL FINANCIAL CORP.

                                    Article 2

     The address of its registered office in the Commonwealth of Pennsylvania is: 427 State Street, Curwensville, Clearfield County, Pennsylvania 16833.

                                    Article 3

     The purpose or purposes for which the corporation is incorporated are: To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.

                                    Article 4

     The term for which the corporation is to exist is perpetual.

                                    Article 5

     The aggregate number of shares that the corporation shall have authority to issue is 2,500,000 shares of common stock, par value $5.00 per share (the "common stock").

                                    Article 6

     Intentionally omitted.

                                    Article 7

     No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five (75%) of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five (75%) of the outstanding shares of Common Stock of this corporation.

                                    Article 8

     Cumulative voting rights shall not exist with respect to the election of directors.

                                    Article 9

     (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

          (i) Whether the offer price is acceptable based on the historical and present operating results operating results or financial condition of this corporation;

          (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

          (iii) The social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

          (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

          (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

          (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located; and

          (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror, filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                                                                        ANNEX F

                                    RESTATED
                                     BY-LAWS
                                       OF
                           PENN LAUREL FINANCIAL CORP.


                                    Article 1

                               CORPORATION OFFICE

     Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDERS MEETINGS

     Section 2.1 All meetings of the shareholders shall be held at such time and place within the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors.

     Section 2.2 The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors or by shareholders entitled to cast at least fifty-one percent (51%) of the votes which all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meting. Upon receipt of any such request, the person or persons making the request may issue the call.

     Section 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote threat at such address as appears on the transfer books of the Corporation.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

     Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    Article 4

                                  VOTING RIGHTS

     Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if an installment is due and unpaid thereon.

     Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

     Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                                    Article 5

                                     PROXIES

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a long as time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its exemption. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

     Section 6.1 The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    Article 7

                                  VOTING LISTS

     Section 7.1 The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least fourteen days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                    Article 8

                               JUDGES OF ELECTION

     Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. if there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                    Article 9

                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     Section 9.1 Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                                   Article 10

                                    DIRECTORS

     Section 10-1 Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder.

     (a) the name and address of each proposed nominee;

     (b) the age of each proposed nominee;

     (c) the principal occupation of each proposed nominee;

     (d) the number of shares of the Corporation owned by each proposed nominee;

     (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

     (f) the name and residence address of the notifying shareholder; and

     (g) the number of shares of the Corporation owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event. that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 10.2 The number of directors that shall constitute the whole Board of Directors shall be not less than ten nor more than twenty-five. Each director shall be a resident of the Commonwealth of Pennsylvania and hold in his or her name shares of common stock of this corporation totaling at a minimum one thousand dollars ($1,000) in par value. No person who is seventy-two years of age or older shall qualify to be a director, except Messrs. A. W. Straw, Raymond
L. Curry, Frank J. Hoffman, Jr, , Richard L. Lininger and Joseph A. Shaw. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years as, provided in Section 10.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.

     Section 10.3 At the 1987 annual meeting of shareholders of the corporation, the shareholders shall elect ten directors as follows: three Class A directors to serve until the 1988 annual meeting of shareholders, three Class B directors to serve until the 1989 annual meeting of shareholders, and four Class C directors to serve until the 1990 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     Section 10.4 The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within thirty days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

                                   Article 11

                         VACANCIES ON BOARD OF DIRECTORS

     Section 11.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors as authorized by the Board of Directors as, provided in Section 10.2 hereof, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                                   Article 12

                          POWERS OF BOARD OF DIRECTORS

     Section 12.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which my exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

     Section 12.2 The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the President and not less than two nor more than three other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors way meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3 Special meetings of the Board of Directors shall be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

     Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1 If all the directors shall severally or collectively consent in writing, including but not limited to telegrams and radiograms, to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors.

                                   Article 15

                            COMPENSATION OF DIRECTORS

     Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   Article 16

                                    OFFICERS

     Section 16.1 The officers of the Corporation shall be Elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 16.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 16.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                   Article 17

                            THE CHAIRMAN OF THE BOARD

     Section 17.1 The Chairman of the Board shall preside at all meetings of the Board of Directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   Article 18

                                  THE PRESIDENT

     Section 18.1 The President shall be the chief executive officer of the Corporation; shall be an ex-officio member of all committees, except the Audit Committee; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors a put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by the statute exclusively-conferred on the President, to any other officer or officers of the Corporation shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by these By-laws or otherwise on the Chairman of the Board.

                                   Article 19

                               THE VICE PRESIDENT

     Section 19.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive", "senior", or by departmental or functional classification.

                                   Article 20

                                  THE SECRETARY

     Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   Article 21

                                  THE TREASURER

     Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation and shall perform such other duties as way be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   Article 22

                               ASSISTANT OFFICERS

     Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to when he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   Article 23

                    INDEMNIFICATION OF OFFICERS AND EMPLOYEES

     Section 23.1 The Corporation shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 23.2 The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 23.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

     Section 23.4 Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     Section 23.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 23.6 The Corporation may create a fund of any nature, which may, be need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

     Section 23.7 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as an officer and/or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 23.8 Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                   Article 24

                          INDEMNIFICATION OF DIRECTORS

     Section 24.1 A director of this Corporation shall stand in a fiduciary relations to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

    (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

    (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

    (c) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 24.2 In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 24.1.

     Section 24.3 Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 24.4 A director of this Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office under the provisions of Sections 24.1 and 24.2, and

     (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 24.5 The provisions of Section 24.4 shall not apply to:

     (a) the responsibility or liability of a director pursuant to a criminal statute, or

     (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 24.6 The Corporation shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not apposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 24.7 The Corporation shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 24.8 Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 24.6 and 24.7 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 24.6 and 24.7 of this Article.

     Section 24.9 Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 24.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 24.10 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 24.11 The Corporation may create a fund of any nature, which may, but need not be, under the control of an trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

     Section 24.12 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 24.13 Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                   Article 25

                               SHARE CERTIFICATES

     Section 25.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   Article 26

                               TRANSFER OF SHARES

     Section 26.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   Article 27

                                LOST CERTIFICATES

     Section 27.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   Article 28

                                    DIVIDENDS

     Section 28.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law of the Articles of Incorporation.

     Section 28.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   Article 29

                        FINANCIAL REPORT TO SHAREHOLDERS

     Section 29.1 The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

                                   Article 30

                                   INSTRUMENTS

     Section 30.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the President or the Board of Directors may from time to time designate.

     Section 30.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

                                   Article 31

                                   FISCAL YEAR

     Section 31.1 The fiscal year of the Corporation shall be the calendar year.

                                   Article 32

                                      SEAL

     Section 32.1 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 33

                           NOTICES AND WAIVERS THEREOF

     Section 33.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing of the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, lay and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     Section 33.2 Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein.

Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   Article 34

                                   AMENDMENTS

     Section 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.

Restated: February 24, 1999

                                    Annex G

                     Tax Opinion of Shumaker Williams, P.C.

                                                                         ANNEX G




                                 August 2, 1999




Board of Directors                                  Board of Directors
CLEARFIELD BANK & TRUST                             PENN LAUREL FINANCIAL CORP.
COMPANY


        Re: Clearfield Bank & Trust Company/ Penn Laurel Financial Corp. Our File No. 831-98

Dear Members of the Board:


     You have asked for our opinion regarding material federal income tax consequences of the merger of CSB Bank (the "Bank") into Clearfield Bank & Trust Company (the "Surviving Bank") pursuant to which the shareholders of the Surviving Bank will receive voting common stock of the Bank's parent, Penn Laurel Financial Corp. (the "Holding Company").


     In providing our opinions, we have reviewed the Agreement and Plan of Reorganization dated December 31, 1998, by and among the Holding Company, the Surviving Bank and the Bank (the "Plan of Reorganization") and the Agreement and Plan of Merger dated December 31, 1998, between the Bank and the Surviving Bank (the "Agreement of Merger"). In rendering our opinions, we have assumed that:

          (a) all parties have the legal right, power, capacity and authority to enter into and perform all obligations under the Plan of Reorganization and the Agreement of Merger;

          (b) the due and proper execution and delivery of all relevant or necessary instruments and documents;

          (c) the receipt of all federal and state regulatory approvals necessary to consummate the merger transaction; and

          (d) the satisfaction or proper waiver of any other conditions under the Plan of Reorganization and the Agreement of Merger so that the merger transaction may

Board of Directors
August 2, 1999
Page 2


               be consummated.

All statements in this letter regarding the federal income tax consequences of this merger transaction are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated by the United States Department of Treasury (the "Regulations"), current positions of the Internal Revenue Service (the "IRS") as contained in published Revenue Rulings and Procedures, current published administrative positions of the IRS, and existing court decisions, all as in effect as of this date and each of which is subject to change at any time.

     Our opinions are based upon and assume the following Factual Background and Assumptions relating to the merger transaction:

I. Factual Background


          A. The Bank is a state banking institution organized and chartered under the laws of the Commonwealth of Pennsylvania. The Bank is a full-service commercial and retail bank, and commenced operations on August 4, 1924. Its principal place of business is located at 434 State Street, Curwensville, Clearfield County, Pennsylvania. All of the Bank authorized and issued shares of common stock are held by Penn Laurel Financial Corp.

          B. The Surviving Bank is a state banking institution organized and chartered under the laws of the Commonwealth of Pennsylvania. The Surviving Bank is a full-service commercial and retail bank. Its principal place of business is located at 11 North 2nd Street, Clearfield, Clearfield County, Pennsylvania. The Bank is authorized to issue 617,600 shares of common stock, par value $1.5625 per share, of which on July 31, 1999, 576,809 shares were issued and outstanding (the "Surviving Bank Common Stock"). The Surviving Bank has approximately 458 shareholders. The Surviving Bank Common Stock is publicly traded in the local over-the-counter market with the last known trade occurring on July 26, 1999 at a price of $49.00 per share. The common stock is the only class of security, authorized or outstanding, of the Surviving Bank.


          C. The Holding Company is a business corporation organized on October 10, 1986, under the laws of the Commonwealth of Pennsylvania. The Holding Company is solely organized to engage in the business and activities associated with bank holding companies. The Holding Company is authorized to issue 2,500,000 shares of common stock, par value $5.00 per share, of which on July 31, 1999,

Board of Directors
August 2, 1999
Page 3

               346,587 shares were issued and outstanding. Each share of the Surviving Bank Common Stock will be exchanged for .97 shares of the Holding Company's common stock ("Holding Company Common Stock"), subject to anti-dilution adjustments for stock splits and stock dividends. The Holding Company's common stock will be the only class of security to be outstanding. After the consummation of the proposed transaction, the Holding Company will have approximately 785 shareholders of record, less any dissenting shareholders who exercise their rights of appraisal and payment in cash for their stock.


          D. In accordance with law and the terms of each of the Plan of Reorganization and the Plan of merger, the Bank will merge with and into the Surviving Bank. Upon the effective date of the merger:

               (a)  the separate corporate existence of the Bank will terminate;

               (b) the Surviving Bank will acquire all of the assets and assume all of the liabilities of the Bank;

               (c) the Surviving Bank will change its name to Penn laurel Bank & Trust Company; and

               (d) the Surviving Bank will continue to carry on the banking business previously carried on by the Bank.

               The approval of shareholders owning at least 66 2/3% the outstanding stock of the Surviving Bank and at least 75% of the Holding Company is required by federal law to approve the merger.

          E. The shareholders of the Surviving Bank will be entitled to receive .97 shares of the Holding Company Common Stock for each share of the Surviving Bank Common Stock held by the shareholder on the effective date of the merger, subject to anti-dilution adjustments for stock splits and stock dividends.

          F. Dissenters to the merger transaction, if any, will receive cash for their shares, pursuant to the Pennsylvania Business Corporation Law of 1988, as amended.


II. Assumptions

          A.   The Bank proposes to merge into the Surviving Bank in order to:

Board of Directors
August 2, 1999
Page 4




               (1) allow the Bank to acquire access to enhanced management support systems and specialized banking and trust services thus expanding services to their customers;

               (2) allow the Bank to take advantage of any opportunities which may arise as a result of changes in the Pennsylvania banking laws; and

               (3)  allow the Holding Company to expand its market in the area.

          B. The fair market value of the Holding Company Common Stock and other consideration received by each shareholder of the Surviving Bank will be approximately equal to the fair market value of the Surviving Bank Common Stock surrendered in exchange.

          C. There is no plan or intention by the shareholders of Surviving Bank who own one percent (1%) or more of the Surviving Bank Common Stock, and to the best of the knowledge of the management of Surviving Bank, there is no plan or intention on the part of the remaining shareholders of Surviving Bank to sell, exchange or otherwise dispose of a number of shares of Holding Company Common Stock received in the transaction that would reduce the Surviving Bank shareholders' ownership of Holding Company Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the formerly outstanding Surviving Bank Common Stock as of the same date. For purposes of this assumption, shares of Surviving Bank Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Holding Company Common Stock, are and will be treated as outstanding Surviving Bank Common Stock on the date of the transaction, and shares of Surviving Bank Common Stock and shares of Holding Company Common Stock held by the Surviving Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the merger transaction will be considered.

          D. The Surviving Bank will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Bank immediately prior to the merger transaction. For the purposes of this assumption, amounts paid by the Surviving Bank to dissenters, amounts paid by the Surviving Bank to shareholders who receive cash or other property, assets of the Surviving Bank used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Surviving Bank immediately preceding the transfer, are and will be included as assets of the Surviving Bank held immediately prior to the

Board of Directors
August 2, 1999
Page 5


               merger transaction.


          E. Following the transaction, the Surviving Bank will not issue additional shares of its stock that would result in the Holding Company losing control of the Surviving Bank within the meaning of Code Section 368(c)(1).

          F. The Holding Company has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the merger transaction.

          G. The Holding Company has no plan or intention to liquidate the Surviving Bank; to merge the Surviving Bank with and into another corporation, other than the Bank as described in this letter; to sell or otherwise dispose of the stock of the Surviving Bank; or to cause the Surviving Bank to sell or otherwise dispose of any of the assets of the Bank to be acquired in the merger transaction, except for dispositions made in the ordinary course of business, and transfers described in Code Section 368(a)(2)(C).

          H. The liabilities of the Bank to be assumed by the Surviving Bank and the liabilities to which the transferred assets of the Bank are subject were incurred by the Bank in the ordinary course of its business, and are associated with the assets to be transferred.

          I. Following the merger transaction, the Surviving Bank will continue the historic business of the Bank or use a significant portion of the Bank's business assets in a business.

          J. The Holding Company, the Bank, the Surviving Bank and the shareholders of the Surviving Bank will pay their respective expenses, if any, incurred in connection with the merger transaction.

          K. There is no intercorporate indebtedness existing between the Holding Company and the Surviving Bank or between the Surviving Bank and the Bank that was issued or acquired, or will be settled at a discount.

Board of Directors
August 2, 1999
Page 6




          L. The adjusted basis and fair market value of the Bank's assets to be transferred to the Surviving Bank will, in each instance, equal or exceed the sum of the Bank's liabilities to be assumed by the Surviving Bank, plus the liabilities, if any, to which the transferred assets are subject.

          M. No stock of the Surviving Bank will be issued to any of the shareholders of the Bank in the merger transaction.

          N. There is no larger integrated transaction of which the merger transaction constitutes only one step.

          O. The expenses of the merger transaction and the amount to be paid to dissenters, if any, will not exceed 10% of the fair market value of the net assets of the Surviving Bank.

          P. There are no fractional shares of the Surviving Bank Common Stock outstanding and no fractional shares will be issued in the merger transaction.

          Q. The Surviving Bank has no plan or intention of disposing of the assets of the Bank to be received by it in the merger transaction, other than in the ordinary course of business.

          R. No dividends or distributions have been or will be made with respect to any of the Surviving Bank Common Stock immediately prior to the merger transaction.

          S. None of the compensation received by any shareholder-employees of the Surviving Bank will be separate consideration for, or allocable to, any of their shares of the Surviving Bank Common Stock; none of the shares of the Holding Company Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          T. There is no present plan or intention to issue any of the authorized common stock of the Holding Company in excess of the amounts described in this letter in the

Board of Directors
August 2, 1999
Page 7


               merger transaction.


          U. Prior to the effective date of the merger transaction, neither the Holding Company nor the Bank held either directly or indirectly any stock or securities in the Surviving Bank.

          V. The payment of cash in lieu of fractional shares of the Holding Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Holding Company of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the proposed transaction to the shareholders of the Surviving Bank instead of issuing fractional shares of the Holding Company Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the proposed transaction to the shareholders of the Surviving Bank in exchange for their shares of Surviving Bank Common Stock. Each shareholder of the Surviving Bank will be aggregated with no shareholder receiving cash in an amount greater than the value of one share of the Holding Company Common Stock.


     Based on the foregoing and subject to and specifically relying upon the aforesaid Factual Background and Assumptions and other matters herein referred to, it is our opinion that:


     1. The acquisition by the Surviving Bank of substantially all of the assets of the Bank in exchange for the Holding Company Common Stock and the assumption by the Surviving Bank of all of the liabilities of the Bank plus liabilities to which the acquired assets of the Bank may be subject, will qualify as a reorganization within the meaning of Code Sections 368(a)(1)(A) and (a)(2)(E). For purposes of this opinion, "substantially all" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of the Bank. The Holding Company, the Surviving Bank, and the Bank will each be "a party to a reorganization" within the meaning of Code Section 368(b).


     2. No gain or loss will be recognized by either the Holding Company, the Surviving Bank or the Bank on the transfer of substantially all of Bank's assets to the Surviving Bank in exchange for the Holding Company Common Stock and the assumption by the Surviving Bank of all of the liabilities of the Bank plus the liabilities to which the acquired assets of the Bank may be subject.

     3. No gain or loss will be recognized to the shareholders of the Surviving Bank upon

Board of Directors
August 2, 1999
Page 8


          the exchange of their Surviving Bank Common Stock solely for the Holding Company Common Stock pursuant to the Plan of Reorganization and Agreement of Merger, except in respect of cash that is received in lieu of the issuance of fractional shares of the Holding Company Common Stock and for any shareholder of the Surviving Bank who receives payment in cash as a dissenting shareholder.

     4. In the case of cash received by any shareholder of the Surviving Bank in lieu of the issuance of a fractional share of Holding Company Common Stock, taxable gain or loss will be recognized by such shareholder to the extent of the difference between the amount the cash received and the adjusted tax basis of such fractional share interest.

     5. In the case of cash received by any shareholder of the Surviving Bank who exercises dissenter's rights, taxable gain or loss will be recognized by such shareholder to the extent of the difference between the amount of the cash received and the adjusted tax basis of the shares as to which dissenter's rights are exercised, provided that the purchase is a complete redemption of the shareholder's stock ownership interest in the Surviving Bank.

     6. The basis of the shares of the Holding Company Common Stock to be received by the shareholders of the Surviving Bank will be the same as the basis of the shares of Surviving Bank Common Stock exchanged therefor.

     7. The holding period of the shares of the Holding Company Common Stock to be received by the shareholders of the Surviving Bank will include the period during which the Surviving Bank Common Stock, surrendered in exchange therefor, was held by the shareholders of the Surviving Bank, provided the Surviving Bank Common Stock was held as a capital asset in the hands of the shareholders of the Surviving Bank at the time of the exchange.

     8. Surviving Bank, as the surviving bank to the merger, will carry-over and take into account all accounting items and tax attributes, and tax basis and holding periods of the assets of the Bank.

     The opinions set forth in this letter are given and based upon the existence of the assumed facts as hereinabove set forth, all as of the date of this letter. Should any facts or assumptions be otherwise than as hereinabove set forth, no opinion is made or expressed with respect thereto or as to the legal, tax or other consequences thereof. We make no and disclaim any opinion as to any facts occurring after the date of this letter or as to the legal, tax or other consequences thereof. We assume no obligation to investigate, research or determine any facts or laws, rules or regulations occurring, existing or in effect after the date hereof, or to update or supplement any

Board of Directors
August 2, 1999
Page 9


of the opinions herein expressed to reflect any facts or circumstances or changes in law that hereafter may occur or come to our attention.

     The Holding Company, the Bank, the Surviving Bank and the shareholders of the Surviving Bank may rely upon this opinion letter. No other person, whether natural or otherwise, may rely upon this opinion letter, and it may not be disclosed to any other persons without our prior written consent. We further consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the section of the Registration Statement entitled "Federal Income Tax Consequences".

                                                         Sincerely,

                                                     /s/ Shumaker Williams, P.C.
                                                         -----------------------
                                                         SHUMAKER WILLIAMS, P.C.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.1101-4162) provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Article 10 of the Amended Bylaws of Penn Laurel Financial Corp. provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended.


Item 21.   Exhibits and Financial Statement Schedules


         (a)              Exhibits:
                          ---------
         2.1              Agreement and Plan of Reorganization (the "Agreement")
                          dated December 31, 1998, among Penn Laurel Financial
                          Corp., CSB Bank and Penn Laurel Financial Corp. (Included
                          in Annex A to the Proxy Statement contained herein)
         2.2              Agreement and Plan of Merger of Penn Laurel Financial
                          Corp. and CSB Bank (Included as Exhibit A to the
                          Agreement, which Agreement is included in Annex A to the
                          Proxy Statement/Prospectus contained herein)
         2.3              Investment Agreement dated as of December 31, 1998,
                          between Clearfield Bank and Trust Company and Penn
                          Laurel Financial Corp.  (Included in Annex A to the Proxy
                          Statement/Prospectus.)
         2.4              Investment Agreement, dated December 31, 1998, between
                          Penn Laurel Financial Corp. and Clearfield Bank & Trust
                          Company.  (Included in Annex A to the Proxy
                          Statement/Prospectus.)
         3(i)             Penn Laurel Financial Corp. Restated Articles of
                          Incorporation.  (Included in Annex E to the Proxy
                          Statement/Prospectus.)
         3(ii)            Penn Laurel Financial Corp. Amended and Restated Bylaws.
                          (Included at Annex F to the Proxy Statement/Prospectus.)






         4.1              Penn Laurel Financial Corp. Restated Articles of
                          Incorporation.  (Included at Annex E to the Proxy
                          Statement/Prospectus.)
         4.2              Penn Laurel Financial Corp. Amended and Restated Bylaws.
                          (Included at Annex F to the Proxy Statement/Prospectus.)
         5                Opinion of Shumaker Williams, P.C. re: Legality.
         8                Opinion of Shumaker Williams, P.C. re: Tax
                          Matters.  (Included at Annex G to the Proxy
                          Statement/Prospectus).
         10.1             Penn Laurel Financial Corp. Employee Incentive Stock
                          Option Plan.
         10.2             Employment Agreement, dated January 1, 1999, between
                          Larry W. Brubaker and Penn Laurel Financial Corp.
         10.3             Employment Agreement, dated July 22, 1999, between
                          Penn Laurel Financial Corp., Penn Laurel Bank & Laurel
                          Company and Larry W. Brubaker.
         10.4             Employment Agreement, dated July 22, 1999, between
                          Penn Laurel Financial Corp., Penn Laurel Bank & Laurel
                          Company and William E. Wood.
         10.5             Employment Agreement, dated July 22, 1999, between
                          Penn Laurel Financial Corp., Penn Laurel Bank & Laurel
                          Company and Wesley M. Weymers.
         10.6             Engagement Agreement, dated May 27, 1999, among
                          Penn Laurel Financial Corp., Penn Laurel Bank & Trust
                          Company and William L. Bertram.
         11               Statement re: Computation of Earnings Per Share.  (Included
                          at page __ of the proxy statement/prospectus contained
                          herein.)
         12               Computation of Ratios (Included at page __ of the proxy
                          statement/prospectus contained herein.)
         21               Subsidiaries of Registrant.




         23.1             Consent of Shumaker Williams, P.C. (Included as part of
                          Exhibit 5.)
         23.2             Consent of Young, Oakes, Brown & Company, P.C.
         23.3             Consent of Walter Hopkins & Company, Certified Public
                          Accountants.
         23.4             Consent of Ryan, Beck & Co., Inc.
         23.5             Consent of Garland McPherson & Associates, Inc.
         24               Power of Attorney.
         99.1             Form of Penn Laurel Proxy.
         99.2             Letter to Shareholders of Penn Laurel.
         99.3             Notice of Meeting - Penn Laurel.
         99.4             Form of Clearfield Proxy.
         99.5             Letter to Shareholders of Clearfield.
         99.6             Notice of Meeting - Clearfield.
         99.7             Statutes Relating to Dissenters' Rights
                          (Included as Annex C to the Proxy
                          Statement contained herein.)

         (b)      Financial Statement Schedules:

                  None required.

         (c)      Opinion of Financial Advisors:

                  The opinion of financial advisors are included in the proxy statement/prospectus as Annex B and Annex C.

Item 22. Undertakings.

     (a)

     1. The undersigned Registrant hereby undertakes as follows:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement No 333-75585, on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Curwensville, Commonwealth of Pennsylvania on July 30, 1999.


                                     PENN LAUREL FINANCIAL CORP.


                                     By:  /s/ Larry W. Brubaker
                                          ---------------------------
                                          Larry W. Brubaker
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                                                     Capacity                               Date
                                                     --------                               ----


/s/ Larry W. Brubaker                                President and Chief Executive          July 30, 1999
----------------------------------------             Officer
Larry W. Brubaker                                    (Principal Executive Officer)


/s/ C. Ben Mullins, Jr.                              Vice President and Chief               July 30, 1999
----------------------------------------             Financial Officer
C. Ben Mullins, Jr.                                  (Principal Accounting or
                                                     Financial Officer)

/s/ Donald R Fezell
----------------------------------------             Director                               July 30, 1999
Donald R Fezell








/s/ Guy A. Graham
-----------------------------------------            Director                               July 30, 1999
Guy A. Graham

/s/ Frank J. Hoffman, Jr.
-----------------------------------------            Chairman of the                        July 30, 1999
Frank J. Hoffman, Jr.                                Board of Directors

/s/ Joseph P. Leyo
-----------------------------------------            Director                               July 30, 1999
Joseph P. Leyo

/s/ Richard L. Lininger
-----------------------------------------            Director                               July 30, 1999
Richard L. Lininger

/s/ Laurence B. Seaman
-----------------------------------------            Director                               July 30, 1999
Laurence B. Seaman

/s/ Joseph A. Shaw
-----------------------------------------            Director                               July 30, 1999
Joseph A. Shaw

/s/ Darrell G. Spencer
-----------------------------------------            Director                               July 30, 1999
Darrell G. Spencer

/s/ Richard A. Wilkinson
-----------------------------------------            Director                               July 30, 1999
Richard A. Wilkinson

/s/ Wesley M. Weymers
-----------------------------------------            Director                               July 30, 1999
Wesley M. Weymers

/s/ Larry W. Brubaker
-----------------------------------------
Larry W. Brubaker
(Attorney-in-Fact)




                                  EXHIBIT INDEX


    Number     Title                                                                    Page Number in
    ------     -----                                                                    Sequential Number
                                                                                        System
                                                                                        ------

     2.1       Agreement and Plan of Reorganization (the "Agreement") dated
               December 31, 1998, among Penn Laurel Financial Corp., CSB Bank and Penn Laurel Financial Corp. (Included in Annex A to the Proxy
               Statement contained herein).
     2.2       Agreement and Plan of Merger of Penn Laurel Financial Corp. and
               CSB Bank (Included as Exhibit A to the Agreement, which Agreement is included in Annex A to the Proxy Statement/Prospectus
               contained herein).
     2.3       Investment Agreement, dated as of December 31, 1998, between
               Clearfield Bank & Trust Company and Penn Laurel Financial Corp.
               (Included in Annex A to the Proxy Statement/Prospectus.)
     2.4       Investment Agreement, dated December 31, 1998,
               between Penn Laurel Financial Corp. and Penn Laurel
               Financial Corp.  (Included in Annex A to the Proxy
               Statement/Prospectus.)
     3(i)      Penn Laurel Financial Corp. Restated Articles of
               Incorporation (Included at Annex E to the Proxy
               Statement.)
    3(ii)      Penn Laurel Financial Corp. Amended and Restated
               Bylaws (Included at Annex F to the Proxy Statement.)
     4.1       Penn Laurel Financial Corp. Restated Articles of
               Incorporation (Included at Annex E to the Proxy
               Statement.)
     4.2       Penn Laurel Financial Corp. Amended and Restated
               Bylaws (Included at Annex F to the Proxy Statement.)
      5        Opinion of Shumaker Williams, P.C. re: Legality.
      8        Opinion of Shumaker Williams, P.C. re: Tax Matters.
               (Included at Annex G to the Proxy Statement/Prospectus).





     10.1      Penn Laurel Financial Corp. Employee Incentive Stock
               Option Plan.
     10.2      Employment Agreement, dated January 1, 1999, between
               Larry W. Brubaker and Penn Laurel Financial Corp.
     10.3      Employment Agreement, dated July 22, 1999,
               between Penn Laurel Financial Corp., Penn Laurel Bank
               & Laurel Company and Larry W. Brubaker.
     10.4      Employment Agreement, dated July 22, 1999,
               between Penn Laurel Financial Corp., Penn Laurel Bank
               & Laurel Company and William E. Wood.
     10.5      Employment Agreement, dated July 22, 1999,
               between Penn Laurel Financial Corp., Penn Laurel Bank
               & Laurel Company and Wesley M. Weymers.
     10.6      Engagement Agreement, Dated May 27, 1999, among Penn Laurel
               Financial Corp., Penn Laurel Bank & Trust Company and William L.
               Bertram.
      11       Statement re: Computation of Earnings Per Share. (Included at
               page __ of the proxy statement/prospectus contained herein.)
      12       Computation of Ratios (Included at page __ of the proxy
               statement/prospectus contained herein.)
      21       Subsidiaries of Registrant.
     23.1      Consent of Shumaker Williams, P.C.  (Included as part of
               Exhibit 5.)
     23.2      Consent of Young, Oakes, Brown & Company, P.C.
     23.3      Consent of Walter Hopkins & Company, Certified Public
               Accountants.
     23.4      Consent of Ryan, Beck & Co., Inc.
     23.5      Consent of Garland McPherson & Associates, Inc.
      24       Power of Attorney (Included on Signature Page.)
     99.1      Form of Penn Laurel Proxy.
     99.2      Letter to Shareholders of Penn Laurel.
     99.3      Notice of Meeting - Penn Laurel.





     99.4      Form of Clearfield Proxy.
     99.5      Letter to Shareholders of Clearfield.
     99.6      Notice of Meeting - Clearfield.
     99.7      Statutes Relating to Dissenters' Rights (Included at
               Annex D to the Proxy Statement.)